UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒ Filed by a party other than the Registrant  ☐

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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
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☐	Soliciting Material under § 240.14a-12

SILVER SPRING NETWORKS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SILVER SPRING NETWORKS, INC.
230 W. Tasman Drive
San Jose, California 95134
(669) 770-4000

November 16, 2017

Dear Stockholder:

We cordially invite you to attend a special meeting of the stockholders of Silver Spring Networks, Inc., a Delaware corporation, which we refer to as “Silver Spring,” the “Company,” “we,” “us” or “our,” to be held on January 3, 2018, at 10:00 a.m. (Pacific Time), at Silver Spring’s offices at 230 W. Tasman Drive, San Jose, CA 95134.

At the special meeting, you will be asked to consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of September 17, 2017, as it may be amended from time to time, which we refer to as the “merger agreement,” by and among Silver Spring, Itron, Inc., a Washington corporation, which we refer to as “Itron,” and Ivory Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Itron, which we refer to as “Merger Sub,” and approve the merger. Pursuant to the terms of the merger agreement, and subject to the conditions thereof, Merger Sub will merge with and into Silver Spring, which we refer to as the “merger,” with Silver Spring continuing as the surviving corporation and becoming a wholly-owned subsidiary of Itron.

If the merger is consummated, you will be entitled to receive $16.25 in cash, without interest and less any applicable withholding taxes, for each share of Silver Spring common stock, $0.001 par value per share, which we refer to as “Silver Spring common stock,” you own (unless you are entitled to exercise, and have properly exercised, your appraisal rights in compliance in all respects with, Delaware law).

Your proxy is being solicited by the board of directors of Silver Spring. The Silver Spring board of directors, after considering all factors it deemed relevant, and after consultation with its legal and financial advisors, unanimously (i) determined that the merger agreement and the merger were fair to, and in the best interests of, Silver Spring and its stockholders, (ii) approved and declared advisable the merger agreement and the transactions contemplated thereby, including the merger and (iii) resolved to recommend that Silver Spring stockholders adopt the merger agreement and approve the merger.

The Silver Spring board of directors unanimously recommends that you vote “FOR” the proposal to adopt the merger agreement and approve the merger and “FOR” the proposal to approve the adjournment of the special meeting if necessary or appropriate in the view of the Silver Spring board of directors, including to solicit additional proxies if there are not sufficient votes at the time of the special meeting to adopt the merger agreement and approve the merger.

The accompanying proxy statement provides you with detailed information about the merger agreement and the merger and provides specific information regarding the special meeting. A copy of the merger agreement is included as Annex A to the accompanying proxy statement. The accompanying proxy statement also describes the actions and determinations of the Silver Spring board of directors in connection with its evaluation of the merger agreement and the merger. We urge you to read the accompanying proxy statement, including any documents incorporated by reference, and the annexes carefully and in their entirety. Your vote is very important to us regardless of the number of shares of Silver Spring common stock you own. The merger cannot be consummated unless the holders of a majority of all outstanding shares of Silver Spring common stock entitled to vote at the special meeting vote in favor of the adoption of the merger agreement and approval of the merger. If your shares of Silver Spring common stock are held in the name of a broker, bank or other nominee, you should instruct your broker, bank or other nominee on how to vote in accordance with the voting instruction card furnished by your broker, bank or other nominee. If you fail to vote on the merger agreement and the merger or fail to instruct your broker, bank or other nominee on how to vote, the effect will be the same as a vote against the adoption of the merger agreement and approval of the merger.

We greatly appreciate your cooperation in voting your shares of Silver Spring common stock. The enclosed proxy card contains instructions regarding voting. Whether or not you plan to attend the special meeting, we request that you complete the enclosed proxy that will enable your shares of Silver Spring common stock to be voted on the matters to be considered at the special meeting even if you are unable or do not wish to attend. If you desire your shares of Silver Spring common stock to be voted in accordance with the board’s recommendation on all proposals, you need only sign, date and return the proxy in the enclosed postage-paid envelope. Otherwise, please mark the proxy to indicate your voting instructions, sign and date the proxy, and return it in the enclosed postage-paid envelope. You also may submit a proxy by using a toll-free telephone number or the Internet. We have provided instructions on the proxy card for using these convenient services. Submitting a proxy will not prevent you from voting your shares of Silver Spring common stock at the special meeting if you subsequently choose to attend.

If you have any questions about the special meeting or the merger after reading the accompanying proxy statement, you may contact Innisfree M&A Incorporated, or Innisfree, our proxy solicitor, toll free at (888) 750-5834, and banks and brokers may call collect at (212) 750-5833.

On behalf of the Silver Spring board of directors, we thank you for your support of Silver Spring and appreciate your consideration of this matter.

Sincerely,

Michael Bell
President, Chief Executive Officer and Director

The merger has not been approved or disapproved by the Securities and Exchange Commission or any state securities commission. Neither the Securities and Exchange Commission nor any state securities commission has passed upon the merits or fairness of the merger or upon the adequacy or accuracy of the information contained in the accompanying proxy statement. Any representation to the contrary is a criminal offense.

The accompanying proxy statement is dated November 16, 2017, and it and the enclosed proxy card are first being mailed to stockholders on or about November 16, 2017.

SILVER SPRING NETWORKS, INC.
230 W. Tasman Drive
San Jose, California 95134
(669) 770-4000

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held on January 3, 2018

To the Stockholders of Silver Spring Networks, Inc.:

Notice is hereby given that a special meeting of the stockholders of Silver Spring Networks, Inc., a Delaware corporation, which we refer to as “Silver Spring,” the “Company,” “we,” “us” or “our,” will be held on January 3, 2018, at 10:00 a.m. (Pacific Time), at Silver Spring’s offices at 230 W. Tasman Drive, San Jose, California 95134 for the following purposes:

1.	Adoption of the Merger Agreement and Approval of the Merger. To consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of September 17, 2017, as it may be amended from time to time, which we refer to as the “merger agreement,” by and among Silver Spring, Itron, Inc., a Washington corporation, which we refer to as “Itron,” and Ivory Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Itron, which we refer to as “Merger Sub,” and approve the merger, which we refer to as the “merger proposal.” Pursuant to the terms of the merger agreement, and subject to the conditions thereof, Merger Sub will merge with and into Silver Spring, which we refer to as the “merger,” with Silver Spring continuing as the surviving corporation and becoming a wholly-owned subsidiary of Itron.
2.	Adjournment of the Special Meeting. To consider and vote upon a proposal to approve the adjournment of the special meeting if necessary or appropriate in the view of the Silver Spring board of directors, including to solicit additional proxies if there are not sufficient votes at the time of the special meeting to adopt the merger agreement and approve the merger, which we refer to as the “adjournment proposal.”

Only stockholders of record of Silver Spring common stock, $0.001 par value per share, which we refer to as “Silver Spring common stock,” at the close of business on November 9, 2017, the record date for the special meeting, are entitled to notice of, and to vote at, the special meeting or any adjournments or postponements thereof. At the close of business on the record date, there were 54,142,118 shares of Silver Spring common stock outstanding and entitled to vote. All stockholders of record as of that date are cordially invited to attend the special meeting in person.

The approval of the merger proposal requires the affirmative vote of the holders of a majority of all outstanding shares of Silver Spring common stock entitled to vote at the special meeting. Approval of the merger proposal is a condition to the consummation of the merger, and the merger cannot be consummated unless the holders of a majority of all outstanding shares of Silver Spring common stock entitled to vote at the special meeting vote in favor of the merger proposal.

The approval of the adjournment proposal requires the affirmative vote of a majority of the votes cast on the proposal by the stockholders present or represented by proxy at the special meeting and entitled to vote (assuming the presence of a quorum at the special meeting).

Even if you plan to attend the special meeting in person, we request that you complete, sign, date and return the enclosed proxy card and thus ensure that your shares of Silver Spring common stock will be represented at the special meeting if you are unable to attend. You may also submit your proxy by using a toll-free number or the Internet. We have provided instructions on the proxy card for using these convenient services. If your shares of Silver Spring common stock are held in the name of a broker, bank or other nominee, you should instruct your broker, bank or other nominee how to vote in accordance with the voting instruction card furnished by your broker, bank or other nominee.

YOUR VOTE IS VERY IMPORTANT. YOU MAY VOTE BY MAIL, THROUGH THE INTERNET, BY TELEPHONE OR BY ATTENDING THE SPECIAL MEETING IN PERSON AND VOTING BY BALLOT, ALL AS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT. IF YOU FAIL TO

VOTE ON THE MERGER PROPOSAL OR FAIL TO INSTRUCT YOUR BROKER, BANK OR OTHER NOMINEE ON HOW TO VOTE, THE EFFECT WILL BE THE SAME AS A VOTE AGAINST THE MERGER PROPOSAL.

The Silver Spring board of directors unanimously recommends that you vote “FOR” the merger proposal and “FOR” the adjournment proposal.

A list of stockholders entitled to vote at the special meeting will be available in our offices at 230 W. Tasman Drive, San Jose, California 95134 during regular business hours for a period of at least ten days before the special meeting and during the special meeting.

The accompanying proxy statement describes the proposals listed above in more detail. Please refer to the accompanying proxy statement, including the merger agreement and the other annexes and documents included in, or incorporated by reference into, the accompanying proxy statement for further information with respect to the business to be transacted at the special meeting. You are encouraged to read the entire proxy statement carefully before voting.

If you have any questions concerning the merger, the merger agreement or the accompanying proxy statement of which this notice forms a part, would like additional copies of the accompanying proxy statement or need help voting your shares of Silver Spring common stock, please contact Innisfree M&A Incorporated, Silver Spring’s proxy solicitation firm, at:

Innisfree M&A Incorporated
501 Madison Avenue
New York, New York 10022

Stockholders please call Toll-Free: (888) 750-5834
Banks and Brokers, please call collect: (212) 750-5833

By Order of the Silver Spring Board of Directors,

Richard S. Arnold, Jr.
General Counsel and Secretary

San Jose, California
November 16, 2017

SUMMARY VOTING INSTRUCTIONS

YOUR VOTE IS VERY IMPORTANT

Ensure that your shares of Silver Spring common stock are voted at the special meeting by submitting your proxy or, if your shares of Silver Spring common stock are held in the name of a broker, bank or other nominee, by contacting your broker, bank or other nominee. If you do not vote or do not instruct your broker, bank or other nominee how to vote, it will have the same effect as voting “AGAINST” the adoption of the merger agreement and approval of the merger.

If your shares of Silver Spring common stock are registered in your name: submit your proxy as soon as possible by signing, dating and returning the enclosed proxy card in the enclosed postage-paid envelope, so that your shares of Silver Spring common stock can be voted in favor of the proposals at the special meeting. You may also submit your proxy by using a toll-free number or the Internet. We have provided instructions on the proxy card for using these convenient services.

If your shares of Silver Spring common stock are registered in the name of a broker, bank or other nominee: check the voting instruction card forwarded by your broker, bank or other nominee or contact your broker, bank or other nominee in order to obtain directions as to how to ensure that your shares of Silver Spring common stock are voted in favor of the proposals at the special meeting.

If you need assistance in completing your proxy card or have questions regarding the special meeting, please contact Innisfree M&A Incorporated, our proxy solicitation firm, at:

Innisfree M&A Incorporated
501 Madison Avenue
New York, New York 10022

Stockholders please call Toll-Free: (888) 750-5834
Banks and Brokers, please call collect: (212) 750-5833

i

ii

ANNEX A:	Agreement and Plan of Merger, dated as of September 17, 2017, by and among Itron, Inc., Ivory Merger Sub, Inc. and Silver Spring Networks, Inc.

ANNEX B:	Opinion of Evercore Group L.L.C.

ANNEX C:	Appraisal Rights Provisions of General Corporation Law of the State of Delaware

ANNEX D:
Voting Agreement, dated as of September 17, 2017, by and among Itron, Inc., FC IV Active Advisors, LLC, Foundation Capital, LLC, Foundation Capital IV, L.P., Foundation Capital IV Principals Fund, LLC, and Warren M. Weiss

iii

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

The following questions and answers are intended to address some commonly asked questions regarding the special meeting and the merger. These questions and answers may not address all questions that may be important to you as a holder of shares of Silver Spring common stock. Please refer to the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to or incorporated by reference in this proxy statement.

Q:	Why am I receiving these materials?
A:	On September 17, 2017, Silver Spring entered into the merger agreement with Itron and Merger Sub, which provides for Itron to acquire Silver Spring. You are receiving this proxy statement in connection with the solicitation of proxies by the Silver Spring board of directors in favor of the merger proposal.
Q:	As a stockholder, what will I receive if the merger is consummated?
A:	If the merger is consummated, you will be entitled to receive $16.25 in cash, without interest and less any applicable withholding taxes, for each share of Silver Spring common stock you own immediately prior to the effective time of the merger, except for stockholders who are entitled to and properly exercise appraisal rights. You will not own shares in the surviving corporation.
Q:	When is the special meeting and how can I attend?
A:	The special meeting will be held on January 3, 2018, at 10:00 a.m. (Pacific Time), at Silver Spring’s offices located at 230 W. Tasman Drive, San Jose, California 95134. Only Silver Spring stockholders of record as of the close of business on the record date, their duly authorized proxy holders, beneficial owners with proof of ownership and guests of Silver Spring may attend the special meeting. If your shares of Silver Spring common stock are held through a broker, bank, or other nominee and you plan to attend the special meeting in person, you must bring a brokerage statement, the proxy card mailed to you by your bank or broker or other proof of ownership to be admitted to the special meeting. Additionally, any person attending the special meeting in person will be required to present valid, government-issued photo identification, such as a driver’s license or passport, to be admitted to the special meeting. Please note that cameras, recording devices and other electronic devices will not be permitted at the special meeting. In addition, packages and bags may be inspected and other measures may be employed to enhance the security of persons attending the special meeting. These procedures may require additional time, so please plan your arrival time accordingly. To avoid disruption, admission may be limited once the special meeting begins. For additional information about the special meeting, see the section entitled “The Special Meeting” beginning on page 25 of this proxy statement.
Q:	Who is entitled to vote at the special meeting?
A:	Only stockholders of record as of the close of business on November 9, 2017, the record date for the special meeting, are entitled to vote at the special meeting. You will be entitled to one vote on each of the proposals presented in this proxy statement for each share of Silver Spring common stock that you held on the record date.
Q:	What happens if I sell or transfer my shares of Silver Spring common stock after the record date but before the special meeting?
A:	If you sell or transfer your shares of Silver Spring common stock after the record date but before the special meeting, unless special arrangements (such as provision of a proxy) are made between you and the person to whom you sell or otherwise transfer your shares of Silver Spring common stock and each of you notifies Silver Spring of such special arrangements, you will transfer the right to receive the merger consideration, if the merger is consummated, to the person to whom you sell or transfer your shares of Silver Spring common stock, but you will retain your right to vote these shares at the special meeting. Therefore, even if you sell or otherwise transfer your shares of Silver Spring common stock after the record date, you are encouraged to complete, date, sign and return the enclosed proxy or vote via the Internet or via telephone.

Q:	What proposals will be voted on at the special meeting?
A:	At the special meeting, you will be asked to consider and vote on:
•	a proposal to adopt the merger agreement and approve the merger (which we refer to as the “merger proposal”); and
•	a proposal to approve the adjournment of the special meeting if necessary or appropriate in the view of the Silver Spring board of directors, including to solicit additional proxies if there are not sufficient votes at the time of the special meeting to adopt the merger agreement and approve the merger (which we refer to as the “adjournment proposal”).
Q:	What vote is required to approve each of the proposals?
A:	Approval of the merger proposal requires the affirmative vote of the holders of a majority of all outstanding shares of Silver Spring common stock at the close of business on the record date entitled to vote at the special meeting. As of the record date, there were 54,142,118 shares of Silver Spring common stock outstanding. Abstentions, failures to vote and “broker non-votes” (as more fully described below) will have the same effect as a vote “AGAINST” the merger proposal.

Approval of the adjournment proposal requires the affirmative vote of a majority of the votes cast on the proposal by the stockholders present or represented by proxy at the special meeting and entitled to vote (assuming that a quorum is present at the special meeting). Abstentions and shares of Silver Spring common stock not represented in person or by proxy at the special meeting will have no effect on the outcome of the vote on the adjournment proposal (unless, with respect to shares of Silver Spring common stock, such shares are necessary to satisfy the requirement that a quorum is present at the special meeting).

Q:	How does the Silver Spring board of directors recommend that I vote?
A:	Upon careful consideration, the Silver Spring board of directors unanimously (i) determined that the merger agreement and the merger are fair to, and in the best interests of, Silver Spring and its stockholders and (ii) resolved to recommend that Silver Spring stockholders adopt the merger agreement and approve the merger.

The Silver Spring board of directors unanimously recommends that you vote “FOR” the merger proposal and “FOR” the adjournment proposal.

For a discussion of certain factors that the Silver Spring board of directors considered in reaching its decision to approve and declare advisable the merger agreement and the transactions contemplated thereby, including the merger, and recommend that stockholders vote “FOR” the merger proposal, see the section entitled “Proposal 1: Adoption of the Merger Agreement and Approval of the Merger—Reasons for the Merger” beginning on page 42 of this proxy statement. In addition, in considering the recommendation of the Silver Spring board of directors with respect to the merger agreement, you should be aware that some of our directors and executive officers have interests that may be different from, or in addition to, the interests of Silver Spring stockholders generally. For a discussion of these interests, please see the section entitled “Proposal 1: Adoption of the Merger Agreement and Approval of the Merger—Interests of Silver Spring’s Directors and Executive Officers in the Merger” beginning on page 58 of this proxy statement.

Q:	How do Silver Spring’s directors and executive officers intend to vote their shares of Silver Spring common stock in respect of the merger proposal?
A:	We currently expect that Silver Spring’s directors and executive officers will vote their shares of Silver Spring common stock in favor of the merger proposal and the adjournment proposal. At the close of business on the record date for the special meeting, directors and executive officers of Silver Spring and their affiliates were entitled to vote 12,089,654 shares of Silver Spring common stock at the special meeting, or approximately 22.3% of the shares of Silver Spring common stock outstanding on such date.

Warren Weiss, one of our directors, and certain stockholders affiliated with Mr. Weiss, entered into a voting agreement with Itron as described in the section entitled “Terms of the Voting Agreement” beginning on page 104 of this proxy statement. At the close of business on the record date for the special meeting, Silver Spring stockholders subject to the voting agreement beneficially own approximately 19.5% of the shares of Silver Spring common stock outstanding on such date.

Q:	What constitutes a quorum?
A:	The presence at the special meeting, in person or by proxy of the holders of a majority of the outstanding shares of Silver Spring common stock entitled to vote at any meeting of Silver Spring stockholders shall constitute a quorum for the transaction of any business at such meeting. As of November 9, 2017, the record date for the special meeting, 27,071,060 shares of Silver Spring common stock will be required to obtain a quorum. When a quorum is present to organize a meeting of Silver Spring stockholders, it is not broken by the subsequent withdrawal of any Silver Spring stockholders. Abstentions and any broker non-votes will be considered present for the purpose of determining the presence of a quorum.
Q:	What is the difference between holding shares of Silver Spring common stock as a stockholder of record and as a beneficial owner?
A:	Most of our stockholders hold their shares of Silver Spring common stock through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are certain distinctions between shares of Silver Spring common stock held of record and shares owned beneficially through a broker, bank or other nominee.
•	Stockholder of Record. If your shares of Silver Spring common stock are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered the stockholder of record with respect to such shares of Silver Spring common stock, and these proxy materials are being sent directly to you by us. As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote your shares of Silver Spring common stock in person at the special meeting. We have enclosed a proxy card for you to use for such purpose.
•	Beneficial Owner. If your shares of Silver Spring common stock are held in a brokerage account or in the name of a broker, bank or other nominee, you are considered the beneficial owner of such shares of Silver Spring common stock, and these proxy materials are being forwarded to you together with a voting instruction card by your broker, bank or other nominee who is considered the stockholder of record with respect to such shares of Silver Spring common stock. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote your shares of Silver Spring common stock, and you are also invited to attend the special meeting where you can vote your shares of Silver Spring common stock in person by following the procedure described below.

Because a beneficial owner is not the stockholder of record, you may not vote these shares of Silver Spring common stock at the special meeting, unless you obtain a “legal proxy” from the broker, bank or other nominee that holds your shares of Silver Spring common stock giving you the right to vote the shares of Silver Spring common stock in person at the special meeting. You should allow yourself enough time prior to the special meeting to obtain this proxy from your broker, bank or other nominee who is the stockholder of record.

Q:	How do I vote my shares of Silver Spring common stock?
A:	Before you vote, you should carefully read and consider the information contained in, or incorporated by reference in, this proxy statement, including the annexes. You should also determine whether you hold your shares of Silver Spring common stock directly in your name as a registered holder (which means that you are a “stockholder of record”) or through a broker, bank or other nominee (which means that you are a “beneficial owner”), because this will determine the procedure that you must follow in order to vote.

If you are the stockholder of record, you may vote in any of the following ways:

•	Via the Internet. If you choose to vote via the Internet, sign on to the website indicated on the enclosed proxy card and follow the instructions for voting your shares. You will need the control number shown on your proxy card in order to vote.
•	Via Telephone. If you choose to vote via telephone, use a touch-tone telephone to call the phone number indicated on the enclosed proxy card and follow the voice prompts. You will need the control number shown on your proxy card in order to vote.

•	Via Mail. If you choose to vote via mail, simply mark, date and sign your proxy card and return it in the postage-paid envelope provided. Proxy cards that are returned without a signature will not be counted as present at the special meeting and cannot be voted.
•	At the Special Meeting. You may attend and vote in person at the special meeting. If you attend and vote in person at the special meeting, then any votes that you previously submitted, whether by the Internet, telephone or mail, will be superseded by the vote that you cast during the special meeting.

We recommend that you vote as soon as possible, even if you are planning to attend the special meeting, so that the vote count will not be delayed. Both the Internet and the telephone provide convenient, cost-effective alternatives to returning your proxy card by mail. If you vote your shares of Silver Spring common stock through the Internet, you may incur costs associated with electronic access, such as usage charges from Internet access providers.

If you are a beneficial owner, you are not the stockholder of record and you may not vote your shares of Silver Spring common stock at the special meeting, unless you obtain a “legal proxy” from the broker, bank or other nominee that holds your shares of Silver Spring common stock giving you the right to vote your shares of Silver Spring common stock at the special meeting. You should allow enough time prior to the special meeting to obtain this proxy from your broker, bank or other nominee who is the stockholder of record.

If you are a beneficial owner, please refer to the information on the voting instruction card forwarded to you by your broker, bank or other nominee to determine which voting options are available to you. In many cases, you may be able to submit your voting instructions by the Internet or telephone. If you do not properly submit your voting instructions, the broker, bank or other nominee will not be able to vote on the merger proposal. Under applicable rules, brokers, banks and other nominees have the discretion to vote on routine matters. The merger proposal in this proxy statement is a non-routine matter, and therefore brokers, banks and other nominees cannot vote on the merger proposal without your instructions. This is called a “broker non-vote.”

Broker non-votes will have the same effect as a vote “AGAINST” the merger proposal and will have no effect on the outcome of the vote on the adjournment proposal. Therefore, it is important that you cast your vote by instructing your broker, bank or other nominee on how you wish to vote your shares of Silver Spring common stock.

Q:	Do I need to attend the special meeting?
A:	No. While our stockholders of record may exercise their right to vote their shares in person at the special meeting, it is not necessary for you to attend the special meeting in order to vote your shares of Silver Spring common stock.
Q:	What happens if I return my proxy card but I do not indicate how to vote?
A:	If you properly return your proxy card but do not include instructions on how to vote, your shares of Silver Spring common stock will be voted “FOR” the approval of the merger proposal and “FOR” the approval of the adjournment proposal. We do not currently intend to present any other proposals for consideration at the special meeting.
Q:	What happens if I abstain from voting on a proposal?
A:	It is important that you vote your shares of Silver Spring common stock. Under the General Corporation Law of the State of Delaware, which we refer to as the “DGCL,” the approval of the merger proposal requires the affirmative vote of a majority of all outstanding shares of Silver Spring common stock entitled to vote at the special meeting. Accordingly, your abstention will have the same effect as a vote “AGAINST” the merger proposal. Your abstention will have no effect on the adjournment proposal.
Q:	May I change my vote after I have mailed my signed proxy card or otherwise submitted my vote?
A:	Yes. Even after you sign and submit the proxy card or voting instruction card in the form accompanying this proxy statement, or vote via the Internet or via telephone, you retain the power to revoke your proxy or change your vote. You can revoke your proxy or change your vote at any time before it is exercised by delivering written notice to Silver Spring at 230 W. Tasman Drive, San Jose, California 95134, Attn: General Counsel, specifying such revocation. You may also change your vote by timely delivering a valid, later-dated proxy, or by attending and voting in person at the special meeting. If you have voted via the Internet or by telephone, you may change your vote by signing on to the website and following the prompts or calling the toll-free number again and following the instructions. If your shares of Silver Spring common stock are held in the name of a broker, bank or other nominee, you must contact your broker, bank or other nominee in order to revoke your proxy or change your vote.

Q:	What does it mean if I receive more than one set of proxy materials?
A:	This means that you hold shares of Silver Spring common stock in more than one way. For example, you may own some shares of Silver Spring common stock directly as a stockholder of record and other shares of Silver Spring common stock as a beneficial owner through a broker, bank or other nominee, or you may own shares of Silver Spring common stock as a beneficial owner through more than one broker, bank or other nominee. In these situations, you may receive more than one set of proxy materials or multiple control numbers for use in submitting your proxy. To ensure that ALL of your shares of Silver Spring common stock are voted, sign and return each proxy card or voting instruction card that you receive or, if you submit your proxy through the Internet or by telephone, vote at least once for each proxy card or control number that you receive.
Q:	Will my shares of Silver Spring common stock held in “street name” or another form of record ownership be combined for voting purposes with shares I hold of record?
A:	No. Because any shares of Silver Spring common stock you may hold in “street name” will be deemed to be held by a different stockholder (i.e., your broker, bank or other nominee) than shares of Silver Spring common stock you may hold of record, any shares of Silver Spring common stock held in “street name” will not be combined for voting purposes with shares of Silver Spring common stock you hold of record. Similarly, if you own shares of Silver Spring common stock in various registered forms (e.g., jointly with your spouse, as trustee of a trust or as custodian for a minor), you will receive, and will need to sign and return, a separate proxy card for those shares of Silver Spring common stock because they are held in a different form of record ownership. Shares of Silver Spring common stock held by a corporation or business entity must be voted by an authorized officer of the entity. Please indicate title or authority when completing and signing the proxy card. Shares of Silver Spring common stock held in an individual retirement account must be voted under the rules governing the account. This means that, to ensure all your shares of Silver Spring common stock are voted at the special meeting, you should read carefully any proxy materials received and follow the instructions included therewith.
Q:	When do you expect the merger to be consummated?
A:	Silver Spring and Itron currently anticipate that the merger will be consummated in the first quarter of 2018, although there can be no assurance that Silver Spring and Itron will be able to consummate the merger by such time or at all. The parties expect to consummate the merger promptly following the approval of the merger proposal, the receipt of all required regulatory approvals specified in the merger agreement and the satisfaction or waiver of the other conditions precedent to the parties’ respective obligations to consummate the merger, each as further set forth in the merger agreement. There may be a substantial amount of time between the special meeting and the completion of the merger. See the section entitled “Terms of the Merger Agreement—Conditions to Consummation of the Merger” beginning on page 97 of this proxy statement.
Q:	If the merger is consummated, how will I receive the cash for my shares of Silver Spring common stock?
A:	If the merger is consummated and your shares of Silver Spring common stock are held in book-entry form or in the name of a broker, bank or other nominee, the cash proceeds will be deposited into your bank or brokerage account upon receipt of an agent’s message by the paying agent (or such other evidence, if any, of transfer as the paying agent may reasonably request). If you hold your shares of Silver Spring common stock in certificated form, you will receive a letter of transmittal with instructions on how to send your shares of Silver Spring common stock to the paying agent in connection with the merger. The paying agent will issue and deliver to you a check for your shares of Silver Spring common stock after you comply with these instructions. See the section entitled “Terms of the Merger Agreement—Payment of Merger Consideration; Exchange of Shares in the Merger” beginning on page 78 of this proxy statement.

Q:	If I hold my shares of Silver Spring common stock in certificated form, should I send in my stock certificates now?
A:	No. Please do not send your stock certificates now. If the merger is consummated, stockholders holding shares of Silver Spring common stock in certificated form will receive a letter of transmittal instructing such stockholders to send their stock certificates to the paying agent in order to receive the cash payment of the merger consideration for each share of Silver Spring common stock represented by such stock certificates. Holders of stock certificates should use the letter of transmittal to exchange their stock certificates for the cash payment to which they are entitled upon consummation of the merger. Please do not send your stock certificates with your proxy card.
Q:	What happens if the merger is not consummated?
A:	If the stockholders do not vote to adopt the merger agreement and approve the merger, the merger agreement is terminated or if the merger is not consummated for any other reason, Silver Spring stockholders will not receive any payment for their shares of Silver Spring common stock in connection with the merger. Instead, Silver Spring common stock will continue to be listed and traded on the NYSE, and Silver Spring will continue to file periodic reports with the SEC. In certain circumstances, we may be required to pay a termination fee, or we or Itron may seek damages or other remedies, in each case, as described under the section entitled “Terms of the Merger Agreement—Termination; Effect of Termination” and “Terms of the Merger Agreement—Termination Fee” beginning on page 99 and page 101, respectively, of this proxy statement.
Q:	Will I have appraisal rights as a result of the merger?
A:	Yes. If the merger is consummated, Silver Spring stockholders who do not vote in favor of the adoption of the merger agreement, who continuously hold such shares through the effective time of the merger, who properly perfect appraisal rights in respect of their shares of Silver Spring common stock, and who meet certain other conditions and statutory requirements described herein will be entitled to appraisal rights in connection with the merger under Section 262 of the DGCL. This means that holders of shares of Silver Spring common stock may be entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of the shares of Silver Spring common stock, exclusive of any elements of value arising from the accomplishment or expectation of the merger, together with interest to be paid on the amount determined to be fair value, if any, as determined by the court (subject, in the case of interest payments, to any voluntary cash payments made by Silver Spring pursuant to Section 262(h) of the DGCL, as described in more detail below). Silver Spring stockholders who wish to seek appraisal of their shares are in any case encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights due to the complexity of the appraisal process. The DGCL requirements for exercising appraisal rights are described in additional detail in this proxy statement, and the relevant section of the DGCL regarding appraisal rights is attached as Annex C to this proxy statement.
Q:	Who will count the votes?
A:	The votes will be counted by a representative of the Veaco Group, which will act as the inspector of election appointed for the special meeting.
Q:	Where can I find the voting results of the special meeting?
A:	Silver Spring intends to announce preliminary voting results at the special meeting and publish final results in a Current Report on Form 8-K that will be filed with the SEC following the special meeting. All reports Silver Spring files with the SEC are publicly available when filed. See the section entitled “Where Stockholders Can Find More Information” beginning on page 111 of this proxy statement.

Q:	Who can help answer my questions?
A:	If you would like to receive additional copies of this proxy statement without charge, or if you have questions about the merger agreement or the merger, including the procedures for voting your shares of Silver Spring common stock, you should contact Innisfree M&A Incorporated, our proxy solicitation firm, at:

Innisfree M&A Incorporated
501 Madison Avenue
New York, New York 10022

Stockholders please Call Toll-Free: (888) 750-5834
Banks and Brokers, please call collect: (212) 750-5833

If your broker, bank or other nominee holds your shares of Silver Spring common stock, you should also call your broker, bank or other nominee for additional information.

SUMMARY

This summary highlights selected information from this proxy statement and may not contain all of the information that is important to you. To understand the merger fully and for a more complete description of the legal terms of the merger, you should read carefully this entire proxy statement, the annexes to this proxy statement and the documents we refer to in this proxy statement. See “Where Stockholders Can Find More Information” beginning on page 111 of this proxy statement. The merger agreement is included as Annex A to this proxy statement. We encourage you to read the merger agreement, which is the legal document governing the merger, in its entirety. Each item in this summary references another section of this proxy statement with more detailed disclosure about such item. Throughout this proxy statement, all references to “Silver Spring,” the “Company,” “we,” “our,” “us” and similar words refer to Silver Spring Networks, Inc. and its subsidiaries, unless otherwise indicated or the context otherwise requires. In addition, throughout this proxy statement, we refer to Itron, Inc. as “Itron,” and to Ivory Merger Sub, Inc. as “Merger Sub.”

Parties Involved in the Merger (see page 24)

Silver Spring Networks, Inc.

Silver Spring, a Delaware corporation, has more than a decade of experience creating, building and successfully deploying large-scale networks and solutions enabling the Internet of Things, or IoT, for critical infrastructure. The IoT refers to a system where a diversity of physical devices has the capacity to communicate using Internet technologies. Our first area of focus was in energy, creating a leading smart grid network platform by applying advanced networking technology and solutions to the power grid. We have broadened our focus beyond the smart grid to other utility networks including gas and water, other critical infrastructure such as street lights, which enable smarter and more efficient cities, and additional industrial verticals which could benefit from our platform.

Itron

Itron, a Washington corporation, is among the leading technology and services companies dedicated to the resourceful use of electricity, natural gas, and water. Itron provides comprehensive solutions that measure, manage, and analyze energy and water use. Itron’s broad product portfolio helps utilities responsibly and efficiently manage resources, which product portfolio includes electricity, gas, water and thermal energy measurement devices and control technology, communications systems, software, as well as managed and consulting services. Itron’s common stock, no par value per share, which we refer to as “Itron common stock,” is listed on the NASDAQ Global Select Market under the symbol “ITRI.”

Ivory Merger Sub, Inc.

Merger Sub, a wholly-owned subsidiary of Itron, is a Delaware corporation that was formed for the sole purpose of entering into the merger agreement and consummating the transactions contemplated by the merger agreement, including the merger. Pursuant to the terms of the merger agreement, and subject to the conditions thereof, at the effective time of the Merger, Merger Sub will merge with and into Silver Spring, with Silver Spring continuing as the surviving corporation and becoming a wholly-owned subsidiary of Itron.

The Merger (see page 30)

Pursuant to the terms of the merger agreement, and subject to the conditions thereof, and in accordance with the DGCL at the effective time of the merger, Merger Sub will merge with and into Silver Spring. As a result of the merger, the separate corporate existence of Merger Sub will cease, with Silver Spring continuing as the surviving corporation of the merger and a wholly-owned subsidiary of Itron. If the merger is consummated, Silver Spring stockholders will not own any capital stock of the surviving corporation as a result of the merger. As used in this proxy statement, “surviving corporation” refers to Silver Spring as the surviving corporation and a wholly-owned subsidiary of Itron following the consummation of the merger.

Merger Consideration (see page 76)

At the effective time of the merger, each share of Silver Spring common stock issued and outstanding immediately prior to the effective time of the merger, other than shares (i) held in the treasury of Silver Spring or owned by Itron, Merger Sub or any of their respective direct or indirect, wholly-owned subsidiaries, which, in each case, will be cancelled without any conversion thereof and no payment or distribution will be made with respect thereto (we refer to such shares as “excluded shares”) or (ii) held by stockholders who have not voted in favor of the merger proposal and are entitled to and properly exercise appraisal rights under Section 262 of the DGCL (we refer to such shares as “dissenting shares”), will be converted into the right to receive $16.25 in cash, without interest and subject to any applicable withholding taxes, which we refer to as the “merger consideration.”

Expected Timing of the Merger

The parties expect to consummate the merger promptly following the approval of the proposal to adopt the merger agreement and approve of the merger, which proposal we refer to as the “merger proposal,” by the affirmative vote of the holders of at least a majority of all outstanding shares of Silver Spring common stock entitled to vote at the special meeting, the receipt of all required regulatory approvals specified in the merger agreement and the satisfaction or waiver of the other conditions precedent to the parties’ respective obligations to consummate the merger, each as further set forth in the merger agreement. There may be a substantial amount of time between the special meeting and the completion of the merger.

Silver Spring currently anticipates that the merger will be consummated in the first quarter of 2018. As noted in the above paragraph, however, consummation of the merger is subject to various conditions, and it is possible that factors outside the control of Silver Spring and/or Itron could result in the merger being consummated at a later time, or not at all.

The Special Meeting (see page 25)

Date, Time and Place

The special meeting will be held on January 3, 2018, at 10:00 a.m. (Pacific Time), at Silver Spring’s offices located at 230 W. Tasman Drive, San Jose, California 95134.

Purpose of the Special Meeting

At the special meeting, you will be asked: (i) to consider and vote upon the merger proposal and (ii) to consider and vote upon a proposal to approve the adjournment of the special meeting if necessary or appropriate in the view of the Silver Spring board of directors, including to solicit additional proxies if there are not sufficient votes at the time of the special meeting to adopt the merger agreement and approve the merger (we refer to this proposal as the “adjournment proposal”).

Record Date and Voting Information

Only stockholders who hold shares of Silver Spring common stock at the close of business on November 9, 2017, the record date for the special meeting, will be entitled to vote at the special meeting. Each stockholder of record on the record date will be entitled to one vote for each share of Silver Spring common stock held as of the record date on each matter properly brought before the special meeting.

Quorum

The presence, in person or by proxy, of a majority of the shares of Silver Spring common stock entitled to vote at the special meeting is necessary and sufficient to constitute a quorum for the transaction of any business at the special meeting. As of the record date for the special meeting, there were 54,142,118 shares of Silver Spring common stock outstanding and entitled to vote at the special meeting. Accordingly, 27,071,060 shares of Silver Spring common stock must be represented in person or by proxy by stockholders entitled to vote to constitute a quorum for the special meeting.

Required Vote

Adoption of the merger proposal requires the affirmative vote of the holders of a majority of all outstanding shares of Silver Spring common stock entitled to vote at the special meeting. Approval of the adjournment proposal requires the affirmative vote of a majority of the votes cast on the adjournment proposal by the stockholders present or represented by proxy at the special meeting and entitled to vote.

Voting by Stockholders

If your shares of Silver Spring common stock are held in your name by Silver Spring’s transfer agent, Computershare Trust Company, N.A., which we refer to as Computershare, you may:

•	vote through the Internet or by telephone – in order to do so, please follow the instructions shown on your proxy card;
•	vote by mail – in order to do so, simply complete, sign, date and return the enclosed proxy card before the special meeting in the envelope provided; or
•	vote in person at the special meeting – if you are a stockholder of record and you attend the special meeting, you may vote in person by following the procedures described above, and any previously submitted proxies will be superseded by the vote you cast at the special meeting.

If you are a beneficial owner and hold your shares of Silver Spring common stock in the name of a broker, bank or other nominee, you have the right to direct your broker, bank or other nominee on how to vote your shares of Silver Spring common stock. The broker, bank or other nominee cannot vote on the merger proposal without your instructions. Therefore, it is important that you cast your vote or instruct your broker, bank or other nominee on how you wish to vote your shares of Silver Spring common stock. If your shares of Silver Spring common stock are held in the name of a broker, bank or other nominee and you wish to vote in person at the special meeting, you must provide a legal proxy from your broker, bank or other nominee.

Proxies received at any time before the special meeting and that are not expired, revoked or superseded before being voted will be voted at the special meeting.

Abstentions, broker non-votes and shares of Silver Spring common stock not represented at the special meeting will have the same effect as a vote “AGAINST” the merger proposal. It is very important that our stockholders vote their shares of Silver Spring common stock, so, in the case of stockholders of record, please promptly complete and return the enclosed proxy card or submit your proxy via the Internet or by telephone, and in the case of beneficial owners that hold their shares of Silver Spring common stock in the name of a broker, bank or other nominee, please instruct your broker, bank or other nominee on how you wish to vote your shares of Silver Spring common stock.

Abstentions and shares of Silver Spring common stock not represented in person or by proxy at the special meeting will have no effect on the adjournment proposal (assuming, with respect to shares not represented in person or by proxy at the special meeting, the presence of a quorum at the special meeting).

Revocation of Proxies

Any person giving a proxy pursuant to this solicitation has the power to revoke and change such proxy at any time before it is voted. If you are a stockholder of record, you may revoke your proxy at any time before the vote is taken at the special meeting by:

•	submitting a new proxy with a later date, by using the telephone or Internet proxy submission procedures described above, or by completing, signing, dating and returning a new proxy card by mail to Silver Spring;
•	attending the special meeting and voting in person; or
•	delivering to the Secretary of Silver Spring a written notice of revocation c/o Silver Spring Networks, Inc., 230 W. Tasman Drive, San Jose, California 95134, Attn: General Counsel.

Please note, however, that only your last-dated proxy will count. Attending the special meeting without taking one of the actions described above will not in itself revoke your proxy. Please also note that if you want to revoke your proxy by mailing a new proxy card to Silver Spring or by sending a written notice of revocation to Silver Spring, you should ensure that you send your new proxy card or written notice of revocation in sufficient time for it to be received by Silver Spring before the special meeting.

If your shares of Silver Spring common stock are held in the name of a broker, bank or other nominee, you should follow the instructions of such broker, bank or other nominee regarding the revocation of proxies.

Voting by Silver Spring’s Directors and Executive Officers; Voting Agreement

As of the close of business on November 9, 2017, the record date for the special meeting, our directors and executive officers and their affiliates were entitled to vote, in the aggregate, 12,089,654 shares of Silver Spring common stock at the special meeting, representing approximately 22.3% of the outstanding shares of Silver Spring common stock as of the record date. We currently expect that Silver Spring’s directors and executive officers will vote their shares of Silver Spring common stock in favor of the merger proposal.

In connection with the execution of the merger agreement, Warren Weiss, a stockholder and a member of the Silver Spring board of directors, and certain other stockholders affiliated with Mr. Weiss, entered into a voting agreement with Itron. The voting agreement obligates Mr. Weiss and such affiliated stockholders to, among other things, vote their shares of Silver Spring common stock in favor of the merger proposal and vote against any competing transaction. The voting agreement terminates on the earlier of the termination of the merger agreement in accordance with its terms, the effective time of the merger and such dates on which the merger agreement is amended to change the form of, or reduce the amount of, merger consideration to be paid thereunder. As of the close of business on the record date for the special meeting, Silver Spring stockholders subject to the voting agreement beneficially own approximately 19.5% of the outstanding shares of Silver Spring common stock. The voting agreement is described in the section entitled “Terms of the Voting Agreement” beginning on page 104 of this proxy statement and a copy of the voting agreement is attached as Annex D to this proxy statement.

Recommendation of the Silver Spring Board of Directors (see page 46)

The Silver Spring board of directors, after carefully considering all factors that the Silver Spring board of directors deemed relevant and after consulting with its legal and financial advisors, unanimously (i) determined that the merger agreement and the transactions contemplated thereby, including the merger, were fair to, and in the best interests of, Silver Spring and its stockholders, (ii) declared advisable the merger agreement and the transactions contemplated thereby, including the merger, and (iii) resolved to recommend that Silver Spring stockholders vote in favor of the merger and adopt the merger agreement, all upon the terms and subject to the conditions set forth in the merger agreement.

The Silver Spring board of directors unanimously recommends that Silver Spring stockholders vote “FOR” the merger proposal and “FOR” the adjournment proposal.

Reasons for the Merger (see page 42)

For a description of the material reasons considered by the Silver Spring board of directors in resolving to recommend approval of the merger proposal, see the section entitled “Proposal 1: Adoption of the Merger Agreement and Approval of the Merger—Reasons for the Merger” beginning on page 42 of this proxy statement.

Opinion of Silver Spring’s Financial Advisor (see page 46)

At a meeting of the Silver Spring board of directors held on September 17, 2017, Evercore Group L.L.C, which we refer to as “Evercore,” rendered its oral opinion to the Silver Spring board of directors, which opinion was subsequently confirmed by delivery of a written opinion dated September 17, 2017, that, as of the date thereof, and based upon and subject to the factors, procedures, assumptions, qualifications, limitations and other matters set forth in its written opinion, the merger consideration to be received by the holders of Silver Spring common stock entitled to receive such merger consideration was fair, from a financial point of view, to such holders of Silver Spring common stock.

The full text of Evercore’s written opinion, dated September 17, 2017, which sets forth, among other things, the factors considered, procedures followed, assumptions made and qualifications and limitations on the scope of review undertaken by Evercore in rendering its opinion, is attached as Annex B to this proxy statement and is incorporated herein by reference in its entirety. Evercore’s opinion was addressed to, and for the information and benefit of, the Silver Spring board of directors in connection with its evaluation of the merger. Evercore’s opinion did not address the relative merits of the merger as compared to other business or financial strategies that might be available to Silver Spring, nor did it address the underlying business decision of Silver Spring to engage in the merger. Evercore’s opinion did not constitute a recommendation to the Silver Spring board of directors or to any other persons in respect of the merger, including as to how any holder of shares of Silver Spring common stock should vote or act with respect to the merger.

Financing of the Merger (see page 57)

The merger is not conditioned upon receipt of financing by Itron. However, Itron expects to finance the aggregate merger consideration with a combination of cash on hand and the incurrence of new debt, including a term loan facility and senior unsecured notes.

In connection with entering into the merger agreement, Itron entered into a commitment letter, which we refer to as the “commitment letter,” dated as of September 17, 2017, with Wells Fargo Bank, National Association, which we refer to as “Wells Fargo Bank,” WF Investment Holdings, LLC, which we refer to as “WF Investments,” and Wells Fargo Securities, LLC, which we refer to as “Wells Fargo Securities,” and, together with Wells Fargo Bank and Wells Fargo Investments, which we refer to as the “initial commitment parties.” Pursuant to the commitment letter, and subject to the terms and conditions set forth therein, the initial commitment parties committed to provide (i) senior secured credit facilities in an aggregate principal amount of up to $1,102.5 million, which includes a new $400 million senior secured term loan B facility, and (ii) a senior unsecured bridge loan facility in an aggregate principal amount of up to $350 million if Itron does not issue senior unsecured notes with an aggregate principal amount of at least $350 million on or prior to the consummation of the merger.

On October 3, 2017, Itron entered into an amended and restated commitment letter, which we refer to as the “amended commitment letter,” with the initial commitment parties, JPMorgan Chase Bank, N.A., which we refer to as “JPMorgan, ” ING Bank, N.V., Dublin Branch, which we refer to as “ING,” BNP Paribas, Bank of the West and U.S. Bank National Association, together with the initial commitment parties, JPMorgan, ING, BNP Paribas and Bank of the West, which we refer to as the “current commitment parties.” Pursuant to the amended commitment letter, and subject to the terms and conditions set forth therein, the current commitment parties committed to provide increased senior secured credit facilities in an aggregate principal amount of $1,125.0 million, which includes a new $400 million senior secured term loan B facility, in addition to the senior unsecured bridge loan facility described above.

Together with Itron’s cash on hand, the financing will be used to refinance Itron’s existing credit facilities, if necessary, and to finance, in part, Itron’s acquisition of Silver Spring. There can be no assurance that any replacement or supplemental financing in lieu of the amended commitment letter will be available to Itron on acceptable terms or at all. Itron’s ability to obtain additional debt financing, including financing to replace or supplement the debt available under the amended commitment letter, will be subject to various factors, including market conditions, and Itron’s and Silver Spring’s operating performance and credit ratings.

Interests of Silver Spring’s Directors and Executive Officers in the Merger (see page 58)

In considering the unanimous recommendation of the Silver Spring board of directors that Silver Spring stockholders approve the merger proposal, Silver Spring stockholders should be aware that the directors and executive officers of Silver Spring have certain interests in the merger that may be different from, or in addition to, those of Silver Spring stockholders generally. These interests are described in more detail in the section entitled “Proposal 1: Adoption of the Merger Agreement and Approval of the Merger—Interests of Silver Spring’s Directors and Executive Officers in the Merger” beginning on page 58 of this proxy statement. The Silver Spring board of directors was aware of these interests and considered them, among other matters, in evaluating the merger agreement and in reaching its decision to unanimously (i) determine that the merger agreement and the transactions contemplated thereby, including the merger were fair to, and in the best interests of, Silver Spring and its stockholders, (ii) declare advisable the merger agreement and the transactions contemplated thereby, including the merger, and (iii) recommend that Silver Spring stockholders vote in favor of the merger and adopt the merger agreement.

Treatment of Options

Each vested option to purchase shares of Silver Spring common stock that is outstanding immediately prior to the effective time of the merger and that has a per share exercise price that is less than the merger consideration will be cancelled at the effective time and converted into the right to receive an amount in cash, less applicable withholding taxes, equal to the product of (i) the aggregate number of shares of Silver Spring common stock subject to such option and (ii) the excess of the merger consideration over the per share exercise price under such option.

Each unvested option to purchase shares of Silver Spring common stock (other than an unvested option held by a non-employee member of the Silver Spring board of directors), that is outstanding immediately prior to the effective time of the merger, has a per share exercise price that is less than the merger consideration and is held by a then-current service provider to Silver Spring, which we refer to as an “assumed option,” will be assumed by Itron at the effective time and converted into and become an option to acquire Itron common stock, which we refer to as an “adjusted option,” on the same material terms and conditions (including vesting) as were applicable under the corresponding assumed option immediately prior to the effective time of the merger, as follows:

•	the number of shares of Itron common stock subject to each adjusted option will be the number of shares of Silver Spring common stock that were subject to the corresponding assumed option immediately prior to the effective time of the merger multiplied by an exchange ratio determined by dividing the merger consideration by the volume-weighted average of the trading prices of shares of Itron common stock on the NASDAQ Global Select Market for the ten trading days ending with, and including, the trading day that is the closing date of the merger, which we refer to as the “exchange ratio,” rounded down to the nearest whole share of Itron common stock; and
•	the per share exercise price for the Itron common stock issuable upon exercise of each adjusted option will be the applicable per share exercise price of the corresponding assumed option, as in effect immediately prior to the effective time of the merger divided by the exchange ratio, rounded up to the nearest whole cent.

Any option to purchase shares of Silver Spring common stock held by a non-employee member of the Silver Spring board of directors that is outstanding immediately prior to the effective time of the merger and that has a per share exercise price that is less than the merger consideration, whether vested or unvested, will be cancelled in exchange for an amount in cash, less applicable withholding taxes, equal to the product of (i) the aggregate number of shares of Silver Spring common stock subject to such option and (ii) the excess of the merger consideration over the per share exercise price under such option.

Each option to purchase shares of Silver Spring common stock that is outstanding as of immediately prior to the effective time of the merger, whether vested or unvested, that has a per share exercise price that is equal or greater than the merger consideration will become vested and exercisable by the holder thereof, and each such option that remains unexercised and outstanding at the effective time will be cancelled with no payment made therefor.

Treatment of Restricted Stock Units

Each Silver Spring restricted stock unit, which we refer to as an “RSU,” that remains outstanding and is fully vested as of immediately prior to the effective time of the merger will be cancelled at the effective time and automatically converted into the right to receive an amount in cash, less applicable withholding taxes, equal to the product of (i) the aggregate number of shares of Silver Spring common stock subject to such RSU and (ii) the merger consideration.

Each RSU (other than an unvested RSU held by a non-employee member of the Silver Spring board of directors) that remains outstanding and is unvested as of immediately prior to the effective time of the merger, which we refer to as an “assumed RSU,” will be assumed by Itron at the effective time of the merger and converted into a restricted stock unit to receive, on substantially the same terms and conditions (including vesting) as were applicable under such assumed RSU immediately prior to the effective time of the merger, a number of shares of Itron common stock equal to the number of shares of Silver Spring common stock that were subject to such assumed RSU immediately prior to the effective time of the merger multiplied by the exchange ratio and rounded down to the nearest whole share of Itron common stock.

Each RSU held by a non-employee member of the Silver Spring board of directors that is outstanding immediately prior to the effective time of the merger, whether vested or unvested, will be cancelled at the effective time and converted into the right to receive an amount of cash, less applicable withholding taxes, equal to the product of (i) the aggregate number of shares of Silver Spring common stock subject to such RSU and (ii) the merger consideration.

Treatment of Performance Stock Units

Each performance stock unit, which we refer to as a “PSU,” that was granted during 2015 and that is outstanding as of immediately prior to the effective time of the merger will be cancelled at the effective time of the merger and will terminate without the payment of any consideration therefor and the holders of such PSUs granted during 2015 will cease to have any rights with respect thereto.

For each PSU that was granted in 2017 and that is outstanding as of immediately prior to the effective time of the merger, the performance conditions will be deemed satisfied at 100% of the target level of achievement and (i) the portion of each such PSU that is outstanding and unvested as to service-based vesting conditions will be treated as an assumed RSU and assumed by Itron as described above, and (ii) the portion of each such PSU that is outstanding and vested as to both performance conditions and service-based conditions will be treated as an RSU (as described above, that is cancelled and automatically converted into the right to receive an amount of cash (less any applicable withholding taxes) equal to the product of (i) the aggregate number of shares of Silver Spring common stock subject to such PSU and (ii) the merger consideration).

Cancellation and Stay Bonus Agreements

In connection with the execution of the merger agreement, Silver Spring entered into Cancellation and Stay Bonus Agreements with certain of Silver Spring’s executive officers. Pursuant to such agreements, each such executive officer waived accelerated vesting provisions relating to the PSUs granted in 2015 in consideration for a cash retention award that will be paid if the executive remains continuously employed with us through the consummation of the merger. If an executive’s employment terminates for any reason prior to the date on which the merger is consummated, such executive will not be entitled to the retention award or the benefits of the waived provisions in respect of such PSUs.

Annual Cash Incentives

Pursuant to the terms of the merger agreement, at the earlier of (i) the payroll date of the last regularly scheduled pay period of the 2017 calendar year or (ii) the payroll date of the last regularly scheduled pay period prior to the closing of the merger, Silver Spring may pay bonuses for Silver Spring’s fiscal year ending December 31, 2017 pursuant to Silver Spring’s annual incentive plan as if the applicable performance targets were fully achieved at target levels.

Executive Officer Equity Acceleration and Severance

In connection with the merger, and pursuant to their employment agreements, termination benefit agreements, employment offer letters and equity award agreements with Silver Spring, certain executive officers are entitled to receive accelerated vesting of their equity awards and/or enhanced severance payments upon qualifying terminations of employment during a specified period before and after the closing of the merger. Please see the section entitled “―Interests of Silver Spring’s Directors and Executive Officers in the Merger” on page 58 of this proxy statement for additional information.

No Solicitation by Silver Spring of Acquisition Proposals; Changes in Board Recommendation (see page 89)

Pursuant to the merger agreement, subject to certain exceptions, Silver Spring has agreed that it will not (and will cause its subsidiaries not to and use its reasonable best efforts to cause other representatives of Silver Spring and its subsidiaries not to), directly or indirectly:

•	solicit, initiate, seek, knowingly encourage, knowingly facilitate or knowingly induce the making, submission or announcement of any inquiry, expression of interest, proposal or offer that constitutes or that would reasonably be expected to lead to an acquisition proposal (as defined in the section entitled “Terms of the Merger Agreement—No Solicitation by Silver Spring of Acquisition Proposals; Changes in Board Recommendation” beginning on page 89 of this proxy statement);
•	enter into, participate in, maintain or continue any communications (except to notify such person or entity of the restrictions of the non-solicitation provision contained in the merger agreement) or negotiations regarding, or deliver, furnish or make available to any person any non-public information or afford any person or entity access to Silver Spring’s non-public information, or the personnel of Silver Spring or any of its subsidiaries with respect to, or take any other action regarding, any inquiry, expression of interest, proposal or offer that constitutes or would reasonably be expected to lead to, an acquisition proposal;

•	agree to, accept, approve, adopt, endorse or recommend any acquisition proposal, or propose or announce any intention to do any of the foregoing with respect to any acquisition proposal or any inquiry, proposal or offer that would reasonably be expected to lead to an acquisition proposal;
•	enter into any letter of intent, term sheet, agreement in principle, memorandum of understanding or other similar document or agreement or any other contract contemplating or otherwise relating to, or that would reasonably be expected to lead to, any acquisition proposal or enter into any agreement requiring Silver Spring to abandon, terminate or fail to consummate the merger or any of the transactions contemplated by the merger agreement; or
•	submit any acquisition proposal to the vote of any Silver Spring stockholders.

Prior to the date that the Silver Spring stockholders approve the merger proposal, if Silver Spring receives a bona fide, written and unsolicited acquisition proposal from any person or entity, Silver Spring or its board of directors may, directly or indirectly through Silver Spring representatives, participate in discussions or negotiations with such person or entity that made the bona fide, written and unsolicited acquisition proposal and/or furnish to such person or entity any non-public information relating to Silver Spring and its subsidiaries (provided that Silver Spring contemporaneously provides such non-public information to Itron to the extent such information has not previously been furnished to Itron) and/or afford access to the business, properties, assets, books, records or other non-public information, or the personnel of Silver Spring or any of its subsidiaries, in each case pursuant to an “acceptable confidentiality agreement,” provided that Silver Spring did not receive such acquisition proposal as a result of a breach of the non-solicitation provision contained in the merger agreement and, prior to taking such action:

•	the Silver Spring board of directors determines in good faith: (i) after consultation with its financial advisor and outside legal counsel, that such acquisition proposal is, or is reasonably expected to lead to, a “superior proposal” (as defined in the section entitled “Terms of the Merger Agreement—No Solicitation by Silver Spring of Acquisition Proposals; Changes in Board Recommendation” beginning on page 89 of this proxy statement); and (ii) after consultation with its outside legal counsel, that its failure to take such actions would be inconsistent with its fiduciary duties to Silver Spring stockholders under Delaware law; and
•	Silver Spring provides to Itron: (i) written notice of the identity of such person or entity making such acquisition proposal and of Silver Spring’s intention to participate or engage in discussions or negotiations with, or furnish non-public information to, such person or entity, and (ii) a copy of such acquisition proposal (unless such acquisition proposal is not made in writing, in which case Silver Spring will provide the material terms of such acquisition proposal).

Contemporaneously with furnishing any non-public information relating to Silver Spring to any person in accordance with the foregoing, Silver Spring shall furnish such non-public information to Itron, to the extent not previously provided to Itron.

For a further discussion of the limitations on solicitation of acquisition proposals, and exceptions to such limitations, see the section entitled “Terms of the Merger Agreement—No Solicitation by Silver Spring of Acquisition Proposals; Changes in Board Recommendation” beginning on page 89 of this proxy statement.

Subject to the exceptions described below in this section, the Silver Spring board of directors has unanimously recommended that Silver Spring stockholders vote in favor of the merger proposal, and Silver Spring has agreed that none of it, its board of directors or any committee thereof will, and will not publicly propose to, (i) withhold, withdraw, qualify, amend or modify, in a manner adverse to Itron, or publicly propose to withhold, withdraw, qualify, amend or modify in a manner adverse to Itron, the recommendation that Silver Spring stockholders adopt the merger agreement and approve the merger, (ii) approve, endorse or recommend any acquisition proposal or (iii) fail to recommend against the acceptance of tender offer for shares of Silver Spring common stock or exchange offer within ten business days after the commencement of such offer. The actions described in any of the foregoing clauses (i), (ii) and (iii) are referred to as a “company board recommendation change.”

Prior to the receipt of the affirmative vote of the holders of at least a majority of all outstanding shares of Silver Spring common stock to adopt the merger agreement and approve the merger, the Silver Spring board of directors and/or any authorized committee thereof may effect a company board recommendation change if and only if (i) Silver Spring receives an unsolicited bona fide written acquisition proposal (not received as a result of a breach of the non-solicitation provisions contained in the merger agreement) that its board of directors determines in good faith (after consultation with its financial advisor and outside legal counsel) is a superior proposal and determines in good faith (after consultation with its financial advisor and outside legal counsel) that its failure to enter into a definitive agreement relating to such superior proposal would be inconsistent with its fiduciary duties to Silver Spring stockholders under Delaware law or (ii) an “intervening event” (as defined in the section entitled “Terms of the Merger Agreement—No Solicitation by Silver Spring of Acquisition Proposals; Changes in Board Recommendation” beginning on page 89 of this proxy statement) occurs and as a result thereof the Silver Spring board of directors and/or any authorized committee thereof determines in good faith (after consultation with outside legal counsel) that the failure to take such action in light of such intervening event would be inconsistent with its fiduciary duties to Silver Spring stockholders under Delaware law; provided, that:

•	prior to making a company board recommendation change with respect to a superior proposal:
•	Silver Spring has notified Itron in writing of the superior proposal and that it intends to effect a company board recommendation change;
•	Silver Spring has provided Itron with the identity of the person or entity making such superior proposal and a copy of all proposed definitive agreements (including financing agreements, if any) with respect to such superior proposal, with any amendment to the financial terms or other material terms of such superior proposal requiring Silver Spring to provide an additional notice to Itron;
•	if requested by Itron, for a period of four business days after delivery of such notice, Silver Spring has discussed and negotiated, and caused its financial and legal advisors to negotiate, in good faith (and Silver Spring has made Silver Spring representatives available to discuss) with Itron and its representatives (to the extent Itron desires to negotiate), any proposed adjustments to the terms and conditions of the merger agreement so that such superior proposal ceases to constitute a superior proposal; and
•	the Silver Spring board of directors and/or any authorized committee thereof has determined in good faith, after considering the terms of any written offer to modify the terms of the merger agreement made by Itron prior to the expiration of the four business day period described in the immediately preceding bullet point that would, upon acceptance by Silver Spring, be binding on Itron, that such superior proposal still constitutes a superior proposal, and that the failure to make a company board recommendation change in connection therewith would be inconsistent with its fiduciary duties to Silver Spring stockholders under Delaware law. The parties have agreed that any change to the financial or other material terms of a proposal that is the subject of written notice described in the third preceding bullet point above will require Silver Spring to provide a new notice to Itron and to again comply with the requirements in this bullet point and the two immediately preceding bullet points, except that the four business day notice period described in the immediately preceding bullet point will be shortened to two business days following such new notice.
•	prior to making a company board recommendation change with respect to an intervening event:
•	Silver Spring has notified Itron in writing of such intervening event, including a reasonable description of the intervening event and that it intends to make a company board recommendation change;
•	if requested by Itron, for a period of four business days after delivery of such notice, Silver Spring has discussed and negotiated, and caused its financial and legal advisors to negotiate, in good faith (and Silver Spring has made Silver Spring representatives available to discuss) with Itron and its representatives (to the extent Itron desires to negotiate), any proposed adjustments to the terms and conditions of the merger agreement so that the failure to make a company board recommendation change in connection therewith would no longer be a breach of the fiduciary duties of the Silver Spring board of directors; and

•	the Silver Spring board of directors has determined in good faith, after considering the terms of any written offer to modify the terms of the merger agreement made by Itron within the four business day period described in the immediately preceding bullet point, that would, upon acceptance by Silver Spring thereof, be binding on Itron, that the failure to take such action would still be inconsistent with its fiduciary duties to Silver Spring stockholders under Delaware law.

For a further discussion of the limitations on effecting a company board recommendation change, see the section entitled “Terms of the Merger Agreement—No Solicitation by Silver Spring of Acquisition Proposals; Changes in Board Recommendation” beginning on page 89 of this proxy statement.

Conditions to Consummation of the Merger (see page 97)

As more fully described in the section entitled “Terms of the Merger Agreement—Conditions to Consummation of the Merger” beginning on page 97 of this proxy statement, each party’s obligation to consummate the merger is subject to the satisfaction or waiver (where permissible) of the following conditions:

•	Silver Spring has received the affirmative vote of the holders of at least a majority of all outstanding shares of Silver Spring common stock entitled to vote at the special meeting in favor of adopting the merger agreement, which approval is in full force and effect at the effective time of the merger;
•	any waiting period (and any extension thereof) applicable to the transactions contemplated by the merger agreement under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules and regulations promulgated thereunder, which we refer to as the “HSR Act,” has expired or otherwise been terminated;
•	no governmental authority of competent jurisdiction has enacted, issued or promulgated any law or issued or granted any order, in each case that is in effect and has the effect of making the merger illegal or which has the effect of prohibiting or otherwise preventing the consummation of the merger, or that imposes a “burdensome condition” (as defined in the section entitled “Terms of the Merger Agreement—Consents, Approvals and Filings” beginning on page 93 of this proxy statement), other than a non-U.S. antitrust law or any non-U.S. order issued under an antitrust law;
•	the truth and accuracy of certain representations and warranties made by the other party in the merger agreement, subject to the materiality standards set forth in the merger agreement;
•	the other party’s performance or compliance in all material respects with all agreements and covenants required by the merger agreement to be performed by it on or prior to the closing date of the merger;
•	each party having received a certificate signed by an executive officer of the other party certifying as to the satisfaction of the conditions regarding the representations and the obligations of such other party; and
•	Silver Spring not having a material adverse effect since September 17, 2017.

Neither Itron nor Silver Spring can be certain of when, or if, the conditions to the merger will be satisfied or waived, or that the merger will be completed.

Termination; Effect of Termination (see page 99)

The merger agreement may be terminated and the merger and the other transactions contemplated by the merger agreement may be abandoned at any time prior to the effective time of the merger, whether before or after receipt of the affirmative vote of the holders of at least a majority of all outstanding shares of Silver Spring common stock entitled to vote at the special meeting in favor of the merger proposal, in the following ways:

•	by mutual written agreement of Itron and Silver Spring;
•	by either Itron or Silver Spring if:
•	the effective time of the merger has not occurred on or before March 17, 2018, which we refer to as the “termination date,” provided that upon the request of either Itron or Silver Spring prior to such termination date (including as it may be extended pursuant to this proviso) the termination date will be extended for all purposes under the merger agreement until the date specified in such request that is not later than June 17, 2018; provided that such right to terminate the merger agreement is not available to any party to the merger agreement whose action or failure to act has been a principal cause of (i) the failure to satisfy any of the conditions to the obligations of the terminating party to consummate the merger in the merger agreement prior to the termination date and such action or failure to act constitutes a material breach of the merger agreement or (ii) the failure of the effective time of the merger to have occurred prior to the termination date, and such action or failure to act constitutes a material breach of the merger agreement;

•	any governmental authority of competent jurisdiction has (i) enacted, issued or promulgated any law (other than a non-U.S. antitrust law) that is in effect or (ii) issued or granted any order (other than an order under a non-U.S. antitrust law) that is in effect and has become final and non-appealable, in each case that has the effect of permanently making the merger illegal or which has the effect of permanently prohibiting or otherwise preventing the consummation of the merger or imposes a “burdensome condition” (as defined in the section entitled “Terms of the Merger Agreement—Consents, Approvals and Filings” beginning on page 93 of this proxy statement); or
•	Silver Spring has failed to obtain the affirmative vote of the holders of at least a majority of all outstanding shares of Silver Spring common stock in favor of the adoption of the merger agreement at the special meeting (or any adjournment or postponement thereof);
•	by Itron, at any time prior to receiving the affirmative vote of the holders of at least a majority of all outstanding shares of Silver Spring common stock entitled to vote at the special meeting in favor of the merger proposal, if:
•	the Silver Spring board of directors or any authorized committee thereof effects a company board recommendation change or fails to include the company board recommendation in this proxy statement (as described in the section entitled “Terms of the Merger Agreement—No Solicitation by Silver Spring of Acquisition Proposals; Changes in Board Recommendation” beginning on page 89 of this proxy statement);
•	the Silver Spring board of directors fails to reaffirm the company board recommendation as promptly as reasonably practicable (and in any event within ten business days) after receipt of written request from Itron that it do so if such request is made following (i) the making by any person, entity or group of an acquisition proposal that has become publicly known or (ii) any person, entity or group having publicly announced an intention (whether or not conditional) to make an acquisition proposal or the existence of an intention to make an acquisition proposal has otherwise become publicly known;
•	in the case of any acquisition proposal that is a tender offer or exchange offer, within ten business days after the public announcement of the commencement of such acquisition proposal Silver Spring does not file a Schedule 14D-9 pursuant to the Exchange Act of 1934 as amended, which we refer to as the “Exchange Act,” recommending that Silver Spring stockholders reject such acquisition proposal and not tender any shares into such tender offer or exchange offer; or
•	Silver Spring or its board of directors breaches in any material respect its obligations described in the section entitled “Terms of the Merger Agreement—No Solicitation by Silver Spring of Acquisition Proposals; Changes in Board Recommendation” beginning on page 89 of this proxy statement in any material respect.
•	by Itron if:
•	the representations and warranties of Silver Spring have become inaccurate or breached, or Silver Spring has breached any of its covenants or obligations set forth in the merger agreement in a manner that would give rise to the failure of the related closing condition to be satisfied, and either (i) such breach is incapable of being cured by the termination date or (ii) if capable of being cured by the termination date, Silver Spring has failed to cure such breach within 20 business days after Itron has notified Silver Spring of such breach (except Itron may not exercise this termination right if it or Merger Sub is then in material breach of the merger agreement).

•	by Silver Spring if:
•	at any time prior to obtaining the affirmative vote of the holders of at least a majority of all outstanding shares of Silver Spring common stock entitled to vote at the special meeting in favor of the adoption of the merger agreement, the Silver Spring board of directors has effected a company board recommendation change, in compliance with the merger agreement, to enter into a definitive agreement providing for the consummation of a superior proposal (provided that Silver Spring has not violated in any material respect its non-solicitation obligations under the merger agreement or the obligation of the board to make the company board recommendation) (as discussed in section entitled “Terms of the Merger Agreement—No Solicitation by Silver Spring of Acquisition Proposals; Changes in Board Recommendation” beginning on page 89 of this proxy statement); provided that Silver Spring pays Itron a termination fee of $32.3 million and enters into a binding definitive agreement with respect to such superior proposal;
•	the representations or warranties of Itron or Merger Sub have become inaccurate or breached, or Itron or Merger Sub has breached any of their covenants or obligations set forth in the merger agreement, in either case in a manner that would give rise to the failure of the corresponding closing condition to be satisfied, and either (i) such breach is incapable of being cured by the termination date or (ii) if capable of being cured by the termination date, Itron and/or Merger Sub have failed to cure such breach within 20 business days after Silver Spring has notified Itron or Merger Sub of such breach (except Silver Spring may not exercise this termination right if it is then in material breach of the merger agreement); or
•	after the conditions to Itron’s obligations to effect the merger have been fulfilled (or are capable of being fulfilled at the closing), Silver Spring has confirmed to Itron and Merger Sub in writing that it is ready and able to consummate the merger and Itron and Merger Sub have failed (due to the failure of the financing to have timely occurred in accordance with the terms of the merger agreement) to consummate the merger within 20 business days following the date the closing should have occurred (except Silver Spring may not exercise this termination right if it is then in material breach of the merger agreement and until 24 hours after expiration of such 20 business day period).

See the section entitled “Terms of the Merger Agreement—Termination; Effect of Termination” beginning on page 99 of this proxy statement.

If the merger agreement is validly terminated pursuant to the termination rights described above, the merger agreement will become void and of no further force or effect and there will be no liability or obligation on the part of any party, except for the confidentiality provisions, provisions relating to the effect of termination and fees and expenses (including the termination fees described in the section entitled “Terms of the Merger Agreement—Termination Fee” beginning on page 101 of this proxy statement) and certain other specified general provisions of the merger agreement, each of which will survive the termination of the merger agreement. The parties have further agreed that nothing in the merger agreement, including the termination of the merger agreement, will relieve any party from liability for any willful breach of the merger agreement prior to the date of its termination, in which case the non-breaching party will be entitled to all remedies available at law or in equity.

Termination Fee (see page 101)

Under the merger agreement, Silver Spring is required to pay Itron a termination fee of $32.3 million in cash, which we refer to as the “termination fee,” if the merger agreement is terminated under the circumstances set forth in the merger agreement, which are specified in the section entitled “Terms of the Merger Agreement—Termination Fee” beginning on page 101 of this proxy statement, including if Silver Spring terminates the merger agreement prior to the adoption of the merger agreement and approval of the merger by Silver Spring stockholders and the Silver Spring board of directors determines to enter into a definitive agreement with respect to a superior proposal in accordance with the non-solicitation provision contained in the merger agreement. In no event will Silver Spring be required to pay the termination fee in connection with the termination of the merger agreement on more than one occasion. The parties have agreed that, in the event the merger agreement is terminated under circumstances where the termination fee would be payable, the payment of the termination fee to Itron, in accordance with the terms of the merger agreement, will be Itron’s sole and exclusive remedy for any loss it or Merger Sub suffers as a result of the failure of the transactions contemplated by the merger agreement to be consummated, the termination of the merger agreement, any liabilities or obligations arising under the merger agreement or any claims or actions arising out of or relating to any breach, termination or failure of or under the merger agreement, except that there is no limit to liability for any losses resulting from fraud or willful breach of the merger agreement by Silver Spring, as described above in the section entitled “Terms of the Merger Agreement—Termination; Effect of Termination” beginning on page 99 of this proxy statement.

Fees and Expenses (see page 102)

All out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, financing sources, hedging counterparties, experts and consultants) incurred in connection with the merger agreement, the transactions contemplated thereby, the solicitation of stockholder approvals and all other matters related to the consummation of the merger will be paid by the party or parties, as applicable, incurring such fees and expenses, whether or not the merger or the other transactions contemplated by the merger agreement are consummated, with certain exceptions expressly set forth in the merger agreement. Silver Spring and Itron have agreed to pay one-half of the filing fees and the costs of filings made pursuant to antitrust laws and of printing and mailing this proxy statement.

Regulatory Approvals (see page 65)

The HSR Act and the rules and regulations promulgated thereunder require that Silver Spring and Itron file notification and report forms with respect to the merger with the U.S. Department of Justice, which we refer to as the “DOJ,” and the Federal Trade Commission, which we refer to as the “FTC,” and observe a waiting period before consummating the merger. The required notification and report forms under the HSR Act have been filed with the DOJ and the FTC by Silver Spring and Itron.

At any time before or after the consummation of the merger, the DOJ, the FTC, a U.S. state or a foreign governmental authority with jurisdiction over the parties could take such action under antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the merger, to rescind the merger or to seek divestiture of particular assets. Private parties also may seek to take legal action under the antitrust laws under certain circumstances.

Delisting and Deregistration of Silver Spring Common Stock (see page 66)

Silver Spring common stock is registered as a class of equity securities under the Exchange Act and is quoted on the NYSE under the symbol “SSNI.” As a result of the merger, Silver Spring will become a wholly-owned subsidiary of Itron, shares of Silver Spring common stock will no longer be publicly traded on the NYSE and price quotations with respect to sales of shares of Silver Spring common stock in the public market will no longer be available. In addition, Silver Spring will no longer be required to file periodic reports with the Securities and Exchange Commission, which we refer to as the “SEC,” after the effective time of the merger with respect to shares of Silver Spring common stock.

Consequences if the Merger is Not Consummated (see page 66)

If Silver Spring stockholders do not approve the merger proposal, or if the merger is not consummated for any other reason, stockholders will not receive any payment for their shares of Silver Spring common stock in connection with the merger. Instead, shares of Silver Spring common stock will continue to be listed and traded on the NYSE and Silver Spring will continue to file periodic reports with the SEC. In certain circumstances, we may be required to pay a termination fee, or we or Itron may seek damages or other remedies, in each case, as described under the section entitled “Terms of the Merger Agreement—Termination; Effect of Termination” and “Terms of the Merger Agreement—Termination Fee” beginning on page 99 and page 101, respectively, of this proxy statement.

U.S. Federal Income Tax Consequences of the Merger (see page 66)

The receipt of cash for shares of Silver Spring common stock in the merger will be a taxable transaction to U.S. holders for U.S. federal income tax purposes. In general, for U.S. federal income tax purposes, if you are a U.S. holder (as defined in the section entitled “Proposal 1: Adoption of the Merger Agreement and Approval of the

Merger—U.S. Federal Income Tax Consequences of the Merger” beginning on page 66 of this proxy statement), you will recognize gain or loss equal to the difference, if any, between the amount of cash received for your shares of Silver Spring common stock surrendered pursuant to the merger and your adjusted tax basis in such shares. If you are a non-U.S. holder (as defined in the section entitled “Proposal 1: Adoption of the Merger Agreement and Approval of the Merger—U.S. Federal Income Tax Consequences of the Merger” beginning on page 66 of this proxy statement), the receipt of cash pursuant to the merger will generally not be a taxable transaction to you under U.S. federal income tax laws unless you have certain connections to the United States, and you are encouraged to seek tax advice regarding such matters. You should read the section entitled “Proposal 1: Adoption of the Merger Agreement and Approval of the Merger—U.S. Federal Income Tax Consequences of the Merger” beginning on page 66 of this proxy statement and consult your own tax advisors regarding the U.S. federal income tax consequences of the merger to you in light of your particular circumstances and because U.S. federal tax laws are subject to change (possibly with retroactive effect), as well as tax consequences arising under any state, local or foreign tax laws or non-income tax laws.

Market Price of Silver Spring Common Stock and Dividend Information (see page 107)

Silver Spring common stock is listed on the NYSE under the trading symbol “SSNI.” The closing price of Silver Spring common stock on the NYSE on September 15, 2017, the last trading day prior to the public announcement of the merger, was $13.00 and the merger consideration represents a premium of 25% over the closing price on September 15, 2017. On November 14, 2017, the most recent practicable date before this proxy statement was mailed to our stockholders, the closing price of Silver Spring common stock on the NYSE was $16.09.

Silver Spring has never declared or paid any cash dividends on Silver Spring common stock. Under the terms of the merger agreement, we may not declare, authorize, make or pay any dividend or other distribution on Silver Spring common stock during the pendency of the merger.

Appraisal Rights (see page 104)

If the merger is consummated, Silver Spring stockholders who do not vote in favor of the merger proposal, who continuously hold such shares through the effective time of the merger, who properly exercise and perfect appraisal rights in respect of their shares of Silver Spring common stock, and who meet certain other conditions and statutory requirements described herein will be entitled to appraisal rights in connection with the merger under Section 262 of the DGCL. Due to the complexity of the appraisal process, Silver Spring stockholders who wish to seek appraisal of their shares are encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights.

Silver Spring stockholders considering seeking appraisal should be aware that the fair value of their shares as determined pursuant to Section 262 of the DGCL could be more than, the same as or less than the value of the consideration that they would receive pursuant to the merger agreement if they did not seek appraisal of their shares.

To exercise your appraisal rights, you must (1) submit a written demand for appraisal to Silver Spring before the vote is taken on the merger proposal, (2) not vote, in person or by proxy, in favor of the merger proposal, and (3) continue to hold your shares of Silver Spring common stock of record through the effective time of the merger. Your failure to follow exactly the procedures specified under the DGCL may result in the loss of your appraisal rights. The DGCL requirements for exercising appraisal rights are described in further detail in this proxy statement, and the relevant section of the DGCL regarding appraisal rights is reproduced and attached as Annex C to this proxy statement. If you hold your shares of Silver Spring common stock through a broker, bank or other nominee and you wish to exercise appraisal rights, you should consult with your broker, bank, or other nominee to determine the appropriate procedures for the making of a demand for appraisal on your behalf by such broker, bank or other nominee.

Help in Answering Questions

If you have any questions about the special meeting or the merger after reading this proxy statement, please contact Innisfree M&A Incorporated, our proxy solicitation firm, at:

Innisfree M&A Incorporated
501 Madison Avenue
New York, New York 10022

Stockholders please Call Toll-Free: (888) 750-5834
Banks and Brokers, please call collect: (212) 750-5833

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

This proxy statement contains certain “forward-looking” statements as such term is defined by Section 27A of the Securities Act of 1933, as amended, which we refer to as the “Securities Act,” and Section 21E of the Exchange Act. Forward-looking statements may be typically identified by such words as “may,” “will,” “should,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend” and other similar expressions. These forward-looking statements are subject to known and unknown risks and uncertainties that could cause our actual results to differ materially from the expectations expressed in the forward-looking statements. Although we believe that the expectations reflected in our forward-looking statements are reasonable, any or all of our forward-looking statements may prove to be incorrect. Consequently, no forward-looking statements may be guaranteed, and there can be no assurance that the actual results or developments anticipated by such forward-looking statements will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Silver Spring or its business or operations. Factors that could cause our actual results to differ from those projected or contemplated in any such forward-looking statements include, but are not limited to, the following:

•	the risk that the conditions to the closing of the merger are not satisfied (including a failure of the Silver Spring stockholders to, on a timely basis or otherwise, adopt the merger agreement and approve the merger, and the risk that regulatory approvals required for the merger are not obtained, on a timely basis or otherwise, or are obtained subject to conditions that are not anticipated);
•	the risk that the merger agreement may be terminated in circumstances that require us to pay Itron a termination fee of $32.3 million in connection therewith;
•	litigation relating to the merger;
•	uncertainties as to the timing of the consummation of the merger and the ability of each of Silver Spring and Itron to consummate the merger;
•	risks that the proposed transaction diverts management’s attention from our ongoing business operations and disrupts the current plans and operations of Silver Spring;
•	the ability of Silver Spring to retain and hire key personnel;
•	competitive responses to the merger;
•	limitations in the merger agreement on our ability to operate our business;
•	unexpected costs, charges or expenses that we incur related to the merger;
•	the risk that our financial results differ from those set forth in the projections described in this proxy statement;
•	potential adverse reactions or changes to business relationships resulting from the announcement or consummation of the merger; and
•	legislative, regulatory and economic developments.

The foregoing factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors included in our most recent Annual Report on Form 10-K for the year ended December 31, 2016, our most recent Quarterly Report on Form 10-Q for the quarter ended September 30, 2017, and our other reports filed with the SEC. All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to Silver Spring or any other person acting on its behalf are expressly qualified in their entirety by the cautionary statements referenced above. None of Silver Spring, Itron or any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. The forward-looking statements speak only as of the date of the communication in which they are contained. Silver Spring can give no assurance that the conditions to the merger will be satisfied. Except as required by applicable law, Silver Spring undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

All information contained in this proxy statement exclusively concerning Itron and Merger Sub and their affiliates has been supplied by Itron and Merger Sub and has not been independently verified by us.

PARTIES INVOLVED IN THE MERGER

Silver Spring Networks, Inc.
230 W. Tasman Drive
San Jose, California 95134
(669) 770-4000

Silver Spring, a Delaware corporation, has more than a decade of experience creating, building and successfully deploying large scale networks and solutions enabling the Internet of Things, or IoT, for critical infrastructure. The IoT refers to a system where a diversity of physical devices has the capacity to communicate using Internet technologies. Our first area of focus was in energy, creating a leading smart grid network platform by applying advanced networking technology and solutions to the power grid. We have broadened our focus beyond the smart grid to other utility networks including gas and water, other critical infrastructure such as street lights, which enable smarter and more efficient cities, and additional industrial verticals which could benefit from our platform.

Silver Spring common stock is listed on the NYSE under the symbol “SSNI.”

Silver Spring’s principal executive offices are located at 230 W. Tasman Drive, San Jose, California 95134, our telephone number is (669) 770-4000 and our Internet website address is www.ssni.com. The information provided on or accessible through Silver Spring’s website is not part of this proxy statement and is not incorporated in this proxy statement by this or any other reference to our website provided in this proxy statement.

Detailed descriptions about Silver Spring’s business and financial results are contained in Silver Spring’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, Silver Spring’s most recent Quarterly Report on Form 10-Q for the quarter ended September 30, 2017 and other periodic reports filed with the SEC, which are incorporated in this proxy statement by reference. See the section entitled “Where Stockholders Can Find More Information,” beginning on page 111 of this proxy statement.

Itron, Inc.
2111 N. Molter Road
Liberty Lake, Washington 99019
(509) 891-3283

Itron, a Washington corporation, is among the leading technology and services companies dedicated to the resourceful use of electricity, natural gas, and water. Itron provides comprehensive solutions that measure, manage, and analyze energy and water use. Itron’s broad product portfolio helps utilities responsibly and efficiently manage resources, which product portfolio includes electricity, gas, water and thermal energy measurement devices and control technology, communications systems, software, as well as managed and consulting services.

Itron common stock is listed on the NASDAQ Global Select Market under the symbol “ITRI.”

Itron’s corporate office is located at 2111 N. Molter Road, Liberty Lake, Washington 99019, its telephone number is (509) 891-3283 and its Internet website address is www.itron.com. The information provided on or accessible through Itron’s website is not part of this proxy statement and is not incorporated in this proxy statement by this or any other reference to its website provided in this proxy statement.

Ivory Merger Sub, Inc.
2111 N. Molter Road
Liberty Lake, Washington 99019
(509) 891-3283

Merger Sub, a wholly-owned subsidiary of Itron, is a Delaware corporation that was formed for the sole purpose of entering into the merger agreement and consummating the transactions contemplated by the merger agreement, including the merger. Pursuant to the terms of the merger agreement, and subject to the conditions thereof, Merger Sub will merge with and into Silver Spring, with Silver Spring continuing as the surviving corporation and becoming a wholly-owned subsidiary of Itron.

The principal executive offices of Merger Sub are located at 2111 N. Molter Road, Liberty Lake, Washington 99019, and its telephone number is (509) 891-3283.

THE SPECIAL MEETING

This section contains information about the special meeting of the Silver Spring stockholders that has been called to consider and vote upon the merger proposal and to consider and vote upon the adjournment proposal.

This proxy statement is being provided to the Silver Spring stockholders as part of a solicitation of proxies by the Silver Spring board of directors for use at the special meeting to be held on the date and at the time and place specified below, and at any properly convened meeting following an adjournment or postponement thereof, for the purposes set forth in this proxy statement and in the accompanying notice of special meeting.

Date, Time and Place

A special meeting of the Silver Spring stockholders is scheduled to be held on January 3, 2018, at 10:00 a.m. (Pacific Time), at Silver Spring’s offices located at 230 W. Tasman Drive, San Jose, California 95134 unless the special meeting is adjourned or postponed.

This proxy statement and the enclosed form of proxy are first being mailed to our stockholders on or about November 16, 2017.

Purpose of the Special Meeting

At the special meeting, stockholders will be asked:

•	to consider and vote upon the merger proposal, which provides for Merger Sub to merge with and into Silver Spring, with Silver Spring continuing as the surviving corporation and a wholly-owned subsidiary of Itron; and
•	to consider and vote upon the adjournment proposal.

Recommendations of the Silver Spring Board of Directors

The Silver Spring board of directors, after carefully considering all factors that the Silver Spring board of directors deemed relevant and after consulting with its legal and financial advisors, unanimously (i) determined that the merger agreement and the transactions contemplated thereby, including the merger, were fair to, and in the best interests of, Silver Spring and its stockholders, (ii) declared advisable the merger agreement and the transactions contemplated thereby, including the merger, (iii) approved and authorized the execution and delivery by Silver Spring of the merger agreement, the performance by Silver Spring of its covenants and agreements contained therein, and the consummation of the merger and the transactions contemplated thereby, (iv) resolved to recommend that Silver Spring stockholders vote in favor of the adoption of the merger agreement and approval of the merger, all upon the terms and subject to the conditions set forth in the merger agreement, and (v) to the extent permitted by applicable law, elected that any “fair price,” “moratorium,” “control share acquisition,” “business combination,” or other anti-takeover statute or similar statute or regulations of any jurisdiction that purports to be applicable to the merger, Silver Spring, the shares of Silver Spring common stock, or the other transactions contemplated by the merger, shall not be applicable to the merger, Silver Spring, the shares of Silver Spring common stock, or the other transactions contemplated by the merger agreement. Certain factors considered by the Silver Spring board of directors in reaching these decisions can be found in the section entitled “Proposal 1: Adoption of the Merger Agreement and Approval of the Merger—Reasons for the Merger” beginning on page 42 of this proxy statement.

The Silver Spring board of directors unanimously recommends that Silver Spring stockholders vote “FOR” the approval of the merger proposal. The Silver Spring board of directors also recommends that Silver Spring stockholders vote “FOR” the approval of the adjournment proposal.

Record Date and Voting Information

Only stockholders who hold shares of Silver Spring common stock at the close of business on November 9, 2017, the record date for the special meeting, will be entitled to notice of, and to vote at, the special meeting and any adjournments or postponements thereof. Each stockholder of record on the record date will be entitled to one vote for each share of Silver Spring common stock held as of the record date on each matter properly brought before the special meeting. If you sell or transfer your shares of Silver Spring common stock after the record date but before the special meeting, unless special arrangements (such as provision of a proxy) are made between you and the person to whom you sell or otherwise transfer your shares of Silver Spring common stock, and each of you notifies Silver Spring of such special arrangements, you will transfer the right to receive the per share merger consideration, if the merger is consummated, to the person to whom you sell or transfer your shares of Silver Spring common stock, but you will retain your right to vote such shares of Silver Spring common stock at the special meeting.

As of the close of business on the record date, there were 54,142,118 shares of Silver Spring common stock, issued, outstanding and entitled to vote at the special meeting, which shares of Silver Spring common stock were held by approximately 101 stockholders of record.

Brokers, banks or other nominees who hold shares of Silver Spring common stock for clients typically have the authority to vote on “routine” proposals when they have not received instructions from beneficial owners. Absent specific instructions from the beneficial owner of the shares of Silver Spring common stock, however, brokers, banks or other nominees are not allowed to exercise their voting discretion with respect to the approval of non-routine matters. The merger proposal in this proxy statement is a non-routine matter, and therefore brokers, banks and other nominees cannot vote on the merger proposal without your instructions. Proxies submitted without a vote by brokers, banks or other nominees on this matter are referred to as “broker non-votes” and are discussed in greater detail in the section entitled “—Effect of Abstentions and Broker Non-Votes” beginning on page 27 of this proxy statement.

Quorum

At the special meeting, the presence, in person or by proxy, of the holders of a majority of the outstanding shares of Silver Spring common stock entitled to vote at the special meeting is necessary and sufficient to constitute a quorum for the transaction of any business at such meeting. As of the record date for the special meeting, there were 54,142,118 shares of Silver Spring common stock outstanding and entitled to vote at the special meeting. Accordingly, 27,071,060 shares of Silver Spring common stock must be represented by stockholders entitled to vote to constitute a quorum for the special meeting. Abstentions and broker non-votes are considered present for the purpose of determining the presence of a quorum. In the event that a quorum is not present, or if there are insufficient votes to adopt the merger agreement and approve the merger at the time of the special meeting, we expect that the meeting will be adjourned or postponed to solicit additional proxies in accordance with the terms of the merger agreement.

Attendance

Only Silver Spring stockholders of record as of the close of business on the record date, their duly authorized proxy holders, beneficial owners with proof of ownership and guests of Silver Spring may attend the special meeting. If your shares of Silver Spring common stock are held through a broker, bank, or other nominee and you plan to attend the special meeting in person, you must bring a brokerage statement, the proxy card mailed to you by your bank or broker or other proof of ownership to be admitted to the special meeting. Additionally, any person attending the special meeting in person will be required to present valid, government-issued photo identification, such as a driver’s license or passport, to be admitted to the special meeting. Please note that cameras, recording devices and other electronic devices will not be permitted at the special meeting. In addition, packages and bags may be inspected and other measures may be employed to enhance the security of persons attending the special meeting. These procedures may require additional time, so please plan your arrival time accordingly. To avoid disruption, admission may be limited once the special meeting begins.

Required Vote

Approval of the merger proposal requires the affirmative vote of a majority of all outstanding shares of Silver Spring common stock entitled to vote at the special meeting.

Approval of the adjournment proposal requires the affirmative vote of a majority of the votes cast on the proposal by the stockholders present or represented by proxy at the special meeting and entitled to vote (assuming the presence of a quorum at the special meeting).

If the special meeting is adjourned or postponed for any reason, and the record date remains unchanged, at any subsequent reconvening of the special meeting, all proxies will be voted in the same manner as they would have been voted at the original convening of the meeting, except for any proxies that have been revoked or withdrawn.

Effect of Abstentions and Broker Non-Votes

It is important that you vote your shares of Silver Spring common stock. Under the DGCL, the approval of the merger proposal requires the affirmative vote of a majority of all outstanding shares of Silver Spring common stock that are entitled to vote thereon. Accordingly, your abstention will have the same effect as a vote “AGAINST” the merger proposal. The adjournment proposal requires the affirmative vote of a majority of votes cast thereon, and therefore, your abstention will not have an effect on, the adjournment proposal.

If you hold your shares of Silver Spring common stock in the name of a broker, bank or other nominee, such broker, bank or other nominee may vote your shares of Silver Spring common stock on the merger proposal only if you provide instructions on how to vote. Your failure to provide instructions will result in your shares of Silver Spring common stock not being voted on the merger proposal. This is called a “broker non-vote.” Broker non-votes will have the same effect as a vote “AGAINST” the merger proposal and will have no effect on the adjournment proposal.

Voting by Stockholders

After carefully reading and considering the information contained in this proxy statement, you should vote according to the instructions described below.

If your shares of Silver Spring common stock are held in your name by Silver Spring’s transfer agent, Computershare, you can vote:

•	Via the Internet. If you choose to vote via the Internet, sign on to the website indicated on the enclosed proxy card and follow the instructions for voting your shares. You will need the control number shown on your proxy card in order to vote.
•	Via Telephone. If you choose to vote via telephone, use a touch-tone telephone to call the phone number indicated on the enclosed proxy card and follow the voice prompts. You will need the control number shown on your proxy card in order to vote.
•	Via Mail. If you choose to vote via mail, simply mark, date, sign and return your proxy card in the postage-paid envelope provided. Proxy cards that are returned without a signature will not be counted as present at the special meeting and cannot be voted.
•	At the Special Meeting. You may attend and vote in person at the special meeting. Any previously submitted proxies will be superseded by the vote you cast in person at the special meeting.

Please do not send in stock certificates or other documents representing Silver Spring common stock at this time. If the merger is consummated, holders of Silver Spring common stock certificates will receive instructions regarding the procedures for exchanging their existing Silver Spring common stock certificates for the payment of the merger consideration.

If you are a beneficial owner and your shares of Silver Spring common stock are held in the name of a broker, bank or other nominee, you have the right to direct your broker, bank or other nominee on how to vote your shares of Silver Spring common stock. Because a beneficial owner is not the stockholder of record, you may not vote such shares of Silver Spring common stock at the special meeting unless you obtain a “legal proxy” from the broker, bank or other nominee that holds your shares of Silver Spring common stock giving you the right to vote such shares of Silver Spring common stock at the special meeting.

Proxies received at any time before the special meeting and not expired, revoked or superseded before being voted will be voted at the special meeting. If the proxy indicates a specification, it will be voted in accordance with the specification. If no specification is indicated, the proxy will be voted “FOR” the adoption of the merger agreement and approval of the merger and “FOR” the approval of the adjournment proposal.

Revocation of Proxies

Stockholders of record retain the power to revoke their proxy or change their vote, even if they sign the proxy card or voting instruction card in the form accompanying this proxy statement, via the Internet or via telephone. Stockholders of record can revoke their proxy or change their vote at any time before it is exercised by delivering written notice to Silver Spring at 230 W. Tasman Drive, San Jose, California 95134, Attn: General Counsel, specifying such revocation. Stockholders of record may also change their vote by timely delivery of a valid, later-dated proxy or by voting by ballot in person at the special meeting. Simply attending the special meeting will not constitute revocation of your proxy. If your shares of Silver Spring common stock are held in the name of a broker, bank or other nominee, you should follow the instructions of such broker, bank or other nominee regarding the revocation of proxies. If you have voted via the Internet or via telephone, you may change your vote by signing on to the website and following the prompts or calling the toll-free number again and following the instructions.

Voting by Silver Spring’s Directors and Executive Officers

As of the record date for the special meeting, our directors and executive officers and their affiliates beneficially owned and were entitled to vote, in the aggregate, 12,089,654 shares of Silver Spring common stock at the special meeting, representing approximately 22.3% of the outstanding shares of Silver Spring common stock as of the record date. We currently expect that Silver Spring’s directors and executive officers will vote their shares of Silver Spring common stock in favor of the merger proposal.

Warren Weiss, one of our directors, and certain stockholders affiliated with Mr. Weiss, entered into a voting agreement with Itron as described in the section entitled “Terms of the Voting Agreement” beginning on page 104 of this proxy statement. As of the close of business on the record date for the special meeting, Silver Spring stockholders subject to the voting agreement beneficially owned and were entitled to vote approximately 19.5% of the outstanding shares of Silver Spring common stock. A copy of the voting agreement is attached as Annex D to this proxy statement.

Certain directors and executive officers of Silver Spring have interests that are different from, or in addition to, those of other Silver Spring stockholders generally. For more information, see the section entitled “Proposal 1: Adoption of the Merger Agreement and Approval of the Merger—Interests of Silver Spring’s Directors and Executive Officers in the Merger” beginning on page 58 of this proxy statement.

Expenses of Proxy Solicitation

This proxy statement is being furnished in connection with the solicitation of proxies by the Silver Spring board of directors. We have engaged the services of Innisfree M&A Incorporated, or Innisfree, to solicit proxies for the special meeting. In connection with its retention by us, Innisfree has agreed to provide proxy solicitation services, strategic advice and consulting and distribution services in connection with the special meeting. We have agreed to pay Innnisfree a fee equal to $15,000 plus reasonable out-of-pocket expenses for its services. We have agreed to indemnify Innisfree for certain losses arising out of its proxy solicitation services. Expenses incurred in connection with printing and mailing of this proxy statement will be paid one-half by Silver Spring and one-half by Itron. Copies of solicitation materials will also be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Silver Spring common stock beneficially owned by others to forward to such beneficial owners. We may reimburse persons representing beneficial owners of Silver Spring common stock for their costs of forwarding solicitation materials to the beneficial owners. In addition to the solicitation of proxies by mail, solicitation may be made personally, by telephone, by e-mail and by fax, and we may pay persons holding shares of Silver Spring common stock for their expenses for sending proxy materials to their principals. In addition to solicitation by the use of mail, proxies may be solicited by our directors, officers and employees in person or by telephone, e-mail or other means of communication. No additional compensation will be paid to our directors, officers or employees for their services.

Householding

The SEC has adopted rules that permit companies and intermediaries, such as brokers, banks or other nominees, to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single annual report or proxy statement, as applicable, addressed to such stockholders. This process, commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. Silver Spring and some brokers, banks or other nominees may be householding Silver Spring’s proxy materials by delivering a single set of proxy materials to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker, bank or other nominee, or from Silver Spring that your broker, bank or other nominee, or Silver Spring will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If at any time you no longer wish to participate in householding, and prefer to receive a separate proxy statement or annual report, or if you are receiving multiple copies of either document and wish to receive only one, please notify your broker, bank or other nominee, if your shares of Silver Spring common stock are held in the name of a broker, bank or other nominee, or Silver Spring, if you are a stockholder of record. You can notify Silver Spring by sending a written request to our Investor Relations team at Silver Spring, 230 W. Tasman Drive, San Jose, California 95134. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of this proxy statement to a stockholder at a shared address to which a single copy of the documents was delivered.

Tabulation of Votes

All votes will be tabulated by a representative of the Veaco Group, which will act as the Inspector of Elections and will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Adjournments and Postponements

In addition to the merger proposal, Silver Spring stockholders are also being asked to approve a proposal that will give the Silver Spring board of directors authority to adjourn the special meeting if necessary or appropriate in the view of the Silver Spring board of directors, including to solicit additional proxies if there are not sufficient votes at the time of the special meeting to adopt the merger agreement and approve the merger, to allow for the filing and distribution of any required supplemental or amended disclosure to Silver Spring stockholders prior to the special meeting, or otherwise with the consent, or upon the request, of Itron. In addition, the Silver Spring board of directors could postpone the meeting before it commences, in each case in any of the circumstances described above. If the special meeting is so adjourned or postponed for the purpose of soliciting additional proxies, stockholders who have already submitted their proxies will be able to revoke them at any time prior to their use. If you return a proxy and do not indicate how you wish to vote on any proposal, or if you indicate that you wish to vote in favor of the merger proposal, but do not indicate a choice on the adjournment proposal, your shares of Silver Spring common stock will be voted in favor of the adjournment proposal.

Any adjournment may be made without notice to another time or place if the date, time and place to which the meeting is adjourned is announced at the meeting at which the adjournment is taken. At the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting. If the Silver Spring board of directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting will be given to each stockholder of record entitled to vote at the adjourned meeting.

Assistance

If you need assistance in completing your proxy card or have questions regarding Silver Spring’s special meeting, please contact Innisfree M&A Incorporated, our proxy solicitor at:

Innisfree M&A Incorporated
501 Madison Avenue
New York, New York 10022

Stockholders please call Toll-Free: (888) 750-5834
Banks and Brokers, please call collect: (212) 750-5833

PROPOSAL 1: ADOPTION OF THE MERGER AGREEMENT
AND APPROVAL OF THE MERGER

Effects of the Merger

If the merger proposal receives the affirmative vote of stockholders holding more than a majority of all outstanding shares of Silver Spring common stock entitled to vote on such matter and the other conditions to the consummation of the merger are either satisfied or (to the extent permitted by the merger agreement and applicable law) waived, at the effective time of the merger Merger Sub will merge with and into Silver Spring upon the terms set forth in the merger agreement. As a result of the merger, the separate corporate existence of Merger Sub will cease to exist with Silver Spring continuing as the surviving corporation of the merger and a wholly-owned subsidiary of Itron.

Following the merger, Silver Spring will be wholly owned by Itron, and none of Silver Spring’s current stockholders will, by virtue of the merger, have any ownership interest in, or be a stockholder of, Silver Spring, the surviving corporation or Itron after the consummation of the merger. As a result, Silver Spring’s current stockholders will no longer benefit from any increase in the value, nor will they bear the risk of any decrease in the value, of shares of Silver Spring common stock. Following the merger, Itron will benefit from any increase in Silver Spring’s value and also will bear the risk of any decrease in Silver Spring’s value.

Upon consummation of the merger, each share of Silver Spring common stock issued and outstanding immediately prior to the effective time of the merger (other than excluded shares and dissenting shares) will be converted into the right to receive the merger consideration. See the section entitled “Terms of the Merger Agreement—Terms of the Merger; Merger Consideration” beginning on page 76 of this proxy statement.

For information regarding the effects of the merger on Silver Spring’s outstanding equity awards, please see the sections entitled “Terms of the Merger Agreement—Treatment of Equity Awards” and “Terms of the Merger Agreement—Treatment of 2012 Employee Stock Purchase Plan” beginning on page 77 and page 78, respectively, of this proxy statement.

Silver Spring common stock is currently registered under the Exchange Act and trades on the NYSE under the symbol “SSNI.” Following the consummation of the merger, shares of Silver Spring common stock will no longer be traded on the NYSE or any other public market. In addition, the registration of shares of Silver Spring common stock under the Exchange Act will be terminated, and Silver Spring will no longer be required to file periodic and other reports with the SEC with respect to shares of Silver Spring common stock. Termination of registration of shares of Silver Spring common stock under the Exchange Act will reduce the information required to be furnished by Silver Spring to Silver Spring stockholders and the SEC, and would make certain provisions of the Exchange Act, such as the requirement to file annual and quarterly reports pursuant to Section 13(a) or 15(d) of the Exchange Act, the short-swing trading provisions of Section 16(b) of the Exchange Act and the requirement to furnish a proxy statement in connection with stockholders’ meetings pursuant to Section 14(a) of the Exchange Act, no longer applicable to Silver Spring.

Background of the Merger

The Silver Spring board periodically reviews and assesses Silver Spring’s long-term strategies and objectives and developments in the markets in which Silver Spring operates, including, among other things, strategies to improve its business and operations through potential strategic alliances and collaborations, acquisitions of other companies and businesses, divestitures of Silver Spring’s assets or businesses, and other strategic alternatives. In addition, Silver Spring senior management meets from time to time with representatives of other companies to discuss their respective businesses and explore opportunities for potential commercial and strategic transactions. In connection with these reviews and assessments, the Silver Spring board and members of Silver Spring senior management may enlist the assistance of financial advisors and outside legal advisors.

On January 20, 2017, and again on January 23, 2017, a representative of an investment bank contacted Scott Lang, Executive Chairman and Chairman of the Silver Spring board to discuss, among other things, the advanced metering business sector and potential strategic transactions, including a potential sale of Silver Spring to Itron.

On January 27, 2017, the independent members of the Silver Spring board held a meeting to discuss potential strategic alternatives for Silver Spring. A representative of Silver Spring’s outside legal counsel, Fenwick & West LLP, which we refer to as Fenwick in this proxy statement, was present at the meeting. During the meeting, the independent members of the Silver Spring board reviewed and discussed strategic opportunities for Silver Spring, including a potential sale of the company. Peter Van Camp, Silver Spring’s lead independent director, also discussed the unsolicited contact of Mr. Lang by an investment bank on January 20 and January 23. Each of the independent members stated his or her preliminary views with respect to Silver Spring remaining as a standalone company and the potential opportunities for a sale of the company. The independent members discussed, among other things, the trends in Silver Spring’s historical smart grid and smart city businesses and Silver Spring’s progress in developing technology assets for the Internet of Things business, which we refer to as the IoT in this proxy statement. Following discussion, Mr. Van Camp recommended to the other independent members that Silver Spring engage a financial advisor to conduct a market check process to assess the interest of potential buyers. The independent members recommended that the Silver Spring board establish a committee of directors consisting of Messrs. Van Camp, Schwartz and Werner, which we refer to as the Strategy Committee or the Committee in this proxy statement, to oversee the market check process between meetings of the full Silver Spring board, and to make a recommendation with respect to the appointment of a financial advisor to assist with a market check process.

On February 3, 2017, the Strategy Committee held a meeting, during which the Committee members discussed strategic alternatives for Silver Spring, including the appropriate parameters of a market check of potential buyers and the engagement of a financial advisor to assist with the market check.

On February 8, 2017, the Strategy Committee held a meeting, during which the Committee members continued to discuss the proposed market check.

On February 12, 2017, a representative of Itron’s financial advisor, Centerview Partners LLC, which we refer to as Centerview in this proxy statement, contacted Richard Simonson, a member of the Silver Spring board, regarding Itron’s interest in a potential business combination transaction with Silver Spring.

On February 13, 2017, Philip Mezey, Itron’s Chief Executive Officer, contacted Mr. Van Camp to discuss Itron’s interest in a potential business combination transaction with Silver Spring.

On February 16, 2017, the Silver Spring board held a meeting, with Silver Spring senior management and a representative of Fenwick present, during which the board discussed, among other things, the call between Mr. Van Camp and Mr. Mezey. Michael Bell, Silver Spring’s President and Chief Executive Officer, also discussed potential strategic partnerships that Silver Spring was pursuing with two public companies, and suggested that each of these parties might also be interested in acquiring Silver Spring and should be considered among the company’s strategic alternatives (the first public company, together with its affiliate, we refer to collectively as Party A in this proxy statement, and the second public company we refer to as Party B in this proxy statement). After discussion of these and other strategic alternatives, the Silver Spring board determined to engage a financial advisor to advise Silver Spring on its response to Itron, and to potentially conduct a market check to determine the level of interest of third parties in acquiring Silver Spring. The Silver Spring board further discussed the possible appropriate parameters of a proposed market check, and which investment banks should be considered for engagement. After discussion, Mr. Van Camp suggested that Evercore Group L.L.C., which we refer to as Evercore in this proxy statement, be considered to be engaged as Silver Spring’s financial advisor due to Evercore’s qualifications, experience, reputation and knowledge of the industry in which Silver Spring operates, and Evercore’s experience in similar situations. The Silver Spring board requested that Mr. Van Camp introduce his contacts at Evercore to representatives of Silver Spring senior management.

On February 20, 2017, Mr. Mezey contacted Mr. Van Camp to discuss Itron’s interest in an acquisition of Silver Spring. Later that same day, Mr. Mezey and Tom Deitrich, Itron’s Executive Vice President and Chief Operating Officer, contacted Mr. Van Camp to request a meeting on March 10, 2017 to discuss publicly-available business and financial information regarding Silver Spring.

On March 2, 2017, Mr. Bell met with a representative of Party A, during which the representative of Party A indicated that Party A might be interested in a potential business combination transaction with Silver Spring.

On March 10, 2017 and on April 12, 2017, Messrs. Bell, Van Camp and Mr. Lang met with members of Itron senior management to discuss publicly-available business and financial information regarding Silver Spring and a potential acquisition of Silver Spring by Itron.

On April 17, 2017, the Strategy Committee held a meeting, with Silver Spring senior management and representatives of Evercore present, during which the Committee discussed the meetings with representatives of

Itron and Messrs. Bell, Lang and Van Camp that occurred on March 10, 2017 and April 12, 2017. Also during the meeting, a representative of Evercore made a presentation to the Committee regarding Evercore’s preliminary review of a draft of certain non-public projected financial data relating to Silver Spring under business assumptions prepared by Silver Spring senior management at the direction of the Strategy Committee, which we refer to as the management case forecasts as defined and described below under the section titled “Certain Prospective Financial Information Reviewed by the Silver Spring Board of Directors and Silver Spring’s Financial Advisor”, and Evercore’s preliminary perspective on Silver Spring’s valuation and the methods that could be used to value Silver Spring. Evercore also provided an overview of Itron’s financial performance, financial resources and stock performance, and outlined a potential plan to conduct a market check of other potential acquirers.

On April 18, 2017, the Silver Spring board held a meeting, with Silver Spring senior management and representatives of each of Evercore and Fenwick present. During the meeting, representatives of Evercore reviewed the materials that had been presented to the Strategy Committee the previous day, including the conversations that had occurred with representatives of Itron, Evercore’s preliminary review of a draft of the management case forecasts, Evercore’s preliminary perspective on Silver Spring’s valuation and Evercore’s proposal to conduct a market check of other potential acquirers.

During late April and early May 2017, Evercore conducted its initial outreach to 22 potential strategic bidders, including Party A and Party B, regarding their interest in a potential business combination transaction with Silver Spring. The parties in Evercore’s initial outreach were selected at the direction of the Silver Spring board, based on the likelihood that such parties would have a strategic interest in, and financial ability to complete, a business combination with Silver Spring. During this same period, 12 of such parties, including Party A, indicated that they had no interest in pursuing a business combination transaction with Silver Spring, and three of such parties, including Party B, did not engage after outreach efforts by Evercore.

On April 25, 2017, Mr. Mezey contacted Mr. Van Camp to discuss a possible acquisition of Silver Spring by Itron, and to inform him that Itron would be submitting a proposal to acquire Silver Spring. Later that day, a representative of Itron delivered to Mr. Van Camp a non-binding proposal to acquire all of Silver Spring’s outstanding common stock on a fully diluted basis at a price between $15.00 and $16.00 per share in cash. The proposal also requested that Silver Spring enter into an exclusivity agreement providing for a 30-day exclusivity period during which Itron would conduct due diligence and Itron and Silver Spring would negotiate definitive agreements. In addition to the proposal letter, Itron delivered an executed letter from Wells Fargo Securities, LLC, which we refer to as Wells Fargo in this proxy statement, in which Wells Fargo indicated that it was highly confident that funded debt financing of up to $1.1 billion could be arranged for Itron’s proposed acquisition of Silver Spring.

Also on April 25, 2017, and again on April 27, 2017, representatives of Evercore discussed with a representative of a public company (which we refer to as Party C in this proxy statement) that had responded to Evercore’s initial outreach, regarding Party C’s interest in a potential business combination transaction with Silver Spring.

On April 26, 2017, the Silver Spring board held a meeting, with Silver Spring senior management and representatives of each of Evercore and Fenwick present, during which the board discussed, among other things, Mr. Van Camp’s conversation with Mr. Mezey and Itron’s April 25 proposal. Also during the meeting, Evercore made a presentation to the board regarding Itron’s April 25 proposal and request for exclusivity, the Wells Fargo letter and potential tactics and strategies with respect to responding to Itron. After the Evercore presentation, the board, senior management and representatives of Evercore discussed the market check process, including which third parties would be most likely to submit a competitive bid in the process, and the plan to arrange a meeting between Silver Spring senior management and Itron senior management, during which Silver Spring senior management would provide an overview of, and answer questions regarding, Silver Spring’s business. After the Evercore presentation and related discussions concluded, a representative of Fenwick discussed with the Silver Spring board, among other things, its fiduciary duties under Delaware law with respect to considering a potential sale of Silver Spring.

Later on April 26, 2017, Evercore, at the request of Silver Spring senior management, provided Silver Spring with a proposed engagement letter for Evercore to act as Silver Spring’s financial advisor with respect to potential strategic transactions, including a possible sale of Silver Spring. Over the course of the following months, Silver Spring and Evercore negotiated the terms of the engagement letter.

On April 27, 2017, Mr. Van Camp, on behalf of the Strategy Committee, contacted Mr. Mezey and suggested that Silver Spring and Itron enter into a confidentiality agreement, and arrange a meeting between Silver Spring senior management and Itron senior management, during which Silver Spring senior management would provide an overview of, and answer questions regarding, Silver Spring’s business.

On April 28, 2017, Mr. Van Camp provided Mr. Mezey a proposed confidentiality agreement between Silver Spring and Itron that had been prepared by Fenwick. The confidentiality agreement included a “standstill” provision which generally prohibited Itron from making public proposals to acquire Silver Spring, acquiring Silver Spring securities or taking similar actions (but permitted Itron to make private, non-public proposals to the lead independent director on the Silver Spring board), and which provided that the standstill provision would no longer apply following any of the execution by Silver Spring of a definitive acquisition agreement with another party or the commencement of a tender offer for 40% or more of Silver Spring’s outstanding voting power. The confidentiality agreement also included a non-solicit provision, which generally prohibited Itron from soliciting Silver Spring’s employees. The confidentiality agreement with Itron did not include an exclusivity period.

Also on April 28, 2017, the Strategy Committee held a meeting during which the Committee members discussed the market check process and the formal engagement of Evercore as Silver Spring’s financial advisor.

Also on April 28, 2017, representatives of Evercore contacted representatives of a public company (which we refer to as Party D in this proxy statement) that had responded to Evercore’s initial outreach regarding Party D’s potential interest in a potential business combination transaction with Silver Spring. The representative of Party D indicated that Party D would not agree to enter into a confidentiality agreement, but that Party D was interested in a meeting with Silver Spring senior management, during which Silver Spring senior management would provide an overview of, and answer questions regarding, Silver Spring’s business.

On May 2, 2017, Itron provided its suggested revisions to Silver Spring’s proposed confidentiality agreement.

Between May 2, 2017 and May 8, 2017, representatives of Fenwick and Jones Day, Itron’s outside legal counsel, negotiated the terms of the confidentiality agreement.

Between May 2, 2017 and May 22, 2017, representatives of Evercore held discussions with four separate public companies (which we refer to as Party E, Party F, Party G and Party H, respectively, in this proxy statement) that had responded to Evercore’s initial outreach, regarding such companies’ potential interest in a potential business combination transaction with Silver Spring. Also during this time, each of Party C, Party E, Party F, Party G and Party H were provided, and later entered into, a confidentiality agreement with Silver Spring. The confidentiality agreements with Party E and Party F included a standstill provision similar to the standstill provision included in the confidentiality agreement with Itron. The confidentiality agreements with Party C, Party E and Party H did not include any standstill provision because none of such parties would enter into a confidentiality agreement that included a standstill provision, and Silver Spring senior management, after discussion with representatives of Fenwick, determined that the benefit of including such parties in the potential sale process outweighed the risk that such parties would propose a transaction directly to Silver Spring’s stockholders. None of the confidentiality agreements with Party C, Party E, Party F, Party G or Party H included an exclusivity provision restricting Silver Spring’s ability to discuss a potential transaction with other parties.

On May 2, 2017, Silver Spring senior management held a meeting with representatives of Party D, during which Silver Spring senior management provided an overview of, and answered questions regarding, Silver Spring’s business.

On May 5, 2017, Party D indicated that it was not interested in pursuing a business combination transaction with Silver Spring.

On May 8, 2017, Silver Spring and Itron entered into a confidentiality agreement, which included the standstill provision described above but did not include any exclusivity provision restricting Silver Spring’s ability to discuss a potential transaction with other parties. Later that same day, members of Silver Spring senior management met with representatives of Itron to provide an overview of, and answer questions regarding, Silver Spring’s business. During the meeting, Silver Spring senior management provided the Itron representatives with a summary of the management case forecasts through December 31, 2020. Representatives of Itron continued to conduct due diligence in the following weeks, requesting additional information from Silver Spring and conducting follow-up diligence calls with Silver Spring senior management.

Between May 10, 2017 and May 24, 2017, members of Silver Spring senior management also met with representatives of each of Party C, Party E, Party F, Party G and Party H to provide such parties an overview of, and answer questions regarding, Silver Spring’s business. During such meetings, Silver Spring senior management provided each such party with a summary of the management case forecasts through December 31, 2020.

On May 24, 2017, at the instruction of Silver Spring senior management, representatives of Evercore distributed a bid process letter to each of Party C, Party E, Party F, Party G and Party H requesting that each party return an initial non-binding indication of interest describing terms for a potential acquisition of Silver Spring by May 31, 2017.

Later on May 24, 2017, Party E indicated that it was not interested in pursuing a business combination transaction with Silver Spring.

On May 25, 2017, the Silver Spring board held a meeting, with Silver Spring senior management and a representative of Evercore present, during which Evercore discussed the market check activities that Evercore had conducted and the feedback received from potential bidders that Evercore had approached on behalf of Silver Spring. Also during the meeting, Mr. Bell discussed other strategic alternatives, including efforts to expand Silver Spring’s IoT business. In addition, the Silver Spring board ratified the establishment of the Strategy Committee.

On May 26, 2017, representatives of Evercore provided representatives of each of Itron, Party C, Party F, Party G and Party H with additional financial information of Silver Spring to supplement what had previously been provided to such parties. Subsequently, certain of such parties requested additional information, which was provided by representatives of Evercore.

Later on May 26, 2017, a representative of Itron delivered to representatives of Silver Spring a revised non-binding proposal to acquire all of Silver Spring’s outstanding common stock at a price of $15.00 per share in cash on a fully diluted basis. The proposal was at the low end of Itron’s initial price range of $15.00 to $16.00 per share based on the additional diligence Itron had conducted since submitting its April 25 proposal, including reviewing Silver Spring’s financial results for the quarterly period ended March 31, 2017, and Itron’s review and discussions with Silver Spring senior management of Silver Spring’s non-public information. Itron’s May 26 proposal also requested further diligence regarding Silver Spring’s financial and accounting information. Itron’s May 26 proposal also requested that Silver Spring enter into a 30-day exclusivity period during which Itron would conduct due diligence and Itron and Silver Spring would negotiate definitive agreements.

On May 30, 2017, each of Party F and Party G indicated that it was not interested in pursuing a business combination transaction with Silver Spring.

Later on May 30, 2017, the Strategy Committee held a meeting, with Silver Spring senior management and representatives of Evercore present, during which the representatives of Evercore provided an update to the Committee on the market check process, including the recent withdrawal by each of Party E, Party F and Party G. The Committee members, Silver Spring senior management and representatives of Evercore then discussed ongoing conversations between Silver Spring senior management and Itron senior management, potential negotiation strategies with Itron in relation to its revised offer, and the lack of any further outreach from Party C and Party H. Evercore and Silver Spring senior management also discussed Silver Spring’s valuation and potential synergies that could be realized in a transaction with Itron, potential significant commercial transactions in Silver Spring’s pipeline and Silver Spring senior management’s view on the likely timing of such commercial transactions.

On June 1, 2017, Party H indicated that it was not interested in pursuing a business combination transaction with Silver Spring.

Also on June 1, 2017, representatives of Evercore discussed with a representative of a public company (which we refer to as Party I in this proxy statement) that had responded to Evercore’s initial outreach, regarding a potential business combination transaction with Silver Spring.

On June 4, 2017, the Silver Spring board held a meeting, with Silver Spring senior management and representatives of each of Evercore and Fenwick present. During the meeting, the board, senior management and representatives of each of Evercore and Fenwick reviewed and discussed Itron’s May 26 proposal, including

Itron’s request for exclusivity. A representative of Evercore discussed the status of the market check process, the discussions that had been held with, and the level of interest expressed by, each of Itron, Party C, Party E, Party F, Party G and Party H, the initial contact by Party I, and that each of Party E, Party F, Party G and Party H had indicated that they were not interested in pursuing a business combination with Silver Spring. Evercore also made a presentation to the board regarding its updated valuation models for Silver Spring based on the management case forecasts and certain publicly available business and financial information relating to Silver Spring that Evercore deemed to be relevant, including publicly available research analysts’ estimates, which we refer to as the street case forecasts as defined and described below under the section titled “Certain Prospective Financial Information Reviewed by the Silver Spring Board of Directors and Silver Spring’s Financial Advisor”, following Silver Spring’s announcement of its financial results for the quarterly period ended March 31, 2017, and provided an analysis of Itron’s recent offer of $15.00 per share relative to Silver Spring’s current and historical price per share and various implied valuation multiples. The board and Silver Spring senior management also discussed the possibility of making an additional contact with Party B, and Mr. Bell’s efforts to contact a representative of Party C. Following discussion, the board determined that, while a banker-to-banker discussion between Evercore and Centerview was appropriate at that time, the board believed that Itron’s price was too low and that discussions as to exclusivity were inappropriate at that time.

On June 7, 2017, Silver Spring entered into a confidentiality agreement with Party I, which included a standstill provision similar to the standstill provision included in the confidentiality agreement with Itron. The confidentiality agreement with Party I did not include an exclusivity provision.

Also on June 7, 2017, representatives of Evercore discussed with a representative of a public company (which we refer to as Party J in this proxy statement) that Evercore had previously contacted in its initial outreach, regarding Party J’s potential interest in a business combination transaction with Silver Spring.

Between June 7, 2017 and June 23, 2017, at Party C’s request, representatives of Evercore and Silver Spring senior management provided additional information to Party C regarding Silver Spring.

On June 9, 2017, members of Silver Spring senior management met with representatives of Party I to provide an overview of, and answer questions regarding, Silver Spring’s business. During the meeting, Silver Spring senior management provided Party I with a summary of the management case forecasts through December 31, 2020. Over the following weeks, representatives of Evercore continued to have discussions with representatives of Party I, and provided Party I additional information with respect to Silver Spring’s financial performance.

On June 13, 2017, a representative from Evercore contacted representatives of Centerview to discuss Itron’s May 26 proposal.

Later on June 13, 2017, the Strategy Committee held a meeting, with Silver Spring senior management and a representative of Evercore present, during which the Committee members and Evercore discussed the current status of the market check process and negotiations with Itron.

On June 15, 2017, a representative of Evercore contacted representatives of Centerview to discuss Itron’s May 26 proposal, during which the representative of Evercore indicated that Itron’s proposal of $15.00 per share was insufficient, and recommended that, as a next step, Itron senior management meet with Silver Spring senior management and Evercore to discuss potential synergies that could be achieved in a business combination transaction between Itron and Silver Spring.

On June 19, 2017, Silver Spring and Party J entered into a confidentiality agreement, which did not include a standstill provision, because Party J would not enter into a confidentiality agreement that included a standstill provision, and Silver Spring senior management, after discussion with representatives of Fenwick, determined that the benefit of including Party J in the potential sale process outweighed the risk that Party J would propose a transaction directly to Silver Spring’s stockholders. The confidentiality agreement with Party J did not include an exclusivity provision.

On June 22, 2017, the Strategy Committee held a meeting, with Silver Spring senior management present, during which the Committee discussed the current status of the market check and strategy with respect to negotiations with Itron.

On June 26, 2017, members of Silver Spring senior management met with members of Itron senior management to discuss potential synergies that could be achieved in a business combination of Itron and Silver Spring. Over the next several days, representatives of Evercore provided additional financial information of Silver Spring to representatives of Itron.

On June 28, 2017, Silver Spring senior management and representatives of Evercore held a meeting with representatives of Itron to discuss additional due diligence questions that had been provided to Silver Spring by representatives of Itron.

On June 29, 2017, members of Silver Spring senior management held a meeting with representatives of Party J to provide an overview of, and answer questions regarding, Silver Spring’s business. During the meeting, Silver Spring senior management provided Party J with a summary of the management case forecasts through December 31, 2020.

On June 30, 2017, Mr. Mezey contacted Mr. Van Camp to further discuss Itron’s May 26 proposal. Mr. Mezey indicated that while the discussion of potential synergies on June 26, 2017 had been helpful in validating Itron’s current view of the value of Silver Spring, it did not materially change Itron’s view on valuation.

On July 2, 2017, the Strategy Committee held a meeting, with Silver Spring senior management and representatives of each of Evercore and Fenwick present. During the meeting, the representatives of Evercore provided an update on its market check activities, particularly with respect to Itron, Party C and Party J. Mr. Bell discussed the recent meetings and discussions between Silver Spring senior management and Itron senior management. The Committee members, Mr. Bell and the representatives of Evercore then discussed next steps with respect to responding to Itron’s May 26 proposal. The Committee members and representatives of Evercore discussed the objectives of increasing Itron’s bid to the highest price possible and keeping Itron engaged with a reasonable counterproposal, while not agreeing to Itron’s request for exclusivity and allowing Silver Spring to complete its market check process. The Committee members agreed to recommend to the board that a counterproposal of $18.00 per share would be delivered to Itron, along with information regarding Silver Spring’s preliminary financial results for the quarterly period ended June 30, 2017. After representatives of Evercore departed the meeting, the Committee members, Silver Spring senior management and a representative of Fenwick discussed Evercore’s engagement letter, and the engagement of Evercore as Silver Spring’s financial advisor. The Committee members agreed to recommend to the board that Silver Spring engage Evercore as its financial advisor.

Later on July 2, 2017, the Silver Spring board held a meeting, with Silver Spring senior management and representatives of each of Evercore and Fenwick present. During the meeting, Mr. Van Camp and a representative of Evercore provided an update on the meetings and conversations with representatives of Itron and the market check process. Mr. Van Camp and a representative of Evercore then discussed the Strategy Committee’s recommendation regarding a counterproposal to Itron, at a price of $18.00 per share, which would be delivered with information regarding Silver Spring’s preliminary financial results for the quarterly period ended June 30, 2017. After discussion, the Silver Spring board authorized Evercore to present the counterproposal as discussed. Following the dismissal of representatives of Evercore from the meeting, the board, with a member of senior management and a representative of Fenwick present, discussed the proposed engagement letter with Evercore. After discussion, the board unanimously approved the engagement of Evercore as Silver Spring’s financial advisor. Later that same day, Silver Spring entered into the engagement letter with Evercore.

On July 6, 2017, a representative of Evercore, on behalf of the Silver Spring board, communicated the $18.00 per share counterproposal to representatives of Centerview. That same day, a representative of Evercore delivered to a representative of Itron information regarding Silver Spring’s preliminary financial results for the quarterly period ended June 30, 2017, and proposed a call between Silver Spring senior management and Itron senior management to discuss such information.

On July 10, 2017, Party C submitted a non-binding proposal to acquire all of Silver Spring’s outstanding common stock at a price of $15.00 per share in cash on a fully diluted basis. Party C’s proposal was subject to the satisfactory completion of its due diligence, but did not include any request that Silver Spring enter into an exclusivity agreement with Party C.

On July 11, 2017, members of Silver Spring senior management and representatives of Evercore held a meeting with representatives of Itron to discuss Silver Spring’s preliminary financial results for the quarterly period ended June 30, 2017.

On July 12, 2017, the Strategy Committee held a meeting, with Silver Spring senior management and representatives of each of Evercore and Fenwick present. During the meeting, the Committee members and representatives of Evercore discussed Party C’s proposal and negotiation tactics with respect to Itron and Party C. A representative of Evercore provided an update on discussions with Party I and Party J, and Mr. Bell discussed the possibility of arranging a meeting with the CEO of Party J. The Committee members, senior management and representatives of Evercore then discussed the relative benefits of reaching out to additional parties who were not part of Evercore’s initial market outreach efforts.

That same day, members of Silver Spring senior management held a meeting with representatives of Party I to provide an overview of, and answer questions regarding, Silver Spring’s business. During the meeting, Silver Spring senior management provided Party I a summary of the management case forecasts through December 31, 2020. Later that same day, representatives of Evercore delivered additional information and a letter to Party I, which letter requested that Party I return an initial non-binding indication of interest describing terms for a potential acquisition of Silver Spring by July 20, 2017.

Also on July 12, 2017, a representative of Evercore contacted a representative of Party C to discuss Party C’s proposal, during which the representative of Evercore, at the direction of the Strategy Committee, indicated that Party’s C’s proposal of $15.00 per share was insufficient.

On July 14, 2017, Mr. Mezey contacted Mr. Van Camp to inquire whether the parties could reach an agreement on price if Itron modestly improved its previous offer of $15.00 per share. Mr. Mezey indicated that Itron was still at $15.00 per share, but that Mr. Mezey believed that he could obtain support from Itron’s board of directors to increase the proposed price slightly. In response, Mr. Van Camp stated that Silver Spring had another offer from another potential acquirer and that Itron’s May 26 proposal of $15.00 per share was insufficient. Mr. Van Camp reminded Mr. Mezey of Silver Spring’s counterproposal of $18.00 per share, and stated that Itron would need to make its best effort in responding to Silver Spring’s counterproposal.

On July 15, 2017, the Strategy Committee held a meeting, with Silver Spring senior management and representatives of each of Evercore and Fenwick present, during which the Committee and its advisors discussed the call between Mr. Mezey and Mr. Van Camp the previous day. Also during the meeting, a representative of Evercore provided an update on recent discussions with Party C, Party I and Party J, including a proposed meeting between Mr. Bell and the CEO of Party J that was being planned for July 17, 2017. The Committee and its advisors further discussed strategies for negotiations with Itron and Party C.

On July 17, 2017, Mr. Bell and representatives of Evercore met with the CEO of Party J to discuss a potential business combination transaction between Silver Spring and Party J.

On July 18, 2017, Party I indicated that it was not interested in pursuing a business combination with Silver Spring.

July 20, 2016, representatives of Party C contacted representatives of Evercore and stated that Party C was withdrawing from the process because it would likely decrease its offer to a price below $15.00 per share due to the risks that Party C perceived in proceeding with a business combination transaction with Silver Spring, and therefore did not believe that it could remain competitive in the process.

Also on July 20, 2017, representatives of Evercore contacted representatives of Party J to discuss the meeting held on July 17, 2017, among Mr. Bell, representatives of Evercore and the CEO of Party J.

On July 21, 2017, the Strategy Committee held a meeting, with Silver Spring senior management and representatives of each of Evercore and Fenwick present. During the meeting, a representative of Evercore provided an update on discussions with Party C, Itron and Party J, including the meeting between Mr. Bell and the CEO of Party J on July 17, 2017, and the July 20 discussion with the representative of Party C. The Committee members and representatives of Evercore discussed the process for sending a bid process letter to Itron and Party J. After discussion, the Committee instructed Evercore to inform Itron and Party J that proposals should be submitted by August 11, 2017.

Also on July 21, 2017, representatives of Evercore delivered a letter to Itron and Party J, requesting that each of Itron and Party J return, by August 11, 2017, a non-binding indication of interest describing terms for a potential acquisition of Silver Spring. Later that same day, a draft merger agreement, prepared by representatives of Fenwick, which we refer to as the draft merger agreement in this proxy statement, was made available to representatives of each of Itron and Party J.

On July 22, 2017, representatives of Evercore provided representatives of Itron access to a virtual data room containing non-public information of Silver Spring. Between July 22, 2017 and September 17, 2017, Itron continued its due diligence, including reviewing the materials provided in the virtual data room and scheduling and participating in due diligence conference calls and meetings with Silver Spring senior management.

On July 24, 2017, representatives of Evercore provided representatives of Party J access to a virtual data room containing non-public information of Silver Spring.

On July 27, 2017, Mr. Van Camp, on behalf of the Strategy Committee, requested that Evercore contact representatives of a public company (which we refer to as Party K in this proxy statement) that had not previously been contacted in Evercore’s initial outreach, to discuss Party K’s possible interest in a business combination transaction with Silver Spring.

On July 30, 2017, and on August 2, 2017, representatives of Evercore contacted representatives of Party K to discuss Party K’s possible interest in a business combination transaction with Silver Spring.

On August 11, 2017, Itron submitted a third revised non-binding proposal to acquire all of Silver Spring’s outstanding common stock at a price of $15.00 per share in cash on a fully diluted basis, which proposal also requested that Silver Spring enter into a 14-day exclusivity period. In addition to the proposal letter, Itron delivered an executed commitment letter from Wells Fargo for debt financing of up to $1.1 billion in connection with Itron’s proposed acquisition of Silver Spring. That same day, representatives of Itron provided representatives of Silver Spring with Itron’s proposed revisions to the draft merger agreement, which included a termination fee in the amount of 3.85% of the aggregate merger consideration, and a requirement that certain stockholders of Silver Spring enter into a voting agreement. Party J did not return a non-binding indication of interest for a potential acquisition of Silver Spring.

On August 12, 2017, the Silver Spring board held a special meeting, with Silver Spring senior management and representatives of each of Evercore and Fenwick present. During the meeting, the Silver Spring board discussed Itron’s August 11 proposal of $15.00 per share, and Itron’s proposed changes to the draft merger agreement. In an executive session of the board, with a member of senior management and a representative of Fenwick present, the members of the board then discussed their views of the value of Silver Spring, including in the event that Silver Spring were to remain as a standalone company, and instructed senior management to prepare a presentation as to the strategy to achieve growth in its core business and expand into new markets and/or solutions (including relative to Silver Spring’s IoT business), and the related operational risks, including the potential failure to close projected deals and the potential failure of Silver Spring’s IoT business to grow as rapidly as anticipated. The board then discussed Itron’s proposed changes to the draft merger agreement with a member of senior management and a representative of Fenwick. During a session of the independent members of the Silver Spring board, Mr. Van Camp provided an overview of the market check process that had been conducted to date, including recent interest in a potential transaction expressed by Party K, and presented what he considered to be the three viable alternatives for Silver Spring, which were to continue with a potential business combination transaction, to remain as a standalone company and execute on its current strategy, or to remain as a standalone company and re-examine Silver Spring’s current strategy. The independent members then discussed the viability and advisability of each of these alternatives.

Later on August 12, 2017, Silver Spring entered into a confidentiality agreement with Party K, which included a standstill provision similar to the standstill provision in the confidentiality agreement with Itron. The confidentiality agreement with Party K did not include any exclusivity provision.

On August 15, 2017, members of Silver Spring senior management held a meeting with representatives of Party K to provide an overview of, and answer questions regarding, Silver Spring’s business. During the meeting, Silver Spring senior management provided Party K with a summary of the management case forecasts through December 31, 2020.

Later on August 15, 2017, the Strategy Committee held a meeting, with Silver Spring senior management and representatives of each of Evercore and Fenwick present, during which the Committee members, senior management and representatives of each of Evercore and Fenwick discussed negotiation tactics with regard to Itron’s August 11 proposal, the recent discussions with Party K and the lack of response from Party J. After discussion, the Committee agreed that a counterproposal of $16.75 per share would be made in response to Itron’s August 11 proposal, along with a revised draft merger agreement. The Committee members instructed Evercore to communicate such counterproposal to representatives of Centerview.

On August 16, 2017, a representative of Evercore communicated Silver Spring’s counterproposal of $16.75 per share to a representative of Centerview. Later that same day, a representative of Fenwick provided representatives of Jones Day with Silver Spring’s proposed revisions to the draft merger agreement.

On August 17, 2017, representatives of a private equity firm (which we refer to as Party L in this proxy statement) that was not previously contacted by Evercore, contacted representatives of Evercore regarding Party L’s potential interest in a business combination transaction with Silver Spring. That same day, Silver Spring senior management requested that Evercore contact representatives of Party L to discuss Party L’s potential interest in a business combination transaction with Silver Spring.

On August 18, 2017, Party K indicated that it was not interested in pursuing a business combination transaction with Silver Spring.

Later that same day, representatives of Evercore contacted representatives of Party L to discuss Party L’s potential interest in a business combination transaction with Silver Spring.

On August 19, 2017, the Silver Spring board held a special meeting, with Silver Spring senior management and representatives of each of Evercore and Fenwick present. During the meeting, Mr. Bell made a presentation to the board regarding Silver Spring’s standalone strategic goals for the next 36 months, including an objective to optimize operational and financial performance and its competitive position through international expansion, new solutions, IoT growth and gross margin improvements. The board discussed operational and timing risks associated with this strategy. Following this discussion, representatives of Evercore provided an update on recent discussions with Party J, Party K and Party L. The board and its advisors then discussed strategy and next steps with respect to negotiations with Itron. In an executive session, with a member of senior management and representatives of Fenwick present, a representative of Fenwick reviewed for the board its fiduciary duties in connection with a potential sale of Silver Spring.

On August 21, 2017, the Strategy Committee held a meeting, with Silver Spring senior management and representatives of each of Evercore and Fenwick present, during which meeting the Committee and its advisors discussed likely next steps and strategies following the anticipated receipt of a response from Itron to Silver Spring’s August 16 counterproposal. The Committee also discussed the status of other potential bidders in the process as well as Silver Spring senior management’s strategy presentation on August 19, Silver Spring’s 2017 guidance (which had been made publicly available at the time that Silver Spring publicly announced its financial results for the quarterly period ended June 30, 2017) and Silver Spring’s internal financial plan.

Also on August 21, 2017, a representative of Centerview communicated to representatives of Evercore that Itron was increasing its offer to $15.50 per share.

Later on August 21, 2017, representatives of Jones Day provided representatives of Fenwick with Itron’s proposed revisions to the draft merger agreement.

On August 22, 2017, the Strategy Committee held a meeting, with Silver Spring senior management and representatives of each of Evercore and Fenwick present, during which the Committee and its advisors discussed the increase in Itron’s offer to $15.50 per share, strategies and next steps. The Committee determined that Silver Spring should make a counterproposal at a price of $16.50 per share and with respect to certain key terms of the merger agreement, and instructed Evercore to communicate such counterproposal to Centerview. Later that same day, a representative of Evercore communicated to a representative of Centerview Silver Spring’s counterproposal of $16.50 per share and response regarding certain key terms of the merger agreement.

On August 23, 2017, Silver Spring entered into a confidentiality agreement with Party L, which included a standstill provision similar to the standstill provision included in the confidentiality agreement with Itron. The confidentiality agreement with Party L did not include an exclusivity provision.

On August 24, 2017, Mr. Mezey contacted Mr. Van Camp and communicated that Itron had increased its offer to $16.00 per share, and that Itron was prepared to move quickly to complete a transaction. Mr. Mezey also requested that Silver Spring enter into an exclusivity agreement with Itron to continue negotiating the transaction. In response, Mr. Van Camp stated that Itron would need to improve its bid to $16.50 per share in order for Silver Spring to agree to exclusivity.

Also on August 24, 2017, a representative of Centerview communicated to representatives of Evercore that Itron had increased its offer to $16.00 per share.

Later on August 24, 2017, the Silver Spring board held a meeting, with Silver Spring senior management and representatives of each of Evercore and Fenwick present. During the meeting, the Silver Spring board and its advisors discussed Itron’s most recent offer of $16.00 per share, including Itron’s request for exclusivity. The board also discussed the risks associated with Itron obtaining financing for the transaction and other deal terms that related to deal certainty. Also during the meeting, Silver Spring senior management presented a strategy for Silver Spring to achieve growth in its core business and expand into new markets and/or solutions if a business combination transaction involving Silver Spring was not consummated. The Silver Spring board and its advisors then discussed the relative benefits and risks of Silver Spring remaining as a standalone company (including related timing and operational risks, and the risk that material results in the IoT business would not develop as rapidly as anticipated). After discussion, a representative of Evercore provided an update on the status of discussions with Party C, Party J and Party L. During the meeting, a representative of Fenwick reviewed for the board its fiduciary duties in connection with a potential sale of Silver Spring. Later that same day, at the direction of the Silver Spring board, a representative of Evercore contacted a representative of Centerview to reiterate Silver Spring’s previous counterproposal of $16.50 per share.

On August 25, 2017, representatives of Jones Day and representatives of Fenwick discussed the remaining open issues in the draft merger agreement, including the regulatory efforts standard and the termination fee.

On August 26, 2017, representatives of Evercore held a meeting with representatives of Centerview, during which the parties discussed the remaining open issues in the draft merger agreement and open diligence issues. Representatives of Centerview also indicated that if Itron were to revise its previous proposal of $16.00 per share, any revision would be Itron’s best and final offer.

On August 28, 2017, a representative of Centerview communicated to representatives of Evercore that Itron had increased its bid to $16.25 per share, and reiterated that this was Itron’s best and final offer.

On August 29, 2017, the Strategy Committee held a meeting, with Silver Spring senior management and representatives of each of Evercore and Fenwick present, during which the Committee and its advisors discussed Itron’s increase of its bid to $16.25 per share, negotiation tactics and next steps with respect to Itron, including delivering a revised draft of the proposed merger agreement to Itron, and the status of discussions with Party C, Party J and Party L.

On August 29, 2017, representatives of Fenwick provided representatives of Jones Day with Silver Spring’s proposed revisions to the draft merger agreement.

On August 30, 2017, Mr. Bell contacted a representative of Party J to inquire as to Party J’s interest in continuing to pursue a possible business combination transaction with Silver Spring. The representative of Party J indicated that it was not likely that Party J would pursue a possible business combination transaction with Silver Spring.

On September 1, 2017, members of Silver Spring senior management held a meeting with representatives of Party L, which meeting included a representative of an affiliate of Party L, to provide an overview of, and answer questions regarding, Silver Spring’s business. During the meeting, Silver Spring senior management provided Party L with a summary of the management case forecasts through December 31, 2020.

Later on September 1, 2017, representatives of Jones Day met with representatives of Fenwick to attempt to resolve the remaining issues on the draft merger agreement. Following such meeting, Fenwick and Jones Day advised their respective clients as to the ongoing discussions concerning unresolved key issues.

On September 6, 2017, members of Silver Spring senior management held a meeting with representatives of Itron to discuss, among other things, Itron’s proposed timing to complete its due diligence and finalize the merger agreement.

Also on September 6, 2017, Mr. Bell contacted a representative of Party C to discuss an additional meeting to be held between Silver Spring senior management and Party C senior management to discuss a potential transaction with Silver Spring.

On September 7, 2017, a representative of Party L communicated to a representative of Evercore that, while a stock merger between Silver Spring and a portfolio company of Party L (which might not imply a premium for Silver Spring) might be worth discussing from Party L’s viewpoint, Party L did not believe it would be competitive in a process that contemplated an all-cash transaction with a premium, and therefore was not interested in pursuing a business combination transaction with Silver Spring.

On September 8, 2017, a representative of Jones Day provided representatives of Fenwick with Itron’s proposed revisions to the draft merger agreement and a draft form of voting agreement.

Later on September 8, 2017, the Strategy Committee held a meeting, with Silver Spring senior management and representatives of each of Evercore and Fenwick present. During the meeting, the Committee and its advisors discussed the status of negotiations with Itron, including its continued bid of $16.25 and the fact that Itron had continued to ask for exclusivity, and the status of discussions with Party C, Party J, and Party L. The Committee members also discussed a proposed meeting with an additional public company (which we refer to as Party M in this proxy statement), to discuss a potential business combination transaction with Silver Spring.

Between September 8, 2017 and September 16, 2017, representatives of Jones Day and Fenwick continued to negotiate the terms of the draft merger agreement and the voting agreement.

On September 10, 2017, a public company (which we refer to as Party N in this proxy statement) that was not previously contacted by Evercore contacted representatives of Evercore regarding a potential business combination with Silver Spring.

Between September 12, 2017 and September 13, 2017, representatives of Silver Spring senior management contacted each of Party M and Party N regarding a potential business combination transaction with Silver Spring.

On September 13, 2017, members of Silver Spring senior management met with representatives of Party M regarding a potential business combination transaction with Silver Spring. That same day, Party N indicated that it was not interested in pursuing a business combination transaction with Silver Spring in a timeframe that would enable it to be competitive with other potential buyers.

On September 14, 2017, Silver Spring entered into a confidentiality agreement with Party M, which did not include a standstill provision. Silver Spring did not request a standstill provision in the confidentiality agreement with Party M because the potential delays associated with negotiating a confidentiality agreement that included such provision with Party M might preclude having discussions between Party M and Silver Spring senior management on the timeline that Party M proposed. The confidentiality agreement with Party M did not include an exclusivity period.

Later on September 14, 2017, the Strategy Committee held a meeting, with Silver Spring senior management and representatives of each of Evercore and Fenwick present. During the meeting, the Committee discussed a proposed meeting with Party C that was scheduled for the morning of September 18, 2017, and Itron’s proposal that the parties would sign the draft merger agreement on September 17, 2017, and announce the transaction the following morning. The Committee and the representatives of each of Evercore and Fenwick discussed the possibility of delaying the final approval of the transaction with Itron until after the meeting scheduled with Party C. During the discussions, representatives of Evercore and Fenwick described the potential risks related to such a delay, including the risk that Itron would withdraw its offer, and the likelihood that Party C would make a topping bid after public announcement of Silver Spring signing the merger agreement with Itron, given Party C’s earlier decision not to pursue a transaction with Silver Spring. The Committee determined that Mr. Van Camp should propose to Mr. Mezey that the signing of the merger agreement be delayed by 24 hours, thereby enabling Mr. Bell and others to meet with representatives of Party C on September 18, 2017.

On September 15, 2017, Mr. Van Camp communicated to Mr. Mezey Silver Spring’s proposal that the signing of the merger agreement be delayed by 24 hours. In response, Mr. Mezey stated that Itron would withdraw from the process if there were any delay in signing the merger agreement after September 17, 2017. Thereafter, Mr. Van Camp stated that Silver Spring would withdraw its request to delay the signing of the merger agreement.

Also on September 15, 2017, Party M indicated that it was not interested in pursuing a business combination transaction with Silver Spring.

On September 16, 2017, Mr. Bell contacted a representative of Party C, and provided the representative with additional information pertaining to Silver Spring’s recent and potential financial performance, and Silver Spring’s strategic fit with Party C.

On September 17, 2017, each of Mr. Bell and Warren Weiss, a member of the Silver Spring board, contacted a representative of Party C to discuss a potential business combination transaction with Silver Spring.

Later on September 17, 2017, the Silver Spring board met for the purpose of reviewing the final terms of the proposed merger agreement. Prior to the meeting, the final form of the proposed merger agreement and the voting agreement had been circulated to the board. At the beginning of the meeting, Mr. Weiss and Mr. Bell provided an update to the board on their discussions with a representative of Party C. Representatives of Fenwick then reviewed the negotiated resolution of the remaining issues in the merger agreement and voting agreement, and again reviewed the Board’s fiduciary duties. Representatives of Evercore reviewed Evercore’s financial analysis of the proposed merger. Following this presentation, Evercore rendered an oral opinion to the Silver Spring board, subsequently confirmed in its written opinion dated September 17, 2017, to the effect that, as of the date of such opinion, and based upon and subject to the assumptions, procedures, factors, qualifications and limitations set forth therein, the merger consideration was fair, from a financial point of view, to the holders of the shares of Silver Spring common stock entitled to receive such merger consideration. Following discussion, the Silver Spring board unanimously (1) approved the merger agreement and the transactions contemplated by the merger agreement, upon the terms and subject to the conditions set forth in the merger agreement, (2) authorized management to submit the merger agreement to the Silver Spring stockholders for adoption at the Silver Spring stockholder meeting and (3) recommended that Silver Spring’s stockholders adopt the merger agreement and approve the transactions contemplated by the merger agreement.

Later on September 17, 2017, the parties executed the merger agreement.

On September 18, 2017, prior to the opening of the financial markets that day, the parties issued a joint press release publicly announcing entry into the merger agreement.

Reasons for the Merger

In evaluating the merger and the merger agreement, the Silver Spring board consulted with Silver Spring senior management as well as Silver Spring’s legal and financial advisors. In determining to approve the merger agreement and the merger and recommend that Silver Spring stockholders vote their shares of Silver Spring common stock in favor of the proposal to approve the merger agreement, the merger and the principal terms thereof, the Silver Spring board considered a number of factors in favor of the merger, including the following (but they did not assign any weighting to these factors as to their relative importance):

•	the fact that the merger consideration represents:
•	a 25.0% premium over Silver Spring’s closing share price of $13.00 on September 15, 2017, the last trading day prior to the public announcement of the merger agreement with Itron;
•	a 28.5% premium over Silver Spring’s closing share price of $12.65 on September 8, 2017;
•	a 25.4% premium over Silver Spring’s closing share price of $12.96 on August 15, 2017;
•	a 38.3% premium over Silver Spring’s average closing share price of $11.75 over the three-month period ending September 15, 2017;
•	a 44.5% premium over Silver Spring’s average closing share price of $11.25 over the six-month period ending September 15, 2017;
•	a 32.1% premium over Silver Spring’s average closing share price of $12.30 over the 12-month period ending September 15, 2017;
•	a 27.5% premium over Silver Spring’s average closing share price of $12.74 over the 24-month period ending September 15, 2017;
•	a 37.2% premium over Silver Spring’s average closing share price of $11.85 over the 36-month period ending September 15, 2017;

•	a 65.5% premium over Silver Spring’s lowest closing share price of $9.82 over the 52-week period ending September 15, 2017; and
•	a 5.6% premium over Silver Spring’s highest closing share price of $15.39 over the 52-week period ending September 15, 2017.
•	the opinion, dated September 17, 2017, of Evercore to the Silver Spring board to the effect that, as of the date of such opinion, and based upon and subject to the assumptions, procedures, factors, qualifications and limitations set forth therein, the merger consideration was fair, from a financial point of view, to the holders of the shares of Silver Spring common stock entitled to receive such Merger Consideration, as more fully described in the section entitled “—Opinion of Silver Spring’s Financial Advisor” beginning on page 46 of this proxy statement;
•	its belief, based on discussions and negotiations by Silver Spring senior management and advisors with Itron and other potentially interested parties, that the merger consideration (which Itron increased from an initial offer of $15.00 per share of Silver Spring common stock to the final $16.25 per share of Silver Spring common stock during the course of negotiations, as described in the section entitled “—Background of the Merger” beginning on page 30 of this proxy statement) was the highest price Itron or any other interested party would be willing to pay;
•	its familiarity with Silver Spring’s business, operations, assets, properties, business strategy and competitive position and the nature of the industries in which Silver Spring operates, industry trends, and economic and market conditions, both on a historical and on a prospective basis;
•	its belief that, based on its knowledge and discussions with Silver Spring senior management regarding Silver Spring’s business, financial condition, results of operations, competitive position, business strategy and prospects, as well as the risks (including the risks described in Silver Spring’s filings with the SEC) involved in, and the timing and likelihood of actually achieving additional value for Silver Spring stockholders from successfully executing on Silver Spring’s business strategy, that on a risk-adjusted basis, remaining independent and executing on Silver Spring’s business strategy was not reasonably likely to create value for Silver Spring stockholders greater than the merger consideration;
•	that the Silver Spring board, with the assistance of Silver Spring senior management and Evercore, considered other parties that would be most likely to have a strategic interest in, and financial ability to complete, a business combination with Silver Spring and solicited the interest of such parties, and that none of the parties contacted indicated an interest in paying a higher price per share than $16.25 per share of Silver Spring common stock;
•	the fact that the merger consideration consists solely of cash, which provides certainty of value and liquidity to Silver Spring stockholders and does not expose them to any future risks related to the business or the financial markets generally, as compared to a transaction in which stockholders receive shares or other securities, or as compared to Silver Spring remaining independent;
•	its belief that the conditions to closing in the merger agreement (as described in in the section entitled “Terms of the Merger Agreement—Conditions to Consummation of the Merger” beginning on page 97 of this proxy statement), including the definition of “Material Adverse Effect” in the merger agreement (as described in in the section entitled “Terms of the Merger Agreement—Representations and Warranties—Material Adverse Effect Definition” beginning on page 82 of this proxy statement) provide a high degree of likelihood that the merger will be consummated;
•	its belief, based on the Silver Spring board’s general knowledge of Itron’s business, operations, management, reputation and financial condition, that there was a high probability that the merger would be successfully consummated on the agreed-upon terms after a merger agreement was entered into with Itron;
•	the fact that Itron’s obligation to consummate the transaction is not subject to any financing condition and the fact that Itron has entered into the commitment letter pursuant to which, subject to the terms and conditions set forth therein, Wells Fargo has committed to debt financing of up to $1.1 billion in connection with Itron’s proposed acquisition of Silver Spring;

•	Silver Spring’s ability to specifically enforce Itron’s obligations under the merger agreement, including Itron’s obligations to consummate the merger, and Silver Spring’s ability to seek damages upon any willful breach by Itron associated with the failure of the financing to occur;
•	Silver Spring’s right under the merger agreement to respond to third parties submitting unsolicited acquisition proposals by providing information subject to a confidentiality agreement, and to engage in negotiations or discussions with such persons, if the Silver Spring board, prior to taking any such actions, determines in good faith that such acquisition proposal either constitutes a “superior proposal” or could reasonably be expected to lead to a “superior proposal” (as described in the section entitled “Terms of the Merger Agreement—No Solicitation by Silver Spring of Acquisition Proposals; Changes in Board Recommendation” beginning on page 89 of this proxy statement);
•	the right of the Silver Spring board, under certain circumstances specified in the merger agreement, to withdraw, qualify or modify its recommendation that Silver Spring stockholders adopt the merger agreement in the event that a “superior proposal” is made to Silver Spring, subject to certain conditions set forth in the merger agreement (including Itron’s right to have an opportunity to revise the terms of the merger agreement) and Silver Spring’s obligation to pay the termination fee of $32.3 million in the event that Silver Spring or Itron were to terminate the merger agreement following such withdrawal, qualification or modification;
•	the right of the Silver Spring board, under certain circumstances specified in the merger agreement, to withdraw, qualify or modify its recommendation that Silver Spring stockholders adopt the merger agreement in the event that an “intervening event” with respect to Silver Spring occurs, subject to certain conditions set forth in the merger agreement (including Itron’s right to have an opportunity to revise the terms of the merger agreement) and Silver Spring’s obligation to pay the termination fee of $32.3 million in event that Itron were to terminate the merger agreement following such withdrawal, qualification or modification;
•	Silver Spring’s ability to terminate the merger agreement in order to enter into a definitive agreement that the Silver Spring board determines to be a “superior proposal”, subject to certain conditions set forth in the merger agreement (including Itron’s right to have an opportunity to revise the terms of the merger agreement) and Silver Spring’s obligation to pay the termination fee of $32.3 million;
•	its belief, after discussion with Silver Spring’s advisors, that the termination fee of $32.3 million, which constitutes approximately 3.4% of Silver Spring’s equity value in the merger, would not preclude or substantially impede a possible superior proposal from being made;
•	the requirement that the merger will only be effective if approved by the holders of at least a majority of all outstanding shares of Silver Spring common stock, providing Silver Spring stockholders with the right to approve or disapprove of the merger;
•	the fact that Silver Spring stockholders will be entitled to dissenters rights under Delaware law;
•	its belief that the merger agreement’s restrictions on Silver Spring’s ability to take certain actions during the pendency of the merger will not unduly interfere with Silver Spring’s ability to operate its business in the ordinary course;
•	the fact that the merger does not require the approval of Itron’s stockholders, with the attendant risks associated with such a vote;
•	its belief that the terms of the merger agreement, taken as a whole, provide a high degree of protection against the risk that the consummation of the merger will be unduly delayed or that the merger will not be consummated;
•	its belief, following consultation with legal counsel, that the transaction with Itron presented a limited risk of not achieving regulatory clearance, or having a delay in consummation of the transaction due to regulatory review, and the fact that the merger agreement also requires Itron to take certain actions necessary to achieve regulatory clearance for the merger;

•	that the merger agreement was the product of arms-length negotiations and contains terms and conditions that are, in the Silver Spring board’s view, favorable to Silver Spring and its stockholders; and
•	the continued costs, risks and uncertainties associated with continuing to operate independently as a public company.

In addition, the Silver Spring board considered a number of uncertainties, risks and other factors weighing against the merger in its deliberations, including the following (not necessarily in order of relative importance):

•	the non-solicitation provisions of the merger agreement that restrict Silver Spring’s ability to solicit or, subject to certain exceptions, engage in discussions or negotiations with third parties regarding a proposal to acquire Silver Spring, and the fact that, upon termination of the merger agreement under certain specified circumstances, Silver Spring will be required to pay a termination fee of $32.3 million, which could have the effect of discouraging alternative proposals for a business combination with Silver Spring or reduce the price of such proposal;
•	the fact that the all-cash price, while providing relative certainty of value, would not allow Silver Spring stockholders to participate in any future appreciation of Itron’s stock or benefit from any future appreciation in the value of Silver Spring after the merger;
•	the fact that the merger agreement restricts Silver Spring’s ability to engage in certain activities between the date of the merger agreement and the effective time of the merger, and that these restrictions could prevent Silver Spring from taking advantage of business opportunities, such as potential acquisitions, which would be advisable if Silver Spring were to remain an independent company;
•	the fact that the merger may not be consummated unless and until specified conditions are satisfied or waived as more fully described in the section entitled “Terms of the Merger Agreement—Conditions to Consummation of the Merger” beginning on page 97 of this proxy statement, and the right of Itron to terminate the merger agreement under certain circumstances;
•	the potential risk and costs to Silver Spring related to the announcement of the merger and the possibility that the merger does not close, including the potential distraction of employee and management attention during the pendency of the merger, possible employee attrition, the possible impact on existing and prospective customers and business partners, the potential effect on existing relationships with other parties, and the impact that the failure of the merger to close could have on the trading price of shares of Silver Spring common stock, Silver Spring’s operating results (including the costs incurred in connection with the transactions) and Silver Spring’s ability to maintain sales, but the Silver Spring board believed that these risks were reasonable and worthwhile to undertake considering the terms of the merger agreement, including the likelihood that conditions to closing would be satisfied, and the absence of a financing condition; and
•	the fact that receipt of the merger consideration in exchange for shares of Silver Spring common stock pursuant to the merger would generally be a taxable transaction for United States federal income tax purposes as more fully described in the section entitled “—U.S. Federal Income Tax Consequences of the Merger” beginning on page 66 of this proxy statement.

During its consideration of the merger, the Silver Spring board also was aware of the fact that some of Silver Spring’s directors and executive officers have interests in the merger that differ from or are in addition to their interests as those of Silver Spring stockholders generally, which interests are described in the section entitled “—Interests of Silver Spring’s Directors and Executive Officers in the Merger” beginning on page 58 of this proxy statement.

The foregoing description of the information and factors considered by the Silver Spring board is not meant to be an exhaustive but is believed to address the material information and factors considered. In view of the wide variety of factors considered by the Silver Spring board, it did not consider it practicable to, nor did it attempt to, quantify or to give relative weights to the various factors in reaching its determinations and recommendation. Moreover, in considering the factors discussed above, each individual director applied his or her own personal business judgment to the process and may have given different weights to different factors. The Silver Spring board did not undertake to make any specific determination as to whether any factor, or any particular aspect of any factor, supported or did not support its ultimate determination. The Silver Spring board based its recommendation on the totality of the information presented.

Recommendation of the Silver Spring Board of Directors

The Silver Spring board, after considering all factors that the Silver Spring board deemed relevant, and after consultation with independent legal and financial advisors, unanimously (i) determined that the merger agreement and the merger are fair to, and in the best interests of, Silver Spring and its stockholders, upon the terms and subject to the conditions set forth in the merger agreement, (ii) approved and declared advisable the merger agreement and the transactions contemplated thereby, including the merger, upon the terms and subject to the conditions set forth in the merger agreement, and (iii) resolved to recommend that Silver Spring stockholders approve the merger agreement, the merger and the principal terms thereof. Certain factors considered by the Silver Spring board in reaching these decisions can be found in the section entitled “—Reasons for the Merger” beginning on page 42 of this proxy statement.

The Silver Spring board unanimously recommends that Silver Spring stockholders vote “FOR” the approval of the merger agreement and the merger.

Opinion of Silver Spring’s Financial Advisor

Silver Spring retained Evercore to act as its financial advisor in connection with evaluating strategic and financial alternatives, including the merger. As part of this engagement, Silver Spring requested that Evercore evaluate the fairness, from a financial point of view, of the merger consideration to be received by the holders of Silver Spring common stock entitled to receive such merger consideration. At a meeting of the Silver Spring board of directors held on September 17, 2017, Evercore rendered its oral opinion to the Silver Spring board of directors, which opinion was subsequently confirmed by delivery of a written opinion dated September 17, 2017, that, as of the date thereof, and based upon and subject to the factors, procedures, assumptions, qualifications, limitations and other matters set forth in its written opinion, the merger consideration to be received by the holders of Silver Spring common stock entitled to receive such merger consideration was fair, from a financial point of view, to such holders of Silver Spring common stock.

The full text of Evercore’s written opinion, dated September 17, 2017, which sets forth, among other things, the factors considered, procedures followed, assumptions made and qualifications and limitations on the scope of review undertaken by Evercore in rendering its opinion, is attached as Annex B to this proxy statement and is incorporated herein by reference in its entirety. Silver Spring urges you to read the opinion carefully and in its entirety. Evercore’s opinion was addressed to, and for the information and benefit of, the Silver Spring board of directors in connection with its evaluation of the merger. Evercore’s opinion did not address the relative merits of the merger as compared to other business or financial strategies that might be available to Silver Spring, nor did it address the underlying business decision of Silver Spring to engage in the merger. Evercore’s opinion did not constitute a recommendation to the Silver Spring board of directors or to any other persons in respect of the merger, including as to how any holder of shares of Silver Spring common stock should vote or act with respect to the merger. The summary of Evercore’s opinion set forth in this proxy statement is qualified in its entirety by reference to the full text of such opinion attached as Annex B to this proxy statement. Evercore has consented to the inclusion of its opinion as Annex B to this proxy statement.

In connection with rendering its opinion, Evercore, among other things:

•	reviewed certain publicly available business and financial information relating to Silver Spring that Evercore deemed to be relevant, including publicly available research analysts’ estimates;
•	reviewed certain non-public historical financial statements and other non-public historical financial and operating data relating to Silver Spring prepared and furnished to Evercore by management of Silver Spring;
•	reviewed certain non-public projected financial data relating to Silver Spring under alternative business assumptions prepared and furnished to Evercore by management of Silver Spring;
•	reviewed certain non-public historical and projected operating data relating to Silver Spring prepared and furnished to Evercore by Silver Spring management;

•	discussed the past and current operations, the financial projections and current financial condition of Silver Spring with Silver Spring management (including their views on the risks and uncertainties of achieving such projections);
•	reviewed the reported prices and the historical trading activity of Silver Spring common stock;
•	compared the financial performance of Silver Spring and its stock market trading multiples with those of certain other publicly traded companies that Evercore deemed relevant;
•	compared the financial performance of Silver Spring and the valuation multiples relating to the merger with those of certain other transactions that Evercore deemed relevant;
•	reviewed the merger agreement; and
•	performed such other analyses and examinations and considered such other factors that Evercore deemed appropriate.

For purposes of its analysis and opinion, Evercore assumed and relied upon, without undertaking any independent verification of, the accuracy and completeness of all of the information publicly available, and all of the information supplied or otherwise made available to, discussed with, or reviewed by Evercore, and Evercore assumed no liability therefor. Evercore assumed that the management case forecasts were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of Silver Spring management as to the future financial performance of Silver Spring under the alternative business assumptions reflected therein. Evercore expressed no view as to any projected financial data relating to Silver Spring or the assumptions on which they are based.

For purposes of rendering its opinion, Evercore assumed, in all respects material to its analysis, that the representations and warranties of each party contained in the merger agreement were true and correct, that each party would perform all of the covenants and agreements required to be performed by it under the merger agreement and that all conditions to the consummation of the merger would be satisfied without material waiver or modification thereof. Evercore further assumed that all governmental, regulatory or other consents, approvals or releases necessary for the consummation of the merger would be obtained without any material delay, limitation, restriction or condition that would have an adverse effect on the consummation of the merger or materially reduce the benefits to the holders of Silver Spring common stock of the merger.

Evercore did not make or assume any responsibility for making any independent valuation or appraisal of the assets or liabilities of Silver Spring, nor was Evercore furnished with any such appraisals, nor did Evercore evaluate the solvency or fair value of Silver Spring under any state or federal laws relating to bankruptcy, insolvency or similar matters. Evercore’s opinion was necessarily based upon information made available to Evercore as of the date thereof and financial, economic, market and other conditions as they existed and as could be evaluated on the date thereof. It was understood that developments subsequent to Evercore’s opinion could affect its opinion and that Evercore did not and does not have any obligation to update, revise or reaffirm its opinion.

Evercore was not asked to pass upon, and expressed no opinion with respect to, any matter other than the fairness to the holders of Silver Spring common stock, from a financial point of view, of the merger consideration. Evercore did not express any view on, and its opinion did not address, the fairness of the proposed transaction to, or any consideration received in connection therewith by, the holders of any other securities, creditors or other constituencies of Silver Spring, nor as to the fairness of the amount or nature of any compensation (other than the merger consideration in respect of Silver Spring common stock) to be paid or payable to any of the officers, directors or employees of Silver Spring, or any class of such persons, whether relative to the merger consideration or otherwise. Evercore assumed that any modification to the structure of the transaction would not vary in any respect material to its analysis. Evercore’s opinion did not address the relative merits of the merger as compared to other business or financial strategies that might be available to Silver Spring, nor did it address the underlying business decision of Silver Spring to engage in the merger. Evercore’s opinion did not constitute a recommendation to the Silver Spring board of directors or to any other persons in respect of the merger, including as to how any holder of shares of Silver Spring common stock should vote or act in respect of the merger. Evercore is not a legal, regulatory, accounting or tax expert and has assumed the accuracy and completeness of assessments by Silver Spring and its advisors with respect to legal, regulatory, accounting and tax matters.

Summary of Material Financial Analyses

The following is a brief summary of the material financial analyses that Evercore reviewed with the Silver Spring board of directors on September 17, 2017, in connection with rendering Evercore’s opinion. The following summary does not purport to be a complete description of the analyses performed by Evercore. The order of the analyses described and the results of these analyses do not represent relative importance or weight given to these analyses by Evercore or the Silver Spring board of directors. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data that existed on or before September 15, 2017 (the last trading date prior to the rendering of Evercore’s opinion) and is not necessarily indicative of current market conditions.

The preparation of a financial opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analyses and the application of those methods to the particular circumstances and, therefore, is not readily susceptible to summary description.

In arriving at its opinion, Evercore did not draw, in isolation, conclusions from or with regard to any factor or analysis considered by it. Rather, Evercore made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of the analyses. Considering selected portions of the analyses and reviews in the summary set forth below, without considering the analyses and reviews as a whole, could create an incomplete or misleading view of the analyses and reviews underlying Evercore’s opinion.

For purposes of its analyses and reviews, Evercore considered industry performance, general business, economic, market and financial conditions, and other matters, many of which are beyond the control of Silver Spring. No company, business or transaction used in Evercore’s analyses and reviews as a comparison is identical to Silver Spring, the merger or the merger consideration, and an evaluation of the results of those analyses and reviews is not entirely mathematical. Rather, the analyses and reviews involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, businesses or transactions used in Evercore’s analyses and reviews. The estimates contained in Evercore’s analyses and reviews, and the ranges of valuations resulting from any particular analysis or review, are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by Evercore’s analyses and reviews. In addition, analyses and reviews relating to the value of companies, businesses or securities do not purport to be appraisals or to reflect the prices at which companies, businesses or securities actually may be sold. Accordingly, the estimates used in, and the results derived from, Evercore’s analyses and reviews are inherently subject to substantial uncertainty.

The following summary of material financial analyses includes information presented in tabular format. These tables must be read together with the full text of each summary in order to understand fully the summary of material financial analyses performed by Evercore. The tables are not intended to stand alone and alone do not constitute a complete description of the material financial analyses performed by Evercore. Considering the tables below without considering the full narrative description of the material financial analyses, including the methodologies and assumptions underlying such analyses, could create a misleading or incomplete view of Evercore’s financial analyses.

In performing the financial analyses summarized below, Evercore utilized and relied upon the management case forecasts and the street case forecasts. In performing the financial analyses based on the management case forecasts, Evercore relied upon projected financial data prepared and furnished to Evercore by Silver Spring’s management, as described in the section entitled “Certain Prospective Financial Information Reviewed by the Silver Spring Board of Directors and Silver Spring’s Financial Advisor”. In performing the financial analyses based on the street case forecasts, Evercore relied on an average of Wall Street broker estimates through the fiscal year ended December 31, 2018, and, at the direction of Silver Spring’s management, extrapolated mathematical projections based on those estimates for the fiscal years ended December 31, 2019 through December 31, 2021, as described in the section entitled “Certain Prospective Financial Information Reviewed by the Silver Spring Board of Directors and Silver Spring’s Financial Advisor.”

Discounted Cash Flow Analysis

As part of its analysis, Evercore performed a discounted cash flow analysis of Silver Spring. This is a method used to estimate the implied present value of an asset by calculating the present value of the estimated future unlevered free cash flows to be generated by that asset. The present value of those future unlevered free cash flows is then obtained by discounting those future unlevered free cash flows or amounts by a discount rate that takes into account macroeconomic assumptions and estimates of risk, the opportunity cost of capital and other appropriate factors. The “unlevered free cash flow” refers to a calculation of the future cash flows generated by an asset without including in such calculation any debt servicing costs. Specifically, unlevered free cash flow for this purpose represents earnings before interest and taxes, or EBIT, less income tax expense, capital expenditures, increases in net working capital and certain other cash expenses, as applicable, plus depreciation and amortization.

Evercore’s discounted cash flow analysis was intended to estimate the implied present value, as of June 30, 2017, of (1) the future unlevered free cash flow that Silver Spring would generate during the period from July 1, 2017, through December 31, 2021, plus (2) the estimated terminal value of Silver Spring as of December 31, 2021, using both the perpetuity growth methodology and the terminal value methodology. Evercore performed its discounted cash flow analysis for Silver Spring on a standalone basis and assumed the mid-year cash flow discounting convention. Evercore’s discounted cash flow analyses include value attributable to the pre-tax value of certain tax attributes of $177 million outstanding as of December 31, 2016, which we refer to collectively as the “tax attributes,” including $165 million attributable to net operating losses and $12 million attributable to the research tax credit. Evercore incorporated the present value of the savings generated from the use of the tax attributes into its discounted cash flow analysis assuming no change of control Section 382 limitation for Silver Spring’s net operating losses. Evercore conducted its discounted cash flow analysis separately using the management case forecasts and the street case forecasts.

Under the perpetuity growth methodology, Evercore estimated a terminal value for Silver Spring by applying a perpetuity growth rate of 3.0% to 5.0% to the estimated unlevered free cash flow of Silver Spring for the terminal year, which assumed, among other things, projected levels of capital expenditure, changes in net working capital, and depreciation and amortization. The cash flows and terminal value were then discounted to present value using a range of discount rates from 11.5% to 15.5%, based on an estimate of Silver Spring’s weighted average cost of capital. Evercore estimated Silver Spring’s weighted average cost of capital based on application of the capital asset pricing model and its professional judgment given the nature of Silver Spring’s business and its industry. The resulting range of implied enterprise values for Silver Spring was then increased by the amount of Silver Spring’s net cash (calculated as cash and cash equivalents less debt) as of June 30, 2017, and the present value of the savings generated from the use of the tax attributes (based on assumptions provided by Silver Spring’s management), to produce a range of implied equity values for Silver Spring. Under the perpetuity growth methodology for the street case forecasts, Evercore’s discounted cash flow analysis indicated an implied per-share equity value for Silver Spring on a standalone basis of approximately $3.22 to $4.15. Under the perpetuity growth methodology for the management case forecasts, Evercore’s discounted cash flow analysis indicated an implied per-share equity value for Silver Spring on a standalone basis of approximately $4.16 to $6.42.

Under the terminal value multiple methodology, Evercore estimated a terminal value for Silver Spring by applying a multiple range of 8.0x to 14.0x to the projected earnings before interest, tax, depreciation, amortization and stock-based compensation expense, which we refer to as “adjusted EBITDA,” of Silver Spring for the one-year period ended December 31, 2021. Evercore estimated the terminal value multiple based on the financial forecasts included in each of the management case forecasts and the street case forecasts, the trading multiples for the companies included in the selected publicly traded companies analysis described below, and its professional judgment given the nature of Silver Spring and its business and industry. The cash flows and terminal value were then discounted to present value using the same range of discount rates as described above, and converted to implied equity value using the same adjustments as described above. Under the terminal value multiple methodology for the street case forecasts, Evercore’s discounted cash flow analysis indicated an implied per share equity value for Silver Spring on a standalone basis of approximately $6.40 to $10.63. Under the terminal value multiple methodology for the management case forecasts, Evercore’s discounted cash flow analysis indicated an implied per share equity value for Silver Spring on a standalone basis of approximately $8.67 to $15.11.

Evercore compared the results of this analysis to the merger consideration.

Illustrative Present Value of Future Share Price

Evercore performed an illustrative analysis of the implied present value of the future price per share of Silver Spring common stock, which is designed to provide an indication of the present value of a theoretical future value of a company’s equity as a function of that company’s estimated earnings per share, which we refer to as “EPS,” and its assumed price to future EPS multiple. For this analysis, Evercore used the projected financial data for fiscal years 2017, 2018, 2019 and 2020 included in each of the management case forecasts and the street case forecasts.

In calculating the implied present value of the future price per share of Silver Spring common stock, Evercore first calculated the implied future price per share of Silver Spring common stock by multiplying the estimated fiscal year 2020 EPS by Silver Spring’s assumed price to earnings ratio, which we refer to as “P/E ratio,” of 20.0x for the next 12 months, which we refer to as the “NTM period.” Evercore then discounted the implied total share price back to June 30, 2017, using a discount rate of 13.5%, which reflects an estimate of Silver Spring’s cost of equity. This analysis resulted in an implied present value per share of Silver Spring common stock of $6.67 based on the street case forecasts and $12.34 based on the management case forecasts. Allowing for sensitivity in the assumed P/E ratio for the NTM period ranging between 16.0.x and 24.0x and the cost of equity ranging between 11.5% and 15.5%, this analysis resulted in a range of implied present values per share of Silver Spring common stock of (1) $5.11 to $8.37 based on the street case forecasts and (2) $9.45 to $15.48 based on the management case forecasts.

Precedent Transactions Analysis

Evercore reviewed, to the extent publicly available, financial information relating to 29 precedent transactions involving companies that Evercore considered to be relevant to Silver Spring’s business and industry, which we refer to as the “precedent transactions.” Evercore selected the precedent transactions because they represented transactions of which Evercore was aware that were announced between May 2011 and June 2017 involving companies in the meter and smart grid, networking and IoT verticals. Evercore considered, in its professional judgment and experience, these transactions most relevant to the merger. No company, business or transaction used in this analysis is identical or directly comparable to Silver Spring or the merger. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the relative values of the selected companies.

The precedent transactions are set forth in the table below:

Date Announced	Acquiror	Target	TEV / Revenue LTM
Meter & Smart Grid
6/22/2017	Enel Group	EnerNoC	0.8	x
5/8/2017	Itron	Comverge	1.7
8/15/2016	Xylem	Sensus	2.0
5/2/2016	Oracle	OPOWER	3.5
7/28/2015	Honeywell	Elster	3.1
6/29/2012	Melrose	Elster	1.5
2/15/2012	Itron	SmartSynch	2.0
5/19/2011	Toshiba	Landis + Gyr	1.4
Networking
11/2/2016	Broadcom	Brocade	2.5	x
6/15/2016	Cavium	Qlogic	2.2
4/4/2016	Brocade	Ruckus Wireless	3.2
2/3/2016	Cisco	Jasper	9.3
3/2/2015	HP	Aruba Networks	3.6
2/25/2015	Avago Technologies	Emulex	1.4
6/14/2014	SanDisk	Fusion-Io	2.7
12/16/2013	Avago Technologies	LSI	2.5

Date Announced	Acquiror	Target	TEV / Revenue LTM
Internet of Things
12/21/2016	TDK	InvenSense	3.6	x
10/27/2016	Qualcomm	NXP	5.4
8/1/2016	Verizon	Fleetmatics	7.6
7/7/2016	Avast	AVG Technologies	3.5
4/28/2016	Cypress	Broadcom (Wireless IoT)	2.9
6/1/2015	Intel	Altera	7.2
5/5/2015	PTC	Coldlight	13.1
3/18/2015	Microsemi	Vitesse Semiconductor	3.5
3/2/2015	NXP	Freescale	3.5
10/14/2014	Qualcomm	CSR	2.8
7/23/2014	PTC	Axeda	6.2
12/30/2013	PTC	ThingWorx	—
6/1/2012	Verizon	HUGHES Telematics	9.2

For each of the precedent transactions, using publicly available information, Evercore reviewed transaction values and calculated the transaction total enterprise value, which we refer to as “transaction TEV,” implied for each target company based on the consideration paid in the precedent transaction as a multiple of the target company’s trailing last 12 months’, which we refer to as “LTM,” revenue (in each case, calculated for the 12-month period prior to the latest available data preceding the date of announcement of such transaction).

Evercore calculated and analyzed the transaction TEV to LTM revenue multiples of the precedent transactions. This analysis indicated the following:

Metric	High	Mean	Median	Low
Transaction TEV / LTM Revenue	13.1x	4.0x	3.2x	0.8x
Meter & Smart Grid	3.5x	2.0x	1.8x	0.8x
Networking	9.3x	3.4x	2.6x	1.4x
Internet of Things	13.1x	5.7x	4.5x	2.8x

Based on the multiples it derived for the precedent transactions and based on its professional judgment and experience, Evercore applied a transaction TEV to LTM revenue multiple reference range of 1.50x to 3.50x to Silver Spring’s billings for Silver Spring’s LTM period as of June 30, 2017. This analysis implied an equity value range per share of Silver Spring common stock of $9.79 to $19.88. Evercore compared the results of this analysis to the merger consideration.

Although the precedent transactions were used for comparison purposes, none of those transactions is identical or directly comparable to the merger, and none of the target companies in the precedent transactions is identical or directly comparable to Silver Spring. In evaluating the precedent transactions, Evercore made judgments and assumptions with regard to general business, economic, market and financial conditions and other matters, many of which are beyond the control of Silver Spring, such as the impact of competition on the business of Silver Spring and the industry generally, industry growth and the absence of any adverse material change in the financial conditions and prospects of Silver Spring, the industry or in the financial markets in general. Mathematical analysis, such as determining the mean or median, is not in itself a meaningful method of using the transaction data of the precedent transactions.

Peer Group Trading Multiples Analysis

Evercore reviewed and compared certain financial and operating information relating to Silver Spring to the following companies:

Meter & Smart Grid		Enterprise & Carrier Networking		Internet of Things		High Growth Networking/Security
•	Xylem	•	Cisco	•	PTC	•	Arista
•	Itron	•	Nokia	•	Telit Communications	•	Palo Alto Networks
•	Landis + Gyr	•	Ericsson			•	Fortinet
•	ESCO Technologies	•	Juniper			•	Ubiquiti Networks
•	Badger Meter	•	F5 Networks			•	FireEye
•	CalAmp	•	ARRIS International			•	Gigamon
•	Ameresco	•	Ciena
		•	Infinera
		•	ADTRAN

Although none of these companies are directly comparable to Silver Spring, Evercore selected the companies for the peer group trading multiple analysis based on its professional judgment because these companies had operating characteristics, products and services that, for purposes of its analysis, Evercore considered similar to certain of Silver Spring’s operating characteristics, products and services.

For each of the selected companies identified above, Evercore calculated multiples of TEV to estimated revenue for calendar years 2017 and 2018 based on closing stock prices as of September 15, 2017, and financial data that Evercore obtained from filings made with the SEC and consensus estimates based on publicly available equity research analysts’ projections.

The analysis indicated the following with respect to the peer group:

Metric	High	Mean	Median	Low
TEV / 2017E Revenue
Meter & Smart Grid	3.4x	2.2x	2.3x	0.7x
Enterprise & Carrier Networking	3.1x	1.6x	1.2x	0.6x
Internet of Things	5.9x	3.3x	3.3x	0.8x
High Growth Networking/Security	8.3x	5.5x	4.8x	3.9x
TEV / 2018E Revenue
Meter & Smart Grid	3.2x	1.9x	1.7x	0.7x
Enterprise & Carrier Networking	3.0x	1.5x	1.1x	0.6x
Internet of Things	5.5x	3.1x	3.1x	0.7x
High Growth Networking/Security	6.7x	4.7x	4.3x	3.4x

Based upon the information presented in the tables above and the application of Evercore’s professional judgment, Evercore selected a reference multiple range of 1.50x to 2.50x for each of the street case forecasts and the management case forecasts. The range was then applied to Silver Spring’s projected billings for fiscal years 2017 and 2018, as estimated in the street case forecasts and the management case forecasts. Evercore determined an implied equity value per share range of $9.93 per share to $15.14 per share and $10.16 per share to $15.51 per share for fiscal year 2017 based on the street case forecasts and the management case forecasts, respectively. Separately, Evercore determined an implied equity value per share range of $9.21 per share to $14.90 per share and $9.67 per share to $15.70 per share for fiscal year 2018 based on the street case forecasts and the management case forecasts, respectively.

Evercore compared the results of this analysis to the merger consideration.

Premiums Paid Analysis

Using publicly available information, Evercore reviewed 145 technology, media and telecom transactions and announced bids for control of U.S. public targets with an aggregate transaction value between $500 million and $1.5 billion announced through September 15, 2017. Using publicly available information, Evercore calculated the premiums paid as the percentage by which the per share consideration paid in each such transaction exceeded the closing market share prices of the target companies one day, one week and four weeks prior to announcement of each transaction.

	1 Day Prior	1 Week Prior	4 Weeks Prior
25th Percentile	21%	20%	24%
Median	30%	32%	36%
Mean	32%	35%	39%
75th Percentile	41%	43%	47%

Based on the results of this analysis and its professional judgment, Evercore applied a premium range of 20% to 50% to the closing price per share of Silver Spring common stock of $13.00 as of September 15, 2017, which resulted in an implied value range of $15.60 to $19.50 per share.

Evercore compared the results of this analysis to the merger consideration.

Historical Trading Range Analysis

Evercore reviewed, for reference and informational purposes only, historical trading prices of shares of Silver Spring common stock during the 52-week period ended September 15, 2017. Evercore noted that the low and high closing prices during such period ranged from $9.82 to $15.39 per share of Silver Spring common stock, as compared to the merger consideration.

Analyst Price Targets Analysis

Evercore reviewed, for reference and informational purposes only, publicly available share price targets of research analysts’ estimates known to Evercore as of September 15, 2017, noting that the low and high share price targets ranged from $11.00 to $19.00 per share of Silver Spring common stock, as compared to the merger consideration.

General

In connection with the review of the merger by the Silver Spring board of directors, Evercore performed a variety of financial and comparative analyses for purposes of rendering its opinion. The preparation of a fairness opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analyses and the application of those methods to the particular circumstances and, therefore, is not readily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary described above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Evercore’s opinion. In arriving at its fairness determination, Evercore considered the results of all the analyses and did not draw, in isolation, conclusions from or with regard to any one analysis or factor considered by it for purposes of its opinion. Rather, Evercore made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all the analyses. In addition, Evercore may have considered various assumptions more or less probable than other assumptions, so that the range of valuations resulting from any particular analysis described above should therefore not be taken to be Evercore’s view of the value of Silver Spring. No company used in the above analyses as a comparison is directly comparable to Silver Spring, and no transaction used is directly comparable to the merger. Further, Evercore’s analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies or transactions used, including judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Silver Spring or its advisors. Rounding may result in total sums set forth in this section not equaling the total of the figures shown.

Evercore prepared these analyses solely for the purpose of providing an opinion to the Silver Spring board of directors as to the fairness of the merger consideration, from a financial point of view, to the holders of Silver

Spring common stock entitled to receive such merger consideration. These analyses do not purport to be appraisals of Silver Spring or to necessarily reflect the prices at which Silver Spring or its securities actually may be sold. Any estimates contained in these analyses are not necessarily indicative of actual future results, which may be significantly more or less favorable than those suggested by such estimates. Accordingly, estimates used in, and the results derived from, Evercore’s analyses are inherently subject to substantial uncertainty, and Evercore assumes no responsibility if future results are materially different from those forecasted in such estimates. The issuance of the fairness opinion was approved by an opinion committee of Evercore.

Evercore did not recommend any specific amount of consideration to the Silver Spring board of directors or management or that any specific amount of consideration constituted the only appropriate consideration in the transaction for the holders of Silver Spring common stock.

Miscellaneous

Under the terms of Evercore’s engagement, Evercore has provided Silver Spring with financial advisory services and delivered a written fairness opinion to the Silver Spring board of directors in connection with the merger. Pursuant to the terms of its engagement letter, Evercore is entitled to receive (1) an opinion fee of $1.5 million, regardless of the conclusion reached therein, which was earned upon delivery of its fairness opinion and which is fully creditable, to the extent previously paid, against any transaction fee payable and (2) a transaction fee, comprised of a success fee and a discretionary component, currently estimated to total approximately $9.4 million, which Evercore will earn subject to and upon the consummation of the merger. In addition, Silver Spring has agreed to reimburse Evercore for its expenses (including external legal fees, expenses and disbursements) incurred in connection with its engagement and to indemnify Evercore and any of its members, partners, officers, directors, advisors, representatives, employees, agents, affiliates or controlling persons, if any, against certain liabilities and expenses arising out of Evercore’s engagement, any services performed by Evercore in connection therewith or any transaction contemplated thereby.

During the two-year period prior to the date of Evercore’s opinion, no material relationship existed between Evercore and its affiliates and Itron or Silver Spring pursuant to which compensation was received by Evercore or its affiliates as a result of such relationship. Evercore or its affiliates may provide financial or other services to Silver Spring in the future and in connection with any such services, Evercore and its affiliates may receive compensation.

In the ordinary course of business, Evercore or its affiliates may actively trade the securities, or related derivative securities, or financial instruments of Silver Spring, Itron and their respective affiliates for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities or instruments.

The Silver Spring board of directors engaged Evercore to act as its financial advisor based on its qualifications, experience and reputation. Evercore is an internationally recognized investment banking firm and is regularly engaged in the valuation of businesses in connection with mergers and acquisitions, leveraged buyouts, competitive biddings, private placements and valuations for corporate and other purposes.

Certain Prospective Financial Information Reviewed by the Silver Spring Board of Directors and Silver Spring’s Financial Advisor

Management Case Forecasts

Although Silver Spring has publicly issued limited projections concerning various aspects of its expected financial performance, Silver Spring does not make public disclosure of detailed forecasts or projections of its expected financial performance for extended periods because of, among other things, the inherent difficulty of accurately predicting financial performance for future periods and the likelihood that the underlying assumptions and estimates may prove incorrect.

In evaluating a possible transaction with Itron, Silver Spring management provided financial forecasts for the fiscal years ending December 31, 2017 through December 31, 2020 to the Silver Spring board of directors, Itron and Evercore prior to the execution of the merger agreement. The Silver Spring board of directors and Evercore were also provided with extrapolations derived from such financial forecasts for the fiscal year ending December 31, 2021 (we refer to such financial forecasts, together with the extrapolations derived therefrom, as the management case forecasts).

Street Case Forecasts

The Silver Spring board of directors and Evercore also reviewed certain financial forecasts created using averages of publicly-available research analysts’ estimates for the fiscal years ending December 31, 2017 and December 31, 2018, and extrapolations derived therefrom, for the fiscal years ending December 31, 2019 through December 31, 2021 (we refer to such financial forecasts, together with the extrapolations derived therefrom, as the street case forecasts). The street case forecasts included extrapolated financial forecasts for the fiscal years ending December 31, 2019 through December 31, 2021 created by projecting trends, with adjustments, observed in the research analysts’ estimates utilized in preparing the financial forecasts used for the fiscal years ending December 31, 2017 and December 31, 2018. The street case forecasts are based solely on the mathematical aggregation of publicly available information prepared by third-party research analysts. The research analysts’ estimates utilized in the street case forecasts: (1) were not prepared with any input from Silver Spring management, (2) do not reflect all potentially relevant information available to Silver Spring management and (3) do not reflect any exercise of judgment by Silver Spring management. As such, the inclusion of the street case forecasts in this proxy statement should not be regarded as an indication that Silver Spring, the Silver Spring board of directors, its advisors, or any other person considered, or now considers, the street case forecasts to be a reliable prediction of actual future results.

Additional Information Concerning the Management Case Forecasts and the Street Case Forecasts

Summaries of the Management Case Forecasts and the Street Case Forecasts (which we refer to collectively as the “financial forecasts”) are included in this proxy statement. You should note that the financial forecasts constitute forward-looking statements. See “Cautionary Statement Concerning Forward-Looking Information” on page 23 of this proxy statement. The financial forecasts were not prepared for public disclosure or to influence Silver Spring’s stockholders’ views of the proposed merger. Nonetheless, summaries of the financial forecasts are provided in this proxy statement only because the financial forecasts were made available to the Silver Spring board of directors, Itron and Evercore in evaluating a potential transaction with Itron. There can be no assurance that the financial forecasts will be realized or that actual results will not be significantly higher or lower than projected. The financial forecasts are highly subjective in many respects and cover five years, and such information by its nature is inherently uncertain and becomes subject to greater uncertainty with each successive year. Economic and business environments, as well as foreign exchange rates, can and do change quickly, which adds an additional significant level of uncertainty as to whether the results portrayed in the financial forecasts will be achieved. The inclusion of the financial forecasts in this proxy statement does not constitute an admission or representation by Silver Spring that the information is material.

In addition, the financial forecasts were not prepared with a view toward public disclosure or toward complying with generally accepted accounting principles in the United States, which we refer to as “GAAP,” the published guidelines of the SEC regarding projections and the use of non-GAAP financial measures, or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with GAAP. The financial forecasts were prepared using certain non-GAAP financial metrics, such as billings, unlevered free cash flow, non-GAAP gross profit, non-GAAP operating income, adjusted EBITDA and non-GAAP net income. Silver Spring believes that these non-GAAP financial metrics offer valuable supplemental information regarding the performance of Silver Spring’s business, and will help investors better understand the sales volumes and profitability trends, as well as the cash flow characteristics, of Silver Spring’s business. The non-GAAP metrics should not be considered in isolation from, are not a substitute for, and do not purport to be an alternative to, revenue, gross profit, operating income, operating expense, net income or any other performance measure derived in accordance with GAAP. These non-GAAP measures may be different from similarly titled non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Silver Spring believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with its results of operations as determined in accordance with GAAP. Neither Silver Spring’s independent registered public accounting firm, nor any other independent accountants, have compiled, examined, or performed any procedures with respect to the financial forecasts, nor have they expressed any opinion or any other form of assurance on such information or its achievability.

The financial forecasts were based on numerous variables and assumptions that are inherently uncertain and beyond the control of Silver Spring. Silver Spring believes the assumptions that its management used as a basis for the management case forecasts were reasonable at the time Silver Spring management prepared the management case forecasts, reflected the best available estimates and judgments at the time, taking into account the relevant information available to Silver Spring management at the time and presented at the time, to the best of Silver Spring management’s knowledge and belief, and represent a reasonable projection of future financial performance of Silver Spring. Silver Spring management did not assess any of the assumptions or estimates utilized by research analysts in preparing the publicly-available research analysts’ estimates upon which the street case forecasts were based. Important factors that may affect actual results and cause the financial forecasts not to be achieved include: (1) general economic conditions, (2) the accuracy of certain accounting assumptions, (3) changes in actual or projected cash flows, (4) competitive pressures and (5) changes in tax laws and (6) other factors described or referenced under “Cautionary Statement Concerning Forward-Looking Information” beginning on page 23 of this proxy statement and in the risk factors contained in Silver Spring’s periodic filings with the SEC. Accordingly, there can be no assurance that the financial forecasts will be realized or that future financial results will not materially vary from the financial forecasts, and the financial forecasts should not be relied upon as being indicative of future results. You are cautioned not to rely on this forward-looking information.

The financial forecasts do not take into account the possible financial and other effects on Silver Spring of the merger, and do not attempt to predict or suggest future results of the combined company. The financial forecasts do not give effect to the merger, including the impact of negotiating or executing the merger agreement, the expenses that may be incurred in connection with consummating the merger, whether any synergies are achieved by the combined company as a result of the merger, the effect on Silver Spring of any business or strategic decision or action that has been or will be taken as a result of the merger agreement having been executed, or the effect of any business or strategic decisions or actions that would likely have been taken if the merger agreement had not been executed, but that were instead altered, accelerated, postponed or not taken in anticipation of the merger. Further, the financial forecasts do not take into account the effect on Silver Spring of any possible failure of the merger to occur.

For the foregoing reasons, and considering that the special meeting will be held several months after the financial forecasts were prepared, as well as the uncertainties inherent in any forecasting information, readers of this proxy statement are cautioned not to place unwarranted reliance on the financial forecasts set forth below. No one has made or makes any representation to any stockholder regarding the information included in the financial forecasts. Silver Spring urges all Silver Spring stockholders to review its most recent SEC filings for a description of its reported financial results. See “Where Stockholders Can Find More Information” beginning on page 111 of this proxy statement.

In addition, the financial forecasts have not been updated or revised to reflect information or results after the date the financial forecasts were prepared or as of the date of this proxy statement, or to reflect financial targets issued by Silver Spring after the date the financial forecasts were prepared, and except as required by applicable securities laws, Silver Spring does not intend to update or otherwise revise the financial forecasts or the specific portions presented to reflect circumstances existing after the date when made or to reflect the occurrence of future events, even in the event that any or all of the assumptions are shown to be in error.

The following is a summary of the management case forecasts prepared by Silver Spring management and provided to the Silver Spring board of directors, Itron (other than forecasts of unlevered free cash flow and financial forecasts for the fiscal year ending December 31, 2021) and Evercore prior to the execution of the merger agreement:

	Fiscal Year Ending December 31
	($ in millions)
	2017E	2018E	2019E	2020E	2021E
Billings	$315	$355	$413	$483	$557
Non-GAAP Gross Profit	138	155	178	209	245
Non-GAAP Operating Income	11	20	34	57	71
Adjusted EBITDA	19	30	45	70	86
Non-GAAP Net Income	11	15	28	51	54
Unlevered Free Cash Flow	$(9)	$(9)	$(5)	$2	$6

The following is a summary of the street case forecasts provided to the Silver Spring board of directors prior to the execution of the merger agreement:

	Fiscal Year Ending December 31
	($ in millions)
	2017E	2018E	2019E	2020E	2021E
Billings	$306	$334	$384	$442	$508
Non-GAAP Gross Profit	135	150	173	199	229
Non-GAAP Operating Income	2	18	25	33	43
Adjusted EBITDA	10	27	35	44	56
Non-GAAP Net Income	1	15	19	25	33
Unlevered Free Cash Flow	$(6)	$(9)	$(2)	$3	$7

For purposes of the financial forecasts presented herein: (1) Billings represent amounts invoiced for products for which ownership, typically evidenced by title and risk of loss, has transferred or services that have been provided to the customer, and for which payment is expected to be made in accordance with normal payment terms. Billings exclude amounts for undelivered products, services to be performed in the future, and amounts paid or payable to customers, (2) Non-GAAP Gross Profit is the difference between Billings and cost of Billings, (3) Non-GAAP Operating Income is calculated as operating income adjusted for Billings and cost of non-GAAP revenue and excludes expenses related to the amortization of intangible assets, stock-based compensation, acquisition-related, (4) Adjusted EBITDA is calculated as net income adjusted for changes in deferred revenue and deferred cost of revenue, other (income) expense, net, (benefit) provision for income taxes, depreciation and amortization, stock-based compensation, acquisition-related charges, restructuring, legal settlements and certain other items management believes affect the comparability of operating results, (5) Non-GAAP Net Income represents net income adjusted for changes in deferred revenue and deferred cost of revenue, and excludes expenses related to the amortization of intangible assets, stock-based compensation, acquisition-related charges, income tax benefit related to acquisitions, restructuring and legal settlements and (6) Unlevered Free Cash Flow is calculated as earnings before interest and taxes, or EBIT, less income tax expense, capital expenditures, increases in net working capital and certain other cash expenses, as applicable, plus depreciation and amortization. For fiscal year 2017 only, Unlevered Cash Flow is calculated only with respect to the second half of such fiscal year. Calculations of Unlevered Free Cash Flow were prepared by Evercore at the direction of Silver Spring, and were not provided to Itron. In addition, certain of the numbers included in these financial forecasts have been rounded to the nearest million. Accordingly, any numerical discrepancies in the foregoing tables between (i) totals and the sums of the amounts listed or (ii) totals and percentage margin, are, in each case, due to rounding.

Financing of the Merger

On October 3, 2017, Itron entered into the amended commitment letter with the current commitment parties.

The provision of debt financing by the current commitment parties or any other person is not a condition to the closing of the merger.

The financing under the amended commitment letter, which we refer to as the “financing,” provides for (i) senior secured credit facilities in an aggregate principal amount of up to $1,125.0 million, which includes a new $400 million senior secured term loan B facility, and (ii) a senior unsecured bridge loan facility in an aggregate principal amount of up to $350 million if Itron does not issue senior unsecured notes with an aggregate principal amount of at least $350 million on or prior to the consummation of the merger. The financing will be used to refinance Itron’s existing credit facilities, if necessary, and to finance, in part, Itron’s acquisition of Silver Spring.

The obligations of the current commitment parties’ to provide the financing under the amended commitment letter are subject to a number of conditions, including:

•	the negotiation, execution and delivery of definitive documentation consistent with the amended commitment letter;
•	the absence of a material adverse effect on Silver Spring since June 30, 2017;
•	the consummation of the merger in accordance with the merger agreement;

•	the delivery of certain pro forma and other financial information of Itron and Silver Spring;
•	the accuracy of specified representations and warranties of Silver Spring in the merger agreement and specified representations and warranties of Itron to be set forth in the definitive loan documents; and
•	other customary closing conditions.

Itron and Merger Sub are required under the merger agreement to use their respective reasonable best efforts to obtain the financing on the terms, and subject only to the conditions described in, the amended commitment letter and any related fee letter. In the event that any portion of the financing becomes unavailable on the terms and conditions contemplated in the amended commitment letter, Itron is required to use reasonable best efforts to obtain alternative financing for the amount of financing that is sufficient to fund (i) the aggregate amount payable by Itron or Merger Sub pursuant to the merger agreement, (ii) all associated fees, costs and expenses in connection with the merger, including the financing, (iii) the repayment of all outstanding borrowings and other payment obligations under Itron’s existing credit agreement (if such repayment is necessary) and (iv) the repayment, retirement and redemption in full of all indebtedness of Silver Spring and its subsidiaries (which aggregate amount in items (i)-(iv) we refer to as the “required amount”). As of the last practicable date before the printing of this proxy statement, the amended commitment letter remains in effect, and Itron has not notified Silver Spring of any plans to utilize financing in lieu of the financing described above. The definitive documentation governing the financing contemplated by the amended commitment letter has not been finalized and, accordingly, the actual terms of the financing may differ from those described in this proxy statement.

The commitments under the amended commitment letter will terminate at the earliest to occur of (i) the consummation of the merger, (ii) the termination of the merger agreement in accordance with its terms and (iii) March 17, 2018, which we refer to as the “end date;” provided that if the termination date under the merger agreement is extended pursuant to the terms of the merger agreement, then the end date shall automatically be extended to June 17, 2018. For more information, see the section entitled “Terms of the Merger Agreement—Financing and Financing Cooperation” beginning on page 95 of this proxy statement.

Interests of Silver Spring’s Directors and Executive Officers in the Merger

In considering the recommendation of the Silver Spring board of directors that Silver Spring stockholders approve the merger proposal, Silver Spring stockholders should be aware that the directors and executive officers of Silver Spring have certain interests in the merger that may be different from, or in addition to, those of Silver Spring stockholders generally. The Silver Spring board of directors was aware of these interests and considered them, among other matters, in unanimously (i) determining that the merger agreement and the transactions contemplated thereby, including the merger, were fair to, and in the best interests of, Silver Spring and its stockholders, (ii) declaring advisable the merger agreement and the transactions contemplated thereby, including the merger, (iii) approving and authorizing the execution and delivery by Silver Spring of the merger agreement, the performance by Silver Spring of its covenants and agreements contained therein, and the consummation of the merger and the transactions contemplated thereby, (iv) resolving to recommend that Silver Spring stockholders vote in favor of the merger and adopt the merger agreement, all upon the terms and subject to the conditions set forth in the merger agreement, and (v) to the extent permitted by applicable law, electing that any “fair price,” “moratorium,” “control share acquisition,” “business combination,” or other anti-takeover statute or similar statute or regulations of any jurisdiction that purports to be applicable to the merger, Silver Spring, the shares of Silver Spring common stock, or the other transactions contemplated by the merger, shall not be applicable to the merger, Silver Spring, the shares of Silver Spring common stock, or the other transactions contemplated by the merger agreement.

Treatment of Options

Each vested option to purchase shares of Silver Spring common stock that is outstanding as of immediately prior to the effective time of the merger and that has a per share exercise price that is less than the merger consideration will be cancelled at the effective time and converted into the right to receive an amount in cash, less applicable withholding taxes, equal to the product of (i) the aggregate number of shares of Silver Spring common stock subject to such option and (ii) the excess of the merger consideration over the per share exercise price under such option.

Each unvested option to purchase shares of Silver Spring common stock (other than an unvested option held by a non-employee member of the Silver Spring board of directors) that is outstanding as of immediately prior to the effective time of the merger, has a per share exercise price that is less than the merger consideration and is held by a then-current service provider to Silver Spring, which we refer to as an “assumed option,” will be assumed by Itron at the effective time and converted into and become an option to acquire Itron common stock, which we refer to as an “adjusted option,” on the same material terms and conditions (including vesting) as were applicable under the corresponding assumed option immediately prior to the effective time of the merger, as follows:

•	the number of shares of Itron common stock subject to each adjusted option will be the number of shares of Silver Spring common stock that were subject to the corresponding assumed option multiplied by an exchange ratio determined by dividing the merger consideration by the volume-weighted average of the trading prices of shares of Itron common stock on the NASDAQ Global Select Market for the ten trading days ending with, and including, the closing date of the merger, which we refer to as the “exchange ratio,” rounded down to the nearest whole share of Itron common stock; and
•	the per share exercise price for the Itron common stock issuable upon exercise of each adjusted option will be the applicable per share exercise price of the corresponding assumed option divided by the exchange ratio, rounded up to the nearest whole cent.

Any option to purchase Silver Spring common stock held by a non-employee member of the Silver Spring board of directors that is outstanding immediately prior to the effective time of the merger and that has a per share exercise price that is less than the merger consideration, whether vested or unvested, will be cancelled in exchange for an amount in cash, less applicable withholding taxes, equal to the product of (i) the aggregate number of shares of Silver Spring common stock subject to such option and (ii) the excess of the merger consideration over the per share exercise price under such option.

Each option to purchase shares of Silver Spring common stock, whether vested or unvested, that has a per share exercise price that is equal to or greater than the merger consideration will, immediately prior to the effective time of the merger, become vested and exercisable by the holder thereof, and each such option that remains unexercised and outstanding as of immediately prior to the effective time will be cancelled at the effective time with no payment made therefor.

Treatment of Restricted Stock Units

Each Silver Spring restricted stock unit, which we refer to as an “RSU,” that remains outstanding and is fully vested as of immediately prior to the effective time of the merger will be cancelled at the effective time and automatically converted into the right to receive an amount of cash (less any applicable withholding taxes) equal to the product of (i) the aggregate number of shares of Silver Spring common stock subject to such RSU and (ii) the merger consideration.

Each RSU (other than an unvested RSU held by a non-employee member of the Silver Spring board of directors) that remains outstanding and is unvested as of immediately prior to the effective time of the merger, and that is held by a then-current service provider to Silver Spring (which we refer to as an “assumed RSU,” will be assumed by Itron at the effective time of the merger and will be converted into a restricted stock unit to receive, on substantially the same terms and conditions (including vesting) as were applicable under such assumed RSU immediately prior to the effective time of the merger, a number of shares of Itron common stock equal to the number of shares of Silver Spring common stock that were subject to such assumed RSU multiplied by the exchange ratio and rounded down to the nearest whole share of Itron common stock.

Any RSU held by a non-employee member of the Silver Spring board of directors that is outstanding immediately prior to the effective time of the merger, whether vested or unvested, will be cancelled at the effective time and converted into the right to receive an amount of cash (less any applicable withholding taxes) equal to the product of (i) the aggregate number of shares of Silver Spring common stock subject to such RSU and (ii) the merger consideration.

Treatment of Performance Stock Units; Cancellation and Stay Bonus Agreements

Each PSU that was granted during 2015 and that is outstanding as of immediately prior to the effective time of the merger will be cancelled effective as of immediately prior to the effective time of the merger and will terminate without the payment of any consideration therefor and the holders of such PSUs granted during 2015 will cease to have any rights with respect thereto. In connection with the waiver of vesting and certain provisions related to the PSUs granted in 2015, we entered into Cancellation and Stay Bonus Agreements with certain of our executive officers. Pursuant to these agreements, each such executive officer waived certain vesting and other provisions relating to PSUs granted in 2015 in consideration for a cash retention award that will be paid if the executive remains continuously employed with Silver Spring through the closing of the merger. If an executive’s employment terminates for any reason prior to the date on which the merger closes, the executive will not be entitled to the cash retention award or the benefit of the waived provisions with respect to such PSUs. For more information, see the section entitled “Cancellation and Stay Bonus Agreements; Retention Agreements” beginning on page 62 of this proxy statement.

For each PSU that was granted in 2017 and that is outstanding as of immediately prior to the effective time of the merger, the performance conditions will be deemed satisfied at 100% of the target level of achievement and (i) the portion of each such PSU that is outstanding and unvested as to service-based vesting conditions will be treated as an assumed RSU and assumed by Itron as described above, and (ii) the portion of each such PSU that is outstanding and vested as to both performance conditions and service-based conditions will be cancelled and automatically converted into the right to receive an amount of cash (less any applicable withholding taxes) equal to the product of (i) the aggregate number of shares of Silver Spring common stock subject to such RSU and (ii) the merger consideration.

Quantification of Outstanding Equity Awards

The following table sets forth, for each of Silver Spring’s directors and executive officers holding options, RSUs or PSUs as of October 27, 2017, the last practicable date prior to filing this proxy statement, (i) the number of vested (and unvested, in the case of non-employee directors) shares underlying options, RSUs and PSUs that will be cancelled in exchange for the right to receive a cash payment at the effective time of the merger, (ii) the number of unvested shares underlying stock options, RSUs and PSUs (to the extent they continue to be subject to service-based vesting) that will be assumed and converted into corresponding options and restricted stock units of Itron at the effective time of the merger and (iii) the estimated values of each based on the value of the merger consideration at $16.25 paid per share of Silver Spring common stock.

The table excludes options held by any of our directors and executive officers to purchase shares of Silver Spring common stock, whether vested or unvested, that have a per share exercise price equal to, or greater than, the merger consideration. As noted above, each such option will become vested and exercisable immediately prior to the merger, and each such option that remains unexercised and outstanding as of immediately prior to the effective time will be cancelled at the effective time with no payment made therefor.

Name	Shares subject to Vested Options (#)	Value of Vested Options(1)	Shares subject to Unvested Options (#)	Value of Unvested Options(2)	Shares subject to Unvested RSUs (#)	Value of Unvested RSUs(3)	Shares Subject to Unvested PSUs (#)	Value of Unvested PSUs(4)	Total Value
Michael Bell	130,208	$261,718	119,792	$240,782	158,607	$2,577,364	202,846	$1,468,123	$4,547,987
Philippe Gaglione	45,000	$103,950	75,000	$173,250	103,026	$1,674,173	30,249	$491,546	$2,442,919
Aysegul Ildeniz	35,000	$99,050	85,000	$240,550	84,217	$1,368,526	14,234	$231,303	$1,939,429
Richard Arnold	66,249	$251,992	43,751	$180,908	48,566	$789,198	79,572	$805,545	$2,027,643
Catriona Fallon	—	$—	65,000	$344,500	36,000	$585,000	26,000	$422,500	$1,352,000
Kenneth Gianella(5)	11,875	$78,138	3,125	$20,563	33,007	$536,364	10,676	$173,485	$808,550
Scott Lang	544,062	$4,096,295	45,938	$224,705	9,766	$158,698	250,000	$812,500	$5,292,198
Donald Reeves	113,812	$739,523	54,688	$161,502	50,783	$825,224	123,843	$874,949	$2,601,198
Theresa Stynes	45,282	$248,220	38,418	$175,166	42,271	$686,904	77,793	$776,636	$1,886,926
Raj Vaswani	135,899	$1,390,088	35,230	$106,009	42,019	$682,809	114,234	$718,803	$2,897,709
Thomas Kuhn	5,000	$63,250	—	$—	19,467	$316,339	—	$—	$379,589
Jonathan Schwartz	—	$—	—	$—	20,431	$332,004	—	$—	$332,004
Richard Simonson	—	$—	—	$—	20,844	$338,715	—	$—	$338,715
Laura Tyson	—	$—	—	$—	19,008	$308,880	—	$—	$308,880
Peter Van Camp	—	$—	—	$—	21,418	$348,043	—	$—	$348,043
Warren Weiss	—	$—	—	$—	19,283	$313,349	—	$—	$313,349
Thomas Werner	3,750	$40,313	—	$—	20,018	$325,293	—	$—	$365,605
(1)	Amounts reflected represent the right to receive a cash amount equal to (i) the aggregate number of shares of Silver Spring common stock subject to each vested option, multiplied by (ii) the excess of $16.25 over the exercise price of such option.
(2)	Amounts reflected represent the number of shares of our common stock underlying each unvested option, multiplied by the difference between the exercise price and merger consideration of $16.25. For executive officers, each option, to the extent unvested, will be assumed and converted into an option to purchase Itron common stock. The number of shares subject to the assumed option will be (i) the number of shares subject to the corresponding option to purchase shares of Silver Spring common stock, multiplied by (ii) the exchange ratio. The exercise price of the assumed option will be the exercise price of the corresponding unvested option to purchase Silver Spring common stock, divided by (ii) the exchange ratio. For non-employee directors, unvested options will be cancelled at the effective time in exchange for the right to receive a cash amount equal to (A) the aggregate number of shares of Silver Spring common stock subject to each option, multiplied by (B) the excess of $16.25 over the exercise price.

(3)	Amounts reflected represent the number of shares of common stock subject to such RSUs, multiplied by merger consideration of $16.25 per share. For executive officers, each RSU, to the extent unvested, will be assumed and converted into a restricted stock unit for Itron common stock. The number of shares subject to each assumed restricted stock unit will be (i) the number of shares of Silver Spring common stock subject to the unvested restricted stock unit, multiplied by (ii) the exchange ratio. For non-employee directors, unvested RSUs will be cancelled at the effective time in exchange for the right to receive a cash amount equal to (A) the aggregate number of shares of Silver Spring common stock subject to each RSU, multiplied by (B) $16.25.
(4)	In accordance with the terms of the merger agreement, PSUs granted in 2015 will be cancelled immediately prior to the effective time of the merger. In connection with the waiver of certain vesting and other provisions related to the PSUs granted in 2015, Silver Spring entered into Cancellation and Stay Bonus Agreements pursuant to which certain executives are entitled to cash retention awards subject to their continued employment through the date on which the merger closes. Amounts reflected in this column include the full value of such cash retention awards. See “—Stay Bonus Agreements” for additional information. The performance-based vesting conditions subject to the PSUs granted in 2017 will be deemed satisfied at 100% of target level immediately prior to the effective time of the merger. After giving effect to such deemed satisfaction of performance-based vesting conditions, to the extent any PSUs granted in 2017 are vested as to both performance-based vesting conditions and service-based vesting conditions, such awards will be cancelled and converted into the right to receive cash consideration equal to (i) the aggregate number of shares of Silver Spring common stock subject to such PSUs multiplied by (ii) $16.25. To the extent any PSUs granted in 2017 remain subject to service-based vesting conditions, such awards will be assumed and converted into RSUs in respect of Itron common stock equal to the number of shares of Silver Spring common subject to such PSU, multiplied by the exchange ratio.
(5)	As of March 27, 2017, Mr. Gianella ceased serving as our interim Chief Financial Officer and assumed the role of Senior Vice President, Finance.

James Burns served as Silver Spring’s Chief Financial Officer for a portion of 2016 and ceased to be employed by Silver Spring in June 2016. Mr. Dresselhuys served as Silver Spring’s Executive Vice President, Global Sales and Development through 2016 and a portion of 2017, and ceased to be employed by Silver Spring in March 2017. Mr. Burns and Mr. Dresselhuys do not hold any equity awards of Silver Spring nor are they entitled to any benefits as part of the merger, other than with respect to any shares of Silver Spring common stock which each may hold. As of Mr. Burns’ last day of employment, he held 31,162 shares of Silver Spring common stock. As of Mr. Dresselhuys’ last day of employment, he held 76,163 shares of Silver Spring common stock.

Quantification of Silver Spring Common Stock Consideration

The following table sets forth the estimated amounts each executive officer and director of Silver Spring will be eligible to receive in connection with the merger, based on the number of shares of outstanding common stock held by each such individuals as of October 27, 2017, the latest practicable date prior to the filing of this proxy statement. The estimated values are based on the merger consideration of $16.25 per share of Silver Spring common stock.

Name	Shares of Common Stock	Value of Common Stock
Michael Bell	62,962	$1,023,133
Philippe Gaglione	24,518	$398,418
Aysegul Ildeniz	17,129	$278,346
Richard Arnold	18,840	$306,150
Catriona Fallon	—	$—
Kenneth Gianella(1)	5,167	$83,964
Scott Lang	343,077	$5,575,001
Donald Reeves	32,262	$524,258
Theresa Stynes	23,605	$383,581
Raj Vaswani	633,037	$10,286,851
Thomas Kuhn	94,401	$1,534,016
Jonathan Schwartz	64,119	$1,041,934
Richard Simonson	57,419	$933,059
Laura Tyson	52,362	$850,883
Peter Van Camp	54,297	$882,326
Warren Weiss	56,465	$917,556
Thomas Werner	71,393	$1,160,136
(1)	As of March 27, 2017, Mr. Gianella ceased serving as our interim Chief Financial Officer and assumed the role of Senior Vice President, Finance.

2017 Bonus Incentives

Each of Silver Spring’s executive officers is a participant in Silver Spring’s 2017 Annual Bonus Plan, which we refer to in this proxy statement as the “2017 Bonus Plan,” which consists of one 12-month performance period from January 1, 2017, to December 31, 2017. In the absence of the merger, the bonus pool for the 12-month performance period would be funded based on Silver Spring’s actual performance as measured against three corporate financial and strategic objectives. These objectives (bookings, billings and non-GAAP operating income) fund the bonus pool on a sliding scale between a threshold 80% and target 100% level of achievement.

Pursuant to the merger agreement, Silver Spring may make payments in respect of the 2017 Bonus Plan as if the applicable targets were fully achieved at target levels on the earlier of (i) the payroll date of the last regularly scheduled pay period of the 2017 calendar year and (ii) the payroll date of the last regularly scheduled pay period prior to the closing of the merger. To the extent that Silver Spring has not made a determination with respect to, and paid the bonus amounts due pursuant to the 2017 Bonus Plan prior to the closing of the merger, then such bonuses will become payable at target levels.

The table below sets forth the estimated value that each Silver Spring executive officer will be paid under the 2017 Bonus Plan, assuming performance achievement at target levels and, as applicable, such executive’s continued employment through the date of payment.

Name	Estimated 2017 Bonus Plan Payments
Michael Bell	$525,000
Philippe Gaglione	$212,500
Aysegul Ildeniz(1)	$425,000
Richard Arnold	$175,000
Catriona Fallon(2)	$153,846
Kenneth Gianella(3)	$107,692
Scott Lang	$540,000
Donald Reeves	$212,500
Theresa Stynes	$155,000
Raj Vaswani	$162,500
(1)	Amounts shown reflect $212,500 of Ms. Ildeniz’s estimated payments under the 2017 Bonus Plan, plus $212,500 in estimated commissions pursuant to her participation in our sales incentive compensation plan for the 2017 fiscal year, assuming attainment of 100% of the target level of achievement.
(2)	Amounts shown for Ms. Fallon are prorated to reflect her appointment as our Chief Financial Officer in March 2017.
(3)	Amounts shown for Mr. Gianella reflect target bonus levels based on Mr. Gianella’s service as our as our interim Chief Financial Officer until March 2017, and as our Senior Vice President, Finance for the remainder of the year.

Cancellation and Stay Bonus Agreements; Retention Agreements

In connection with the execution of the merger agreement, Silver Spring entered into Cancellation and Stay Bonus Agreements (which we refer to as the “Stay Bonus Agreements”) with Messrs. Bell, Arnold, Lang, Reeves and Vaswani and Ms. Stynes. Pursuant to the terms of the Stay Bonus Agreements, and in connection with each such executive’s waiver of certain vesting and other provisions relating to the PSUs granted in 2015, each executive will become entitled to a cash retention award subject to such executive’s continued employment by Silver Spring until the closing of the merger. Ms. Stynes will be eligible to receive a portion of her cash retention award on the earlier of December 29, 2017 and the closing of the merger, subject to her continued employment on such date as set forth below.

Name	Estimated Retention Payments
Michael Bell	$203,125
Richard Arnold	$487,500
Scott Lang	$812,500
Donald Reeves	$487,500
Theresa Stynes(1)	$487,500
Raj Vaswani	$487,500
(1)	Pursuant to the terms of her Stay Bonus Agreement, Ms. Stynes will be eligible to receive (i) $300,000 on the earlier to occur of December 29, 2017 or the closing of the Merger and (ii) $187,500 on the closing of the Merger, in each case subject to her continued employment through such date.

In addition, pursuant to a retention agreement entered into between Mr. Gianella and Silver Spring in March 2017, Mr. Gianella will become entitled to receive $100,000, subject to his continued employment by Silver Spring until the earliest of (i) March 30, 2018, (ii) the consummation of the merger, and (iii) Mr. Gianella’s termination without “cause,” as such term is defined in his termination benefits agreement described below.

Executive Officer Severance

In connection with the merger, and pursuant to their employment agreements, termination benefits agreements, employment offer letters and equity award agreements with Silver Spring, certain executive officers are entitled to receive accelerated vesting of their equity awards and/or enhanced severance payments upon qualifying terminations of employment during a specified period before and after the closing of the merger.

In the event of a termination of employment by Silver Spring without “cause” (as defined in the applicable executive officer agreements) or a “constructive termination” (as defined in the applicable executive officer agreements) at any time for Mr. Lang, or within the two-month period prior to, or the 12-month period following, the merger for all other executive officers, then subject to the executive’s timely execution, delivery and non-revocation of a general release of claims, each of Messrs. Bell, Gaglione, Arnold, Gianella, Lang, Reeves and Vaswani, and Mses. Ildeniz, Fallon and Stynes would be entitled to receive (i) cash severance payments by Silver Spring (or its successor) in an amount equal to the executive’s base salary as then in effect, for six months in the case of Mr. Gianella, and 12 months in the case of all other executive officers, (ii) a prorated portion of the actual bonus that the executive would have earned for the year in which they were terminated, and (iii) reimbursement for expenses incurred to obtain continuing medical (including dental, optical and mental health) insurance benefits for the executive and the executive’s family until the earlier of (A) six months in the case of Mr. Gianella, and 12 months in the case of all other executive officers, following the executive’s termination and (B) the date the executive officer commences employment with another entity. In each case, the first payment, equal to three months’ base salary, would be made no later than the 60th day following the executive’s termination, and the additional payments would continue in monthly installments thereafter.

In addition, each of the executive officers would be entitled to receive accelerated vesting of any then-outstanding unvested stock options, RSUs and PSUs (but only to the extent that any performance-based vesting conditions had been satisfied prior to the date of termination) (i) in the case of each executive officer other than Mr. Gianella, with respect to 100% of the unvested shares of Silver Spring common stock underlying such awards and (ii) in the case of Mr. Gianella, with respect to 50% of the unvested shares of Silver Spring common stock underlying such awards. In each of the foregoing cases other than with respect to Mr. Lang, Itron may require the executive officer to continue employment for a three-month transition period before any such severance benefits are paid.

Our applicable agreements with our executive officers also contain certain provisions, which we refer to as “excise tax provisions,” providing that if the severance and other benefits provided to any such executive under the applicable agreement or otherwise would constitute “excess parachute payments” as defined under Section 280G and would be subject to excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (which we refer to as the “Code”), the executive would be entitled to receive the greater of (as determined on an after-tax basis): (i) full payment of such payments and benefits or (ii) such lesser amount as would result in no portion of those payments and benefits being subject to the excise tax. See “—Quantification of Potential Payments to Executive Officers in Connection with the Merger” below for additional information regarding the potential severance entitlements described above.

For purposes of the applicable executive officer agreements described above, “constructive termination” generally means an executive officer’s resignation after the occurrence of any of the following events without the executive’s prior consent: (i) a material reduction in the executive’s job duties and responsibilities (and (A) in the case of Messrs. Vaswani and Gianella, a material change to such executive’s title and (B) in the case of Mr. Lang, a material change to his title of Executive Chairman or removal from the Silver Spring board of directors); (ii) a relocation to a work facility or location that is more than 35 miles from the primary location at which the executive was working immediately prior to such change; (iii) a reduction of base salary (other than as part of an across-the-board, proportional reduction); or (iv) the failure of a successor to assume the applicable executive officer agreement; provided in each case that the executive officer is required to provide 90 days’ notice of the occurrence of any of the foregoing conditions and provide Silver Spring (or any successor) 30 days to cure the condition. If Silver Spring (or any successor) fails to cure such condition, the executive officer must terminate employment within 30 days after the expiration of the cure period.

For purposes of the applicable executive officer agreements described above, “cause” generally means (i) material failure of the executive to perform her his or duties and responsibilities, including any failure to cooperate in any investigation or formal proceeding; (ii) the executive’s commission of any act of fraud, embezzlement, dishonesty or any other intentional misconduct that results in material injury to the company; (iii) the unauthorized use or disclosure by the executive of any proprietary information or trade secrets of the company; (iv) a conviction of, or no contest plea entered by, the executive to a felony; or (v) the executive’s willful, wrongful and uncured breach of any of the executive’s obligations under any policy of Silver Spring or written agreement or covenant with Silver Spring.

Quantification of Potential Payments to Named Executive Officers in Connection with the Merger

The table below sets forth information about certain compensation for each of Silver Spring’s named executive officers that is based on or otherwise relates to the transactions contemplated by the merger agreement. Silver Spring’s named executive officers are (i) Michael Bell, President and Chief Executive Officer, (ii) Philippe Gaglione, Executive Vice President, Research and Development and (iii) Aysegul Ildeniz, Chief Operating Officer.

Please note that the amounts reported below are estimates based on multiple assumptions that may or may not actually reflect future facts. As a result, the actual merger-related compensation to be received by any named executive officer may differ in material respects from the amounts set forth below. Furthermore, for purposes of calculating such amounts, Silver Spring has assumed:

•	The merger was consummated on October 27, 2017, which is used because it is the latest practicable date prior to filing of this Proxy Statement;
•	Each named executive officer’s employment was terminated without “cause” or experiences a “constructive termination” immediately following the closing of the merger, entitling the named executive officer to receive the payments and benefits under the terms of such named executive officer’s termination benefits agreements, employment offer letters and equity award agreements;
•	The price per share of Silver Spring common stock paid in connection with the merger was $16.25; and
•	No reductions of any payments or benefits were triggered pursuant to excise tax provisions in any named executive officer’s applicable employment agreement.
Named Executive Officer	Cash(1)	Equity(2)	Other(3)	Total
Michael Bell	$1,050,000	$4,286,269	$32,093	$5,368,362
Philippe Gaglione	$637,500	$2,338,969	$32,296	$3,008,765
Aysegul Ildeniz	$850,000	$1,840,379	$10,657	$2,701,036
(1)	Amounts in this column include cash payments to each of the named executive officers in respect of (i) “single-trigger” 2017 bonus payments and (ii) severance payments upon a qualifying “double-trigger” termination, each as described below and above in “—Executive Officer Severance,” “—Cancellation and Stay Bonus Agreements,” and “—2017 Bonus Incentives”).

Upon consummation of the merger and subject to the named executive officer’s continued employment through such date (a “single-trigger” event), to the extent that Silver Spring has not made a determination with respect to, and paid the bonus amounts due pursuant to the 2017 Bonus Plan, then such bonuses will become payable at target levels.

Pursuant to his or her arrangements with Silver Spring, each named executive officer would be entitled to receive certain cash severance payments if such executive experienced a termination of employment without “cause” or a “constructive termination” (each as defined in his or her applicable agreement with Silver Spring) within the two-month period prior to, or the 12-month period following, the merger (a “double-trigger termination”), subject to the named executive officer’s timely execution, delivery and non-revocation of a general release of claims. The severance amount constitutes cash payments by Silver Spring (or its successor) equal to (i) the named executive officer’s base salary as then in effect for 12 months plus (ii) a prorated portion of the actual bonus that the executive would have earned in the year of termination. The first payment, equal to three months’ base salary, would be made no later than the 60th day following the executive’s termination, and the additional payments would continue in monthly installments thereafter. No separate prorated bonus was included in the calculation of severance payments upon a double trigger termination as of October 27, 2017, because we have assumed pursuant to the merger agreement that each named executive officer would receive payment under the

2017 Bonus Plan at target levels as described above. Ms. Ildeniz’s bonus also includes amounts payable pursuant to her participation in our sales incentive compensation plan, assuming achievement at target levels without giving effect to any applicable pro-ration. To the extent the merger is consummated in 2018, upon a double-trigger termination each named executive officer may also receive a pro-rated bonus for amounts actually earned during that year.

The following table separately quantifies the value of the 2017 bonus and the cash severance the named executive officers would become entitled to receive:

Named Executive Officer	2017 Bonus	Base Salary Severance	Total
Michael Bell	$525,000	$525,000	$1,050,000
Philippe Gaglione	$212,500	$425,000	$637,500
Aysegul Ildeniz	$425,000	$425,000	$850,000
(2)	Amounts reflected in this column include (i) “single-trigger” payments in respect of PSUs granted to Mr. Bell in 2015 and (ii) the value of acceleration of unvested equity awards upon a qualifying “double-trigger” termination, each as described below.

In connection with his waiver of certain vesting and other provisions related to PSUs granted to Mr. Bell in 2015, Silver Spring entered into a Stay Bonus Agreement with Mr. Bell. The Stay Bonus Agreement provides for a cash retention award of $203,125, due upon the closing of the merger, subject to Mr. Bell’s continued employment by Silver Spring at such time. In connection with the merger, performance-based vesting conditions applicable to PSUs granted to the named executive officers in 2017 would be deemed satisfied at 100% of the target level immediately prior to the effective time of the merger. Each such award would be assumed and converted into restricted stock units to acquire shares of Itron common stock and continue to be subject to service-based vesting conditions before any portion thereof would become exercisable.

Pursuant to the terms of their respective employment arrangements, upon a qualifying “double-trigger” termination, each named executive officer would be entitled to 100% acceleration of any then-outstanding unvested stock options, RSUs and PSUs (including service-based vesting conditions in respect of PSUs granted in 2017, after giving effect to the deemed satisfaction of performance conditions at target-level), with respect the shares of Silver Spring common stock underlying such awards. The amounts included in this column reflect (i) the number of unvested shares underlying such awards as of the assumed closing date multiplied by (ii) the excess of $16.25 over the exercise price (as applicable). For purposes of the foregoing calculations, we have assumed that each named executive officer will experience a qualifying termination immediately following the effective time of the merger.

Amounts reflected exclude the value of previously vested options and RSUs held by executive officers which will be cancelled in exchange for cash payment as described in the section entitled “—Treatment of Outstanding Equity Awards.”

Named Executive Officer	Shares subject to Unvested Options	Value of Unvested Options	Shares subject to Unvested RSUs	Value of Unvested RSUs	Shares subject to Unvested 2017 PSU	Value of Unvested 2017 PSUs	Total Value
Michael Bell	119,792	$240,782	158,607	$2,577,364	77,846	$1,264,998	$4,083,144
Philippe Gaglione	75,000	$173,250	103,026	$1,674,173	30,249	$491,546	$2,338,969
Aysegul Ildeniz	85,000	$240,550	84,217	$1,368,526	14,234	$231,303	$1,840,379
(3)	Pursuant the terms and conditions of their respective employment arrangements, upon a “double-trigger” qualifying termination, each named executive officer would be entitled to receive reimbursement by Silver Spring for expenses incurred for continuing medical insurance benefits for such named executive officer and his or her family for up to 12 months following the date of termination. Amounts in this column reflect estimates based on current costs and insurance premiums.

Insurance and Indemnification of Directors and Executive Officers

The terms of the merger agreement provide for certain post-closing covenants related to insurance and indemnification of directors and executive officers. For a description of such covenants please see the section below entitled “Terms of the Merger Agreement—Directors’ and Officers’ Indemnification and Insurance” beginning on page 96 of this proxy statement.

Benefit Arrangements with the Surviving Corporation

The term of the merger agreement provide for certain post-closing covenants related to employee benefit arrangements. For a description of such covenants please see the section below titled “Terms of the Merger Agreement—Employee Benefits Matters” beginning on page 95 of this proxy statement.

Regulatory Approvals

The HSR Act and the rules and regulations promulgated thereunder require that Silver Spring and Itron file notification and report forms with respect to the merger with the DOJ and the FTC and observe a waiting period before consummating the merger. The required notification and report forms under the HSR Act have been filed with the DOJ and the FTC by Silver Spring and Itron.

At any time before or after the consummation of the merger, the DOJ, the FTC, a U.S. state or a foreign governmental authority with jurisdiction over the parties could take such action under antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the merger, to rescind the merger or to seek divestiture of particular assets. Private parties also may seek to take legal action under the antitrust laws under certain circumstances. Although there is no assurance that they will not do so, we do not expect any regulatory authority, state or private party to take legal action under the antitrust laws.

Delisting and Deregistration of Silver Spring Common Stock

Silver Spring common stock is registered as a class of equity securities under the Exchange Act and is quoted on the NYSE under the symbol “SSNI.” As a result of the merger, Silver Spring will become a wholly-owned subsidiary of Itron. After the merger, shares of Silver Spring common stock will cease to be traded on the NYSE and price quotations with respect to sales of shares of Silver Spring common stock in the public market will no longer be available. In addition, Silver Spring will no longer be required to file periodic reports with the SEC after the effective time of the merger with respect to Silver Spring common stock.

Consequences if the Merger is Not Consummated

If the stockholders do not vote to approve the merger proposal, or if the merger is not consummated for any other reason, stockholders will not receive any payment for their shares of Silver Spring common stock in connection with the merger. Instead, shares of Silver Spring common stock will continue to be listed and traded on the NYSE. In certain circumstances, we may be required to pay a termination fee, or we or Itron may seek damages or other remedies, in each case, as described under the section entitled “Terms of the Merger Agreement—Termination; Effect of Termination” and “Terms of the Merger Agreement—Termination Fee” beginning on page 99 and page 101, respectively, of this proxy statement.

U.S. Federal Income Tax Consequences of the Merger

The following summary is a general discussion of the principal U.S. federal income tax consequences of the merger to “U.S. holders” and “non-U.S. holders” (in each case, as defined below, and collectively, the “holders”) of Silver Spring common stock whose shares of Silver Spring common stock are converted into the right to receive the merger consideration in the merger. This summary is based on the current provisions of the Code, applicable Treasury regulations, judicial authority and administrative rulings, published positions of the Internal Revenue Service, which we refer to as the “IRS,” and other applicable authorities, all as currently in effect and all of which are subject to change or differing interpretations, possibly with retroactive effect. Any such change could alter the tax consequences to the holders as described herein. No ruling from the IRS has been or will be sought with respect to any aspect of the merger. This summary is for the general information of the holders only and does not purport to be a complete analysis of all potential tax effects of the merger. For example, this summary does not address the effect of any applicable state, local or foreign income tax laws, any non-income tax laws or the Medicare contribution tax. In addition, this discussion does not address the tax consequences of transactions effectuated in connection with the consummation of the merger, including, without limitation, the tax consequences to holders of stock options issued by us or other compensation arrangements which are cancelled or converted, as the case may be, in connection with the merger. This discussion is not binding on the IRS or the courts and, therefore, could be subject to challenge and ultimately sustained. Furthermore, this summary applies only to holders that hold Silver Spring common stock as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). In addition, this discussion does not address all aspects of U.S. federal income tax consequences that may be relevant to a holder in light of the holder’s particular circumstances or to holders subject to special rules, such as:

•	broker-dealers;
•	taxpayers that have elected the mark-to-market method of tax accounting with respect to their Silver Spring common stock;
•	persons holding Silver Spring common stock as part of a straddle, hedging transaction, short-sale, conversion transaction, integrated transaction, synthetic security or constructive sale transaction;
•	U.S. holders whose functional currency is not the U.S. dollar;
•	persons who acquired Silver Spring common stock through the exercise of employee stock options or in other compensatory transactions or who hold Silver Spring common stock that is subject to vesting restrictions;

•	persons who hold their Silver Spring common stock as qualified small business stock for purposes of Section 1045 and/or Section 1202 of the Code;
•	qualified retirement plans, individual retirement accounts, and other tax-deferred accounts;
•	banks, insurance companies, mutual funds and other financial institutions;
•	insurance companies;
•	regulated investment companies;
•	real estate investment trusts;
•	certain former citizens or residents of the U.S.;
•	holders who exercise appraisal rights;
•	governmental agencies or instrumentalities;
•	entities treated as partnerships for U.S. federal income tax purposes or holders that hold their Silver Spring common stock through entities treated as partnerships for U.S. federal income tax purposes;
•	tax-exempt entities; or
•	persons liable for the U.S. alternative minimum tax.

If a partnership, or other entity that is classified as a partnership for U.S. federal income tax purposes, holds Silver Spring common stock, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partner and the partnership. Partnerships holding Silver Spring common stock and partners in such partnerships should consult their tax advisors as to the particular U.S. federal income tax consequences of the merger to them.

U.S. Holders

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of Silver Spring common stock that is for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States.;
•	a corporation, or other entity taxable as a corporation for such purposes, created or organized under the laws of the United States, any state thereof or the District of Columbia;
•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or
•	a trust (i) if the administration thereof is subject to the primary supervision of a court within the United States, and one or more United States persons (as defined in the Code) have the authority to control all substantial decisions of the trust; or (ii) that has a valid election in effect under applicable Treasury regulations to be treated as a United States person (as defined in the Code).

The receipt of cash for shares of Silver Spring common stock in the merger will be a taxable transaction to U.S. holders for U.S. federal income tax purposes. In general, a U.S. holder whose shares of Silver Spring common stock are converted into the right to receive cash in the merger will recognize capital gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received in exchange for such shares of Silver Spring common stock and the U.S. holder’s adjusted tax basis in such shares of Silver Spring common stock. A U.S. holder’s adjusted tax basis in its Silver Spring common stock generally will equal the price the U.S. holder paid for such shares of Silver Spring common stock. Gain or loss will be determined separately for each block of shares of Silver Spring common stock (i.e., shares of Silver Spring common stock acquired at the same cost in a single transaction). Such gain or loss generally will be treated as long-term capital gain or loss if the U.S. holder’s holding period in the shares of Silver Spring common stock exceeds one year at the time of the consummation of the merger. Long-term capital gains of non-corporate U.S. holders generally are subject to U.S. federal income tax at preferential rates compared to short-term capital gains or ordinary income. In addition, depending on the effective time of the merger and a U.S. holder’s particular circumstances, a U.S. holder may also be subject to an additional 3.8% net investment income tax. The deductibility of capital losses is subject to limitations.

Non-U.S. Holders

A “non-U.S. holder” is a beneficial owner of Silver Spring common stock for U.S. federal income tax purposes that is not a U.S. holder or a partnership (or other entity classified as a partnership for such purposes). Payments made to a non-U.S. holder in exchange for shares of Silver Spring common stock pursuant to the merger generally will not be subject to U.S. federal income tax unless:

•	the gain, if any, on such shares of Silver Spring common stock is effectively connected with a trade or business of the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to the non-U.S. holder’s permanent establishment or fixed base maintained by the non-U.S. holder in the United States); or
•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of the exchange of shares of Silver Spring common stock for cash pursuant to the merger and certain other conditions are met.

Gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates. Any gain described in the first bullet point above of a non-U.S. holder that is a foreign corporation may also be subject to an additional “branch profits tax” at a 30% rate (or lower applicable treaty rate) on its “effectively connected earnings and profits” for the taxable year, subject to certain adjustments. A non-U.S. holder described in the second bullet point immediately above will be subject to tax at a rate of 30% (or a lower applicable treaty rate) on any gain realized, which may be offset by U.S.-source capital losses recognized in the same taxable year.

Information Reporting and Backup Withholding

Payments made in exchange for shares of Silver Spring common stock generally will be subject to information reporting unless the holder is an “exempt recipient” and may also be subject to backup withholding (currently at a rate of 28%). To avoid backup withholding, U.S. holders that do not otherwise establish an exemption should properly complete and return IRS Form W-9, certifying that such U.S. holder is a U.S. person, the taxpayer identification number provided is correct and such U.S. holder is not subject to backup withholding. A non-U.S. holder that provides the applicable withholding agent with an IRS Form W-8BEN, W-8BEN-E or W-8ECI, as appropriate, will generally establish an exemption from backup withholding.

Generally, information reporting and backup withholding will not apply to a payment of disposition proceeds to a non-U.S. holder where the transaction is effected outside the United States through a non-U.S. office of a broker. However, for information reporting purposes, dispositions effected through a non-U.S. office of a broker with certain connections with the United States will be treated in a manner similar to dispositions effected through a U.S. office of a broker. Non-U.S. holders should consult their own tax advisors regarding the application of the information reporting and backup withholding rules to them.

Copies of information returns may be made available to the tax authorities of the country in which the non-U.S. holder resides or is incorporated under the provisions of a specific treaty or agreement.

Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against a holder’s U.S. federal income tax liability, provided the relevant information is timely furnished to the IRS.

This discussion of U.S. federal income tax consequences of the merger is for general information only and is not tax advice. We urge you to consult your tax advisors with respect to the application of the U.S. federal income tax laws to your particular situation, as well as any tax consequences of the merger arising under the federal estate or gift tax rules or under any state, local or foreign tax laws or any non-income tax laws or under any applicable tax treaty.

Litigation Relating to the Merger

On November 9, 2017, James Geller, a purported stockholder of Silver Spring, filed a putative stockholder class action complaint in the United States District Court in the Northern District of California against Silver Spring and the individual members of the Silver Spring board of directors, captioned Geller v. Silver Spring Networks, Inc., et al., Case No. 5:17-cv-06532-EJD (which we refer to as the “Geller Complaint”). On November 11, 2017, Kantradt LLC, a purported stockholder of Silver Spring, filed a putative stockholder class action complaint in the United States District Court in the Northern District of California against Silver Spring and the individual members of the Silver Spring board of directors, captioned Kantradt LLC v. Silver Spring Networks, Inc., et al., No. 5:17-cv-06548-VC (which we refer to as the “Kantradt Complaint” and together with the Geller Complaint, the “Complaints”). The Complaints each assert that defendants violated Sections 14(a) and 20(a) of the Exchange Act by making untrue statements of material fact and omitting certain material facts related to the contemplated merger in the proxy statement. The Complaints seek, among other things, an order enjoining defendants from consummating the merger, money damages and an award of attorneys’ and experts’ fees. Silver Spring believes that the lawsuits are without merit and, if the lawsuits are pursued, Silver Spring will vigorously defend itself.

APPRAISAL RIGHTS

If the merger is consummated, Silver Spring stockholders who do not vote in favor of the merger proposal, who properly demand appraisal of their shares, who continuously hold such shares through the effective time of the merger and who otherwise comply with the procedures of Section 262 of the DGCL (including with respect to certain aggregate ownership requirements) will, subject to the conditions thereof, be entitled to appraisal rights in connection with the merger under Section 262 of the DGCL, which we refer to as “Section 262.” Unless the context requires otherwise, all references in Section 262 of the DGCL and in this summary to a “stockholder” are to a record holder of common stock.

The following discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262, which is attached to this proxy statement as Annex C. The following summary does not constitute any legal or other advice and does not constitute a recommendation that Silver Spring stockholders exercise their appraisal rights under Section 262. Only a holder of record of shares of common stock is entitled to demand appraisal rights for the shares registered in such holder’s name. A person or entity having a beneficial interest in shares of common stock held of record in the name of another person, such as a bank, broker or other nominee, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner to perfect appraisal rights. If you hold your shares of our common stock through a bank, broker or other nominee and you wish to exercise appraisal rights, you should consult with your bank, broker or other nominee.

Under Section 262, holders of shares of common stock who (1) submit a written demand for appraisal of such stockholder’s shares to Silver Spring prior to the vote on the adoption of the merger agreement; (2) do not vote in favor of the adoption of the merger agreement nor consent thereto in writing; (3) continuously are the record holders of such shares through the effective time of the merger; and (4) otherwise follow the procedures set forth in Section 262 may be entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of the shares of common stock, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest to be paid on the amount determined to be the fair value, if any, as determined by the Delaware Court of Chancery. However, after an appraisal petition has been filed, the Delaware Court of Chancery will dismiss appraisal proceedings as to all Silver Spring stockholders who asserted appraisal rights unless (a) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of common stock as measured in accordance with subsection (g) of Section 262 or (b) the value of the merger consideration in respect of such shares exceeds $1 million. We refer to these conditions as the “ownership thresholds.” Unless the Delaware Court of Chancery, in its discretion, determines otherwise for good cause shown, interest on an appraisal award will accrue and compound quarterly from the effective time of the merger through the date the judgment is paid at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during such period. If at any time before the Delaware Court of Chancery enters judgment in the appraisal proceeding, the surviving corporation pays to each Silver Spring stockholder entitled to appraisal an amount in cash, interest will accrue after the time of such payment only on the amount that equals the sum of (1) the difference, if any, between the amount so paid and the “fair value” of the shares as determined by the Court of Chancery and (2) any interest accrued prior to the time of such voluntary payment, unless paid at such time. The surviving corporation is under no obligation to make such voluntary cash payment prior to such entry of judgment.

Under Section 262, where a merger agreement is to be submitted for adoption at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, must notify each of its stockholders entitled to appraisal rights that appraisal rights are available and include in the notice a copy of Section 262. This proxy statement constitutes Silver Spring’s notice to stockholders that appraisal rights are available in connection with the merger, and the full text of Section 262 is attached to this proxy statement as Annex C. In connection with the merger, any holder of shares of common stock who wishes to exercise appraisal rights, or who wishes to preserve such holder’s right to do so, should review Annex C carefully. Failure to strictly comply with the requirements of Section 262 in a timely and proper manner may result in the loss of appraisal rights under the DGCL. A Silver Spring stockholder who loses his, her or its appraisal rights will be entitled to receive the merger consideration described in the merger agreement. Moreover, because of the complexity of the procedures for exercising the right to seek appraisal of shares of common stock, Silver Spring believes that if a Silver Spring stockholder considers exercising such rights, such stockholder should seek the advice of legal counsel.

Silver Spring stockholders wishing to exercise the right to seek an appraisal of their shares of common stock must do ALL of the following:

•	the stockholder must not vote in favor of or consent to the proposal to adopt the merger agreement;
•	the stockholder must deliver to Silver Spring a written demand for appraisal before the vote on the merger proposal at the special meeting;
•	the stockholder must continuously hold the shares from the date of making the demand through the effective time of the merger (a Silver Spring stockholder will lose appraisal rights if the stockholder transfers the shares before the effective time of the merger); and
•	a stockholder or the surviving company must file a petition in the Delaware Court of Chancery requesting a determination of the fair value of the shares within 120 days after the effective time of the merger. The surviving company is under no obligation to file any petition and has no intention of doing so.

In addition, one of the ownership thresholds describe above must be met.

Because a proxy that does not contain voting instructions will, unless revoked, be voted in favor of the merger agreement, a Silver Spring stockholder who votes by proxy and who wishes to exercise appraisal rights must vote against the adoption of the merger agreement, abstain or not vote its shares.

Filing Written Demand

Any holder of shares of Silver Spring common stock wishing to exercise appraisal rights must deliver to Silver Spring, before the vote on the merger proposal at the special meeting, a written demand for the appraisal of such stockholder’s shares, and such stockholder must not vote, in person or by proxy, in favor of or consent to the adoption of the merger agreement. A holder of shares of Silver Spring common stock exercising appraisal rights must hold of record the shares on the date the written demand for appraisal is made and must continue to hold the shares of record through the effective time of the merger. A proxy that is submitted and does not contain voting instructions will, unless revoked, be voted in favor of the adoption of the merger agreement, and it will constitute a waiver of the Silver Spring stockholder’s right of appraisal and will nullify any previously delivered written demand for appraisal. Therefore, a Silver Spring stockholder who submits a proxy and who wishes to exercise appraisal rights must submit a proxy containing instructions to vote against the adoption of the merger agreement or abstain from voting on the adoption of the merger agreement. Neither voting against the adoption of the merger agreement nor abstaining from voting or failing to vote on the proposal to adopt the merger agreement will, in and of itself, constitute a written demand for appraisal satisfying the requirements of Section 262. The written demand for appraisal must be in addition to and separate from any proxy or vote on the adoption of the merger agreement. A proxy or vote against the adoption of the merger agreement will not constitute a demand. A Silver Spring stockholder’s failure to make the written demand prior to the taking of the vote on the adoption of the merger agreement at the special meeting will constitute a waiver of appraisal rights.

Only a holder of record of shares of Silver Spring common stock is entitled to demand appraisal rights for the shares registered in that holder’s name. A demand for appraisal in respect of shares of common stock should be executed by or on behalf of the holder of record, and must reasonably inform Silver Spring of the identity of the holder and state that the person intends thereby to demand appraisal of the holder’s shares in connection with the merger. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, such demand must be executed by or on behalf of the record owner, and if the shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute a demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose that, in executing the demand, the agent is acting as agent for the record owner or owners.

SILVER SPRING STOCKHOLDERS WHO HOLD THEIR SHARES WITH A BANK, BROKER OR OTHER NOMINEE AND WHO WISH TO EXERCISE APPRAISAL RIGHTS SHOULD CONSULT WITH THEIR BANK, BROKER OR OTHER NOMINEES, AS APPLICABLE, TO DETERMINE THE APPROPRIATE PROCEDURES FOR THE BANK, BROKER OR OTHER NOMINEE TO MAKE A DEMAND FOR APPRAISAL OF SUCH SHARES. A PERSON HAVING A BENEFICIAL INTEREST IN SHARES HELD OF

RECORD IN THE NAME OF ANOTHER PERSON, SUCH AS A BANK, BROKER OR OTHER NOMINEE, MUST ACT PROMPTLY TO CAUSE THE RECORD HOLDER TO FOLLOW PROPERLY AND IN A TIMELY MANNER THE STEPS NECESSARY TO PERFECT APPRAISAL RIGHTS.

All written demands for appraisal pursuant to Section 262 should be mailed or delivered to:

Silver Spring Networks, Inc.
230 W. Tasman Drive
San Jose, California 95134
Attention: General Counsel

Any holder of shares of common stock may withdraw his, her or its demand for appraisal and accept the consideration offered pursuant to the merger agreement by delivering to Silver Spring a written withdrawal of the demand for appraisal. However, any such attempt to withdraw the demand made more than 60 days after the effective time of the merger will require written approval of the surviving corporation. Notwithstanding the foregoing, no appraisal proceeding in the Delaware Court of Chancery will be dismissed without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just; provided, however, that this shall not affect the right of any Silver Spring stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the merger consideration within 60 days after the effective time of the merger.

Notice by the Surviving Corporation

If the merger is completed, within ten days after the effective time of the merger, the surviving corporation will notify each holder of shares of common stock who has made a written demand for appraisal pursuant to Section 262, and who has not voted in favor of or consented to the adoption of the merger agreement, that the merger has become effective and the effective date thereof.

Filing a Petition for Appraisal

Within 120 days after the effective time of the merger, but not thereafter, the surviving corporation or any holder of shares of common stock who has complied with Section 262 and is entitled to appraisal rights under Section 262 may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery, with a copy served on the surviving corporation in the case of a petition filed by a Silver Spring stockholder, demanding a determination of the fair value of the shares held by all Silver Spring stockholders entitled to appraisal. The surviving corporation is under no obligation, and has no present intention, to file a petition, and holders should not assume that the surviving corporation will file a petition or initiate any negotiations with respect to the fair value of the shares of common stock. Accordingly, any holders of shares of common stock who desire to have their shares appraised should initiate all necessary action to perfect their appraisal rights in respect of their shares of common stock within the time and in the manner prescribed in Section 262. The failure of a holder of Silver Spring common stock to file such a petition within the period specified in Section 262 could nullify the stockholder’s previous written demand for appraisal.

Within 120 days after the effective time of the merger, any holder of shares of common stock who has complied with the requirements for exercise of appraisal rights will be entitled, upon written request, to receive from the surviving corporation a statement setting forth the aggregate number of shares not voted in favor of the adoption of the merger agreement and with respect to which Silver Spring has received demands for appraisal, and the aggregate number of holders of such shares. The surviving corporation must mail this statement to the requesting stockholder within ten days after receipt of the written request for such a statement or within ten days after the expiration of the period for delivery of demands for appraisal, whichever is later. A beneficial owner of shares held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition seeking appraisal or request from the surviving corporation the foregoing statements. As noted above, however, the demand for appraisal can only be made by a Silver Spring stockholder of record.

If a petition for an appraisal is duly filed by a holder of shares of common stock and a copy thereof is served upon the surviving corporation, the surviving corporation will then be obligated within 20 days after such service to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all Silver Spring stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached. After notice to the stockholders as required by the court, the Delaware Court of Chancery is empowered to conduct a hearing on the petition to determine those Silver Spring stockholders who have complied with Section 262 and who have become entitled to appraisal rights thereunder. The Delaware Court of Chancery may require the Silver Spring stockholders who demanded payment for their shares to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings, and if any stockholder fails to comply with the direction, the Delaware Court of Chancery may dismiss the proceedings as to such stockholder.

The Delaware Court of Chancery will dismiss appraisal proceedings as to all Silver Spring stockholders who assert appraisal rights unless (a) the total number of shares for which appraisal rights have been pursued and perfected exceeds 1% of the outstanding shares of common stock as measured in accordance with subsection (g) of Section 262 or (b) the value of the merger consideration in respect of the shares for which appraisal rights have been pursued and perfected exceeds $1 million. We refer to these conditions as the “ownership thresholds.”

Determination of Fair Value

After determining the holders of common stock entitled to appraisal, and that at least one of the ownership thresholds above has been satisfied in respect of the Silver Spring stockholders seeking appraisal rights, the appraisal proceeding will be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding, the Delaware Court of Chancery will appraise the “fair value” of the shares of common stock, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining fair value, the Delaware Court of Chancery will take into account all relevant factors. Unless the court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. However, the surviving corporation has the right, at any point prior to the Delaware Court of Chancery’s entry of judgment in the proceedings, to make a voluntary cash payment to each Silver Spring stockholder seeking appraisal. If the surviving corporation makes a voluntary cash payment pursuant to subsection (h) of Section 262, interest will accrue thereafter only on the sum of (i) the difference, if any, between the amount paid by the surviving corporation in such voluntary cash payment and the fair value of the shares as determined by the Delaware Court of Chancery and (ii) interest accrued before such voluntary cash payment, unless paid at that time. In Weinberger v. UOP, Inc., the Supreme Court of Delaware discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the merger that throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Supreme Court of Delaware also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.”

Silver Spring stockholders considering seeking appraisal should be aware that the fair value of their shares as so determined by the Delaware Court of Chancery could be more than, the same as or less than the consideration they would receive pursuant to the merger if they did not seek appraisal of their shares and that an opinion of an investment banking firm as to the fairness from a financial point of view of the consideration payable in a merger is not an opinion as to, and does not in any manner address, fair value under Section 262 of the DGCL. Although Silver Spring believes that the merger consideration is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery, and Silver Spring stockholders should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the merger consideration. Neither Silver Spring nor Itron anticipate offering more than the merger consideration to any Silver Spring stockholder exercising appraisal rights, and each of Silver Spring and Itron reserves the right to make a voluntary cash payment pursuant to subsection (h) of Section 262 and to assert, in any appraisal proceeding, that for purposes of Section 262, the “fair value” of a share of common stock is less than the per share merger consideration. If a petition for appraisal is not timely filed, or if neither of the ownership thresholds above has been satisfied in respect of the Silver Spring stockholders seeking appraisal rights, then the right to an appraisal will cease. The costs of the appraisal proceedings (which do not include attorneys’ fees or the fees and expenses of experts) may be determined by the Delaware Court of Chancery and taxed upon the parties as the Delaware Court of Chancery deems equitable under the circumstances. Upon application of a Silver Spring stockholder, the Delaware Court of Chancery may also order that all or a portion of the expenses incurred by any Silver Spring stockholder in connection with an appraisal, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, be charged pro rata against the value of all the shares entitled to be appraised.

If any Silver Spring stockholder who demands appraisal of his, her or its shares of Silver Spring common stock under Section 262 fails to perfect, or loses or successfully withdraws, such holder’s right to appraisal, the stockholder’s shares of common stock will be deemed to have been converted at the effective time of the merger into the right to receive the merger consideration. A Silver Spring stockholder will fail to perfect, or effectively lose or withdraw, such holder’s right to appraisal if no petition for appraisal is filed within 120 days after the effective time of the merger, if neither of the ownership thresholds above has been satisfied in respect of the Silver Spring stockholders seeking appraisal rights or if the stockholder delivers to the surviving corporation a written withdrawal of the holder’s demand for appraisal and an acceptance of the merger consideration in accordance with Section 262.

From and after the effective time of the merger, no Silver Spring stockholder who has demanded appraisal rights will be entitled to vote such shares of common stock for any purpose or to receive payment of dividends or other distributions on the stock, except dividends or other distributions on the holder’s shares of common stock, if any, payable to Silver Spring stockholders as of a time prior to the effective time of the merger. If no petition for an appraisal is filed within the time provided in Section 262, if neither of the ownership thresholds above has been satisfied in respect of the Silver Spring stockholders seeking appraisal rights or if the stockholder delivers to the surviving corporation a written withdrawal of the demand for an appraisal and an acceptance of the merger, either within 60 days after the effective time of the merger or thereafter with the written approval of the surviving corporation, then the right of such Silver Spring stockholder to an appraisal will cease. Once a petition for appraisal is filed with the Delaware Court of Chancery, however, the appraisal proceeding may not be dismissed as to any Silver Spring stockholder who commenced the proceeding or joined that proceeding as a named party without the approval of the court.

Failure to comply strictly with all of the procedures set forth in Section 262 may result in the loss of a Silver Spring stockholder’s statutory appraisal rights. Consequently, any Silver Spring stockholder wishing to exercise appraisal rights is encouraged to consult legal counsel before attempting to exercise those rights.

TERMS OF THE MERGER AGREEMENT

The following summary describes certain material provisions of the merger agreement and is qualified in its entirety by reference to the merger agreement included as Annex A to this proxy statement. This summary does not purport to be complete and may not contain all of the information about the merger agreement that may be important to you. We encourage you to read the merger agreement carefully and in its entirety, as it is the legal document governing the merger. In this section of the proxy statement entitled “Terms of the Merger Agreement,” from time to time, we may refer to Silver Spring, Itron and Merger Sub collectively as the parties or individually as a party.

Explanatory Note Regarding the Merger Agreement

The merger agreement has been included as Annex A to this proxy statement for your convenience to provide you with information regarding its terms, and we recommend that you read it carefully and in its entirety. The merger agreement is a legal instrument that is intended to govern the contractual rights and relationships, and to allocate risks, among Silver Spring, Itron and Merger Sub.

Following the consummation of the merger, each Silver Spring stockholder will be entitled to enforce the applicable provisions of the merger agreement to the extent necessary to receive the merger consideration to which such Silver Spring stockholder is entitled in accordance with the terms and conditions of the applicable provisions of the merger agreement. In the event of a termination of the merger agreement, a party to the merger agreement may seek damages in the case of a “willful breach” of the merger agreement by the other party or parties.

The merger agreement contains representations and warranties made by Itron and Merger Sub, on the one hand, and Silver Spring, on the other hand, that are qualified in several important respects, which you should consider as you read them in the merger agreement. The representations and warranties are qualified in their entirety by certain information of Silver Spring filed with the SEC by Silver Spring before the date of the merger agreement. In addition, the representations, warranties and covenants of the parties are qualified by confidential disclosures that Silver Spring delivered to Itron in connection with the execution of the merger agreement.

Certain of the representations and warranties made by Itron and Merger Sub, on the one hand, and Silver Spring, on the other hand, were made as of a specified date, and may have been used for the purpose of allocating risk between the parties to the merger agreement rather than as establishing matters as facts. Information concerning the subject matter of the representations and warranties may have changed since the date of the merger agreement. Moreover, certain of the representations, warranties and covenants of the parties may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders.

None of the representations or warranties will survive the closing of the merger and they will therefore have no legal effect under the merger agreement after the closing of the merger. The obligations of Itron and Merger Sub to consummate the merger are subject to the continued accuracy of certain of Silver Spring’s representations and warranties, with an enumerated dollar threshold applied to the inaccuracies of representations and warranties related to Silver Spring’s capitalization, and materiality or material adverse effect threshold applied to the inaccuracies of all other representations and warranties of Silver Spring (as described in the section entitled “—Conditions to Consummation of the Merger” beginning on page 97 of this proxy statement). The obligation of Silver Spring to consummate the merger is subject to the continued accuracy of the representations and warranties made by Itron and Merger Sub, except for any such inaccuracies that would not prevent the consummation of the transactions contemplated by the merger agreement or the ability of Itron and Merger Sub to fully perform their obligations under the merger agreement. Except as described below in the section entitled “—Third-Party Beneficiaries” beginning on page 102 of this proxy statement, Silver Spring stockholders are not third-party beneficiaries under the merger agreement and should not unduly rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Silver Spring, Itron or Merger Sub, or any of their respective subsidiaries or affiliates.

The representations, warranties and covenants in the merger agreement and the description thereof in this proxy statement should not be read alone but instead should be read in conjunction with the other information contained in the documents that Silver Spring publicly files with the SEC. Such information can be found elsewhere in this proxy statement and in the public filings that Silver Spring makes with the SEC, as described in the section entitled “Where Stockholders Can Find More Information” beginning on page 111 of this proxy statement.

Terms of the Merger; Merger Consideration

The merger agreement provides that, upon the terms and subject to the conditions set forth in the merger agreement, and in accordance with the DGCL, at the effective time of the merger, Merger Sub will be merged with and into Silver Spring. As a result of the merger, the separate existence of Merger Sub will cease, and Silver Spring will continue as the surviving corporation of the merger and a wholly-owned subsidiary of Itron. As a result of the merger, Silver Spring, as the surviving corporation, will succeed to all of the rights and obligations of Merger Sub and Silver Spring.

At the effective time of the merger, upon the terms and subject to the conditions set forth in the merger agreement:

•	each share of Silver Spring common stock issued and outstanding immediately prior to the effective time of the merger, other than (i) excluded shares and (ii) dissenting shares, will be cancelled and converted automatically into the right to receive the merger consideration of $16.25 in cash, without interest (less any applicable withholding or other taxes, or other amounts required to be withheld);
•	each excluded share will be automatically cancelled and extinguished without any conversion, and no payment or distribution will be made with respect to such excluded shares;
•	each dissenting share will be treated as described in the section entitled “—Appraisal Rights” beginning on page 70 of this proxy statement; and
•	each share of common stock of Merger Sub, $0.001 par value per share, that is issued and outstanding immediately prior to the effective time of the merger, will be converted into one validly issued, fully paid and nonassessable share of common stock of the surviving corporation, $0.001 par value per share.

If between the date of the merger agreement and the effective time of the merger the outstanding shares of Silver Spring common stock are changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination, consolidation or exchange of shares, or any similar event (excluding the granting or other issuance of Silver Spring options, RSUs or PSUs in the ordinary course of business), then the merger consideration and the exchange ratio applicable to assumed options, assumed RSUs and assumed PSUs will be appropriately adjusted to provide the holders of Silver Spring common stock and holders of assumed options, assumed RSUs and assumed PSUs the same economic effect as contemplated by the merger agreement prior to any such event.

Closing of the Merger

The closing of the merger will take place no later than the fifth business day after the last to be satisfied of the closing conditions set forth in the merger agreement unless another time or date is agreed to in writing by Silver Spring, Itron and Merger Sub, provided that if the marketing period for the financing has not ended at the time of the satisfaction of the closing conditions set forth in the merger agreement, the closing of the merger will not occur until the earlier of (i) a date during the marketing period specified by Itron with three business days’ notice to Silver Spring (and subject to simultaneous closing of the financing) or (ii) the second business day following the final day of the marketing period, or if the final day of the marketing period is within two business days prior to the termination date (as defined in the section entitled “—Termination; Effect of Termination”), then the termination date. For a description of the conditions to closing under the merger agreement, see the section entitled “—Conditions to Consummation of the Merger” beginning on page 97 of this proxy statement. Subject to certain limited blackout periods in November, December and January, the marketing period is the first period of 15 consecutive business days throughout which Silver Spring has provided certain required financial and other information about Silver Spring and during which, among other things, Silver Spring’s independent auditors have not withdrawn or qualified their audit opinion with respect to Silver Spring’s audited financial statements, and such financial and other information is in material compliance with all requirements of Regulation S-X under the Securities Act (to the extent applicable).

Effective Time of the Merger

The effective time of the merger will be at the time a certificate of merger is duly filed with and accepted by the Secretary of State of the State of Delaware or such other date and time as is agreed upon by the parties and specified in the certificate of merger.

Certificate of Incorporation; Bylaws; Directors and Officers of the Surviving Corporation

At the effective time of the merger, the amended and restated certificate of incorporation of Silver Spring and the amended and restated bylaws of Silver Spring, in each case, as in effect prior to the effective time of the merger, will be amended in their entirety to conform to the certificate of incorporation and bylaws, respectively, of Merger Sub as in effect immediately prior to the effective time of the merger (except that the name of the surviving corporation will be “Silver Spring Networks, Inc.”), subject to Itron’s and the surviving corporation’s obligations described in the section entitled “—Directors’ and Officers’ Indemnification and Insurance” beginning on page 96 of this proxy statement. In addition, the directors of Merger Sub immediately prior to the effective time of the merger will be the initial directors of the surviving corporation and, other than as specified by Itron prior to the effective time of the merger, the officers of Silver Spring immediately prior to the effective time of the merger will be the initial officers of the surviving corporation, in each case, until their respective successors are duly elected or appointed and qualified.

Treatment of Equity Awards

Cancellation and Cash-Out of Certain Equity Awards

At the effective time of the merger:

•	each vested option to purchase shares of Silver Spring common stock that is outstanding as of immediately prior to the effective time of the merger and that has a per share exercise price that is less than the merger consideration will be cancelled at the effective time and converted into the right to receive an amount in cash, less applicable withholding taxes, equal to the product of (i) the aggregate number of shares of Silver Spring common stock subject to such option and (ii) the excess of the merger consideration over the per share exercise price under such option;
•	each option to purchase shares of Silver Spring common stock that is outstanding as of immediately prior to the effective time of the merger, whether vested or unvested, that has a per share exercise price that is equal to or greater than the merger consideration will become vested and exercisable by the holder thereof, and each such option that remains unexercised and outstanding at the effective time will be cancelled with no payment made therefor;
•	each option to purchase shares of Silver Spring common stock that is outstanding as of immediately prior to the effective time of the merger held by a non-employee member of the Silver Spring board of directors that is outstanding as of immediately prior to the effective time of the merger and that has a per share exercise price that is less than the merger consideration will be cancelled in exchange for an amount in cash, less applicable withholding taxes, equal to the product of (i) the aggregate number of shares of Silver Spring common stock subject to such option and (ii) the excess of the merger consideration over the per share exercise price under such option;
•	each RSU that remains outstanding and is fully vested as of immediately prior to the effective time of the merger will be cancelled at the effective time and automatically converted into the right to receive an amount in cash, less applicable withholding taxes, equal to the product of (i) the aggregate number of shares of Silver Spring common stock subject to such RSU and (ii) the merger consideration;
•	each RSU held by a non-employee member of the Silver Spring board of directors that is outstanding as of immediately prior to the effective time of the merger, whether vested or unvested, will be canceled at the effective time and converted into the right to receive an amount in cash, less applicable withholding taxes, equal to the product of (i) the aggregate number of shares of Silver Spring common stock subject to such RSU and (ii) the merger consideration;
•	each PSU that was granted during 2015 and that is outstanding as of immediately prior to the effective time of the merger will be cancelled at the effective time of the merger and will terminate without the payment of any consideration therefor and the holders of such PSUs granted during 2015 will cease to have any rights with respect thereto; and
•	for each PSU that was granted in 2017 and that is outstanding as of immediately prior to the effective time of the merger, the performance conditions will be deemed satisfied at 100% of the target level of achievement and (i) the portion of each such PSU that is outstanding and unvested as to service-based vesting conditions will be treated as an assumed RSU and assumed by Itron as described below, and

(ii) the portion of each such PSU that is outstanding and vested as to both performance conditions and service-based conditions will be treated as an RSU (as described above that is, cancelled and automatically converted into the right to receive an amount of cash (less any applicable withholding taxes) equal to the product of (i) the aggregate number of shares of Silver Spring common stock subject to such PSU and (ii) the merger consideration).

Assumption of Certain Equity Awards

Each assumed option will be assumed by Itron at the effective time of the merger and converted into and become an adjusted option on the same material terms and conditions (including vesting) as were applicable under the corresponding assumed option immediately prior to the effective time of the merger, as follows: (i) the number of shares of Itron common stock subject to each adjusted options will be the number of shares of Silver Spring common stock that were subject to the corresponding assumed option immediately prior to the effective time of the merger multiplied by the exchange ratio, rounded down to the nearest whole number of shares Itron common stock; and (ii) the per share exercise price for the Itron common stock issuable upon exercise of each adjusted option will be the applicable per share exercise price of the corresponding assumed option, as in effect immediately prior to the effective time of the merger, divided by the exchange ratio, rounded up to the nearest whole cent.

Each assumed RSU will be automatically assumed by Itron at the effective time of the merger and converted into a restricted stock unit to receive, on substantially the same terms and conditions (including vesting) as were applicable under such assumed RSU immediately prior to the effective time of the merger, a number of shares of Itron common stock equal to the number of shares of Silver Spring common stock that were subject to such assumed RSU immediately prior to the effective time of the merger multiplied by the exchange ratio and rounded down to the nearest whole number of shares of Itron common stock.

Treatment of 2012 Employee Stock Purchase Plan

With respect to Silver Spring’s 2012 Employee Stock Purchase Plan, which we refer to as the “ESPP,” and each purchase right granted thereunder:

•	participation in the plan will be limited to those individuals who were participants in the plan as of September 17, 2017;
•	the participants may not (i) increase their payroll contribution rate from the rate in effect as of September 17, 2017 or (ii) make separate non-payroll contributions to the ESPP that has the effect of increasing his or her contribution rate in effect as of September 17, 2017;
•	the purchase period in effect as of September 17, 2017 will terminate no later than three business days before the closing date of the merger;
•	each purchase right outstanding as of the effective date of termination of the purchase period will be automatically exercised by applying the payroll deductions of each participant for such purchase period to the purchase of a number of whole shares of Silver Spring common stock (subject to the provisions of the ESPP regarding the number of shares of Silver Spring common stock purchasable) in accordance with the terms of the ESPP; and
•	Silver Spring will terminate the ESPP immediately prior to and effective as of the effective time of the merger.

Payment of Merger Consideration; Exchange of Shares in the Merger

Prior to the effective time of the merger, Itron will appoint a bank or trust company reasonably acceptable to Silver Spring as a paying agent and enter into a paying agent agreement with such paying agent for the payment of the merger consideration. At or promptly following the closing of the merger, Itron will deposit (or cause to be deposited), with the paying agent, for the benefit of the holders of shares of Silver Spring common stock issued and outstanding immediately prior to the effective time of the merger (other than excluded shares or dissenting shares), cash in an amount sufficient to pay the aggregate merger consideration payable to holders of such shares of Silver Spring common stock. The payment fund will not be used for any other purpose but may be invested by the paying agent in certain investments, as directed by Itron or the surviving corporation. Any interest or other income resulting from such investments will be payable to Itron. To the extent that there are any losses with respect to any such investments, or the payment fund diminishes for any reason below the level required for the paying agent to promptly pay amounts contemplated under the merger agreement, Itron will, or will cause the surviving corporation to, promptly replace or restore the cash in the payment fund to ensure the payment fund is at all times maintained at a level sufficient for the paying agent to make the required payments to the Silver Spring stockholders.

Promptly after the effective time of the merger, Itron and the surviving corporation will cause the paying agent to mail to each record holder of shares of Silver Spring common stock (other than holders of excluded shares or dissenting shares) (i) a customary letter of transmittal specifying that delivery will be effected, and risk of loss and title to any certificates evidencing ownership of Silver Spring common stock will pass, only upon delivery of such certificates to the paying agent, and (ii) instructions for use in effecting the surrender of Silver Spring common stock certificates or uncertificated shares of Silver Spring common stock represented by book-entry in exchange for the merger consideration.

Upon surrender of share certificates (or effective affidavits of loss in lieu of such certificates) and a duly completed and validly executed letter of transmittal to the paying agent for cancellation, or transfer of non-certificated shares represented by book-entry (along with such other documents as the paying agent may customarily require), the holder of such shares of Silver Spring common stock will be entitled to receive the merger consideration in exchange for such shares, and the surrendered certificates will be canceled.

Under the merger agreement, each of the paying agent, the surviving corporation and Itron are entitled to deduct and withhold such amounts as are required to be deducted or withheld under all applicable federal, state or local tax laws from the merger consideration otherwise payable to any holder of Silver Spring common stock, stock options, RSUs, PSUs and purchase rights under the ESPP and to pay such amounts deducted or withheld to the appropriate governmental authority. To the extent such amounts are properly withheld by the paying agent, the surviving corporation or Itron, as the case may be, such withheld amounts will be treated for all purposes of the merger agreement as having been paid to the person to whom such amounts would otherwise have been paid.

Silver Spring Stockholders Should Not Return Stock Certificates with the Enclosed Proxy Card, and Silver Spring Stockholders Should Not Forward Stock Certificates to the Paying Agent without a Letter of Transmittal.

In the event that a transfer of ownership of shares of Silver Spring common stock is not registered in the stock transfer records of Silver Spring, or if the merger consideration is to be paid in a name other than that in which the certificates or uncertificated shares are registered in the stock transfer records of Silver Spring, payment of the merger consideration may be made to a person other than the person in whose name the surrendered share certificate is registered only if such certificate or uncertificated share is properly endorsed and otherwise in proper form for surrender and transfer and the person requesting such payment has paid to Itron (or any agent designated by Itron) any applicable transfer or other taxes required or established to the satisfaction of Itron that all such applicable transfer or other taxes have been paid or are otherwise not payable.

Until surrendered, all outstanding share certificates and uncertificated shares will be deemed from and after the effective time of the merger as representing only the right to receive, upon surrender, the merger consideration, without interest thereon, to which the holder of such share certificate is entitled.

Holders of uncertificated shares of Silver Spring common stock represented by book-entry are not required to deliver a share certificate or an executed letter of transmittal to the paying agent to receive the merger consideration. Rather, each registered holder of one or more shares of Silver Spring common stock represented by book-entry is entitled to receive the merger consideration for each share held in book-entry at the effective time of the merger upon receipt of an agent’s message by the paying agent (or such other evidence, if any, of transfer as the paying agent may reasonably request).

Pursuant to the merger agreement, any portion of the funds held by the paying agent that remains undistributed to former Silver Spring stockholders on the date that is nine months after the effective time of the merger will be delivered to Itron upon demand. Thereafter, any former Silver Spring stockholders who have not previously surrendered their share certificates or uncertificated shares may look only to Itron, as general unsecured creditors thereof, for payment of the merger consideration to which such holders may be entitled.

Lost, Stolen or Destroyed Certificates

If any Silver Spring common stock certificate has been lost, stolen or destroyed, then upon (i) the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed, and (ii) if required by Itron or the paying agent, the delivery of a bond in such customary and reasonable amount as Itron or the paying agent may direct as indemnity against any claim that may be made against Itron, the surviving corporation or the paying agent with respect to the share certificates alleged to have been lost, stolen or destroyed, the paying agent will pay the merger consideration to which the holder of such lost, stolen or destroyed certificate is entitled pursuant to the merger agreement.

Closing of the Share Transfer Books

From and after the effective time of the merger, (i) all shares of Silver Spring common stock outstanding immediately prior to the effective time of the merger will automatically be cancelled, retired and cease to exist, and all former Silver Spring stockholders will cease to have any rights with respect to such shares except for the right to receive the merger consideration and those rights described in the section entitled “—Appraisal Rights” beginning on page 70 of this proxy statement and (ii) there will be no further registration of transfers of shares of Silver Spring common stock thereafter on the records of the surviving corporation other than transfers to reflect trades effected prior to the effective time of the merger. After the effective time of the merger, any Silver Spring common stock certificates or uncertificated shares of Silver Spring common stock represented in book-entry that are presented to the surviving corporation for any reason will be canceled against delivery of the merger consideration to which the holders thereof are entitled pursuant to the merger agreement.

Appraisal Rights

Shares of Silver Spring common stock issued and outstanding immediately prior to the effective time of the merger and held by a holder of record who did not vote in favor of the merger proposal (or consent thereto in writing) and is entitled to demand, and has properly demanded, that Silver Spring purchase such shares (which we refer to as “dissenting shares”) for fair market value in accordance with, and in compliance in all respects with, Section 262 of the DGCL, will not be converted into the right to receive the merger consideration, but instead, at the effective time of the merger, will be automatically cancelled and cease to exist, and each holder of record of a dissenting share will cease to have any rights with respect thereto, except the right to receive payment of the fair market value of such dissenting shares as may be determined to be due pursuant to Section 262 of the DGCL. If any such holder fails to perfect or otherwise waives, withdraws or loses the right to payment of the fair market value of such dissenting shares pursuant to Section 262 of the DGCL, then the right of such holder to receive such payment in respect of such dissenting shares will cease and such dissenting shares will be deemed to have been converted, as of the effective time of the merger, into and will be exchangeable solely for the right to receive the merger consideration, without interest or duplication. Silver Spring will provide Itron prompt notice of any demands received by Silver Spring for the appraisal of shares of Silver Spring common stock pursuant to Section 262 of the DGCL, withdrawals of such demands and any other instruments served pursuant to the DGCL and received by Silver Spring relating to demands for appraisal of dissenting shares, and Itron will have the opportunity to consult with Silver Spring and participate in all negotiations and proceedings with respect to such demands for appraisal. Silver Spring will not, without the prior written consent of Itron (such consent not to be unreasonably withheld, conditioned or delayed), voluntarily make any payment with respect to any demands for appraisal, or settle or offer to settle any such demands for payment, in respect of dissenting shares.

Representations and Warranties

The merger agreement contains certain representations and warranties made by Silver Spring to Itron and Merger Sub and certain representations and warranties made by Itron and Merger Sub to Silver Spring. These representations and warranties are subject to important limitations and qualifications agreed to by the parties in connection with negotiating the terms of the merger agreement. In particular, certain of the representations and warranties that Silver Spring made in the merger agreement are qualified by certain confidential disclosures that Silver Spring delivered to Itron in connection with the execution of the merger agreement. In addition, certain representations and warranties were made as of a specified date, may be subject to contractual standards of materiality different from those generally applicable to public disclosures to stockholders, may be subject in some cases to other exceptions and qualifications (including that an inaccuracy in a representation or warranty would not reasonably be expected to have a “material adverse effect” (as described in the section entitled “—Material Adverse Effect Definition” beginning on page 82 of this proxy statement)), or may have been used for the purpose of allocating risk among the parties rather than establishing matters of fact. Stockholders are not third-party beneficiaries under the merger agreement for purposes of the representations and warranties, and in reviewing the representations and warranties contained in the merger agreement or any descriptions thereof in this proxy statement, it is important to bear in mind that such representations and warranties or any description thereof may not have been intended by the parties to the merger agreement to be characterizations of the actual state of facts or condition of Silver Spring, Itron or Merger Sub, or any of their respective subsidiaries or affiliates. The representations and warranties given by the parties in the merger agreement or any description thereof should not be read alone and should instead be read in conjunction with the other information contained in the information that Silver Spring and Itron publicly file with the SEC. None of the representations and warranties in the merger agreement survive the consummation of the merger.

Silver Spring’s Representations and Warranties

Silver Spring’s representations and warranties under the merger agreement relate to, among other things:

•	the organization, valid existence, good standing and corporate (or other legal entity) power of Silver Spring and each of its subsidiaries, and Silver Spring’s ownership of its subsidiaries;
•	Silver Spring’s amended and restated certificate of incorporation and amended and restated bylaws, as well as those (or their equivalents) of its subsidiaries;
•	the capitalization of Silver Spring, including the number of shares of Silver Spring common stock, preferred stock, stock options, RSUs and PSUs outstanding and the ownership of the capital stock of its subsidiaries;
•	the absence of restrictions or encumbrances with respect to the capital stock of Silver Spring and its subsidiaries;
•	the authority of Silver Spring to enter into the merger agreement and consummate the merger and the other transactions contemplated by the merger agreement and the enforceability of the merger agreement against Silver Spring;
•	the absence of (i) any conflict with or violation of the amended and restated certificate of incorporation or the amended and restated bylaws of Silver Spring or the organizational documents of any of its subsidiaries, (ii) any conflict with or violation of applicable laws, (iii) any breach or default under any contract of Silver Spring or its subsidiaries or (iv) any lien on the properties or assets of Silver Spring or of any of its subsidiaries, in each case, as a result of the execution and delivery by Silver Spring of the merger agreement, the performance of Silver Spring’s obligations under the merger agreement and the consummation by Silver Spring of the transactions contemplated by the merger agreement;
•	the consents and approvals required by, or filings or notices to be made with, governmental authorities in connection with the transactions contemplated by the merger agreement;
•	the possession of and compliance with required licenses, permits, approvals, certificates and other similar authorizations of any governmental authority necessary for the conduct of Silver Spring’s and its subsidiaries’ business as currently conducted;
•	compliance with the applicable laws and governmental orders applicable to Silver Spring and its subsidiaries;
•	Silver Spring’s compliance with SEC filing requirements since December 31, 2013, including the accuracy of information contained in such documents, and compliance with GAAP and the rules and regulations of the SEC with respect to the consolidated financial statements contained therein;
•	adequacy of disclosure controls and procedures, and absence of deficiencies in internal controls over financial reporting;
•	the absence of certain undisclosed liabilities;
•	the conduct of the business of Silver Spring and its subsidiaries in the ordinary course of business consistent with past practice between June 30, 2017 and September 17, 2017;

•	the absence of a “material adverse effect” (as defined below in this section) between June 30, 2017 and September 17, 2017;
•	as of September 17, 2017, the absence of certain pending or threatened legal proceedings, investigations and governmental orders or settlement agreements seeking monetary damages of $100,000 or more or any non-monetary relief;
•	Silver Spring’s employee benefit plans;
•	certain labor and employment matters;
•	title to or valid leasehold interests in real property and personal property;
•	tax matters;
•	material contracts, the performance of obligations and the absence of breach or default thereunder;
•	insurance policies;
•	environmental matters;
•	the ownership of intellectual property and the absence of infringement of Silver Spring and third party intellectual property rights;
•	the approval and recommendation by the Silver Spring board of directors of the merger agreement and the transactions contemplated by the merger agreement;
•	the required vote of Silver Spring stockholders to approve the merger agreement and consummate the merger;
•	the absence of a rights agreement and the inapplicability to the merger of any anti-takeover laws or similar anti-takeover provisions of the amended and restated certificate of incorporation or amended and restated bylaws of Silver Spring;
•	receipt by the Silver Spring board of directors of an opinion of Silver Spring’s financial advisor as to the fairness, from a financial point of view, of the merger consideration;
•	the absence, since March 12, 2013, of certain related party transactions that would be required to be disclosed in Silver Spring’s Form 10-K or proxy statement pertaining to an annual meeting of stockholders;
•	as of September 17, 2017, the absence of any outstanding material disputes with, or notices of intentions to terminate, not renew, or materially change the terms of any agreement with, certain significant customers and major suppliers of Silver Spring;
•	contracts with governmental authorities and proposals or bids submitted for such contracts;
•	privacy matters;
•	the accuracy of the information contained in this proxy statement, and the compliance with SEC filing requirements with respect thereto; and
•	the absence of any undisclosed brokers’, finder’s, financial advisors’ or other similar fees related to the merger.

Many of the representations and warranties in the merger agreement are qualified by a “materiality” or “material adverse effect” standard (that is, they will not be deemed to be untrue or incorrect unless a materiality threshold is satisfied or their failure to be true or correct would reasonably be expected to result in a material adverse effect).

Material Adverse Effect Definition

For purposes of the merger agreement, a “material adverse effect” means, with respect to Silver Spring, any change, effect, event, condition, state of facts, or development, individually or in the aggregate, and taken together with all other changes, effects, events, conditions, state of facts, or developments, (i) that prevents, or would reasonably be expected to prevent, consummation of the merger by Silver Spring or performance by Silver

Spring of its material obligations under the merger agreement or (ii) that has had, or would reasonably be expected to have, a material adverse effect on the business, operations, financial condition, assets or results of operations of Silver Spring and its subsidiaries, taken as a whole, provided that that no change, effect, event, condition, state of facts, or development (by itself of when aggregated or taken together with any and all other such changes, effects, events, conditions, state of facts, or developments) directly or indirectly resulting from, attributable to or arising out of any of the following shall be taken into account in determining whether a material adverse effect with respect to Silver Spring has occurred or may, would or could occur:

•	general economic conditions (or changes in such conditions) in the United States or any other country or region in the world, or conditions in the global economy generally;
•	conditions (or changes in such conditions) in the securities markets, capital markets, credit markets, currency markets or other financial markets in the United States or any other country or region in the world, including (i) changes in interest rates in the United States or any other country or region in the world and changes in exchange rates for the currencies of any countries and (ii) any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market operating in the United States or any other country or region in the world;
•	conditions (or changes in such conditions) in the industries in which Silver Spring and its subsidiaries conduct business;
•	political conditions (or changes in such conditions) in the United States or any other country or region in the world or acts of war, sabotage or terrorism (including any escalation or general worsening of any such acts of war, sabotage or terrorism) in the United States or any other country or region in the world;
•	earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural disasters, weather conditions and other force majeure events in the United States or any other country or region in the world;
•	changes in law or other legal or regulatory conditions (or the interpretation thereof by a governmental authority) or changes in GAAP or other accounting standards (or the interpretation thereof by a governmental authority);
•	the announcement of the merger agreement or the pendency of the transactions contemplated thereby, including (i) the identity of Itron, (ii) the loss or departure of officers or other employees of Silver Spring or any of its subsidiaries, (iii) the termination or potential termination of (or the failure or potential failure to renew or enter into) any contracts with customers, suppliers, distributors or other business partners, and (iv) any other negative development (or potential negative development) in Silver Spring’s relationships with any of its customers, suppliers, distributors or other business partners, each of clauses (i) through (iv) solely to the extent resulting from such announcement or pendency;
•	any action taken or required to be taken or refrained from being taken by Silver Spring that is required or prohibited, respectively, by the terms of the merger agreement (except for the compliance by Silver Spring and its subsidiaries with its interim operating covenants to conduct its and its subsidiaries’ businesses in the usual, regular and ordinary course in substantially the same manner as conducted prior to the execution of the merger agreement and use commercially reasonable efforts, consistent with Silver Spring’s past practices and policies to keep available the services of the current officers, key employees and consultants of Silver Spring and each of its subsidiaries, and preserve the current relationships with customers, suppliers and other persons with whom Silver Spring or any of its subsidiaries has significant business relations as is reasonably necessary to preserve substantially intact its business organization); any action taken or refrained from being taken by Silver Spring which Itron has expressly approved, consented to or requested in writing following September 17, 2017; and
•	changes in Silver Spring’s stock price or the trading volume of Silver Spring’s stock, in and of itself, or any failure by Silver Spring to meet any public estimates or expectations of Silver Spring’s revenue, earnings or other financial performance or results of operations for any period, in and of itself, or any failure by Silver Spring to meet any internal budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations, in and of itself (but not, in each case, the underlying cause of such changes or failures, unless such changes or failures would otherwise be separately excepted from the definition of “material adverse effect”).

However, if any change described in the first six bullets immediately above, has a disproportionate impact on Silver Spring and its subsidiaries, taken as a whole, in comparison to other companies that operate in the industries in which Silver Spring and its subsidiaries operate, such disproportionate impact will be taken into account when determining whether a “material adverse effect” has occurred or would reasonably be expected to occur.

Any change described in the seventh and eighth bullets above will not apply with respect to any representation or warranty that by its terms is intended to address the consequences of the execution of the merger agreement or the consummation of the merger or the other transactions contemplated by the merger agreement, or any condition to the parties’ obligations to consummate the closing.

Itron and Merger Sub Representations and Warranties

The merger agreement also contains certain representations and warranties made by Itron and Merger Sub to Silver Spring that are subject to specified exceptions and qualifications contained in the merger agreement. The representations and warranties of Itron and Merger Sub to Silver Spring under the merger agreement relate to, among other things:

•	Itron’s and Merger Sub’s organization, valid existence, good standing and corporate power;
•	the authority of Itron and Merger Sub to enter into the merger agreement and consummate the merger and the other transactions contemplated by the merger agreement and the enforceability of the merger agreement against Itron and Merger Sub;
•	the absence of (i) any conflict with or violation of the organizational documents of Itron and Merger Sub, (ii) any conflict with or violation of applicable laws or (iii) any breach or default under any contract of Itron or Merger Sub, in each case, as a result of the execution and delivery by Itron and Merger Sub of the merger agreement, the performance of Itron’s and Merger Sub’s obligations under the merger agreement and the consummation by Itron and Merger Sub of the transactions contemplated by the merger agreement;
•	the consents and approvals required by, or filings or notices to be made with, governmental authorities in connection with the transactions contemplated by the merger agreement;
•	the absence of any ownership by Itron and its subsidiaries (including Merger Sub) of Silver Spring common stock;
•	the absence of certain legal proceedings, investigations and governmental orders against Itron or its affiliates;
•	the operations of Merger Sub;
•	the availability, as of the closing of the merger, of sufficient funds to consummate the transactions contemplated by the merger agreement;
•	the accuracy of the information supplied by Itron for inclusion in this proxy statement;
•	the absence of reliance by Itron on any representations or warranties with respect to Silver Spring other than the representations and warranties of Silver Spring made in the merger agreement; and
•	the absence of any undisclosed brokers’, finder’s, financial advisors’ or similar fees related to the merger for which Silver Spring would be responsible prior to the closing.

Covenants Regarding Conduct of Business by Silver Spring Pending the Merger

Silver Spring has agreed to certain covenants in the merger agreement restricting the conduct of its business between September 17, 2017 and the earlier of the effective time of the merger and the termination of the merger agreement in accordance with its terms. In general, Silver Spring is to conduct its and its subsidiaries’ businesses in the usual, regular and ordinary course in substantially the same manner as conducted prior to the execution of the merger agreement and use commercially reasonable efforts, consistent with Silver Spring’s past practices and policies to keep available the services of the current officers, key employees and consultants of Silver Spring and each of its subsidiaries, and preserve the current relationships with customers, suppliers and other persons whom Silver Spring or any of its subsidiaries has significant business relations as is reasonably necessary to preserve substantially intact its business organization. In addition, except as expressly contemplated by the merger agreement, as required by law, as set forth in Silver Spring’s confidential disclosures that Silver Spring delivered to Itron in connection with the execution of the merger agreement, or as approved by Itron, neither Silver Spring nor any of its subsidiaries may, during the period between September 17, 2017 and the earlier of the effective time of the merger and the termination of the merger agreement in accordance with its terms, take any of the following actions without Itron’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed with respect to certain actions):

•	amend its certificate of incorporation or bylaws or the certificate of incorporation, bylaws or other similar organizational documents of any of its subsidiaries;
•	issue, sell, deliver, pledge, dispose of, or agree or commit to issue, sell or deliver, pledge, dispose of (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise), or, subject to any lien, any securities of Silver Spring or any of its subsidiaries, or issue or commit to issue any equity interests of any class or issue or become a party to any subscriptions, warrants, rights, options, phantom units, convertible securities or other agreements or commitments of any character relating to the issued or unissued equity interests of Silver Spring or any of its subsidiaries (other than the merger agreement and the agreements contemplated thereby), or grant any stock appreciation or similar rights except for (i) the issuance and sale of shares of Silver Spring common stock upon the exercise of options outstanding as of September 17, 2017, solely in accordance with their terms as of such date, or issued after September 17, 2017 in compliance with the merger agreement, (ii) the issuance of shares of Silver Spring common stock upon the vesting or settlement of RSUs or PSUs outstanding as of September 17, 2017, solely in accordance with their terms as of such date, or issued after September 17, 2017 in compliance with the terms of the merger agreement, (iii) the issuance and sale of shares of Silver Spring common stock to participants in the ESPP at the end of the current offering period pursuant to the terms thereof as of September 17, 2017 (except to the extent the same may be modified pursuant to the merger agreement), and (iv) the grant of RSUs to service providers in the ordinary course of business in compliance with the terms set forth in the confidential disclosures that Silver Spring delivered to Itron in connection with the execution of the merger agreement;
•	directly or indirectly repurchase or redeem or otherwise acquire, or authorize or propose the redemption or acquisition of, directly or indirectly, any securities of Silver Spring (including any subscriptions, warrants, rights, options, phantom units, convertible securities or other agreements or commitments of any character relating to the issued or unissued equity interests of Silver Spring) or any securities of any subsidiary of Silver Spring, except (i) repurchases of shares of Silver Spring common stock pursuant to the terms and conditions of options, RSUs or PSUs outstanding as of September 17, 2017, or issued after September 17, 2017 in compliance with the terms of the merger agreement and (ii) in connection with tax withholdings and exercise price settlements, as applicable, upon the exercise of options or settlement of RSUs or PSUs in accordance with their terms as of September 17, 2017;
•	(i) split, combine, subdivide or reclassify, or adjust or amend the rights of any shares of capital stock or other equity interests of Silver Spring or any of its subsidiaries, (ii) declare, set aside or pay any dividend or other distribution (whether in cash, shares or property or any combination thereof) in respect of any shares of capital stock, or other equity interests, or make any other actual, constructive or deemed distribution in respect of the shares of capital stock or other equity interests, except for cash dividends or other distributions made by any direct or indirect wholly-owned subsidiary of Silver Spring to Silver Spring or one of its wholly-owned subsidiaries, (iii) adjust the exercise price of any options or make any other payment in respect of any option in connection with the declaration, setting aside or payment of any dividend or distribution or (iv) enter into any contract with respect to the voting or registration of its capital stock;

•	merge or consolidate itself with any other person or entity or propose or adopt a plan or agreement of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of Silver Spring or any of its subsidiaries;
•	except as required by applicable law or the merger agreement, convene any regular or special meeting of the Silver Spring stockholders or the holders of any securities of Silver Spring’s subsidiaries, or take any action to exempt or make not subject to the provisions of Section 203 of the DGCL or any other similar law, any person (other than Itron, Merger Sub or any subsidiary of Itron) or any action taken thereby, which person or action would otherwise have been subject to the restrictive provisions thereof and not exempt therefrom;
•	(i) incur, assume or otherwise become liable for any indebtedness, including through borrowings under any of Silver Spring’s existing credit facilities, or issue or sell options, warrants, calls or other rights to acquire any indebtedness of Silver Spring or any of its subsidiaries, except for (A) the incurrence of indebtedness under letters of credit issued by Silver Spring and outstanding on September 17, 2017 as a result of changes in foreign currency exchange rates as compared to the U.S. dollar, and (B) loans or advances between Silver Spring and any of its direct or indirect wholly-owned subsidiaries, or between any of its direct or indirect wholly-owned subsidiaries, (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person or entity, except with respect to obligations of direct or indirect wholly-owned subsidiaries of Silver Spring, (iii) make any loans, advances or capital contributions to or investments in any other person or entity (other than Silver Spring or any of its direct or indirect wholly-owned subsidiaries), except for travel or business expense advances in the ordinary course of business consistent with past practice to employees of Silver Spring or any of its subsidiaries, (iv) sell, lease, mortgage or pledge or transfer or dispose of any of its or its subsidiaries’ assets, tangible or intangible, or create or suffer to exist any lien thereupon (other than certain permitted liens and sales of Silver Spring products or out-bound licenses in the ordinary course of business), or (v) take any action that would result in any amendment, modification or change of any term of any indebtedness of Silver Spring or any of its subsidiaries; provided that Silver Spring may, upon the expiration of the term of its existing credit facility negotiate a new credit facility with a term not to exceed 12 months but otherwise on terms no less favorable to Silver Spring than the expired credit facility;
•	except (X) as may be required by applicable law or the terms of any employee benefit plan as in effect on September 17, 2017 listed in the confidential disclosures that Silver Spring delivered to Itron in connection with the execution of the merger agreement or (Y) the treatment of equity awards as specifically provided by the merger agreement: (A)(1) accelerate the vesting or payment of any compensation or benefits or the funding of any payment or benefit, payable or to become payable (including taking any action to amend or waive any performance or vesting criteria or accelerate vesting, exercisability or funding under any employee benefit plan, stock plan or other documents governing the terms of equity awards) to be received by, (2) pay or agree to pay any retention, change in control, severance, or termination benefit to, or (3) increase or agree to increase the compensation or benefits payable or to become payable to, its current or former directors, officers, employees, or individual independent contractors (or any of their dependents or beneficiaries), except for (x) increases in salary in connection with Silver Spring’s annual focal review which increases do not, in the aggregate, exceed the amount set forth in the confidential disclosures that Silver Spring delivered to Itron in connection with the execution of the merger agreement for employees below the level of vice president or whose individual or target cash earnings are less than $225,000, (y) payments of bonuses for Silver Spring’s 2017 fiscal year pursuant to current plans in place and the specific terms thereunder (provided that Silver Spring shall be permitted to pay bonuses for Silver Spring’s fiscal year ending December 31, 2017 pursuant to the applicable employee benefit plan as if the applicable performance targets were fully achieved at target levels, and such payments may be made by Silver Spring on the earlier of (i) the payroll date of the last regularly scheduled pay period of the 2017 calendar year or (ii) the payroll date of the last regularly scheduled pay period prior to the consummation of the merger), or (z) increases of salary, wages and target incentive compensation in connection with the promotion of an existing employee to a level below vice president and with annual base salary below $225,000; (B) terminate (other than termination for cause), promote or change the title of any director or any employee at the level of vice president or higher (retroactively or otherwise) or terminate more than five employees at a level below vice president without cause without prior consultation with Itron, (C) enter into any material agreement with respect to any labor dispute, organizing activity or proceeding, or any lockouts, slowdowns, strikes or work stoppages, or threats of any thereof, or (D) establish, adopt, enter into, or materially amend any material employee benefit plan (or any arrangement that would constitute a material employee benefit plan under the terms of the merger agreement if in effect on September 17, 2017), other than (X) ordinary course annual renewals of or modifications to employee benefit plans that are employee health and welfare benefit plans consistent with past practice, (Y) adoption of a fiscal year 2018 broad based annual cash bonus plan established on the same terms and conditions as the fiscal year 2017 annual cash bonus plan with the performance metrics to be established in consultation with Itron and consistent with past practice as to performance metrics and payout levels, or (Z) grants of RSUs in accordance with the terms set forth in the confidential disclosures that Silver Spring delivered to Itron in connection with the execution of the merger agreement;

•	(i) hire or retain any person for employment with or to be a consultant to Silver Spring or any of its subsidiaries, except for (A) the hiring or promotion of any employee who has an aggregate annual or target cash compensation that is not in excess of $225,000 (as may be converted from a foreign currency) and has a title below that of vice president, (B) with prior notification and consultation with Itron, the hiring or promotion of any non-U.S.-based employee, or (C) the hiring to fill any position that becomes vacant after September 17, 2017 on terms no less favorable to Silver Spring than the terms of employment of the person whose position became vacant, in the case of each of (A) through (C), with rights to retention, change in control, severance, or equity-based compensation not greater than those set forth in the confidential disclosures that Silver Spring delivered to Itron in connection with the execution of the merger agreement or as mandated by applicable Law, and with expatriate benefits no greater than those provided by Itron to similarly situated individuals, or (ii) without prior consultation with Itron, assign to work from a location foreign to their ordinary course work location any employee or non-employee service provider of Silver Spring, any of its subsidiaries, or certain of their affiliates, or grant new or increased expatriation or repatriation compensation or benefits to any current or former employees;
•	settle, compromise, pay, or satisfy any pending or threatened legal proceeding, dispute regarding performance under a contract, or similar claims, grant any price concessions, credits or rebates not required by the terms of the applicable contract, or commence any legal proceeding, in either case involving individually more than $500,000 or in the aggregate more than $1,000,000, except for the settlement by Silver Spring or its directors of any legal proceeding, dispute regarding performance under a contract, or similar claims, or the grant of any price concessions, credits or rebates not required by the terms of the applicable contract, that are in the ordinary course of business and do not include any obligation to be performed by or on behalf of Silver Spring or its subsidiaries (including any obligation to refrain from taking or performing any activities or actions);
•	except as may be required as a result of a change in applicable law or in GAAP, make any material change in any of the accounting methods, principles or practices used by it or write up, write down or write off the book value of any assets in excess of $100,000 individually or $500,000 in the aggregate, except for depreciation and amortization in accordance with GAAP consistently applied;
•	(i) make, change or revoke any material tax election, (ii) settle, concede, or compromise or abandon any income or other material tax claim or assessment, (iii) amend any income or other material tax return, (iv) consent to any extension or waiver of any limitation period with respect to any claim or assessment for material taxes, (v) waive any right to claim a tax refund, (vi) change any annual tax accounting period or any method of tax accounting, (vii) enter into any “closing agreement” as described in Section 7121 of the Code (or any comparable or similar provisions of applicable law), or enter into any tax allocation agreement, tax sharing agreement or tax indemnity agreement, or (viii) consent to any extension or waiver of the limitations period applicable to any claim or assessment with respect to taxes;
•	(i) acquire (by merger, consolidation or acquisition of stock or assets or by purchasing a substantial portion thereof, or by any other manner) any other person or entity, or going concern or any material equity interest therein or, except with respect to wholly-owned subsidiaries of Silver Spring, make any capital contributions or other investments in any person or entity, (ii) acquire any assets (other than acquisitions of assets in the ordinary course of business consistent with past practice), or (iii) dispose of any properties or assets of Silver Spring or its subsidiaries with a fair market value exceeding $100,000 in the aggregate, except pursuant to the sale of inventory or certain out-bound licenses in the ordinary course of business consistent with past practice;

•	establish or otherwise engage in the conduct of any new line of business material to Silver Spring and its subsidiaries, taken as a whole;
•	make any capital expenditure or expenditures which (i) involve the purchase of real property, (ii) are pursuant to capital expenditure commitments entered into after September 17, 2017 or otherwise are made after September 17, 2017 (except to the extent described in clause (iii) of this bullet point) to the extent such expenditures are more than $1,000,000 in the aggregate, or (iii) are pursuant to capital expenditure commitments existing as of September 17, 2017, to the extent such expenditures are made after September 17, 2017 and together with other such expenditures are less than $1,000,000 in the aggregate; provided that none of Silver Spring nor any of its subsidiaries shall collectively commit to make or make any new capital expenditure in excess of $250,000 individually without prior consultation with Itron;
•	(i) enter into a contract that would have constituted a material contract under the terms of the merger agreement if entered into prior to September 17, 2017 (subject to certain material contracts that may be entered into in the ordinary course), (ii) enter into any lease with a duration longer than 12 months or for an annual rent exceeding $100,000 without prior consultation with Itron, (iii) enter into any lease for more than 5,000 square feet, (iv) amend, renew, extend, modify or terminate, or otherwise waive, release or assign any rights, claims or benefits of Silver Spring or any of its subsidiaries under, any material contract (or contract that would have constituted a material contract under the terms of the merger agreement if entered into prior to September 17, 2017) (v) fail to comply with or breach in any material respect any material contract;
•	enter into any contract that, curtails or restricts the ability of Silver Spring or any of its subsidiaries to compete or conduct activities in any geographic area, line of business, or with any person or entity;
•	(i) other than certain out-bound licenses entered into in the ordinary course of business, (A) grant to any other person any license, sublicense, covenant not to sue, immunity, authorization, release or other right under any of Silver Spring’s or its subsidiaries’ material intellectual property rights, or (B) sell, assign, or transfer to any other person any of Silver Spring’s or its subsidiaries’ intellectual property rights, (ii) purchase or otherwise acquire ownership of, or a license to any material intellectual property rights, except licensing of generally commercially available technology or otherwise in the ordinary course of business consistent with past practices, (iii) subject to certain exceptions, abandon, permit to lapse, or fail to diligently maintain any of Silver Spring’s or its subsidiaries’ registered intellectual property rights or (iv) subject to certain exceptions, divulge, furnish to or make accessible any trade secrets to any person or entity who is not subject to an enforceable written obligation to maintain the confidentiality of such trade secrets;
•	terminate or cancel, let lapse, or amend or modify in any material respect, other than renewals in the ordinary course of business after consultation with Itron, any material insurance policies maintained by Silver Spring or any of its subsidiaries which is not promptly replaced by a comparable amount of insurance coverage with reputable independent insurance companies or underwriters on terms no less favorable to Silver Spring, or, without prior consultation with Itron, enter into an insurance policy that expires after September 17, 2018;
•	form any subsidiary; or
•	enter into a contract, or otherwise resolve, authorize, commit, or agree in any legally binding manner, to take any of the foregoing actions.

The covenants listed above that restrict Silver Spring’s conduct of its business between the date of the merger agreement and the effective time of the merger do not confer on Itron the right to control or direct the business or operations of Silver Spring or any of its subsidiaries prior to the effective time of the merger or in any manner that would violate applicable law.

No Solicitation by Silver Spring of Acquisition Proposals; Changes in Board Recommendation

Pursuant to the merger agreement, Silver Spring has agreed to immediately cease (and to cause its subsidiaries to immediately cease) any and all existing discussions, negotiations and solicitations with any person or entity prior to September 17, 2017 with respect to any “acquisition proposal” (as defined below in this section), to revoke “data room” access to such persons or entities and to request the prompt return or destruction of all non-public Silver Spring information furnished to any such person in connection therewith.

From the date of the merger agreement until the earlier of the effective time of the merger and the termination of the merger agreement in accordance with its terms, subject to certain exceptions described below in this section, Silver Spring has agreed that it will not (and will cause its subsidiaries not to and will instruct and cause Silver Spring's officers, directors, employees, financial advisors, attorneys, accountants, and other advisors (which we collectively refer to as “Silver Spring representatives”) not to), directly or indirectly:

•	solicit, initiate, seek, knowingly encourage, knowingly facilitate or knowingly induce the making, submission or announcement of any inquiry, expression of interest, proposal or offer that constitutes or that would reasonably be expected to lead to an acquisition proposal;
•	enter into, participate in, maintain or continue any communications (except solely to notify such person of the restrictions of the non-solicitation provision contained in the merger agreement) or negotiations regarding, or deliver, furnish or make available to any person or entity any non-public information or afford any person or entity access to the business, properties, assets, books, records or other non-public information, or the personnel, of Silver Spring or any of its subsidiaries with respect to, or take any other action regarding, any inquiry, expression of interest, proposal or offer that constitutes or would reasonably be expected to lead to, an acquisition proposal;
•	agree to, accept, approve, adopt, endorse or recommend (or propose or announce any intention or desire to do any of the foregoing) any acquisition proposal, or propose or announce any intention to do any of the foregoing with respect to any acquisition proposal or any inquiry, proposal or offer that would reasonably be expected to lead to an acquisition proposal;
•	enter into any letter of intent, term sheet, agreement in principle, memorandum of understanding or similar document or agreement or any other contract contemplating or otherwise relating to, or that would reasonably be expected to lead to, any acquisition proposal or enter into any agreement requiring Silver Spring to abandon, terminate or fail to consummate the merger or any of the transactions contemplated by the merger agreement; or
•	submit any acquisition proposal to the vote of the Silver Spring stockholders.

Prior to the effective time of the merger, neither Silver Spring nor any of its subsidiaries may terminate, amend, modify or waive any rights under, or release any person or entity (other than Itron or Merger Sub) from, any “standstill” or other similar agreement between Silver Spring or any of its subsidiaries, on the one hand, and such person or entity, on the other, unless the Silver Spring board of directors and/or any authorized committee thereof determines in good faith (after consultation with its outside legal counsel) that the failure to take such action would be inconsistent with its fiduciary duties to Silver Spring stockholders under Delaware law.

Additionally, prior to the date that Silver Spring stockholders approve the merger proposal, if Silver Spring receives a bona fide, written and unsolicited acquisition proposal from any person or entity, Silver Spring or its board of directors may, directly or indirectly through Silver Spring representatives, participate in discussions or negotiations with such person or entity that made the bona fide, written and unsolicited acquisition proposal and/or furnish to such person or entity any non-public information relating to Silver Spring and its subsidiaries (provided that Silver Spring contemporaneously provides such non-public information to Itron to the extent such information has not previously been furnished to Itron) and/or afford access to the business, properties, assets, books, records or other non-public information, or the personnel of Silver Spring or any of its subsidiaries, in each case pursuant to an “acceptable confidentiality agreement,” provided that Silver Spring did not receive such acquisition proposal as a result of a breach of the non-solicitation provision contained in the merger agreement and, prior to taking such action:

•	the Silver Spring board of directors determines in good faith: (i) after consultation with its financial advisor and outside legal counsel, that such acquisition proposal is, or is reasonably expected to lead to a “superior proposal” (as defined below in this section), and (ii) after consultation with outside legal counsel, that its failure to take such actions would be inconsistent with its fiduciary duties to Silver Spring stockholders under Delaware law; and
•	Silver Spring provides to Itron: (i) written notice of the identity of such person or entity making such acquisition proposal and of Silver Spring’s intention to participate or engage in discussions or negotiations with, or furnish non-public information to, such person or entity, and (ii) a copy of such acquisition proposal (unless such acquisition proposal is not made in writing, in which case Silver Spring will provide the material terms of such acquisition proposal).

For the purposes of the merger agreement and as used in this proxy statement, a confidentiality agreement is an “acceptable confidentiality agreement” if it is effective as of, or after September 17, 2017, and contains provisions that require any counter-party thereto (and any of their representatives named therein) that receives material non-public information of or with respect to Silver Spring to keep such information confidential and use such information only in connection with the evaluation of a negotiated transaction and that has terms that are no less restrictive in the aggregate to such counterparty(ies) (and any of their representatives named therein) than the terms contained in the confidentiality agreement between Silver Spring and Itron, provided that such an acceptable confidentiality agreement need not include a standstill restriction or other similar provisions.

Silver Spring must promptly, and in any event within the earlier of one business day or 36 hours, (i) provide written notice to Itron of, and discuss with Itron to the extent requested by Itron, the receipt of (A) any acquisition proposal, (B) any requests for information that would reasonably be expected to lead to an acquisition proposal or (C) any inquiries received by Silver Spring with respect to, or that would reasonably be expected to lead to, an acquisition proposal and (ii) disclose to Itron the material terms and conditions of any such acquisition proposal, request or inquiry (including copies of any written materials provided to Silver Spring in connection with or related to such acquisition proposal, request or inquiry) and the identity of the third party making such acquisition proposal, request or inquiry. Silver Spring will (i) keep Itron reasonably informed on a current basis (and in any event within the earlier of one business day or 36 hours after) any material change in the status of discussions regarding the material terms (including all amendments) of any such acquisition proposal, request or inquiry and (ii) promptly (and in any event within the earlier of one business day or 36 hours) after receipt or delivery thereof, provide Itron (or its outside counsel) with copies of all material documents exchanged between Silver Spring and the third party making the acquisition proposal. Silver Spring will provide Itron at least 24 hours’ prior notice (or such shorter notice that is provided to the Silver Spring board of directors) of any meeting of the Silver Spring board of directors at which it is reasonably expected to consider an acquisition proposal.

If any subsidiary of Silver Spring or Silver Spring representative takes any action that, if taken by Silver Spring, would constitute a breach of the non-solicitation provision contained in the merger agreement, then Silver Spring will be deemed to have breached the non-solicitation provision contained in the merger agreement.

Subject to the exceptions described below in this section, the Silver Spring board of directors unanimously recommended that Silver Spring stockholders vote in favor of the merger proposal, and Silver Spring has agreed that none of it, its board of directors or any committee thereof will, or will, (i) withhold, withdraw, qualify, amend or modify, in a manner adverse to Itron, or publicly propose to withhold, withdraw, qualify, amend or modify in a manner adverse to Itron, the recommendation that Silver Spring stockholders adopt the merger agreement and approve the merger, (ii) approve, endorse or recommend any acquisition proposal, or (iii) fail to recommend against the acceptance of any tender offer or exchange offer for shares of Silver Spring common stock within ten business days after the commencement of such offer. The actions described in any of the foregoing clauses (i), (ii) and (iii) are referred to as a “company board recommendation change.”

Prior to the receipt of the affirmative vote of the holders of at least a majority of all outstanding shares of Silver Spring common stock to adopt the merger agreement and approve the merger, the Silver Spring board of directors and/or any authorized committee thereof may effect a company board recommendation change if and only if (i) Silver Spring receives an unsolicited, bona fide written acquisition proposal (not received as a result of a breach of the non-solicitation provisions contained in the merger agreement) that its board of directors determines in good faith (after consultation with its financial advisor and outside legal counsel) is a superior proposal and determines in good faith (after consultation with its financial advisor and outside legal counsel) that its failure to enter into a definitive agreement relating to such superior proposal would be inconsistent with its fiduciary duties to Silver Spring stockholders under Delaware law or (ii) an “intervening event” (as defined below in this section) occurs and as a result thereof the Silver Spring board of directors and/or any authorized committee thereof determines in good faith (after consultation with outside legal counsel) that the failure to take such action in light of such intervening event would be inconsistent with its fiduciary duties to Silver Spring stockholders under Delaware law; provided, that:

•	prior to making a company board recommendation change with respect to a superior proposal:
•	Silver Spring has notified Itron in writing of the superior proposal and that it intends to effect a company board recommendation change;
•	Silver Spring has provided Itron with the identity of the person or entity making such superior proposal and a copy of all proposed definitive agreements (including financing agreements, if any) with respect to such superior proposal, with any amendment to the financial terms or other material terms of such superior proposal requiring Silver Spring to provide an additional notice to Itron;
•	if requested by Itron, for a period of four business days after delivery of such notice, Silver Spring has discussed and negotiated, and caused its financial and legal advisors to negotiate, in good faith (and Silver Spring has made Silver Spring representatives available to discuss) with Itron and its representatives (to the extent Itron desires to negotiate), any proposed adjustments to the terms and conditions of the merger agreement so that such superior proposal ceases to constitute a superior proposal; and
•	the Silver Spring board of directors and/or any authorized committee thereof has determined in good faith, after considering the terms of any written offer to modify the terms of the merger agreement made by Itron prior to the expiration of the four business day period described in the immediately preceding bullet point that would, upon acceptance by Silver Spring, be binding on Itron, that such superior proposal still constitutes a superior proposal, and that the failure to make a company board recommendation change in connection therewith would be inconsistent with its fiduciary duties to Silver Spring stockholders under Delaware law. The parties have agreed that any change to the financial or other material terms of a proposal that is the subject of written notice described in the third preceding bullet point above will require Silver Spring to provide a new notice to Itron and to again comply with the requirements in this bullet point and the two immediately preceding bullet points, except that the four business day notice period described in the immediately preceding bullet point will be shortened to two business days following such new notice.
•	prior to making a company board recommendation change with respect to an intervening event:
•	Silver Spring has notified Itron in writing of such intervening event, including a reasonable description of the intervening event, and that it intends to make a company board recommendation change;
•	if requested by Itron, for a period of four business days after delivery of such notice, Silver Spring has discussed and negotiated, and caused its financial and legal advisors to negotiate, in good faith

(and Silver Spring has made Silver Spring representatives available to discuss) with Itron and its representatives (to the extent Itron desires to negotiate), any proposed adjustments to the terms and conditions of the merger agreement so that the failure to make a company board recommendation change in connection therewith would no longer be a breach of the fiduciary duties of the Silver Spring board of directors; and

•	the Silver Spring board of directors has determined in good faith, after considering the terms of any written offer to modify the terms of the merger agreement made by Itron within the four business day period described in the immediately preceding bullet point, that would, upon acceptance by Silver Spring thereof, be binding on Itron, that the failure to take such action would still be inconsistent with its fiduciary duties to Silver Spring stockholders under Delaware law.

For the purposes of the merger agreement, the term “acquisition proposal” means any inquiry, offer, proposal or indication of interest from any person or group (other than Itron or Merger Sub) to engage in, or that otherwise could reasonably be expected to lead to, any transaction or series of related transactions involving: (i) any direct or indirect purchase or other acquisition, after September 17, 2017, by any person, entity or “group” (as defined in or under Section 13(d) of the Exchange Act), whether from Silver Spring and/or any other person or entity, of shares of Silver Spring common stock representing 15% or more of the outstanding shares of Silver Spring common stock or securities of Silver Spring representing 15% or more of the voting power of Silver Spring, in each case after giving effect to the consummation of such purchase or other acquisition, including pursuant to a tender offer or exchange offer by any person or “group” (as defined in or under Section 13(d) the Exchange Act) that, if consummated, would result in such person or “group” beneficially owning 15% or more of the outstanding shares of Silver Spring common stock or securities of Silver Spring representing 15% or more of the voting power of Silver Spring, in each case after giving effect to the consummation of such tender or exchange offer, (ii) any direct or indirect purchase or other acquisition by any person, entity or “group” (as defined in or under Section 13(d) of the Exchange Act) of 15% or more of the consolidated assets or businesses of Silver Spring and its subsidiaries, taken as a whole (measured by the fair market value thereof as of the date of such sale, transfer, acquisition or disposition), (iii) any merger, consolidation, recapitalization, business combination, share exchange, joint venture or other similar transaction involving Silver Spring pursuant to which any person or “group” (as defined in or under Section 13(d) of the Exchange Act), other than the Silver Spring stockholders (as a group) immediately prior to the consummation of such transaction (provided that no person or entity will be so excluded if they are acquiring Silver Spring common stock in such a transaction acting as part of a “group” (as defined in or under Section 13(d) of the Exchange Act), would hold shares of Silver Spring common stock representing 15% or more of the shares of Silver Spring common stock outstanding after giving effect to the consummation of such transaction or 15% or more of the consolidated assets or businesses of Silver Spring and its subsidiaries, taken as a whole (measured by the fair market value thereof), (iv) a liquidation, dissolution or other winding up of Silver Spring, or (v) any combination of the foregoing types of transactions if the sum of the percentage of consolidated assets, consolidated revenues, earnings and shares of Silver Spring common stock (or voting power of securities of Silver Spring) involved is greater than or equal to 15%.

For the purposes of the merger agreement, the term “intervening event” means any material event or change in circumstance occurring or arising after September 17, 2017 that (i) was not known or reasonably foreseeable to the Silver Spring board of directors on such date (or if known, the magnitude or material consequences of which were not known by the Silver Spring board of directors as of such date), which event or change in circumstance becomes known to the Silver Spring board of directors prior to the adoption of the merger agreement and approval of the merger by the Silver Spring stockholders and (ii) does not relate to (A) any acquisition proposal or acquisition transaction, (B) any events, changes or circumstances relating to Itron or any of its affiliates, (C) clearance of the merger under any antitrust laws, (D) the fact, in and of itself, that Silver Spring meets or exceeds any internal or public expectations, estimates or projections of Silver Spring’s revenue, earnings or other financial performance or results of operations for any period, in and of itself (however, any underlying cause thereof that is not separately excluded from the definition of “intervening event” may be taken into account for purposes of determining whether an intervening event has occurred), (E) any change in the price or trading volume of Silver Spring common stock (however, any underlying cause thereof that is not separately excluded from the definition of “intervening event” may be taken into account for purposes of determining whether an intervening event has occurred) or (F) any events, changes or circumstances relating to the launch of any product that is in development by Silver Spring or any of its subsidiaries as of September 17, 2017.

For the purposes of the merger agreement, the term “superior proposal” means any unsolicited bona fide written acquisition proposal made by a third party for an acquisition transaction that (i) did not arise out of or result from a breach of the non-solicitation provisions of the merger agreement and (ii) is on terms that the Silver Spring board of directors have determined in good faith (after consultation with its financial advisor and its outside legal counsel), taking into account all relevant legal, financial, tax, regulatory and other aspects of such acquisition proposal (including the identity of the third party making such acquisition transaction) and the timing and likelihood of consummation of such acquisition transaction, is more favorable from a financial point of view to the Silver Spring stockholders (in their capacity as such) than the merger, after also taking into account any changes to the terms of the merger agreement offered by Itron in response to such acquisition proposal; provided that for purposes of the reference to an “acquisition proposal” in this definition of “superior proposal,” all references to “15%” in the definition of “acquisition proposal” above will be deemed to be references to “50%.”

Nothing contained in the merger agreement prevents the Silver Spring board of directors and/or any authorized committee thereof from taking and disclosing to the Silver Spring stockholders a position contemplated by Rule 14e-2(a) under the Exchange Act or complying with the provisions of Rule 14d-9 promulgated under the Exchange Act (including making any “stop, look and listen” communication to the Silver Spring stockholders pursuant to Rule 14d-9(f) under the Exchange Act pending disclosure of its position thereunder); provided that a company board recommendation change may only be made in accordance with the applicable provisions of the merger agreement described above in this section.

Obligations with Respect to the Special Meeting

Under the merger agreement, Silver Spring has agreed that, acting through the Silver Spring board of directors, it will establish a record date for, call, give notice of, convene and hold a special meeting of the Silver Spring stockholders, for the purpose of obtaining the affirmative vote of the holders of a majority of the outstanding shares of Silver Spring common stock in favor of the merger proposal in accordance with the DGCL. If there are holders of insufficient shares of Silver Spring common stock present or represented by proxy at the special meeting to constitute a quorum, Silver Spring retains the right to and will make one or more successive adjournments or postponements of the meeting to a date within five business days after the date for which such meeting was originally scheduled. If Silver Spring has not received enough proxies to represent a number of shares of Silver Spring common stock to secure the affirmative vote of its stockholders in favor of the merger proposal, Silver Spring retains the right to and will make one adjournment or postponement of the special meeting to a date within a period that is not more than ten business days after the date for which such meeting was originally scheduled. Silver Spring has further agreed that, unless there has been a company board recommendation change, it will use its reasonable efforts to secure the affirmative vote of its stockholders in favor of the merger proposal.

Consents, Approvals and Filings

Each of Silver Spring, on the one hand, and Itron and Merger Sub, on the other hand, will (and will cause their respective subsidiaries to) use their reasonable best efforts to, subject to compliance with applicable laws, take, or cause to be taken, all actions, and to do or cause to be done, and to assist and cooperate with the other party or parties in doing, all things reasonably necessary, proper or advisable under applicable laws or otherwise to consummate and make effective, in the most expeditious manner possible, the merger and the other transactions contemplated by the merger agreement, including using reasonable best efforts to:

•	cause the conditions to each party’s obligation to consummate the merger contemplated by the merger agreement to be satisfied;
•	obtain all necessary actions or non-actions, waivers, consents, approvals, orders and authorizations from governmental authorities and make all necessary registrations, declarations and filings with governmental authorities that are necessary to consummate the merger and the other transactions contemplated by the merger agreement; and
•	obtain all necessary or appropriate consents, waivers and approvals under any material contracts or material permits of Silver Spring or any of its subsidiaries in connection with the merger agreement and the consummation of the transactions contemplated by the merger agreement so as to maintain and preserve the benefits under such material contracts and material permits following the consummation of the transactions contemplated by the merger agreement; provided that Silver Spring will coordinate with Itron and reasonably cooperate to determine whether to seek any consents, waivers or approvals from third parties under any material contract; provided, further, that neither Itron, Silver Spring nor any of their respective subsidiaries will be required to (nor will Silver Spring or any of its subsidiaries agree to do so without Itron’s prior consent) pay any consent or similar fee (other than administrative fees or costs) to obtain the consent, waiver or approval of any third party with respect to any contracts of Silver Spring or its subsidiaries.

Each of Itron and Silver Spring will, to the extent permitted by applicable law and not prohibited by the applicable governmental authority (and subject to all applicable privileges, including the attorney-client privilege):

•	cooperate and coordinate with the other party in making such parties’ initial HSR filings and in resolving any investigation or other inquiry of any governmental authorities under applicable laws (including antitrust laws);
•	supply the other party with any information that may be required to make such filings;
•	supply any additional information that reasonably may be required or requested by the DOJ, the FTC and the governmental authorities of any other applicable jurisdiction in which any such filing is made under any other applicable laws; and
•	use reasonable best efforts to take, or cause to be taken, or offer to take (and if such offer is accepted, commit to take), all actions and use reasonable best efforts to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to cause the expiration or termination of the applicable waiting periods under the HSR Act or any other applicable antitrust law as soon as practicable, obtain any required consents under any other antitrust laws applicable to the merger as soon as reasonably practicable, and to avoid any impediment to the consummation of the merger under any applicable laws (including antitrust laws) or orders, so as to enable the consummation of the merger to occur as promptly as practicable following September 17, 2017, including using reasonable best efforts to take all such action as reasonably may be necessary to resolve such objections, if any, as the FTC, the DOJ, or any other governmental authority may assert under any applicable laws (including antitrust laws) or orders or any other person may assert under antitrust laws, in each case with respect to the merger.

Notwithstanding anything in the merger agreement to the contrary, none of Itron, Merger Sub or Silver Spring will be required to agree to any term or take any action in connection with the foregoing that is not conditioned upon consummation of the merger, and neither Itron nor Merger Sub will be required to (and none of Silver Spring or any of its subsidiaries will, without Itron’s prior consent) propose, negotiate, or agree to any (i) sale, divestiture or exclusive license of assets, product lines, operations, or businesses of Itron, Silver Spring, or any of their respective subsidiaries, or to any hold separate order or to take any action (including a consent decree) in furtherance of any of the foregoing, (ii) non-exclusive license (other than an acceptable non-exclusive license (as defined below in this section)) or (iii) other operational restrictions or conduct-based remedy that would, after the effective time of the merger, limit Itron’s or any of its affiliates’ freedom of action with respect to any of the assets, product lines, operations, or businesses of any of Itron or Silver Spring or any of their respective subsidiaries, in each case, if it would be reasonably likely to have a material adverse effect on the business, operations, financial condition, assets, or results of operations of Silver Spring and its subsidiaries, taken as a whole, or of Itron (any remedy that is contemplated by clause (i), (ii) or (iii) (excluding agreeing to an acceptable non-exclusive license), we refer to as a “burdensome condition”); provided, further, that Silver Spring, if requested by Itron, will agree to and effect any action, as specified by Itron and on terms and conditions specified by Itron, so long as such agreement is binding upon Silver Spring only following the effective time of the merger.

For the purposes of the merger agreement, an “acceptable non-exclusive license” means providing a non-exclusive license (i) for third party products or services to access and interoperate with Itron’s, Silver Spring’s, or their respective subsidiaries’ networks or related access points on terms and in a manner no less favorable than available with respect to their own similar products or services or (ii) of the assets, product lines, operations, or businesses of any of Itron or Silver Spring or any of their respective subsidiaries, in each case with respect to the license described in this clause (ii) only, that individually or in the aggregate, generated total collected revenues equal to or less than $30 million in Itron’s or Silver Spring’s fiscal year 2016, as applicable.

Financing and Financing Cooperation

Itron and Merger Sub are required under the merger agreement to use their respective reasonable best efforts to obtain the financing on the terms, and subject only to the conditions described in, the amended commitment letter and any related fee letter. In the event that any portion of the financing becomes unavailable on the terms and conditions contemplated in the amended commitment letter, Itron is required to use reasonable best efforts to obtain alternative financing for the amount of financing that is sufficient to fund the required amount. As of the last practicable date before the printing of this proxy statement, the amended commitment letter remains in effect, and Itron has not notified Silver Spring of any plans to utilize financing in lieu of the financing described above. The definitive documentation governing the financing contemplated by the amended commitment letter has not been finalized and, accordingly, the actual terms of the financing may differ from those described in this proxy statement.

The commitments under the amended commitment letter will terminate at the earliest to occur of (i) the consummation of the merger, (ii) the termination of the merger agreement in accordance with its terms and (iii) the end date.

Silver Spring is required to use reasonable best efforts to provide, and to cause its subsidiaries to provide, all cooperation reasonably requested by Itron necessary and customary for the arrangement of the financing, subject to certain limitations. Notwithstanding the foregoing, neither Silver Spring nor any of its subsidiaries is required to cooperate with Itron to secure the financing to the extent such cooperation would require Silver Spring or any of its subsidiaries to take any action that would interfere unreasonably and materially with the operations of Silver Spring or any of its subsidiaries. The obligations of Silver Spring and its subsidiaries are subject to certain other exceptions more fully described in the merger agreement.

Employee Benefits Matters

From the effective time of the merger until 12 months thereafter (or if earlier, until the date of termination of the applicable continuing employee), Itron will, and will cause the surviving corporation and its subsidiaries to, provide each employee of Silver Spring or any of its subsidiaries immediately prior to the effective time of the merger that remains an employee of Itron, the surviving corporation or any of their respective subsidiaries following the effective time of the merger (which we refer to as a “continuing employee”) with (i) at least the same level of base salary or base hourly wage levels, if applicable, that was provided to such continuing employee immediately prior to the effective time of the merger, (ii) target cash incentive compensation opportunities (excluding any one-time, stay, retention, transaction or other discretionary bonuses) that are at least equal with respect to individual target bonus levels to that provided to such continuing employee immediately prior to the effective time of the merger, (iii) subject to the requirements of applicable law for continuing employees outside of the United States, employee health, welfare and tax-qualified defined contribution retirement benefits (other than equity-based awards, defined benefit and non-qualified arrangements) that are in the aggregate substantially comparable to either (A) such employee benefits that are provided to similarly-situated employees of Itron or its affiliates or (B) such employee benefits offered to such continuing employees immediately prior to the effective time of the merger, and (iv) upon an involuntary termination without cause of a continuing employee, severance benefits that are required by applicable law, or if none, that are no less favorable than those that would have been provided to each such continuing employee under the disclosed employee benefit plans that are severance benefit plans, programs, policies or arrangements as in effect immediately prior to the effective time of the merger. In the event Silver Spring has not then made a determination of bonus amounts to be paid and paid such amounts due under its 2017 annual bonus or incentive plan as of immediately prior to the effective time of the merger, Itron will cause each employee of Silver Spring or any of its subsidiaries who is a participant in Silver Spring’s 2017 annual bonus or incentive plan to be paid a bonus in respect of the fiscal year ending December 31, 2017 in accordance with the terms of such plan as in effect on September 17, 2017, as if the applicable performance targets were fully achieved at target levels, except that Itron reserves the right to cause such bonuses to be paid solely in cash.

With respect to employee benefit plans in which continuing employees participate in following the consummation of the merger, continuing employees will generally receive credit for their service with Silver Spring and its subsidiaries and any predecessor employer (to the extent Silver Spring and its subsidiaries recognized or provided such past service credit) prior to the effective time, to the same extent that was recognized under Silver Spring benefit plans under any corresponding Itron employee benefit plan, for purposes of eligibility to participate, vesting and, with respect to vacation, sick time or paid time off, accrual and severance pay entitlement; provided that such service will not be credited to the extent that it would result in duplication of coverage or benefits, or with respect to employees outside of the United States if applicable foreign law would forbid the provision of such service credit. To the extent permitted by applicable law and the insurer or service provider under Itron’s employee welfare plans or arrangements, Itron will use commercially reasonable efforts to cause all pre-existing condition limitations, participation waiting periods or similar requirements that would be applicable to be waived, and all co-payments or deductibles paid by Silver Spring employees for eligible expenses in the plan year in which the closing occurs to be credited for purposes of satisfying any applicable deductible or out of pocket requirement.

Notwithstanding anything to the contrary set forth in the merger agreement, nothing in the merger agreement will be deemed to (i) guarantee employment for any period of any time, or preclude the ability of Itron, the surviving corporation or their subsidiaries to terminate any continuing employee for any reasons, (ii) prevent the modification or termination of any agreement with a continuing employee after the effective time of merger agreement, or (iii) create any third party beneficiary rights in any employee, officer, director, consultant, or other service provider of Silver Spring or any of its subsidiaries.

Directors’ and Officers’ Indemnification and Insurance

For a period of six years after the effective time of the merger, the surviving corporation and its subsidiaries will (and Itron will cause the surviving corporation and its subsidiaries to) honor and fulfill in all respects the obligations of Silver Spring and its subsidiaries under any and all (i) indemnification agreements between Silver Spring and any of its subsidiaries identified in the confidential disclosure letter that Silver Spring delivered to Itron in connection with the execution of the merger agreement and (A) any of their respective current or former directors and officers as of September 17, 2017 pursuant to the terms of such agreements as in effect of such date, and (B) any person who becomes a director or officer of Silver Spring or any of its subsidiaries prior to the effective time of the merger and executes an indemnification agreement on terms no less favorable to Silver Spring and no more favorable to such person than the current form of indemnification agreement with its directors that has been made available to Itron (for the purposes of the merger agreement, each, an “indemnified party”) and (ii) indemnification, expense advancement and exculpation provisions in any certificate of incorporation or bylaws or comparable organizational document of Silver Spring or any of its subsidiaries in effect as of September 17, 2017. In addition, for a period of six years after the effective time of the merger, the surviving corporation and its subsidiaries will (and Itron will cause the surviving corporation and its subsidiaries to) cause the certificates of incorporation and bylaws (and other similar organizational documents) of the surviving corporation and its subsidiaries to contain provisions with respect to indemnification, exculpation and the advancement of expenses that are no less favorable with respect to exculpation, indemnification and advancement of expenses than such provisions set forth in the certificates of incorporation and bylaws (or other similar organizational documents) of Silver Spring and its subsidiaries as of September 17, 2017, which provisions will not be amended, repealed or otherwise modified for a period of six years from the effective time of the merger in any manner that would affect adversely the rights thereunder of individuals who, at or prior to the effective time of the merger, were indemnified parties.

Additionally, Silver Spring has agreed to obtain, prior to the effective time of the merger, runoff insurance coverage with a claims period of at least six years from the effective time of the merger for the benefit of Silver Spring, its subsidiaries, Silver Spring’s and its subsidiaries’ past and present directors and/or officers that are insured under Silver Spring’s directors’ and officers’ liability insurance policy that was in effect as of the date of the merger agreement. Such insurance will provide coverage for Silver Spring, its subsidiaries and such persons in their capacity as directors, officers and/or employees of Silver Spring or of any of its subsidiaries prior to the effective time that is no less favorable in the aggregate as Silver Spring’s existing policies or, if substantially equivalent insurance coverage is unavailable, the best available coverage. The surviving corporation’s expenses to obtain or maintain such insurance policies will not exceed an amount per year equal to 300% of the last annual premium paid by Silver Spring prior to the date of the merger agreement for such insurance, or as much coverage as is possible under substantially similar policies for such maximum annual amount in aggregate annual premiums.

In the event of the merger or consolidation of Itron or the surviving corporation with any other person or entity (and Itron is not the continuing or surviving corporation of such merger), or if Itron or the surviving corporation transfers all or substantially all of its properties and assets to any person or entity, then, and in each such case, proper provisions will be made so that the successors and assigns of Itron or the surviving corporation, as the case may be, will assume all of the foregoing indemnification and insurance obligations.

Stockholder Litigation

Silver Spring has agreed to promptly advise Itron of the commencement of any action brought by Silver Spring stockholders or any holders of any capital or equity interest in any subsidiary of Silver Spring (on their own behalf or on the behalf of Silver Spring or any of its subsidiaries or otherwise as a class action) against Silver Spring, any of its subsidiaries or any of their respective directors (in their capacity as such) arising out of or relating to the merger agreement, the process leading to the merger agreement or the transactions contemplated by the merger agreement, including (but not limited to) claims based on alleged breach of fiduciary duties, improper or insufficient disclosure and/or appraisal demands and proceedings. Silver Spring has further agreed to give Itron the right to participate in the defense, settlement or compromise of any such actions or related investigation against Silver Spring and/or its directors relating to the merger or the transactions contemplated by the merger agreement and will obtain Itron’s written consent prior to settling or satisfying any such actions or investigation (such consent not to be unreasonably withheld). Itron will be kept reasonably apprised of proposed strategy and other significant decisions with respect to such actions or investigation by Silver Spring (to the extent that attorney-client privilege between Silver Spring and its counsel is not waived), and Itron may offer comments or suggestions with respect to any such actions or investigation but will not be afforded any decision-making power or other authority over such actions or investigations, except for the settlement or compromise consent set forth above. Silver Spring will in good faith take such comments into account and no such settlement will be agreed to without Itron’s prior written consent.

Other Covenants and Agreements

The merger agreement contains certain other covenants and agreements, including covenants relating to:

•	cooperation between Silver Spring and Itron in the preparation and filing of this proxy statement;
•	reasonable access to information about Silver Spring that will be made available upon Itron’s request;
•	Itron’s taking all action necessary to cause Merger Sub and the surviving corporation to perform their respective obligations under the merger agreement and to consummate the transactions contemplated by the merger agreement;
•	consultation between Silver Spring and Itron prior to public announcements relating to the merger or related transactions;
•	rendering any applicable anti-takeover laws, or any comparable anti-takeover provisions of Silver Spring articles of incorporation or Silver Spring bylaws, inapplicable to the merger; and
•	matters relating to Section 16 of the Exchange Act.

Conditions to Consummation of the Merger

Conditions to Silver Spring’s and Itron’s Obligation to Consummate the Merger

Each party’s obligation to consummate the merger is subject to the satisfaction or written waiver (where permissible under applicable law) at or prior to the effective time of the merger of the following conditions:

•	Silver Spring has received the affirmative vote of the holders of at least a majority of all outstanding shares of Silver Spring common stock entitled to vote at the special meeting in favor of the merger proposal, which approval must be in full force and effect at the effective time of the merger;
•	any waiting period (and extensions thereof) applicable to the transactions contemplated by the merger agreement under the HSR Act has expired or otherwise been terminated; and

•	no governmental authority of competent jurisdiction has enacted, issued or promulgated any law or issued or granted any order, in each case that is in effect and has the effect of making the merger illegal or which has the effect of prohibiting or otherwise preventing the consummation of the merger, or that imposes a “burdensome condition” (as defined above), other than a non-U.S. antitrust law or any non-U.S. order issued under an antitrust law.

Conditions to Itron’s and Merger Sub’s Obligation to Consummate the Merger

Each of Itron’s and Merger Sub’s obligation to consummate the merger is further subject to the satisfaction or waiver (where permissible under applicable law) prior to the effective time of the merger of the following additional conditions:

•	Silver Spring’s representations and warranties relating to certain capitalization matters are true and correct in all respects as of September 17, 2017 and as of the effective time of the merger as if made as of such time (unless such representations and warranties relate to a specific time, in which case such representations are true as of such time), except for any inaccuracies that would not, individually or in the aggregate, increase the aggregate merger consideration payable (including in respect of all options, RSUs and PSUs) by more than one-half of one percent;
•	Silver Spring’s representations and warranties relating to (i) the valid existence, good standing, qualification and organizational documents of Silver Spring and its subsidiaries, (ii) Silver Spring’s authority to enter into, perform its obligations under and consummate the transactions contemplated by, the merger agreement, (iii) the required vote of the Silver Spring stockholders to adopt the merger agreement and approve the merger and (iv) brokers’ and financial advisors’ fees relating to the merger, are true and correct in all material respects, disregarding any qualifications by materiality or material adverse effect, in each case as of September 17, 2017 and as of the effective time of the merger (unless such representations and warranties relate to a specific time, in which case such representations are true as of such time);
•	all other representations and warranties made by Silver Spring (disregarding all qualifications set forth in such representations and warranties relating to materiality, material adverse effect or similar phrases) are true and correct as of September 17, 2017 and as of the effective time of the merger (except for such representations and warranties that relate to a specific date or time, in which case such representations are true and correct as of such date or time), except for such inaccuracies which have not had, individually or in the aggregate, a material adverse effect;
•	Silver Spring has complied with or performed in all material respects the covenants and obligations required by the merger agreement to be performed or complied with by it on or prior to the effective time of the merger (except for certain covenants relating to accounting and tax matters, which Silver Spring will be deemed to have performed in all material respects unless Silver Spring willfully breaches any such covenant);
•	Silver Spring has delivered to Itron and Merger Sub a certificate, dated as of the date on which the merger is consummated, signed by an executive officer of Silver Spring, certifying as to the satisfaction of the conditions listed in the four immediately preceding bullet points; and
•	Silver Spring has not experienced a material adverse effect since September 17, 2017 that is continuing.

Conditions to Silver Spring’s Obligation to Consummate the Merger

Silver Spring’s obligation to consummate the merger is further subject to the satisfaction or waiver (where permissible under applicable law) prior to the effective time of the merger of the following additional conditions:

•	Itron’s and Merger Sub’s representations and warranties (disregarding all qualifications set forth in such representations and warranties relating to materiality or similar phrases) are true and correct at and as of September 17, 2017 and as of the effective time of the merger (except for such representations and warranties that relate to a specific time, in which case such representations are true as of such time), except for any inaccuracies that would not, individually and in the aggregate, prevent the consummation of the transactions contemplated by the merger agreement or the ability of Itron and Merger Sub to fully perform their respective covenants and obligations under the merger agreement;

•	Itron and Merger Sub have complied with or performed in all material respects the covenants and obligations required by the merger agreement to be performed or complied with by them on or prior to the effective time of the merger; and
•	Itron and Merger Sub have delivered to Silver Spring a certificate, dated as of the date on which the merger is consummated, signed by an executive officer of Itron, certifying as to the satisfaction of the conditions listed in the two immediately preceding bullet points.

Termination; Effect of Termination

The merger agreement may be terminated and the merger and the other transactions contemplated by the merger agreement may be abandoned at any time prior to the effective time of the merger, whether before or after receipt of the affirmative vote of the holders of at least a majority of all outstanding shares of Silver Spring common stock entitled to vote at the special meeting in favor of the merger proposal, in the following ways:

•	by mutual written agreement of Itron and Silver Spring;
•	by either Itron or Silver Spring if:
•	the effective time of the merger has not occurred on or before March 17, 2018, which we refer to as the “termination date,” provided that upon the request of either Itron or Silver Spring prior to such termination date (including as it may be extended pursuant to this proviso) the termination date will be extended for all purposes under the merger agreement until the date specified in such request that is not later than June 17, 2018; provided that such right to terminate the merger agreement is not available to any party to the merger agreement whose action or failure to act has been a principal cause of (i) the failure to satisfy any of the conditions to the obligations of the terminating party to consummate the merger in the merger agreement prior to the termination date and such action or failure to act constitutes a material breach of the merger agreement, or (ii) the failure of the effective time of the merger to have occurred prior to the termination date, and such action or failure to act constitutes a material breach of the merger agreement;
•	any governmental authority of competent jurisdiction has (i) enacted, issued or promulgated any law (other than a non-U.S. antitrust law) that is in effect or (ii) issued or granted any order (other than an order under a non-U.S. antitrust law) that is in effect and has become final and non-appealable, in each case that has the effect of permanently making the merger illegal or which has the effect of permanently prohibiting or otherwise preventing the consummation of the merger or imposes a “burdensome condition” (as defined in the section entitled “—Consents, Approvals and Filings” beginning on page 93 of this proxy statement); or
•	Silver Spring has failed to obtain the affirmative vote of the holders of at least a majority of all outstanding shares of Silver Spring common stock at the special meeting (or any adjournment or postponement thereof) in favor of the adoption of the merger agreement;
•	by Itron, at any time prior to receiving the affirmative vote of the holders of at least a majority of all outstanding shares of Silver Spring common stock entitled to vote at the special meeting in favor of the merger proposal, if:
•	the Silver Spring board of directors or any authorized committee thereof effects a company board recommendation change or fails to include the company board recommendation in this proxy statement (as described in the section entitled “—No Solicitation by Silver Spring of Acquisition Proposals; Changes in Board Recommendation” beginning on page 89 of this proxy statement);
•	the Silver Spring board of directors fails to reaffirm the company board recommendation as promptly as reasonably practicable (and in any event within ten business days) after receipt of written request from Itron that it do so if such request is made following (i) the making by any person, entity or group of an acquisition proposal that has become publicly known or (ii) any person, entity or group having publicly announced an intention (whether or not conditional) to make an acquisition proposal or the existence of an intention to make an acquisition proposal has otherwise become publicly known;
•	in the case of any acquisition proposal that is a tender offer or exchange offer, within ten business days after the public announcement of the commencement of such acquisition proposal Silver

Spring does not file a Schedule 14D-9 pursuant to the Exchange Act recommending that Silver Spring stockholders reject such acquisition proposal and not tender any shares of Silver Spring common stock into such tender or exchange offer; or

•	Silver Spring or its board of directors breaches in any material respect its non-solicitation obligations or obligations to make the company board recommendation, as described in the section entitled “Terms of the Merger Agreement—No Solicitation by Silver Spring of Acquisition Proposals; Changes in Board Recommendation” beginning on page 89 of this proxy statement in any material respect.
•	by Itron if:
•	Silver Spring has breached any of its representations or warranties or such representations or warranties have become inaccurate, or Silver Spring has breached any of its covenants or obligations set forth in the merger agreement in a manner that would give rise to the failure of the related closing condition to be satisfied, and either (i) such breach is incapable of being cured by the termination date or (ii) if capable of being cured by the termination date, Silver Spring has failed to cure such breach within 20 business days after Itron has notified Silver Spring of such breach (except Itron may not exercise this termination right if it or Merger Sub is then in material breach of the merger agreement),
•	by Silver Spring if:
•	at any time prior to the time at which Silver Spring receives its stockholders’ adoption of the merger agreement and approval of the merger by the affirmative vote of the holders of at least a majority of all outstanding shares of Silver Spring common stock entitled to vote at the special meeting, the Silver Spring board of directors has effected a company board recommendation change in compliance with the merger agreement, to enter into a definitive agreement providing for the consummation of a superior proposal (provided that Silver Spring has not violated in any material respect its non-solicitation obligations under the merger agreement or the obligation of the board to make the company board recommendation) (as discussed in section entitled “—No Solicitation by Silver Spring of Acquisition Proposals; Changes in Board Recommendation” beginning on page 89 of this proxy statement); provided that Silver Spring pays Itron the termination fee and enters into a binding definitive agreement with respect to such superior proposal;
•	Itron or Merger Sub has breached any of their representations or warranties or such representations or warranties have become inaccurate, or Itron or Merger Sub has breached any of their covenants or obligations set forth in the merger agreement, in either case in a manner that would give rise to the failure of the corresponding closing condition to be satisfied, and either (i) such breach is incapable of being cured by the termination date or (ii) if capable of being cured by the termination date, Itron and/or Merger Sub have failed to cure such breach within 20 business days after Silver Spring has notified Itron or Merger Sub of such breach (except Silver Spring may not exercise this termination right if it is then in material breach of the merger agreement); or
•	after the conditions to Itron’s obligations to effect the merger have been fulfilled (or are capable of being fulfilled at the closing), Silver Spring has confirmed to Itron and Merger Sub in writing that it is ready and able to consummate the merger and Itron and Merger Sub have failed to consummate the merger (due to the failure of the financing to have timely occurred in accordance with the terms of the merger agreement) within 20 business days following the date the closing should have occurred (except Silver Spring may not exercise this termination right if it is then in material breach of the merger agreement and until 24 hours after the expiration of such 20 business day period).

If the merger agreement is validly terminated pursuant to the termination rights described above, the merger agreement will become void and of no further force or effect and there will be no liability or obligation on the part of any party, except for the confidentiality provisions, provisions relating to the effect of termination and fees and expenses (including the termination fees described in the section entitled “—Termination Fee” beginning on page 101 of this proxy statement) and certain other specified general provisions of the merger agreement, each of which will survive the termination of the merger agreement. The parties have further agreed that nothing in the merger agreement, including the termination of the merger agreement, will relieve any party from liability or damages resulting from fraud or any willful breach of the merger agreement prior to the date of its termination, in which case the non-breaching party will be entitled to all remedies available at law or in equity.

For the purposes of the merger agreement, “willful breach” means, with respect to any breaches or failures to perform any of the covenants or other agreements contained in the merger agreement, a material breach that is a consequence of an act or failure to act undertaken by the breaching party with the knowledge (after reasonable inquiry) that such act or failure to act would reasonably be expected to result in or constitute a breach of the merger agreement.

Termination Fee

Under the merger agreement, Silver Spring is required to pay Itron a termination fee of $32.3 million in cash if the merger agreement is terminated under the following circumstances:

•	If the merger agreement is terminated:
•	by either Itron or Silver Spring because the merger has not been consummated by the termination date;
•	by either Itron or Silver Spring because the special meeting (including any adjournment or postponement thereof) has concluded, the Silver Spring stockholders have duly voted and the affirmative vote of the holders of at least a majority of all outstanding shares of Silver Spring common stock at such meeting in favor of the merger proposal was not obtained; or
•	by Itron because of inaccuracies or breaches of the representations and warranties of Silver Spring, or breaches of the covenants of Silver Spring that cannot be cured by the termination date or, if capable of being so cured, Silver Spring has failed to cure such breach within 20 days after Silver Spring has received written notice of such breach from Itron (but only if terminated as a result of a breach by Silver Spring of its covenants or obligations, and not its representations or warranties, such that the corresponding closing condition would not be satisfied); and
•	(i) following the execution and delivery of the merger agreement and prior to any such termination of the merger agreement, a competing acquisition transaction has been publicly announced or has become publicly disclosed and was not publicly withdrawn at least ten business days prior to such termination, and (ii) concurrently with or within 12 months following any such termination of the merger agreement, Silver Spring or any of its affiliates either (A) consummates a competing acquisition transaction or (B) enters into a definitive agreement for a competing acquisition transaction, in each case, whether or not the competing acquisition transaction was the same competing acquisition transaction referred to in clause (i); provided that for purposes of the merger agreement, “competing acquisition transaction” has the same meaning as “acquisition transaction” except that all references in therein to “15%” will be deemed to be references to “50%.”
•	Itron terminates the merger agreement, at any time prior to receiving the affirmative vote of the holders of at least a majority of all outstanding shares of Silver Spring common stock entitled to vote at the special meeting in favor of the merger proposal, because the Silver Spring board of directors (i) effects a company board recommendation change or fails to include the company board recommendation in this proxy statement, (ii) fails to publicly reconfirm the company board recommendation as promptly as reasonably practicable (and in any event within ten business days) after receipt of a written request from Itron that it do so if such request is made following (A) the making by any person, entity or group of an acquisition proposal that has become publicly known or (B) any person, entity or group having publicly announced an intention (whether or not conditional) to make an acquisition proposal or the existence of an intention to make an acquisition proposal has otherwise become publicly known, (iii) a tender or exchange offer for Silver Spring common stock that constitutes an acquisition proposal (whether or not a superior proposal) is commenced by a person or entity unaffiliated with Itron and, within ten business days after the public announcement of the commencement of such acquisition proposal, Silver Spring has not have filed a Schedule 14D-9 pursuant to Rule 14e-2 and Rule 14d-9 under the Exchange Act recommending that the Silver Spring stockholders reject such acquisition proposal and not tender any shares of Silver Spring common stock into such tender or exchange offer, or (iv) Silver Spring has breached its non-solicitation obligations under the merger agreement or the obligation of the Silver Spring board of directors to make the company board recommendation, in which case Silver Spring must pay the termination fee to Itron within two business days after such termination of the merger agreement by Itron; or

•	Silver Spring terminates the merger agreement prior to receiving the affirmative vote of the holders of at least a majority of all outstanding shares of Silver Spring common stock entitled to vote at the special meeting in favor of the merger proposal, if the Silver Spring board of directors effects a company board recommendation change in compliance with the merger agreement, to enter into a definitive agreement providing for the consummation of a superior proposal (provided that Silver Spring has not violated its non-solicitation obligations under the merger agreement or the obligation of the Silver Spring board of directors to make the company board recommendation) (see “—No Solicitation by Silver Spring of Acquisition Proposals; Changes in Board Recommendation” beginning on page 89 of this proxy statement), in which case Silver Spring must pay the termination fee to Itron simultaneously with, and as a condition to the effectiveness of, such termination of the merger agreement by Silver Spring.

In no event will Silver Spring be required to pay the termination fee in connection with the termination of the merger agreement on more than one occasion.

The parties have agreed that, in the event the merger agreement is terminated under circumstances where the termination fee would be payable, the payment of the termination fee to Itron, in accordance with the terms of the merger agreement, will be Itron’s sole and exclusive remedy for any loss it or Merger Sub suffers as a result of the failure of the transactions contemplated by the merger agreement to be consummated, the termination of the merger agreement, any liabilities or obligations arising under the merger agreement or any claims or actions arising out of or relating to any breach, termination or failure of or under the merger agreement, except that there is no limit to liability for any losses resulting from fraud or willful breach of the merger agreement by Silver Spring, as described above in the section entitled “—Termination; Effect of Termination” beginning on page 99 of this proxy statement.

Fees and Expenses

All out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, financing sources, hedging counterparties, experts and consultants) incurred in connection with the merger agreement, the transactions contemplated thereby, the solicitation of stockholder approvals and all other matters related to the consummation of the merger, will be paid by the party or parties, as applicable, incurring such fees and expenses, whether or not the merger or the other transactions contemplated by the merger agreement are consummated, with certain exceptions expressly set forth in the merger agreement. Silver Spring and Itron have agreed to pay one-half of the filing fees and the costs of filings made pursuant to antitrust laws and of printing and mailing this proxy statement.

Specific Performance

The parties have agreed, in the event of any breach or threatened breach by any party of any of its respective covenants or obligations set forth in the merger agreement, that the non-breaching parties will be entitled, without the requirement for posting a bond, to an order of specific performance to enforce the performance of any covenant or obligation contained in the merger agreement and an injunction restraining such breach or threatened breach of the merger agreement.

Third-Party Beneficiaries

The merger agreement is not intended to, and does not, confer upon any other person or entity any rights or remedies under the merger agreement, except (i) from and after the effective time of the merger, as set forth in the provisions of the merger agreement providing for indemnification of Silver Spring directors and officers, as discussed in the section entitled “—Directors’ and Officers’ Indemnification and Insurance” beginning on page 96 of this proxy statement, (ii) from and after the effective time of the merger, the rights of holders of shares of Silver Spring common stock and other securities of Silver Spring to receive the consideration pursuant to the merger, subject to the merger agreement, as discussed in the sections entitled “—Treatment of Equity

Awards”, “—Treatment of 2012 Employee Stock Purchase Plan” “—Payment of Merger Consideration; Exchange of Shares in the Merger”, beginning on page 77, page 78, and page 78 respectively, of this proxy statement, (iii) the right of Silver Spring to pursue damages and other relief (including equitable relief) in the event of Itron’s or Merger Sub’s willful breach of the merger agreement (associated with a failure of the financing to timely occur) (whether or not the merger agreement has been terminated pursuant to its terms), and (iv) certain sections of the merger agreement for which the financing sources are express third-party beneficiaries.

Amendments; Waivers

The merger agreement may be amended by the parties at any time by execution of an instrument in writing signed on behalf of each of Itron, Merger Sub and Silver Spring. However, after the adoption of the merger agreement and approval of the merger by the affirmative vote of the holders of at least a majority of all outstanding shares of Silver Spring common stock, no amendment may be made that requires the approval of such Silver Spring stockholders under Delaware law without such approval. In addition, certain provisions of the merger agreement relating to the financing may not be amended in a manner that is adverse to any financing source or any of its affiliates or representatives without the prior written consent of such financing source.

At any time prior to the effective time of the merger, any party may, to the extent legally allowed, (a) extend the time for the performance of any obligation or other act of any other party, (b) waive any inaccuracy in the representations and warranties of any other party contained in the merger agreement or in any document delivered pursuant to the merger agreement and (c) waive compliance with any agreement of any other party or any condition to its own obligations contained in the merger agreement. Any such extension or waiver will be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby. The failure of any party to assert any of its rights under the merger agreement or otherwise shall not constitute a waiver of those rights.

Governing Law; Jurisdiction

The merger agreement is governed by and construed in accordance with the laws of the State of Delaware. The parties have agreed that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with the merger agreement or the transactions contemplated thereby (whether brought by any party to the merger agreement or any of its affiliates or against any party to the merger agreement or any of its affiliates) will be heard and determined exclusively in the Court of Chancery in the State of Delaware (or a federal court of the United States located within the State of Delaware), and the parties submit to the exclusive jurisdiction of such court for the purpose of such suit, action or proceeding.

Notwithstanding the foregoing, each party has agreed that any legal proceeding, cause of action, claim, cross-claim or third-party claim of any kind or description against the financing sources in any way relating to the merger agreement or the financing or any of the transactions contemplated by the merger agreement or the financing, including any dispute relating to the amended commitment letter or performance thereunder, are governed by the laws set forth in the amended commitment letter.

TERMS OF THE VOTING AGREEMENT

The following summary describes certain material provisions of the voting agreement and is qualified in its entirety by reference to the voting agreement included as Annex D to this proxy statement. This summary does not purport to be complete and may not contain all of the information about the voting agreement that may be important to you.

In connection with the execution of the merger agreement, Warren Weiss, a stockholder and a member of the Silver Spring board of directors, and certain other stockholders affiliated with Mr. Weiss, entered into a voting agreement with Itron. As of the close of business on the record date for the special meeting, Silver Spring stockholders subject to the voting agreement beneficially own approximately 19.5% of the outstanding shares of Silver Spring common stock.

Voting Provisions

Each Silver Spring stockholder that is a party to the voting agreement with Itron has irrevocably and unconditionally agreed to cause such stockholder’s shares of Silver Spring common stock to be counted for the purpose of calculating a quorum at any meeting of Silver Spring stockholders and to vote (i) in favor of, and otherwise support, the merger and the adoption of the merger agreement, (ii) in favor of any proposal to adjourn or postpone any such meeting of Silver Spring stockholders if there are not sufficient votes to adopt the merger agreement, (iii) in favor of any other matter reasonably relating to the consummation or facilitation of, or otherwise in furtherance of, the merger and the other transactions contemplated by the merger agreement, (iv) against any acquisition proposal or acquisition transaction and (v) against any other action, proposal, agreement, transaction or arrangement submitted for approval of Silver Spring’s stockholders that is intended, or could reasonably be expected, to impede, interfere or be inconsistent with, delay, postpone, discourage or adversely affect the consummation of the merger, including, without limitation, any extraordinary transaction, merger, consolidation, sale of assets, recapitalization or other business combination including Silver Spring, or any other action, agreement or arrangement that could reasonably be expected to result in a material breach of any covenant, representation or warranty or any other obligation or agreement of Silver Spring under the merger agreement or that could reasonably be expected to result in any of the conditions to the obligations under the merger agreement not being fulfilled or satisfied.

Appraisal Rights

Each Silver Spring stockholder that is a party to the voting agreement with Itron has agreed to irrevocably and unconditionally waive any rights of appraisal or rights to dissent from the merger that such stockholder may have (including under Section 262 of the DGCL).

Restrictions on Transfer

Each Silver Spring stockholder that is a party to the voting agreement with Itron has agreed that, until the termination of the voting agreement in accordance with its terms (as described below), such stockholder will not, directly or indirectly, (i) sell, pledge, encumber, assign, transfer or otherwise dispose of any or all of such stockholder’s shares of Silver Spring common stock or any interest in such shares (other than any pledge or encumbrance currently in existence), (ii) deposit such stockholder’s shares of Silver Spring common stock or any interest in such shares into a voting trust or enter into a voting agreement or arrangement with respect to any of such stockholder’s shares or grant any proxy or power of attorney with respect thereto (other than as contemplated herein) or (iii) enter into any contract with respect to or otherwise agree to the direct or indirect acquisition or sale, pledge, encumbrance, assignment, transfer or other disposition (whether by actual disposition or effective economic disposition due to hedging, cash settlement or otherwise) of any of such stockholder’s shares of Silver Spring common stock. Notwithstanding the foregoing, the voting agreement will not restrict each Silver Spring stockholder that is a party to such agreement from transferring shares (i) in the case of a stockholder that is a natural person, (A) to a family member or a trust solely for the benefit of such stockholder or a family member, (B) upon death to such stockholder’s heirs or (C) to a charitable entity qualified as a 501(c)(3) organization under the Code, or (ii) in the case of a stockholder that is an entity, to an affiliated entity under common control with such stockholder; provided that any transferee of shares of Silver Spring common stock shall agree in writing as a condition precedent to receiving such shares to be bound by all terms of the voting agreement.

Termination

The voting agreement, and the obligations of the Silver Spring stockholders that are party thereto, will automatically terminate upon the earliest to occur of (i) the date the merger agreement is validly terminated pursuant to its terms, (ii) the effective time of the merger, (iii) the termination date and (iv) the date the merger agreement is amended to change the form or reduce the amount of merger consideration to be paid thereunder.

PROPOSAL 2: APPROVAL OF ADJOURNMENT OF SPECIAL MEETING

Silver Spring stockholders are being asked to approve a proposal providing for the adjournment of the special meeting if necessary or appropriate in the view of the Silver Spring board of directors to solicit additional proxies if there are not sufficient votes at the time of the special meeting to adopt the merger agreement and approve the merger, and to allow reasonable additional time for the filing and distribution of any supplemental or amended disclosure to be disseminated to and reviewed by Silver Spring stockholders prior to the special meeting.

In this proposal, we are asking you to authorize the holder of any proxy solicited by the Silver Spring board of directors to vote in favor of adjourning the special meeting, and any later adjournments, to another time and place. If Silver Spring stockholders approve the adjournment proposal, we could adjourn the special meeting in any of the circumstances described above, and any adjourned session of the special meeting, to a later date and use the additional time to, among other things, solicit additional proxies in favor of the merger proposal, including the solicitation of proxies from holders of Silver Spring common stock that have previously voted against the merger proposal. Among other things, approval of the adjournment proposal could mean that, even if we had received proxies representing a sufficient number of votes against the merger proposal, we could adjourn the special meeting without a vote on the merger proposal and seek to convince the holders of those shares of Silver Spring common stock to change their votes to votes in favor of the adoption of the merger agreement and approval of the merger.

The Silver Spring board of directors believes that if the number of shares of Silver Spring common stock present at the special meeting and voting in favor of adoption of the merger agreement and approval of the merger is not sufficient to adopt the merger agreement and approve the merger, it is in the best interests of the holders of Silver Spring common stock to enable the Silver Spring board of directors to continue to seek to obtain a sufficient number of additional votes to adopt the merger agreement and approve the merger. In addition, under the merger agreement, Silver Spring could be required to adjourn the special meeting for up to ten business days if the number of shares of Silver Spring common stock present at the special meeting and voting in favor of adoption of the merger agreement and approval of the merger is not sufficient to adopt the merger agreement and approve the merger.

The vote on the adjournment proposal is a vote separate and apart from the vote on the merger proposal. Accordingly, you may vote to approve the merger proposal and vote not to approve the adjournment proposal and vice versa. Under our bylaws, as amended, the adjournment proposal requires the affirmative vote of the holders of a majority of the shares of Silver Spring common stock that are present at the special meeting and voting for or against the proposal (assuming a quorum is present at the special meeting). Abstentions and broker non-votes, if any, and shares not in attendance will have no effect on the approval of the adjournment proposal (unless, with respect to shares not in attendance, such shares are necessary to satisfy the requirement that a quorum be present at the special meeting).

If the special meeting is adjourned for the purpose of soliciting additional proxies, stockholders who have already submitted their proxies will be able to revoke them at any time prior to their use.

The Silver Spring board of directors recommends that Silver Spring stockholders vote “FOR” the adjournment proposal.

MARKET PRICE OF SILVER SPRING COMMON STOCK AND DIVIDEND INFORMATION

Silver Spring common stock trades on the NYSE under the symbol “SSNI.” As of the record date for the special meeting, Silver Spring had 54,142,118 shares of Silver Spring common stock issued and outstanding and Silver Spring had approximately 101 stockholders of record.

The following table sets forth the high and low reported sale prices per share for Silver Spring common stock for the periods shown as reported on the NYSE.

	High	Low
Fiscal Year Ended December 31, 2015
First quarter	$10.17	$7.10
Second quarter	$14.93	$8.95
Third quarter	$14.25	$10.80
Fourth quarter	$16.14	$12.79
Fiscal year ended December 31, 2016
First quarter	$14.75	$9.74
Second quarter	$14.93	$10.29
Third quarter	$14.22	$11.61
Fourth quarter	$15.39	$12.78
Fiscal Year Ended December 31, 2017
First Quarter	$14.05	$10.41
Second Quarter	$12.00	$9.68
Third Quarter	$16.18	$10.49
Fourth Quarter (through November 14, 2017)	$16.24	$16.04

The closing price of Silver Spring common stock on the NYSE on September 15, 2017, the last trading day prior to the public announcement of the merger, was $13.00 per share and the merger consideration represents a premium of 25% over the closing price on September 15, 2017. On November 14, 2017, the most recent practicable date before this proxy statement was mailed to our stockholders, the closing price of Silver Spring common stock on the NYSE was $16.09.

Silver Spring has never declared or paid any cash dividends on Silver Spring common stock. Under the terms of the merger agreement, Silver Spring is prohibited from declaring, authorizing, making or paying any dividend or distribution during the pendency of the merger. We do not expect to pay cash dividends in the foreseeable future.

STOCKHOLDERS SHOULD OBTAIN A CURRENT MARKET QUOTATION FOR SILVER SPRING COMMON STOCK BEFORE MAKING ANY DECISION WITH RESPECT TO THE MERGER.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of October 27, 2017 by:

•	each person, or group of affiliated persons, known by us to be the beneficial owner of more than 5% of our common stock;
•	each of our directors;
•	each of our named executive officers; and
•	all of our current directors and executive officers as a group.

Percentage ownership of our common stock is based on 54,142,118 shares of our common stock outstanding on October 27, 2017. We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable. We have deemed shares of our common stock subject to options that are currently exercisable or exercisable within 60 days of October 27, 2017, as well as RSUs that will vest within 60 days of October 27, 2017, to be outstanding and to be beneficially owned by the person holding the option for the purpose of computing the percentage ownership of that person, but have not treated them as outstanding for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated, the address of each of the individuals and entities named below that owns 5% or more of our common stock is c/o Silver Spring Networks, Inc., 230 W. Tasman Drive, San Jose, California 95134.

	Shares Beneficially Owned
Name of Beneficial Owner	Number	Percent
5% or Greater Stockholders:
Entities affiliated with Foundation Capital(1)	10,483,768	19.4%

Directors and Named Executive Officers:
Michael Bell(2)	211,400	*
Philippe Gaglione(3)	79,206	*
Aysegul Ildeniz(4)	62,129	*
Scott A. Lang(5)	1,165,444	2.1%
Thomas R. Kuhn(6)	130,439	*
Jonathan Schwartz(7)	97,389	*
Richard A. Simonson(8)	105,006	*
Laura D. Tyson(9)	98,400	*
Peter Van Camp(10)	63,596	*
Warren M. Weiss(11)	10,562,956	19.5%
Thomas H. Werner(12)	102,033	*

All executive officers and directors as a group (16 persons)(13)	13,963,987	24.9%
*	Represents beneficial ownership of less than 1% of our outstanding shares of common stock.
(1)	Consists of 10,307,012 shares of common stock held by Foundation Capital IV, L.P., 84,866 shares of common stock held by FC IV Active Advisors Fund, LLC, 91,204 shares of common stock held by Foundation Capital IV Principals Fund, LLC, and 686 shares of common stock held by Foundation Capital, LLC. Foundation Capital Management Co. IV, LLC is the sole general partner of Foundation Capital IV, L.P. and serves as the manager of FC IV Active Advisors Fund, LLC and Foundation Capital IV Principals Fund, LLC. Foundation Capital, LLC is under common control with Foundation Capital Management Co. IV, LLC. William B. Elmore, Paul R. Holland, Paul G. Koontz, Michael N. Schuh and Warren M. Weiss are managing members of Foundation Capital Management Co. IV, LLC, and may be deemed to share voting and investment power over the shares owned by Foundation Capital IV, L.P., FC IV

Active Advisors Fund, LLC, Foundation Capital IV Principals Fund, LLC and Foundation Capital, LLC. Each of the managing members of Foundation Capital Management Co. IV, LLC disclaims beneficial ownership in the shares held by the aforementioned entities except to the extent of his or her pecuniary interest therein. The address of the entities affiliated with Foundation Capital is 250 Middlefield Road, Menlo Park, California 94025.

(2)	Consists of (i) 62,962 shares of common stock held by Mr. Bell, (ii) options exercisable for 140,625 shares of common stock within 60 days of October 27, 2017, and (iii) 7,813 shares of common stock issuable upon the settlement of RSUs that vest within 60 days of October 27, 2017.
(3)	Consists of (i) 24,518 shares of common stock held by Mr. Gaglione, (ii) options exercisable for 50,000 shares of common stock within 60 days of October 27, 2017, and (iii) 4,688 shares of common stock issuable upon the settlement of RSUs that vest within 60 days of October 27, 2017.
(4)	Consists of (i) 17,129 shares of common stock held by Ms. Ildeniz, (ii) options exercisable for 40,000 shares of common stock within 60 days of October 27, 2017, and (iii) 5,000 shares of common stock issuable upon the settlement of RSUs that vest within 60 days of October 27, 2017.
(5)	Consists of (i) 185,421 shares of common stock held by Mr. Lang, (ii) 76,248 shares of common stock held by family trusts of which Mr. Lang’s spouse is the trustee, (iii) 81,408 shares of common stock held by a revocable trust of which Mr. Lang is a co-trustee, (iv) options exercisable for 818,851 shares of common stock within 60 days of October 27, 2017, and (v) 3,516 shares of common stock issuable upon the settlement of RSUs that vest within 60 days of October 27, 2017.
(6)	Consists of (i) 94,401 shares of common stock held by Mr. Kuhn and (ii) options exercisable for 36,038 shares of common stock within 60 days of October 27, 2017.
(7)	Consists of (i) 64,119 shares of common stock held by Mr. Schwartz and (ii) options exercisable for 33,270 shares of common stock within 60 days of October 27, 2017.
(8)	Consists of (i) 57,419 shares of common stock held by Mr. Simonson and (ii) options exercisable for 47,587 shares of common stock within 60 days of October 27, 2017.
(9)	Consists of (i) 52,362 shares of common stock held by Dr. Tyson and (ii) options exercisable for 46,038 shares of common stock within 60 days of October 27, 2017.
(10)	Consists of (i) 54,297 shares of common stock held by Mr. Van Camp and (ii) options exercisable for 9,299 shares of common stock within 60 days of October 27, 2017.
(11)	Includes (i) 56,465 shares of common stock held by Mr. Weiss, (ii) options exercisable for 22,723 shares of common stock within 60 days of October 27, 2017 held by Mr. Weiss and (iii) 10,307,012 shares of common stock held by Foundation Capital IV, L.P., 84,866 shares of common stock held by FC IV Active Advisors Fund, LLC, 91,204 shares of common stock held by Foundation Capital IV Principals Fund, LLC, and 686 shares of common stock held by Foundation Capital, LLC, as reflected in footnote 1 above. Mr. Weiss is a managing member of Foundation Capital Management Co. IV, LLC.
(12)	Consists of (i) 71,393 shares of common stock held by Mr. Werner and (ii) options exercisable for 30,640 shares of common stock within 60 days of October 27, 2017.
(13)	Includes (i) options exercisable for 1,841,566 shares of common stock within 60 days of October 27, 2017, and (ii) 32,767 shares of common stock issuable upon the settlement of RSUs that vest within 60 days of October 27, 2017.

OTHER MATTERS

As of the date of this proxy statement, the Silver Spring board of directors has not received notice of any stockholder proposals and does not intend to propose any other matters for stockholder action at the special meeting other than as described in this proxy statement.

FUTURE STOCKHOLDER PROPOSALS

If the merger is consummated, we will not have public stockholders and there will be no public participation in any future stockholder meetings. If the merger is not consummated, however, stockholders will continue to be entitled to attend and participate in meetings of stockholders. If the merger is not consummated and the 2018 annual meeting of stockholders is held, stockholder proposals will be eligible for consideration for inclusion in the proxy statement and form of proxy for our 2018 annual meeting of stockholders in accordance with Rule 14a-8 under the Exchange Act and our bylaws, as amended, as described below.

The deadline for submitting a stockholder proposal for inclusion in our proxy statement and form of proxy for the 2018 annual meeting of stockholders pursuant to Rule 14a-8 of the Securities and Exchange Commission is December 15, 2017. Submissions must be received by us at our principal executive offices. Stockholders wishing to submit proposals or director nominations that are not to be included in the proxy statement and form of proxy must do so in accordance with our bylaws and such proposals or director nominations must be received by our Secretary at our principal executive offices not earlier than 5:00 p.m. (Pacific Time) on February 9, 2018 and not later than 5:00 p.m. (Pacific Time) on March 11, 2018. Any submissions not received in the manner described above will not be considered.

Stockholders are also advised to review Silver Spring’s bylaws, as amended, which contain additional requirements with respect to stockholder proposals.

WHERE STOCKHOLDERS CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other documents with the SEC under the Exchange Act. These reports, proxy statements and other documents contain additional information about us and will be made available for inspection and copying at our executive offices during regular business hours by any stockholder or a representative of a stockholder as so designated in writing.

Stockholders may read and copy any reports, statements or other information filed by us at the SEC’s public reference room at Station Place, 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of this information by mail from the public reference section of the SEC at Station Place, 100 F Street, N.E., Washington, DC 20549, at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings made electronically through the SEC’s EDGAR system are available to the public at the SEC’s Internet website located at www.sec.gov. In addition, stockholders may obtain free copies of the documents filed with the SEC by Silver Spring through the Investor Relations section of our website, and the “Financial Information” tab therein. The Internet website address is http://ir.ssni.com. The information on our Internet website is not, and shall not be deemed to be, a part hereof or incorporated into this or any other filings with the SEC. You may also send a written request to our Investor Relations team at Silver Spring Networks, Inc., 230 W. Tasman Drive, San Jose, California 95134, Attn: Investor Relations.

The SEC allows us to “incorporate by reference” information that we file with the SEC in other documents into this proxy statement. This means that we may disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this proxy statement. This proxy statement and the information that we file later with the SEC may update and supersede the information incorporated by reference. Similarly, the information that we later file with the SEC may update and supersede the information in this proxy statement. Such updated and superseded information will not, except as so modified or superseded, constitute part of this proxy statement.

We incorporate by reference each document we file under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial filing of this proxy statement and before the special meeting (other than current reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, including any exhibits included with such information, unless otherwise indicated therein). We also incorporate by reference in this proxy statement the following documents filed by us with the SEC under the Exchange Act:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the SEC on March 10, 2017 and amended on May 24, 2017;
•	our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2017, filed with the SEC on May 10, 2017, for the quarter ended June 30, 2017, filed with the SEC on August 9, 2017 and for the quarter ended September 30, 2017, filed with the SEC on November 9, 2017;
•	our 2017 Annual Proxy Statement filed with the SEC on April 14, 2017 (excluding those portions that are not incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2016); and
•	our Current Reports on Form 8-K filed with the SEC on March 27, 2017, June 1, 2017, September 18, 2017, October 30, 2017 and November 6, 2017.

We undertake to provide without charge to each person to whom a copy of this proxy statement has been delivered, upon request, by first class mail or other equally prompt means, within one business day of receipt of such request, a copy of any or all of the documents incorporated by reference in this proxy statement, other than the exhibits to these documents, unless the exhibits are specifically incorporated by reference into the information that this proxy statement incorporates. You may obtain documents incorporated by reference by requesting them in writing or by telephone at the following address and telephone number: 230 W. Tasman Drive, San Jose, California 95134, (669) 770-4000, Attention: Investor Relations.

You may also obtain documents incorporated by reference by requesting them from Innisfree, our proxy solicitor. Stockholders may call the toll free number at (888) 750-5834, and banks and brokers may call collect at (212) 750-5833. Documents should be requested by December 27, 2017 in order to receive them before the special meeting. You should be sure to include your complete name and address in your request.

This proxy statement does not constitute the solicitation of a proxy in any jurisdiction to or from any person to whom it is not lawful to make any solicitation in that jurisdiction. The delivery of this proxy statement should not create an implication that there has been no change in the affairs of Silver Spring since the date of this proxy statement or that the information herein is correct as of any later date.

Itron and Merger Sub have supplied, and we have not independently verified, the information in this proxy statement exclusively concerning Itron and Merger Sub.

Stockholders should not rely on information other than that contained or incorporated by reference in this proxy statement. We have not authorized anyone to provide information that is different from that contained in this proxy statement. This proxy statement is dated November 16, 2017. No assumption should be made that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement will not create any implication to the contrary. Notwithstanding the foregoing, if there is any material change in any of the information previously disclosed, we will, where relevant and to the extent required by applicable law, update such information through a supplement to this proxy statement.

Annex A

AGREEMENT AND PLAN OF MERGER

dated as of September 17, 2017

by and among

ITRON, INC.,

IVORY MERGER SUB, INC.

And

SILVER SPRING NETWORKS, INC.

AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger is made and entered into as of September 17, 2017 (the “Agreement Date”) (as amended, restated, modified or supplemented from time to time, this “Agreement”), among Itron, Inc., an entity formed under the laws of the State of Washington (“Parent”), Ivory Merger Sub, Inc., a corporation organized under the laws of the State of Delaware as a direct or indirect, wholly-owned Subsidiary of Parent (“Acquisition Sub”) and Silver Spring Networks, Inc., a Delaware corporation (the “Company”). Certain capitalized terms used in this Agreement are defined in Article I.

W I T N E S S E T H:

WHEREAS, it is proposed that Acquisition Sub will merge with and into the Company (the “Merger”) in accordance with the General Corporation Law of the State of Delaware (the “DGCL”) and each share of Common Stock, par value $0.001 per share of the Company (the “Company Common Stock”) (other than Cancelled Company Shares and Dissenting Company Shares), will thereupon be cancelled and converted into the right to receive cash in an amount equal to $16.25 (the “Merger Consideration”), and the Company will survive the Merger as a wholly-owned (direct or indirect) subsidiary of Parent, all upon the terms and subject to the conditions set forth herein;

WHEREAS, the Company Board has (i) determined that the terms of the Merger and the other transactions contemplated by this Agreement are fair to, and in the best interests of, the Company and its stockholders, (ii) determined that it is in the best interests of the Company and its stockholders, and declared it advisable, to enter into this Agreement, (iii) approved the execution and delivery by the Company of this Agreement, the performance by the Company of its covenants and agreements contained herein and the consummation of the Merger and the other transactions contemplated by this Agreement upon the terms and subject to the conditions contained herein and (iv) resolved to recommend that the holders of Shares adopt this Agreement in accordance with the DGCL (collectively, the “Company Board Recommendation”);

WHEREAS, the board of directors of Parent has (i) declared it advisable to enter into this Agreement, and (ii) approved the execution and delivery by Parent and by Acquisition Sub, respectively, of this Agreement, the performance by Parent and Acquisition Sub, respectively, of their respective covenants and agreements contained herein and the consummation of the Merger and the other transactions contemplated by this Agreement upon the terms and subject to the conditions contained herein;

WHEREAS, as a condition to and inducement of Parent’s willingness to enter into this Agreement, simultaneously with the execution of this Agreement, certain stockholders of the Company have executed and delivered to Parent a Voting Agreement in substantially the form attached hereto as Exhibit A, dated as of the date hereof, pursuant to which such stockholders have, among other matters, agreed to vote their Shares in favor of, and otherwise support, the Merger and the other transactions contemplated hereby, each on the terms and subject to the conditions set forth in the Voting Agreement; and

WHEREAS, Parent, Acquisition Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with this Agreement and the transactions contemplated hereby to prescribe certain conditions with respect to the consummation of the transactions contemplated by this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements set forth herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, and intending to be legally bound hereby, Parent and the Company hereby agree as follows:

ARTICLE I
DEFINITIONS & INTERPRETATIONS

1.1 Certain Definitions. For all purposes of and under this Agreement, the following capitalized terms shall have the following respective meanings:

“2003 Plan” shall mean the Company’s 2003 Stock Option Plan, as amended.

“2012 Plan” shall mean the Company’s 2012 Equity Incentive Plan, as amended.

“Acceptable Confidentiality Agreement” shall mean an agreement that is either (i) in effect as of the execution and delivery of this Agreement or (ii) executed, delivered and effective after the execution, delivery and effectiveness of this Agreement, in either case containing provisions that require any counter-party(ies) thereto (and any of its(their) Representatives named therein) that receive material non-public information of or with respect to the Company to keep such information confidential and use such information only in connection with the evaluation of a negotiated transaction; provided that the provisions thereof are no less restrictive in the aggregate to such counter-party(ies) (and any of its(their) Representatives named therein) than the terms of the Confidentiality Agreement. Notwithstanding the foregoing, an “Acceptable Confidentiality Agreement” need not contain any “standstill” or other similar provisions.

“Acceptable Non-Exclusive License” shall mean providing a non-exclusive license (A) for third party products or services to access and interoperate with Parent’s, the Company’s, or their respective Subsidiaries’ networks or related access points on terms and in a manner no less favorable than available with respect to their own similar products or services or (B) of the assets, product lines, operations, or businesses of any of Parent or the Company or any of their respective Subsidiaries, in each case with respect to the license described in this clause (B) only, that individually or in the aggregate, generated total collected revenues equal to or less than $30 million in Parent’s or the Company’s fiscal year 2016, as applicable.

“Acquisition Proposal” shall mean any inquiry, offer, proposal, or indication of interest (other than an inquiry, offer or proposal by Parent or Acquisition Sub) to engage in, or that otherwise could reasonably be expected to lead to, an Acquisition Transaction.

“Acquisition Transaction” shall mean any transaction or series of related transactions (other than the transactions contemplated by this Agreement or other transactions with Parent or Acquisition Sub) involving: (i) any direct or indirect purchase or other acquisition, after the Agreement Date, by any Person or “group” (as defined in or under Section 13(d) of the Exchange Act), whether from the Company and/or any other Person(s), of Shares representing 15% or more of the Shares or securities of the Company representing 15% or more of the voting power of the Company, in each case outstanding after giving effect to the consummation of such purchase or other acquisition, including pursuant to a tender offer or exchange offer by any Person or “group” (as defined in or under Section 13(d) of the Exchange Act) that, if consummated in accordance with its terms, would result in such Person or “group” beneficially owning 15% or more of the of the Shares or securities of the Company representing 15% or more of the voting power of the Company, in each case after giving effect to the consummation of such tender or exchange offer; (ii) any direct or indirect purchase or other acquisition by any Person or “group” (as defined in or under Section 13(d) of the Exchange Act) of 15% or more of the consolidated assets or businesses of the Company and its Subsidiaries, taken as a whole (measured by the fair market value thereof as of the date of such sale, transfer, acquisition or disposition); (iii) any merger, consolidation, recapitalization, business combination, share exchange, joint venture or other similar transaction involving the Company pursuant to which any Person or “group” (as defined in or under Section 13(d) of the Exchange Act), other than the Company Stockholders (as a group) immediately prior to the consummation of such transaction (provided that no Person shall be so excluded if they are acquiring Company Common Stock in such a transaction acting as part of a “group” (as defined in or under Section 13(d) of the Exchange Act)), would hold shares of Company Common Stock representing 15% or more of the shares of Company Common Stock outstanding after giving effect to the consummation of such transaction or 15% or more of the consolidated assets or businesses of the Company and its Subsidiaries, taken as a whole (measured by the fair market value thereof); (iv) a liquidation, dissolution or other winding up of the Company or (v) any combination of the foregoing types of transactions if the sum of the percentage of consolidated assets, consolidated revenues or earnings and Shares (or voting power of securities of the Company) involved is 15% or more.

“Affiliate” shall mean, with respect to any Person, any other Person that directly or indirectly controls, is controlled by or is under common control with such Person. For purposes of the immediately preceding sentence, the term “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by Contract or otherwise.

“Antitrust Laws” shall mean the Sherman Antitrust Act of 1890, the Clayton Act of 1914, the HSR Act, the Federal Trade Commission Act, and all other Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or significant impediments or lessening of competition or the creation or strengthening of a dominant position through merger or acquisition, in any case that are applicable to the transactions contemplated by this Agreement.

“Business Day” shall mean any day, other than a Saturday, Sunday and any day which is a legal holiday under the Laws of the State of California or the State of Washington or is a day on which banking institutions located in the State of California or the State of Washington are authorized or required by Law or other governmental action to close.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Commercially Available Software” shall mean “shrink wrap,” “click through,” “browse wrap” or generally available commercial off-the-shelf Software that has not been modified or customized by a third party for the Company or any of its Subsidiaries and that is licensed pursuant to a non-negotiated Contract not requiring a physical signature, including Open Source Materials.

“Company Balance Sheet” shall mean the consolidated balance sheet of the Company and its Subsidiaries at June 30, 2017 as set forth in the Company Quarterly Report on Form 10-Q filed by the Company with the SEC prior to the Agreement Date for the quarter ended such date.

“Company Balance Sheet Date” shall mean the date of the Company Balance Sheet.

“Company Board” shall mean the Board of Directors of the Company.

“Company Capital Stock” shall mean the Company Common Stock and the Company Preferred Stock.

“Company ESPP” shall mean the Company’s 2012 Employee Stock Purchase Plan.

“Company Intellectual Property Rights” shall mean (i) all Company-Owned Intellectual Property Rights, and (ii) all Intellectual Property Rights licensed to the Company or any of its Subsidiaries.

“Company Material Adverse Effect” shall mean any change, effect, event, condition, state of facts, or development (each, a “Change,” and collectively, “Changes”), individually or in the aggregate, and taken together with all other Changes, (x) that prevents, or would reasonably be expected to prevent, consummation of the Merger by the Company or performance by the Company of its material obligations under this Agreement or (y) that has had, or would reasonably be expected to have, a material adverse effect on the business, operations, financial condition, assets or results of operations of the Company and its Subsidiaries, taken as a whole; provided that no Change (by itself or when aggregated or taken together with any and all other Changes) directly or indirectly resulting from, attributable to or arising out of any of the following shall be taken into account when determining whether a Company Material Adverse Effect has occurred or may, would or could occur:

(i) general economic conditions (or changes in such conditions) in the United States or any other country or region in the world, or conditions in the global economy generally;

(ii) conditions (or changes in such conditions) in the securities markets, capital markets, credit markets, currency markets or other financial markets in the United States or any other country or region in the world, including (A) changes in interest rates in the United States or any other country or region in the world and changes in exchange rates for the currencies of any countries and (B) any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market operating in the United States or any other country or region in the world;

(iii) conditions (or changes in such conditions) in the industries in which the Company and its Subsidiaries conduct business;

(iv) political conditions (or changes in such conditions) in the United States or any other country or region in the world or acts of war, sabotage or terrorism (including any escalation or general worsening of any such acts of war, sabotage or terrorism) in the United States or any other country or region in the world;

(v) earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural disasters, weather conditions and other force majeure events in the United States or any other country or region in the world;

(vi) changes in Law or other legal or regulatory conditions (or the interpretation thereof by a Governmental Authority) or Changes in GAAP or other accounting standards (or the interpretation thereof by a Governmental Authority);

(vii) the announcement of this Agreement or the pendency of the transactions contemplated hereby, including (A) the identity of Parent, (B) the loss or departure of officers or other employees of the Company or any of its Subsidiaries, (C) the termination or potential termination of (or the failure or potential failure to renew or enter into) any Contracts with customers, suppliers, distributors or other business partners, and (D) any other negative development (or potential negative development) in the Company’s relationships with any of its customers, suppliers, distributors or other business partners, each of subclauses (A) through (D) solely to the extent resulting from such announcement or pendency;

(viii) except for the compliance by the Company and its Subsidiaries with the provisions of Section 5.1(a), any action taken or required to be taken or refrained from being taken by the Company that is required or prohibited, respectively, by the terms of this Agreement; any action taken or refrained from being taken by the Company which Parent has expressly approved, consented to or requested in writing following the Agreement Date; and

(ix) changes in the Company’s stock price or the trading volume of the Company’s stock, in and of itself, or any failure by the Company to meet any public estimates or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period, in and of itself, or any failure by the Company to meet any internal budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations, in and of itself (but not, in each case, the underlying cause of such changes or failures, unless such changes or failures would otherwise be separately excepted from this definition);except (x) to the extent any such Change described in clauses (i) through (vi) above has a disproportionate impact on the Company and its Subsidiaries, taken as a whole, in comparison to other companies that operate in the industries in which the Company and its Subsidiaries operate, in which case such disproportionate impact shall be taken into account when determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur and (y) that the matters addressed by clauses (vii) and (viii) above will not apply with respect to any representation or warranty that by its terms is intended to address the consequences of the execution of this Agreement or the consummation of the Merger or the other transactions contemplated by this Agreement, including the accuracy of the representations and warranties set forth in Section 3.4 (Non-Contravention), or any condition to the parties’ obligations to effect the Closing pursuant to Article VII related thereto.

“Company Options” shall mean any options to purchase Shares, including but not limited to those outstanding under any of the Stock Plans.

“Company-Owned Intellectual Property Rights” shall mean all Registered Intellectual Property Rights listed in Section 3.15(a) of the Company Disclosure Letter and all other Intellectual Property Rights owned by the Company or any of its Subsidiaries.

“Company Product” shall mean all products or services produced, marketed, licensed, sold, distributed or performed by or on behalf of the Company or any of its Subsidiaries, and all products or services currently under development by the Company or any of its Subsidiaries that are currently planned for development and commercial release by the Company or any of its Subsidiaries, or otherwise currently planned to be offered for sale by the Company or any of its Subsidiaries, within the 12-month period following the Agreement Date.

“Company 2015 PSUs” shall mean any performance stock units of the Company granted during the 2015 calendar year, including but not limited to those outstanding under any of the Stock Plans.

“Company 2017 PSUs” shall mean any performance stock units of the Company granted during the 2017 calendar year, including but not limited to those outstanding under any of the Stock Plans.

“Company PSUs” shall mean any performance stock units of the Company, including but not limited to those outstanding under any of the Stock Plans.

“Company Registered Intellectual Property Rights” shall mean all of the currently issued or pending items of Registered Intellectual Property Rights owned by, assigned to, filed in the name of, or applied for by the Company or any of its Subsidiaries.

“Company RSUs” shall mean any restricted stock units of the Company, including those outstanding under any of the Stock Plans.

“Company Stockholders” shall mean holders of shares of Company Capital Stock, in their respective capacities as such.

“Compliant” shall mean (i) no audit opinion with respect to any financial statements contained in the Required Information shall have been withdrawn, amended or qualified, and the Company’s independent registered accounting firm has consented to or otherwise authorized the use in the Financing of their audit opinions related to the audited financial statements included in the Required Information, (ii) the Required Information is and remains throughout the Marketing Period in compliance in all material respects with all requirements of Regulation S-X under the Securities Act to the extent applicable pursuant to the definition of Required Information, and (iii) the Company’s independent registered accounting firm that has reviewed or audited the financial statements and other financial information included in the Required Information and has confirmed that they are prepared to issue customary comfort letters (including negative assurance) with respect to any historical financial information of the Company included in any offering memorandum or prospectus upon any pricing date and the closing relating to the Financing occurring during the Marketing Period.

“Continuing Employee” shall mean each individual who is an employee of the Company or any of its Subsidiaries immediately prior to the Effective Time and continues to be an employee of Parent or one of its Subsidiaries (including the Surviving Corporation and its Subsidiaries) immediately following the Effective Time.

“Contract” shall mean any contract, subcontract, instrument, warranty, option, note, bond, mortgage, indenture, lease, license, sublicense, sales and purchase order or other legally binding obligation, commitment, agreement, arrangement or understanding, in each case, whether written or oral, express or implied, in each case as amended and supplemented from time to time.

“Delaware Law” shall mean the DGCL and any other applicable Law (including common law) of the State of Delaware.

“DOJ” shall mean the United States Department of Justice.

“DOL” shall mean the United States Department of Labor.

“Environmental Law” shall mean any applicable Law relating to (i) Releases or threatened Releases or Hazardous Materials; (ii) manufacture, handling, transport, use, treatment, storage or disposal of Hazardous Materials; or (iii) protection of worker human health and safety with respect to exposures of Hazardous Materials.

“Environmental Permits” shall mean all permits, licenses, or registrations required under applicable Environmental Laws.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” shall mean any Person (whether or not incorporated) that, together with any other Person, is or has within the last six years been considered a single employer under Section 414 of the Code or Section 4001 of ERISA.

“Exchange Act” shall mean the Securities Exchange Act of 1934.

“Exchange Ratio” shall mean the quotient obtained by dividing (a) the Merger Consideration by (b) the Parent Stock Price.

“Export Control Laws” shall mean (i) all U.S. import and export Laws (including those Laws under the authority of U.S. Departments of Commerce (Bureau of Industry and Security) codified at 15 CFR, Parts 700 – 799; Homeland Security (Customs and Border Protection) codified at 19 CFR, Parts 1 – 199; State (Directorate of Defense Trade Controls) codified at 22 CFR, Parts 103, 120 – 130; and Treasury (Office of Foreign Assets Control) codified at 31 CFR, Parts 500 – 599) and (ii) all comparable applicable Laws outside the United States in countries in which the Company or one of its Subsidiaries is licensed to do business.

“Financing Sources” shall mean the Persons that have entered into or will enter into agreements with Parent in connection with the Financing, and any joinder agreements or definitive agreements entered into pursuant thereto, including the agents, arrangers, lenders, and other entities that are part of the Financing, together with their respective Affiliates, officers, directors, employees, agents, representatives, and advisors; provided that, neither Parent nor any of its Affiliates shall be Financing Sources.

“FTC” shall mean the United States Federal Trade Commission.

“GAAP” shall mean generally accepted accounting principles, as applied in the United States.

“Governmental Authority” shall mean any government, any transnational governmental organization, any governmental or regulatory entity or body, department, commission, board, agency, instrumentality, taxing authority, political subdivision, bureau, stock exchange, official and any self-regulatory organization (including FINRA and the NYSE) and any court, tribunal or judicial or arbitral body, in each case whether federal, state, county, provincial, and whether local or foreign.

“Government Bid” shall mean any quotation, bid, or proposal submitted to any Governmental Authority or any proposed prime contractor or higher tier subcontractor of any Governmental Authority in connection with any proposed Government Contract.

“Government Contract” shall mean any prime Contract, subcontract, letter Contract, purchase order or delivery order executed or submitted to or on behalf of any Governmental Authority or any prime contractor or higher-tier subcontractor, or under which any Governmental Authority or any such prime contractor or subcontractor otherwise has or may acquire any right or interest.

“Hazardous Materials” shall mean any chemical, substance or waste defined and regulated by a Governmental Authority as “hazardous,” “toxic,” “radioactive” or a “pollutant” under applicable Environmental Laws.

“HSR Act” shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

“Indebtedness” shall mean, with respect to any Person, (i) all indebtedness of such Person, whether or not contingent, for borrowed money, (ii) all obligations of such Person for the deferred purchase price of property or services (other than obligations incurred in the ordinary course of business or pursuant to Employee Plans in favor of persons who at the time of such incurrence were employees or contractors of the Company or any of its Subsidiaries in their capacity as such), including any potential future earn-out, purchase price adjustment, release of “holdback” or similar payment, (iii) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (iv) all obligations of such Person under currency, interest rate or other swaps, and all hedging and other obligations of such Person under other derivative instruments, (v) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (vi) all obligations of such Person as lessee under leases that have been or should be, in accordance with GAAP, recorded as capital leases, (vii) all obligations, contingent or otherwise, of such Person under acceptance, letter of credit or similar facilities, (viii) all Indebtedness of others referred to in clauses (i) through (vii) guaranteed directly or indirectly in any manner by such Person and (ix) all Indebtedness referred to in clauses (i) through (viii) secured by (or for which the holder of such

Indebtedness has an existing right, contingent or otherwise, to be secured by) any Liens on property (including accounts and Contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness.

“Intellectual Property Rights” mean the rights associated with the following under the Laws of any jurisdiction in the world: (i) patents, utility models, and applications therefor (including provisional applications) and all reissues, revisions, renewals, extensions, provisionals, continuations, and continuations in part, thereof, including any identified invention disclosures (“Patents”), (ii) copyrights, copyright registrations and applications therefor and all other rights in works of authorship or otherwise corresponding thereto, each of the foregoing inclusive of mask works, (iii) trademarks, service marks, trade names, trade dress rights and similar designations of origin and rights therein and goodwill associated therewith (“Trademarks”), and (iv) rights in domain names, uniform resource locators, and web site addresses, (v) moral rights, (vi) rights in confidential or proprietary know how and information and trade secrets (“Trade Secrets”) and databases and data collections, and (vii) all other intellectual property rights of any kind or nature.

“Intervening Event” shall mean an material event or change in circumstance occurring or arising after the Agreement Date that (a) was not known or reasonably foreseeable to the Company Board on the Agreement Date (or if known, the magnitude or material consequences of which were not known by the Company Board as of the Agreement Date), which event or change in circumstance becomes known to the Company Board prior to the receipt of the Requisite Stockholder Approval and (b) does not relate to (i) any Acquisition Proposal or Acquisition Transaction, (ii) any events, changes or circumstances relating to Parent or any of its Affiliates, (iii) clearance of the Merger under any Antitrust Laws, (iv) the fact, in and of itself, that the Company meets or exceeds any internal or public expectations, estimates or projections of the Company’s revenue, earnings or other financial performance or results of operations for any period, in and of itself (it being understood, however, that any underlying cause thereof that is not separately excluded from this definition of “Intervening Event” may be taken into account for purposes of determining whether an Intervening Event has occurred), (v) any change in the price or trading volume of the Company Common Stock (it being understood, however, that any underlying cause thereof that is not separately excluded from this definition of “Intervening Event” may be taken into account for purposes of determining whether an Intervening Event has occurred) or (vi) any events, changes or circumstances relating to the launch of any product that is in development by the Company or any of its Subsidiaries as of the Agreement Date.

“IRS” shall mean the United States Internal Revenue Service.

“IT Systems” shall mean those computer systems, hardware, servers, databases, software, computing or data storage services and related infrastructure, used by or at the direction of the Company or its Subsidiaries. IT Systems further include any communications equipment, field devices (e.g., field sensors, meters, or other “Internet of Things” devices), computers, network devices or other technology necessary or used in connection with the business of the Company.

“Knowledge” with respect to (a) the Company, with respect to any fact or matter in question, shall mean the actual knowledge, after reasonable inquiry of Company employees having primary administrative responsibility for the matters covered by the applicable representation, of (i) any “named executive officer” (within the meaning of Item 402 of Regulation S-K promulgated under the Securities Act) of the Company as of the Agreement Date and (ii) any individual identified on Schedule 1 of the Company Disclosure Letter and (b) Parent, with respect to any fact or matter in question, shall mean the actual knowledge of such entity’s executive officers.

“Law” shall mean any and all applicable federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, ordinance, code, rule, regulation, ruling or other legal requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Authority.

“Legal Proceeding” shall mean any action, investigation, audit, subpoena, lawsuit, litigation, arbitration, hearing, or proceeding (including civil, criminal, administrative or appellate proceeding) commenced, brought or conducted or heard by or before or otherwise involving, any court or other Governmental Authority or any arbitrator or arbitration panel.

“Lien” shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

“Marketing Period” shall mean the first period of 15 consecutive Business Days throughout which and on the first and last day of which Parent shall have the Required Information and such Required Information is and remains Compliant for such period; provided that (a) such period shall not include any date from and including November 22, 2017 through and including November 27, 2017, and (b) if such period has not ended on or before December 21, 2017, it shall not commence before January 2, 2018. If the Required Information is not Compliant throughout and on the first and last day of the Marketing Period, then a new 15 consecutive Business Day period will commence upon Parent receiving updated Required Information that is Compliant and the other conditions set forth in this definition having been met. If, on or after the requirements in the first sentence above have been met, the Company in good faith reasonably believes that it has provided the Required Information, then the Company may deliver to Parent a written notice to that effect (stating when it believes it completed such delivery), in which case the Company shall be deemed to have complied with such obligation to provide such Required Information on the date specified in the notice (which date shall not be earlier than the date of such notice) and, if the other requirements relating to the commencement of the Marketing Period have been met, the Marketing Period shall be deemed to commence on the fifth Business Day following the date of Parent’s receipt of such notice unless Parent in good faith reasonably believes the Company has not completed the delivery of such Required Information or that such Required Information is not Compliant and, not later than 5 p.m. local time in San Jose, California five Business Days following the date of receipt of such notice, delivers a written notice to the Company to that effect (stating what Required Information has not been delivered or the reasons why such Required Information is not Compliant) (an “Objection Notice”).

“M&A Litigation” shall mean any litigation or other Legal Proceeding commenced or threatened after the Agreement Date against the Company or any of its Subsidiaries or any of its or their directors (in their capacity as such) by any Company Stockholders or any holders of any capital or equity interest in any Subsidiary of the Company (on their own behalf or on behalf of the Company or any of its Subsidiaries or otherwise as a class action) relating to this Agreement, the process leading to this Agreement or the transactions contemplated hereby, including (but not limited to) actual or threatened claims based on alleged breach of fiduciary duties, improper or insufficient disclosure, and/or appraisal demands and proceedings.

“Non-Plan Award” shall mean any compensatory equity award granted by the Company or any of its Subsidiaries to an individual service provider thereto (including but not limited to inducement awards, as such term is defined under Nasdaq’s interpretive memorandum 5635-1) other than pursuant to the 2003 Plan, the 2012 Plan, or the Greenbox Technology Inc. 2007 Stock Plan.

“NYSE” shall mean the New York Stock Exchange.

“Open Source Materials” shall mean any Software or other technology licensed, distributed, or otherwise made available under any license that meets the Open Software Initiative’s definition of “open source,” available online at http://www.opensource.org/osd.html, such as (by way of example only) the GNU General Public License, GNU Lesser General Public License, Apache License, Mozilla Public License, BSD License, MIT License, Common Public License, any version or derivative of any of the foregoing licenses (“Open Source License Terms”).

“Order” shall mean any order, judgment, decision, decree, injunction, ruling, award, settlement, stipulation, or writ of any Governmental Authority of competent jurisdiction (whether temporary, preliminary or permanent) that is binding on any Person or its property under applicable Law.

“Parent Common Stock” shall mean the common stock, no par value, of Parent.

“Parent Stock Price” shall mean the volume-weighted average of the trading prices of Parent Common Stock on the NASDAQ Global Select Market (as reported in The Wall Street Journal, or, if not reported thereby, any other authoritative source), for the 10 trading days ending with, and including, the trading day that is the Closing Date.

“Permitted Liens” shall mean any of the following: (i) Liens for Taxes, assessments and governmental charges or levies either not yet delinquent or which are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established on the consolidated financial statements of the Company and its Subsidiaries in accordance with GAAP; (ii) mechanics, carriers’, workmen’s, warehouseman’s, repairmen’s, materialmen’s or other like Liens arising or incurred in the ordinary course of business for sums that are not a liability material to the Company and its Subsidiaries, taken as a whole, and that are not yet delinquent and for which appropriate reserves have been established on the consolidated financial statements of the Company and its Subsidiaries in accordance with GAAP; (iii) pledges or deposits to secure obligations under workers’ compensation Laws or similar legislation or to secure public or statutory obligations; (iv) pledges and deposits to secure the performance of bids, trade Contracts, leases, surety and appeal bonds, performance bonds and other obligations of a similar nature, in each case in the ordinary course of business consistent with past practice; (v) recorded and unrecorded defects, imperfections or irregularities in title, easements, encumbrances, covenants and rights of way of real property, and other similar restrictions, zoning, building and other similar codes or restrictions, and matters that would be disclosed by a survey of such leased or owned real property, in each case that do not interfere with the use, operation or value of such leased or owned real property; (vi) Liens the existence of which are disclosed in the notes to the consolidated financial statements of the Company included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016; (vii) Liens that do not materially and adversely affect the use, operation or value of the property subject thereto; (viii) statutory, common law or contractual liens of landlords; and (ix) Liens described in Section 1.1 of the Company Disclosure Letter. With respect to Intellectual Property and Intellectual Property Rights, “Permitted Liens” include only the items described in (i), (vi), and Pre-Existing Rights. “Pre-Existing Rights” shall mean, only, (1) Commercially Available Software and (2) non-exclusive licenses entered into in the ordinary course of business, and the licenses, releases, covenants, authorizations, standstills and other immunities under the Intellectual Property Rights expressly granted pursuant to Out-bound Licenses listed in Section 3.15(b)(ii) of the Company Disclosure Letter.

“Person” shall mean any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Authority.

“Personal Information” shall mean information from or about an individual that is Processed by or at the direction of Company or any of its Subsidiaries that: (i) alone or in combination with other information identifies or can be used to identify an individual (including, to the extent applicable, names, signatures, addresses, telephone numbers, e-mail addresses and other unique identifiers); or (ii) can be used to authenticate an individual (including, to the extent applicable, employee identification numbers, government-issued identification numbers, passwords or PINs, financial account numbers, credit report information, biometric or health data and answers to security questions).

“Privacy and Security Laws” shall mean Laws regarding collecting, accessing, using, disclosing, electronically transmitting, securing, sharing, transferring, storing, or other Processing of Personal Information, including federal, state or foreign Laws or regulations regarding (i) data privacy and information security, (ii) data breach notification (as applicable), and/or (iii) trespass, computer crime and other Laws to the extent governing unauthorized access to or use of Personal Information.

“Process” shall mean any operation or set of operations which is performed upon data, whether or not by automatic means, such as collection, recording, protection, organization, storage, adaptation or alteration, retrieval, consultation, use, disclosure by transmission, dissemination or otherwise making available, alignment or combination, blocking, erasure or destruction.

“Registered Intellectual Property Rights” shall mean all Intellectual Property Rights that are the subject of an application, certificate, filing, registration, or other document issued by, filed with, or recorded by, any Governmental Authority in any jurisdiction.

“Release” shall have the same meaning as under the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. Section 9601 (22).

“Required Information” shall mean (i) the audited consolidated financial statements of the Company and its Subsidiaries for each of the three most recently completed fiscal years ending at least 90 days prior to the commencement of the Marketing Period, (ii) the unaudited interim financial statements of the Company and its Subsidiaries for each interim period ended since the last audited financial statements and at least 45 days prior to the commencement of the Marketing Period (which shall have been reviewed by the Company’s independent accountants as provided in SAS 100), (iii) all historical financial information relating to the Company and its Subsidiaries reasonably necessary to permit Parent to prepare a pro forma consolidated balance sheet and related pro forma statements of income and cash flows of Parent for the fiscal year most recently ended for which audited financial statements are provided and for the four-quarter period ending on the last day of the most recent fiscal quarter ending at least 45 days prior to the commencement of the Marketing Period (provided that it is understood that the pro forma adjustments and any assumptions underlying the pro forma adjustments to be made are the responsibility of Parent) and (iv) any other historical information with respect to the Company that is reasonably requested by Parent and is of a type and form that is customary to be included in a confidential information memorandum in connection with syndication of credit facilities or in an offering memorandum to issue and sell high-yield debt securities in an exempt offering pursuant to Rule 144A under the Securities Act, in each case in connection with the Financing; provided that in the case of clause (iii), such information has been reasonably requested in writing by Parent (which request shall indicate that such information shall be included in the Required Information); provided, further, that the Required Information shall exclude (A) any information that would not be required to be included in a registration statement on Form S-1 under Regulation S-K or (B) Compensation Discussion and Analysis required by Regulation S-K Item 402(b), or other information required by Regulation S-K Item 402, or other information or financial data customarily excluded from a Rule 144A offering memorandum.

“Revenue Recognition Rule” shall mean ASC 606, Revenue from Contracts with Customers.

“Sarbanes-Oxley Act” shall mean the Sarbanes-Oxley Act of 2002.

“SEC” shall mean the United States Securities and Exchange Commission.

“Securities Act” shall mean the Securities Act of 1933.

“Shares” shall mean shares of Company Common Stock, par value $0.001 per share.

“Software” shall mean computer software, computer programs, applications (including mobile apps) and databases in any form, including Internet web sites, web content and links, source code, object code, operating systems and specifications, data, databases, database management code, utilities, graphical user interfaces, menus, images, icons, forms, methods of processing, software engines, platforms, development tools, library functions, compilers, and data formats, all versions, updates, corrections, enhancements and modifications thereof, and all related documentation, developer notes, comments and annotations.

“Stock Plans” shall mean the 2003 Plan, the 2012 Plan, the Greenbox Technology Inc. 2007 Stock Plan and each Non-Plan Award.

“Subsidiary” of any Person shall mean, with respect to such Person, any entity (a) of which such Person or any other Subsidiary of such Person is a general partner (in the case of a partnership) or managing member (in the case of a limited liability company), (b) of which voting power to elect a majority of the board of directors, board of managers or others performing similar functions with respect to such organization is held by such Person or by any one or more of such Person’s Subsidiaries, (c) at least 50% of the outstanding equity interests or voting interests of which are beneficially owned by such Person, or (d) any that would otherwise be deemed a “subsidiary” under Rule 12b-2 promulgated under the Exchange Act.

“Superior Proposal” shall mean any unsolicited bona fide written Acquisition Proposal made by a third party for an Acquisition Transaction that (a) did not arise out of or result from a breach of the provisions of Section 5.2 and (b) is on terms that the Company Board shall have determined in good faith (after consultation with its financial advisor and its outside legal counsel), taking into account all relevant legal, financial, Tax, regulatory and other aspects of such Acquisition Proposal (including the identity of the third party making such Acquisition Transaction) and the timing and likelihood of consummation of such Acquisition Transaction, is more favorable from a financial point of view to the Company Stockholders (in their capacity as such) than the Merger, after also taking into account any changes to the terms of this Agreement offered by Parent in response to such Acquisition Proposal; provided that for purposes of the reference to an “Acquisition Proposal” in this definition of a “Superior Proposal,” all references to “15%” in the definition of “Acquisition Transaction” shall be deemed to be references to “50%.”

“Tax” or “Taxes” shall mean (and “Taxable” and “Taxing” shall correlatively mean) (i) any and all U.S. federal, state and local, and non-U.S. taxes, or other taxes or similar duties, governmental fees or other like assessments or charges of any kind, including taxes based upon or measured by net or gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise, license, severance, stamp, premium, wind fall profits, environmental, customs, capital stock, social security, unemployment, disability, registration, estimated, alternative, and property taxes, together with all interest, penalties and additions imposed with respect to such amounts, whether disputed or not, (ii) liability for the payment of any amounts of the type described in clause (i) of this as a result of being a member of an affiliated, consolidated, combined, unitary or aggregate group for any taxable period and (iii) liability for the payment of any amounts of the type described in clause (i) or (ii) of this sentence as a result of being a transferee of or successor to any Person or as a result of any express or implied obligation to indemnify or pay any other Person.

“Tax Return” shall mean any return, report or statement required to be filed with respect to any Tax (including any attachments thereto, and any amendment thereof), including any information return, claim for refund, amended return or declaration of estimated Tax, and including, where permitted or required, combined, consolidated or unitary returns for any group of entities that includes the Company or any of its Subsidiaries.

“Treasury Regulations” shall mean the regulations promulgated under the Code by the U.S. Department of the Treasury.

“Willful Breach” shall mean, with respect to any breaches or failures to perform any of the covenants or other agreements contained in this Agreement, a material breach that is a consequence of an act or failure to act undertaken by the breaching party with knowledge (after reasonable inquiry) that such party’s act or failure to act would reasonably be expected to result in or constitute a breach of this Agreement.

1.2 Additional Definitions. The following capitalized terms shall have the respective meanings ascribed thereto in the respective sections of this Agreement set forth opposite each of the capitalized terms below:

Term	Section Reference
401(k) Plan	6.11(d)
Acquisition Sub	Preamble
Adjusted Option	2.7(d)
Adjusted RSU	2.7(e)
Agreement	Preamble
Agreement Date	Preamble
Applicable Anti-Corruption Laws	3.20(c)
Assets	3.14
Burdensome Condition	6.2(b)(iv)
Cancelled Company Shares	2.7(a)(ii)
Capitalization Date	3.6(a)
Certificate of Merger	2.2
Certificates	2.8(c)
Closing	2.3
Closing Date	2.3
Collective Bargaining Agreement	3.18(a)
Company	Preamble
Company Board Recommendation	Recitals
Company Board Recommendation Change	6.5(b)
Company Common Stock	Recitals

Term	Section Reference
Company Disclosure Letter	Article III
Company Preferred Stock	3.6(a)
Company Related Parties	8.3(b)(iv)
Company SEC Reports	3.8
Company Stockholder Meeting	6.4(a)
Competing Acquisition Transaction	8.3(b)(i)
Confidentiality Agreement	6.8
Consent	3.5
Current D&O Insurance	6.10(b)
D&O Runoff Insurance	6.10(b)
Delaware Courts	9.9
DGCL	Recitals
Dissenting Company Shares	2.7(c)(i)
Effective Time	2.2
Employee Plans	3.17(a)
Enforceability Limitations	3.2(b)
Exchange Fund	2.8(b)
Existing Parent Credit Agreement	6.16(b)
Fairness Opinion	3.26
Fee Letters	4.10(a)
Financing	4.10(a)
Financing Commitments	4.10(a)
Government Officials	3.20(d)
In-bound License	3.15(b)
Indemnified Persons	6.10(a)
Initial HSR Filing	6.2(a)
International Employee Plans	3.17(a)
Intervening Event Notice	6.5(c)(ii)(C)
ITAR	3.20(h)
Leased Real Property	3.13(b)
Leases	3.13(b)
Lenders	4.10(a)
Major Supplier	3.30(b)
Material Contract	3.12(a)
Maximum Amount	6.10(b)
Merger	Recitals
Merger Consideration	Recitals
Non-Employee Director Option	2.7(d)(iv)
Non-Employee Director RSU	2.7(e)
Open Source License Terms	Open Source Materials definition
Out-bound License	3.15(b)
Parent	Preamble
Parent Plan	6.11(a)(iii)(A)
Parent Related Parties	8.3(b)(iv)
Patent	Intellectual Property Rights definition
Payment Agent	2.8(a)
Permits	3.19
Pre-Existing Rights	Permitted Liens definition

Term	Section Reference
Proxy Statement	3.28
Required Amount	4.10(d)
Representatives	3.28
Requisite Stockholder Approval	3.3
Significant Customer	3.30(a)
Subsidiary Securities	3.7(c)
Superior Proposal Amendment Notice	6.5(c)(i)(C)
Superior Proposal Notice	6.5(c)(i)(C)
Surviving Corporation	2.1
Termination Date	8.1(b)(i)
Termination Fee	8.3(b)(i)
Trademarks	Intellectual Property Rights definition
Trade Secrets	Intellectual Property Rights definition
Transaction Severance Benefits	6.11(a)(iv)
Uncertificated Shares	2.8(c)

1.3 Certain Interpretations.

(a) Unless otherwise indicated, all references herein to Articles, Sections, Annexes, Exhibits or Schedules, shall be deemed to refer to Articles, Sections, Annexes, Exhibits or Schedules of or to this Agreement, as applicable. The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement.

(b) Unless otherwise indicated, the words “include,” “includes” and “including,” when used herein, shall be deemed in each case to be followed by the words “without limitation.”

(c) The table of contents and headings set forth in this Agreement are for convenience of reference purposes only and shall not affect or be deemed to affect in any way the meaning or interpretation of this Agreement or any term or provision hereof.

(d) Unless otherwise indicated, all references herein to the Subsidiaries of a Person shall be deemed to include all direct and indirect Subsidiaries of such Person unless otherwise indicated or the context otherwise requires.

(e) Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

(f) References to any statute or regulation are to such statute or regulation, as amended, modified, supplemented or replaced from time to time (and, in the case of any statute, include any rules and regulations promulgated under such statute) and to any section of any statute or regulation include any successor to such section except that, for purposes of any representations or warranties in this Agreement that are made as of a specific date, references to any such statute or regulation (and, in the case of any statute, include any rules and regulations promulgated under such statute) will be deemed to refer to such statute or regulation (and, in the case of any statute, include any rules and regulations promulgated under such statute) in effect as of such date.

(g) References to any Governmental Authority include any successor to such Governmental Authority.

(h) References to “$,” “U.S. dollars” and “dollars” are to the currency of the United States of America.

(i) Except for the dollar threshold set forth in Section 1.3(p), any dollar or percentage thresholds set forth herein shall not be used as a benchmark for the determination of what is or is not “material” or a “Company Material Adverse Effect” under this Agreement.

(j) When used herein, the word “extent” and the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such word or phrase shall not simply mean “if.”

(k) All references to a Person are also to such Person’s successors and permitted assigns.

(l) Unless otherwise specifically provided for herein, the term “or” shall not be deemed to be exclusive.

(m) Although the same or similar subject matters may be addressed in different provisions of this Agreement, the parties hereto intend that, except as expressly provided in this Agreement, each such provision shall be read separately, be given independent significance and not be construed as limiting any other provision of this Agreement (whether or not more general or more specific in scope, substance or content).

(n) The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any Law, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

(o) Documents or other information or materials will be deemed to have been “made available” by the Company if such documents, information or materials have been (i) posted to and maintained on an electronic data room maintained by the Company with Merrill Datasite, or (ii) delivered or provided by electronic copy (including by electronic mail) to Parent or its Affiliates or Representatives, in each case by 5 p.m. in San Jose, California on the second Business Day prior to the execution and delivery of this Agreement.

(p) When used herein, the phrase “liability material to the Company and its Subsidiaries, taken as a whole” shall mean any liability of the Company or its Subsidiaries or loss or damage of the Company or its Subsidiaries in an amount equal to or greater than $3,500,000 and any restriction, covenant, Order, or non-monetary relief that would reasonably be expected to materially and adversely affect the Company and its Subsidiaries taken as a whole.

ARTICLE II
THE MERGER

2.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement and the applicable provisions of the DGCL, at the Effective Time, Acquisition Sub shall be merged with and into the Company, the separate corporate existence of Acquisition Sub shall thereupon cease and the Company shall continue as the surviving corporation of the Merger. The Company, as the surviving corporation of the Merger, is sometimes referred to herein as the “Surviving Corporation.”

2.2 The Effective Time. Upon the terms and subject to the conditions set forth in this Agreement, on the Closing Date, Parent, Acquisition Sub and the Company shall cause the Merger to be consummated under the DGCL by filing a certificate of merger in such form as required by, and executed in accordance with, the DGCL (the “Certificate of Merger”) with the Secretary of State of the State of Delaware (the time of such filing and acceptance by the Secretary of State of the State of Delaware, or such later time as may be agreed in writing by Parent, Acquisition Sub and the Company and specified in the Certificate of Merger, being referred to herein as the “Effective Time”).

2.3 The Closing. The consummation of the Merger shall take place at a closing (the “Closing”) to occur at the offices of Fenwick & West LLP, Mountain View, California, on a date and at a time to be agreed upon by Parent, Acquisition Sub and the Company, which date shall be no later than the fifth Business Day after the satisfaction of the last to be satisfied of the conditions set forth in Article VII (other than those conditions that, by their nature, are to be satisfied at the Closing, but subject to the satisfaction (or waiver, if permitted by applicable Law) of such conditions), or at such other location, date and time as Parent, Acquisition Sub and the Company shall mutually agree upon in writing; provided that if the Marketing Period has not ended at the time of the satisfaction of the last to be satisfied of the conditions set forth in Article VII (other than those conditions that, by their nature, are to be satisfied at the Closing, but subject to the satisfaction (or waiver, if permitted by applicable Law) of those conditions), the Closing shall not occur until the earlier to occur of (a) a date during the Marketing Period specified by Parent on three Business Days’ written notice to the Company (it being understood that such date may be conditioned upon the simultaneous completion of the Financing and, if the

Financing is not completed for any reason at such time, such notice shall automatically be deemed withdrawn) and (b) the second Business Day following the final day of the Marketing Period or, if the final day of the Marketing Period is within two Business Days prior to the Termination Date, then on the Termination Date (subject in each case to the satisfaction (or waiver, if permitted by applicable Law) of all of the conditions set forth in Article VII for the Closing as of the date determined pursuant to this proviso). The date upon which the Closing shall actually occur pursuant hereto is referred to herein as the “Closing Date.”

2.4 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all of the property, rights, privileges, powers and franchises of the Company and Acquisition Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Acquisition Sub shall become the debts, liabilities and duties of the Surviving Corporation.

2.5 Certificate of Incorporation and Bylaws.

(a) Certificate of Incorporation. At the Effective Time, subject to the provisions of Section 6.10(a) the certificate of incorporation of the Company shall be amended and restated in its entirety to read identically to the certificate of incorporation of Acquisition Sub, as in effect immediately prior to the Effective Time, and such amended and restated certificate of incorporation shall become the certificate of incorporation of the Surviving Corporation until thereafter amended in accordance with the applicable provisions of the DGCL and such certificate of incorporation (subject to the provisions of Section 6.10(a)); provided that at the Effective Time the certificate of incorporation of the Surviving Corporation shall be amended so that the name of the Surviving Corporation shall be “Silver Spring Networks, Inc.”

(b) Bylaws. At the Effective Time, subject to the provisions of Section 6.10(a), the bylaws of Acquisition Sub, as in effect immediately prior to the Effective Time, shall become the bylaws of the Surviving Corporation, except that all references therein to Acquisition Sub shall be automatically amended and shall become references to the Surviving Corporation, until thereafter amended in accordance with the applicable provisions of the DGCL, the certificate of incorporation of the Surviving Corporation and such bylaws (subject to the provisions of Section 6.10(a)).

2.6 Directors and Officers.

(a) Directors. At the Effective Time, the directors of Acquisition Sub immediately prior to the Effective Time shall become the initial directors of the Surviving Corporation, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their respective successors are duly elected or appointed and qualified.

(b) Officers. At the Effective Time, the officers of the Company immediately prior to the Effective Time shall become the initial officers of the Surviving Corporation (other than as set forth in Schedule 2.6, as such Schedule may be updated by Parent at any time prior to the Effective Time), each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their respective successors are duly appointed.

2.7 Effect on Capital Stock.

(a) Capital Stock. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Parent, Acquisition Sub, the Company, or the holders of any of the following securities, the following shall occur:

(i) Company Common Stock. Each Share that is outstanding immediately prior to the Effective Time (other than (A) Cancelled Company Shares and (B) any Dissenting Company Shares) shall be canceled and extinguished and automatically converted into the right to receive cash in an amount equal to the Merger Consideration, without interest thereon, upon the surrender of the certificate formerly representing such Share (or, in the case of Uncertificated Shares, surrender of such Uncertificated Shares) in the manner provided in Section 2.8 (or in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit in the manner provided in Section 2.10). Notwithstanding the foregoing, Shares subject to outstanding Company RSUs, Company 2015 PSUs or Company 2017 PSUs shall be treated in accordance with Section 2.7(e), Section 2.7(f) and Section 2.7(g), respectively.

(ii) Excluded Company Common Stock. Each Share owned by Parent, Acquisition Sub or the Company, or by any direct or indirect wholly-owned Subsidiary of Parent or Acquisition Sub or by any direct or indirect Subsidiary of the Company, in each case immediately prior to the Effective Time (“Cancelled Company Shares”), shall be cancelled and extinguished without any conversion thereof or consideration paid therefor.

(iii) Capital Stock of Acquisition Sub. Each share of common stock of Acquisition Sub that is outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation. Each certificate evidencing ownership of such shares of common stock of Acquisition Sub shall thereafter evidence ownership of shares of common stock of the Surviving Corporation.

(b) Adjustment to the Merger Consideration. The Merger Consideration shall be equitably adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Company Common Stock but excluding, for the avoidance of doubt, the granting or other issuance of Company Options, Company RSUs or Company PSUs in the ordinary course of business), reorganization, reclassification, recapitalization, combination, exchange of shares or other like change with respect to Company Common Stock occurring on or after the Agreement Date and prior to the Effective Time, and to provide to the converting holders herein the same economic effect as contemplated by this Agreement prior to such action, provided, that nothing in this Section 2.7(b) shall be construed as permitting the Company to take any action or enter into any transaction otherwise prohibited by this Agreement.

(c) Statutory Rights of Appraisal.

(i) Notwithstanding anything to the contrary set forth in this Agreement, all Shares that are issued and outstanding immediately prior to the Effective Time and held by Company Stockholders who shall neither have voted in favor of the Merger nor consented thereto in writing and who shall have properly and validly perfected their statutory rights of appraisal in respect of such Shares in accordance with Section 262 of the DGCL (collectively, “Dissenting Company Shares”) shall not be converted into, or represent the right to receive, the Merger Consideration pursuant to Section 2.7(a), but shall be entitled only to such rights as are granted by the DGCL to a holder of Dissenting Company Shares. At the Effective Time, the Dissenting Company Shares shall no longer be outstanding and shall automatically be cancelled and cease to exist, and each Company Stockholder who holds Dissenting Company Shares shall cease to have any rights with respect thereto, except the right to receive payment of the appraised value of such Dissenting Company Shares in accordance with the provisions of Section 262 of the DGCL; provided that all Dissenting Company Shares held by Company Stockholders who shall have failed to perfect or who shall have effectively withdrawn or lost their rights to appraisal of such Dissenting Company Shares under such Section 262 of the DGCL shall no longer be considered to be Dissenting Company Shares and shall thereupon be deemed to have been converted into, and to have become exchangeable for, as of the Effective Time, the right to receive the Merger Consideration, without interest thereon, upon surrender of the certificate or certificates that formerly evidenced such Shares in the manner provided in Section 2.8.

(ii) The Company shall provide Parent (A) prompt notice of any demands for appraisal received by the Company, withdrawals of such demands, and any other instruments served pursuant to Delaware Law and received by the Company in respect of Dissenting Company Shares and (B) the opportunity to consult with the Company concerning, and to participate in all negotiations and proceedings with respect to, demands for appraisal under Delaware Law in respect of Dissenting Company Shares. The Company shall not, except with the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed), voluntarily make any payment with respect to any demands for appraisal, or settle or offer to settle any such demands for payment, in respect of Dissenting Company Shares.

(d) Company Options.

(i) Unvested In-the-Money Company Options. Upon the terms and subject to the conditions set forth in this Agreement, and without any action on the part of Parent, Acquisition Sub, the Company or any holder of a Company Option, each Company Option, other than a Non-Employee Director Option, that remains outstanding and unvested as of immediately prior to the Effective Time and that has a per share exercise price that is less than the Merger Consideration, and that is held by a then-current service provider, shall be assumed by Parent at the Effective Time and shall be converted into and become an option to acquire Parent Common Stock (each, an “Adjusted Option”), on the same terms and conditions as were applicable under the corresponding Company Option immediately prior to the Effective Time, as follows:

(A) the number of shares of Parent Common Stock subject to each Adjusted Option shall be determined by multiplying the number of Shares that were subject to the corresponding unvested Company Option immediately prior to the Effective Time by the Exchange Ratio, and rounding the resulting number down to the nearest whole number of shares of Parent Common Stock;

(B) the per share exercise price for the Parent Common Stock issuable upon exercise of each Adjusted Option shall be determined by dividing the applicable per share exercise price of the corresponding Company Option, as in effect immediately prior to the Effective Time, by the Exchange Ratio, and rounding the resulting exercise price up to the nearest whole cent; and

(C) any restriction on the exercise of any Adjusted Option shall continue in full force and effect and the term, exercisability, vesting schedule, accelerated vesting rights, and other provisions of such Company Option shall otherwise remain unchanged as a result of the assumption of such Company Option, in each case except to the extent otherwise provided in any Stock Plan, or any stock option, employment, change of control or other agreement between the holder of a Company Option and the Company; provided that Parent’s board of directors or a committee thereof shall succeed as to the authority and responsibility of the Company Board or any committee thereof with respect to any Adjusted Option.

The adjustments to the exercise price and the number of shares of Parent Common Stock subject to the Adjusted Options determined under the mechanic set forth in this Section 2.7(d)(i) shall be determined in a manner consistent with the requirements of Section 424 and Section 409A of the Code.

(ii) Vested In-the-Money Company Options. Upon the terms and subject to the conditions set forth in this Agreement, and without any action on the part of Parent, Acquisition Sub, the Company or any holder of a Company Option, each Company Option that remains outstanding and is vested as of immediately prior to the Effective Time and that has a per share exercise price that is less than the Merger Consideration, shall not be assumed by Parent and shall instead be cancelled at the Effective Time in exchange for a payment by Parent of an amount in cash equal to the product of (x) the aggregate number of Shares subject to such vested Company Option multiplied by (y) the excess of the Merger Consideration over the applicable per share exercise price under such vested Company Option. As of the Effective Time, each holder of a vested Company Option shall cease to have any rights with respect thereto, except the right to receive the foregoing consideration.

(iii) Out-of-the-Money Company Options. Upon the terms and subject to the conditions set forth in this Agreement, and without any action on the part of Parent, Acquisition Sub, the Company or any holder of a Company Option, each Company Option that remains outstanding as of immediately prior to the Effective Time, whether vested or unvested, and that has a per share exercise price that is equal to or greater than the Merger Consideration shall, as of immediately prior to the Effective Time, become vested and exercisable by the holder thereof and, each such Company Option shall, to the extent not exercised as of the Effective Time, be cancelled at the Effective Time with no payment made therefor.

(iv) Unvested In-the-Money Non-Employee Director Options. Upon the terms and subject to the conditions set forth in this Agreement, and without any action on the part of Parent, Acquisition Sub, the Company or any holder of a Company Option, each Company Option that is held by a non-employee member of the Company Board, that is outstanding and unvested as of immediately prior to the Effective Time, and that has a per share exercise price that is less than the Merger Consideration (each, a “Non-Employee Director Option”), shall not be assumed by Parent and shall instead be cancelled at the Effective Time in exchange for a payment by Parent of an amount in cash equal to the product of (x) the aggregate number of Shares subject to such Non-Employee Director Option multiplied by (y) the excess of the Merger Consideration over the per share exercise price under such Non-Employee Director Option. As of the Effective Time, each holder of a Non-Employee Director Option shall cease to have any rights with respect thereto, except the right to receive the foregoing consideration.

(e) Company Restricted Stock Units.

(i) Unvested RSUs. Upon the terms and subject to the conditions set forth in this Agreement, and without any action on the part of Parent, Acquisition Sub, the Company or any holder of Company RSUs, each unvested Company RSU, other than a Non-Employee Director RSU, that remains outstanding as of immediately prior to the Effective Time (including each Company 2017 PSU as to which the performance criteria has been satisfied or deemed satisfied under Section 2.7(g) of this Agreement and that is held by a then-current service provider) shall be assumed by Parent at the Effective Time, (each, an “Adjusted RSU”) and shall be converted into a restricted stock unit to receive, on substantially the same terms and conditions as were applicable under the corresponding Company RSU immediately prior to the Effective Time, a number of shares of Parent Common Stock equal to the number of Shares that were subject to the corresponding Company RSU immediately prior to the Effective Time multiplied by the Exchange Ratio, and rounding the resulting number down to the nearest whole number of shares of Parent Common Stock. Any restriction on the settlement of any Adjusted RSU shall continue in full force and effect and the term, settlement terms, vesting schedule (subject to any vesting acceleration terms contained in an applicable Employee Plan set forth on Section 3.17(k) of the Company Disclosure Letter) and other material provisions of the corresponding Company RSU or Company 2017 PSU shall otherwise remain unchanged in all material respects as a result of the assumption and conversion of such Adjusted RSU, except that Parent’s board of directors or a committee thereof shall succeed as to the authority and responsibility of the Company Board or any committee thereof with respect to any Adjusted RSU.

(ii) Vested RSUs. Upon the terms and subject to the conditions set forth in this Agreement, and without any action on the part of Parent, Acquisition Sub, the Company or any holder of Company RSUs, each Company RSU (or portion thereof) that remains outstanding and is fully vested as of immediately prior to the Effective Time shall not be assumed by Parent and shall be cancelled and automatically be converted at the Effective Time into the right to receive the Merger Consideration in cash for each Share subject to such Company RSU. As of the Effective Time, each holder of a vested Company RSU shall cease to have any rights with respect thereto, except to receive the Merger Consideration in cash for each share subject to such vested Company RSU.

(iii )Non-Employee Director RSUs. Any Company RSU held by a non-employee member of the Company Board that is outstanding as of immediately prior to the Effective Time (each, a “Non-Employee Director RSU”), whether vested or unvested, shall not be assumed by Parent and shall instead become fully vested as of immediately prior to the Effective Time and then cancelled and automatically be converted at the Effective Time into the right to receive the Merger Consideration in cash for each Share subject to such Non-Employee Director RSU. As of the Effective Time, each holder of a Non-Employee Director RSU shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration in cash for each Share subject to such Non-Employee Director RSU.

(f) Company 2015 PSUs. Effective as of immediately prior to the Effective Time, all outstanding Company 2015 PSUs shall terminate without the payment of any consideration therefor and the holders of such terminated Company 2015 PSUs shall cease to have any rights with respect thereto.

(g) Company 2017 PSUs. Immediately prior to the Effective Time, the performance conditions of the Company 2017 PSUs that are outstanding as of immediately prior the Effective Time shall be deemed satisfied at 100% of the target level of achievement (notwithstanding any contrary provision in any agreement or document governing or evidencing the relevant Company 2017 PSU and regardless of whether the Effective Time occurs in 2017 or 2018). Upon the terms and subject to the conditions set forth in this Agreement, and without any action on the part of Parent, Acquisition Sub, the Company or any holder of Company 2017 PSUs, (i) the portion of each Company 2017 PSU that remains outstanding and unvested as to service-based vesting conditions as of immediately prior to the Effective Time shall be treated as an

Adjusted RSU in accordance with Section 2.7(e) and (ii) the portion of each Company 2017 PSU (if any) that is outstanding and vested as to both performance conditions and service-based conditions as of immediately prior to the Effective Time shall be cancelled and automatically be converted at the Effective Time into the right to receive the Merger Consideration in cash for each Share subject to such fully-vested Company 2017 PSU, and as of the Effective Time, the holder thereof shall cease to have any rights with respect thereto, except to receive the Merger Consideration in cash for each Share subject to such fully-vested Company 2017 PSU.

(h) Company ESPP. From and after the Agreement Date, the Company will not establish any new offering period under the Company ESPP. Participation in the Company ESPP shall be limited to those employees who were participants on the Agreement Date and each individual participating in any current purchase period will not be permitted to (i) increase his or her payroll contribution rate pursuant to the Company ESPP from the rate in effect immediately prior to the Agreement Date; or (ii) make separate non-payroll contributions to the Company ESPP that has the effect of increasing his or her contribution rate in effect immediately prior to the Agreement Date, except, in each case, as may be required by applicable Law. Prior to the Effective Time, the Company will take all action that may be necessary to, effective upon the consummation of the Merger, (A) cause any Purchase Period (as defined in the Company ESPP) that would otherwise be outstanding at the Effective Time to be terminated no later than three Business Days prior to the Closing Date; (B) make any adjustments that may be necessary or advisable to reflect the shortened Purchase Period, but otherwise treat such shortened Purchase Period as a fully effective and completed Purchase Period for all purposes pursuant to the Company ESPP; (C) cause the exercise (as of no later than three Business Days prior to the Closing Date) of each outstanding purchase right pursuant to the Company ESPP; and (D) provide that no further Purchase Period or purchase offer period will commence pursuant to the Company ESPP after the Effective Time. Notwithstanding any restrictions on transfer of stock in the Company ESPP, all Shares purchased under the Company ESPP shall be treated identically to all other Shares in the Merger and the payment described in Section 2.7(a). On such exercise date, the Company will apply the funds credited as of such date pursuant to the Company ESPP within each participant’s payroll withholding account to the purchase of whole Shares in accordance with the terms of the Company ESPP. Immediately prior to and effective as of the Effective Time (but subject to the consummation of the Merger), the Company will terminate the Company ESPP.

(i) Further Actions. Prior to the Effective Time, (i) the Company shall take all actions reasonably necessary to (x) effect the transactions contemplated by Sections 2.7(d), (e), (f), (g) and (h) under all Company Option, Company RSU, and Company PSU agreements, the Stock Plans, the Company ESPP, and any other plan or arrangement of the Company, including delivering all required notices and obtaining any required Consent, (y) terminate, without consideration therefor, all outstanding compensatory equity awards that are not Adjusted RSUs or Adjusted Options as of the Effective Time (including awards held by then-former service providers), and (z) ensure that, after the Effective Time, no Person shall have any right with respect to outstanding equity-based awards of the Company or otherwise to acquire any equity interest (including any “phantom” stock or stock appreciation rights) in the Company, any of its Subsidiaries, or the Surviving Corporation except, as to this clause (z), as provided in Sections 2.7(d), (e) and (g), and (ii) if requested by Parent, the Company Board shall adopt any resolutions as may be necessary to terminate any or all of the Stock Plans, effective as of the Effective Time.

2.8 Exchange of Certificates.

(a) Payment Agent. Prior to the Effective Time, Parent shall select a bank or trust company reasonably acceptable to the Company to act as the payment agent for the Merger (the “Payment Agent”).

(b) Exchange Fund. At or promptly following the Closing, but on the Closing Date, Parent shall deposit (or cause to be deposited) with the Payment Agent, for payment to the holders of Shares pursuant to the provisions of this Article II, an amount of cash equal to the aggregate consideration to which holders of Company Common Stock (other than Cancelled Shares, Dissenting Shares and Shares subject to Company Options, Company RSUs and Company PSUs) become entitled under this Article II. Until disbursed in accordance with the terms and conditions of this Agreement, such funds shall be invested by the Payment Agent, as directed by Parent or the Surviving Corporation (such cash amount being referred to herein as the “Exchange Fund”). Any interest and other income resulting from such investments shall be paid to Parent. To the extent that there are any losses with respect to any investments of the Exchange Fund, or the

Exchange Fund diminishes for any reason below the level required for the Payment Agent to promptly pay the cash amounts contemplated by this Article II, Parent shall, or shall cause the Surviving Corporation to, promptly replace or restore the cash in the Exchange Fund so as to ensure that the Exchange Fund is at all times maintained at a level sufficient for the Payment Agent to make such payments contemplated by this Article II.

(c) Payment Procedures. Promptly following the Effective Time, Parent and the Surviving Corporation shall cause the Payment Agent to mail to each holder of record (as of immediately prior to the Effective Time) of (i) a certificate or certificates (the “Certificates”) which immediately prior to the Effective Time represented outstanding Shares and (ii) uncertificated Shares (the “Uncertificated Shares”), in each case, whose Shares were converted into the right to receive the Merger Consideration pursuant to Section 2.7 (A) a letter of transmittal in customary form (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Payment Agent), and/or (B) instructions for use in effecting the surrender of the Certificates and Uncertificated Shares in exchange for the Merger Consideration payable in respect thereof pursuant to the provisions of this Article II. Upon surrender of Certificates for cancellation to the Payment Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holders of such Certificates shall be entitled to receive in exchange therefor an amount in cash equal to the product obtained by multiplying (x) the aggregate number of Shares represented by such Certificate that were converted into the right to receive the Merger Consideration pursuant to Section 2.7, by (y) the Merger Consideration (less any applicable withholding Taxes payable in respect thereof), and the Certificates so surrendered shall forthwith be canceled. Upon receipt of an “agent’s message” by the Payment Agent (or such other evidence, if any, of transfer as the Payment Agent may reasonably request) in the case of a book-entry transfer of Uncertificated Shares, the holders of such Uncertificated Shares shall be entitled to receive in exchange therefor an amount in cash equal to the product obtained by multiplying (x) the aggregate number of Shares represented by such holder’s transferred Uncertificated Shares that were converted into the right to receive the Merger Consideration pursuant to Section 2.7, by (y) the Merger Consideration (less any applicable withholding Taxes payable in respect thereof), and the transferred Uncertificated Shares so surrendered shall forthwith be canceled. The Payment Agent shall accept such Certificates and transferred Uncertificated Shares upon compliance with such reasonable terms and conditions as the Payment Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. No interest shall be paid or accrued for the benefit of holders of the Certificates and Uncertificated Shares on the Merger Consideration payable upon the surrender of such Certificates and Uncertificated Shares pursuant to this Section 2.8. Until so surrendered, outstanding Certificates and Uncertificated Shares shall be deemed from and after the Effective Time, to evidence only the right to receive the Merger Consideration, without interest thereon, payable in respect thereof pursuant to the provisions of this Article II.

(d) Transfers of Ownership. In the event that a transfer of ownership of Shares is not registered in the stock transfer books or ledger of the Company, or if the Merger Consideration is to be paid in a name other than that in which the Certificates or Uncertificated Shares surrendered in exchange therefor are registered in the stock transfer books or ledger of the Company, the Merger Consideration may be paid to a Person other than the Person in whose name the Certificate or Uncertificated Share so surrendered is registered in the stock transfer books or ledger of the Company only if such Certificate or Uncertificated Shares is properly endorsed and otherwise in proper form for surrender and transfer and the Person requesting such payment has paid to Parent (or any agent designated by Parent) any transfer Taxes required by reason of the payment of the Merger Consideration to a Person other than the registered holder of such Certificate or Uncertificated Shares, or established to the satisfaction of Parent (or any agent designated by Parent) that such transfer Taxes have been paid or are otherwise not payable.

(e) Required Withholding. Each of the Payment Agent, Parent and the Surviving Corporation shall be entitled to deduct and withhold from any cash amounts payable pursuant to this Agreement to any holder or former holder of Shares, Company Options, Company RSUs, Company PSUs and purchase rights under the Company ESPP such amounts as are required to be deducted or withheld therefrom under applicable Tax Laws. To the extent that such amounts are so deducted, withheld and remitted to the applicable Governmental Authority, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

(f) No Liability. Notwithstanding anything to the contrary set forth in this Agreement, none of the Payment Agent, Parent, the Surviving Corporation or any other party hereto shall be liable to a holder of Shares for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar Law.

(g) Distribution of Exchange Fund to Parent. Any portion of the Exchange Fund that remains undistributed to the holders of the Certificates or Uncertificated Shares on the date that is nine months after the Effective Time shall be delivered to Parent upon demand, and any holders of Shares that were issued and outstanding immediately prior to the Merger who have not theretofore surrendered their Certificates or Uncertificated Shares representing such Shares for exchange pursuant to the provisions of this Section 2.8 shall thereafter look for payment of the Merger Consideration payable in respect of the Shares represented by such Certificates or Uncertificated Shares solely to Parent, as general unsecured creditors thereof, for any claim to the applicable Merger Consideration to which such holders may be entitled pursuant to the provisions of this Article II.

2.9 No Further Ownership Rights in Company Common Stock. From and after the Effective Time, all Shares shall no longer be outstanding and shall automatically be cancelled, retired and cease to exist, and each holder of a Certificate or Uncertificated Shares theretofore representing any Shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration payable therefor upon the surrender thereof in accordance with the provisions of Section 2.8. The Merger Consideration paid in accordance with the terms of this Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to such Shares. From and after the Effective Time, there shall be no further registration of transfers on the records of the Surviving Corporation of Shares that were issued and outstanding immediately prior to the Effective Time, other than transfers to reflect, in accordance with customary settlement procedures, trades effected prior to the Effective Time. If, after the Effective Time, Certificates or Uncertificated Shares are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article II.

2.10 Lost, Stolen or Destroyed Certificates. In the event that any Certificates shall have been lost, stolen or destroyed, the Payment Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, the Merger Consideration payable in respect thereof pursuant to Section 2.7; provided that Parent or the Payment Agent may, in its discretion and as condition to the payment of such Merger Consideration, require the owners of such lost, stolen or destroyed Certificates to deliver a bond in such customary and reasonable amount as it may direct as indemnity against any claim that may be made against Parent, the Surviving Corporation or the Payment Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

2.11 Necessary Further Actions. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Acquisition Sub, the directors and officers of the Surviving Corporation and Acquisition Sub shall take all such lawful and necessary action.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except (i) as disclosed in any Company SEC Reports filed by the Company with the SEC after December 31, 2015 and prior to the Agreement Date that are publicly available (but (A) without giving effect to any amendment thereof filed with the SEC on or after the Agreement Date and (B) excluding any disclosure contained in such Company SEC Reports under the heading “Risk Factors”, “Cautionary Note Regarding Forward-Looking Statements” or similar heading and other disclosures that are similarly predictive, cautionary or forward-looking in nature) or (ii) as set forth in the disclosure letter previously delivered by the Company to Parent (the “Company Disclosure Letter”) (with each exception set forth in the Company Disclosure Letter being identified by reference to, or grouped under a heading referring to, a specific individual section or subsection of this Agreement and relating only to such section or subsection) (it being understood and hereby agreed that any disclosure in the Company Disclosure Letter relating to one Section or subsection shall also apply to any other Sections and subsections if and to the extent that it is reasonably apparent on the face of such disclosure (without reference to the underlying documents referenced therein) that such disclosure also relates to such other Sections or subsections), the Company hereby represents and warrants to Parent and Acquisition Sub as follows:

3.1 Organization; Good Standing. The Company is a corporation duly organized, validly existing and in good standing under Delaware Law, and has the requisite corporate power and authority to conduct its business as it is presently being conducted and to own, lease or operate its properties and assets. The Company is duly qualified to do business and is in good standing in each jurisdiction where the character of its properties owned or leased or the nature of its activities make such qualification necessary (to the extent the “good standing” concept is applicable in the case of any jurisdiction outside the United States), except where the failure to be so qualified or in good standing would not have, individually or in the aggregate, a Company Material Adverse Effect. The Company is not in violation of its certificate of incorporation or bylaws. The Company has made available to Parent correct and complete copies of its certificate of incorporation and bylaws as amended as of the Agreement Date.

3.2 Corporate Power; Enforceability.

(a) The Company has the requisite corporate power and authority to execute and deliver this Agreement and all other agreements and documents contemplated hereby to which it is a party, to perform its covenants and obligations hereunder and thereunder and, subject to obtaining the Requisite Stockholder Approval, to consummate the transactions contemplated hereby and thereby. The execution and delivery by the Company of this Agreement and all other agreements and documents contemplated hereby to which the Company is a party, the performance by the Company of its covenants and obligations hereunder and thereunder, and the consummation by the Company of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company, and no additional corporate proceedings on the part of the Company or any of its Subsidiaries are necessary to authorize the execution and delivery by the Company of this Agreement and all other agreements and documents contemplated hereby to which it is a party, the performance by the Company of its covenants and obligations hereunder and thereunder, or the consummation of the transactions contemplated hereby and thereby, other than obtaining the Requisite Stockholder Approval and the filing of the Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the DGCL.

(b) This Agreement has been and all other agreements and documents contemplated hereby to which the Company is or will be a party have been or will be, respectively, duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Acquisition Sub, constitutes (or will constitute) a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforceability (i) may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws affecting or relating to creditors’ rights generally, and (ii) is subject to general principles of equity (clauses (i) and (ii), collectively, the “Enforceability Limitations”).

3.3 Requisite Stockholder Approval. The affirmative vote of the holders of a majority of the outstanding Shares in favor of the adoption of this Agreement (the “Requisite Stockholder Approval”) is the only vote of the holders of any class or series of Company Capital Stock, or any subscription, warrant, right, convertible or exchangeable security or other similar Contract relating to any Company Capital Stock, that is necessary to adopt this Agreement and consummate the Merger.

3.4 Non-Contravention. The execution and delivery by the Company of this Agreement and all other agreements and documents contemplated hereby to which it is a party, the performance by the Company of its covenants and obligations hereunder and thereunder and the consummation by the Company of the transactions contemplated hereby and thereby do not and will not (a) violate or conflict with any provision of the certificate of incorporation or bylaws of the Company or any equivalent organization or governing documents of any of its Subsidiaries; (b) subject to obtaining such Consents set forth in Section 3.5 of the Company Disclosure Letter, violate, conflict with, or result in the breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of purchase, amendment, payment, cancellation, termination or acceleration under, or impair the Company’s or any of its Subsidiaries’ rights under, or alter their respective obligations or alter the material rights or obligations of any third party under, any Contract to which the Company or any of its Subsidiaries is a party or under any Permit of the Company or any of its Subsidiaries; (c) assuming the Consents referred to in Section 3.5 are obtained or made and, in the case of the consummation of the Merger, subject to obtaining the Requisite Stockholder Approval, violate or conflict with any Law, Order, or rule of the NYSE applicable to the Company or any of its Subsidiaries or by which any of their properties or assets are bound; or (d) result in the creation of any Lien (other than Permitted Liens) upon any of the properties or assets of the Company or any of its Subsidiaries, except in the case of each of clauses (b), (c) and (d) above, for such violations, conflicts, defaults, terminations, accelerations or Liens which would not reasonably be expected to result in a liability material to the Company and its Subsidiaries, taken as a whole, or prevent or materially delay the consummation by the Company of the transactions contemplated hereby or the performance by the Company of its covenants and obligations hereunder. The Company has made available to Parent correct and complete copies of the minutes (or, in the case of minutes that have not yet been finalized, drafts thereof) of all meetings of stockholders, the Company Board, and each committee of the Company Board and the governing body of each of its Subsidiaries held since December 31, 2015, other than the minutes of those meetings of the Company Board and committees thereof at which the negotiation and execution of this Agreement or any prior negotiations with any third parties in respect of any similar transactions were discussed, and such minutes contain a complete (except as redacted) and correct, in all material respects, record of the meetings and other corporate actions held or taken.

3.5 Required Governmental Approvals. No consent, approval, Order or authorization of, filing or registration with, Permit of, waiting period termination or expiration of, or notification to (any of the foregoing being referred to herein as a “Consent”), any Governmental Authority is required on the part of the Company (including on behalf of or in respect of any of its Subsidiaries) in connection with the execution and delivery by the Company of this Agreement and all other agreements and documents contemplated hereby to which it is a party, the performance by the Company of its covenants and obligations hereunder and thereunder and the consummation by the Company of the transactions contemplated hereby and thereby, except:

(a) the filing and recordation of the Certificate of Merger with the Secretary of State of the State of Delaware as required by the DGCL and such filings with Governmental Authorities to satisfy the applicable Laws of states in which the Company and its Subsidiaries are qualified to do business;

(b) such filings and approvals as may be required by any federal or state securities Laws, including compliance with any applicable requirements of the Exchange Act;

(c) Consents required under, and compliance with any other applicable requirements of the HSR Act and any other applicable Antitrust Laws; and

(d) such other Consents, the failure of which to obtain would not reasonably be expected to result in a liability material to the Company and its Subsidiaries, taken as a whole, or prevent or materially delay the consummation by the Company of the transactions contemplated hereby or the performance by the Company of its covenants and obligations hereunder.

3.6 Company Capitalization.

(a) The authorized capital stock of the Company consists of (i) 1,000,000,000 Shares and (ii) 10,000,000 shares of preferred stock, par value $0.001 per share, (“Company Preferred Stock”). As of 5:00 p.m., Eastern time, on August 31, 2017 (the “Capitalization Date”): (i) 53,978,007 Shares were issued and outstanding (with no Shares held by the Company as treasury shares); (ii) no shares of Company Preferred Stock were issued and outstanding; and (iii) no Shares were held by the Company in its treasury or by any of its Subsidiaries. Such issued and outstanding Shares have been duly authorized and validly issued, are fully paid and nonassessable, are free of preemptive rights, and were issued in compliance with Law. During the period from the Capitalization Date to the Agreement Date, (A) there have been no issuances by the Company of shares of capital stock of the Company other than issuances of Company Common Stock pursuant to the exercise of Company Options or under the Company ESPP and vesting of Company RSUs and Company PSUs outstanding on the Capitalization Date, and (B) there have been no issuances or grants of Company Options, Company RSUs, Company PSUs or subscriptions, warrants, rights, convertible or exchangeable securities or rights under any other similar Contract relating to any capital stock of, or other equity or voting interest (including any voting debt) in, the Company.

(b) As of the Capitalization Date, (i) there were outstanding Company Options to purchase (A) 2,929,428 Shares pursuant to the Stock Plans (other than the Non-Plan Awards) and (B) 435,000 Shares pursuant to Non-Plan Awards, (ii) there were (A) 3,048,513 Shares subject to issuance pursuant to Company RSUs granted and outstanding pursuant to the Stock Plans (other than Non-Plan Awards) and (B) 166,313 Shares subject to issuance pursuant to Company RSUs granted and outstanding pursuant to Non-Plan Awards, (iii) there were (A) 878,447 Shares subject to issuance pursuant to Company PSUs granted and outstanding pursuant to the Stock Plans (other than Non-Plan Awards) and (B) 151,000 Shares subject to issuance pursuant to Company PSUs granted and outstanding pursuant to Non-Plan Awards, (iv) 20,573,862 Shares were reserved for issuance under the Stock Plans (other than Non-Plan Awards) (including upon exercise of the Company Options, Company RSUs and Company PSUs), and (v) 671,000 Shares were available for future issuance under the Company ESPP. All Shares subject to issuance under any Company Options, Stock Plans, Company RSUs, Company ESPP, and Company PSUs, upon issuance prior to the Effective Time, if any, under the terms and conditions specified in the instruments under which they are issuable, will be duly authorized and validly issued, fully paid and nonassessable, free of preemptive rights, and issued in material compliance with Law.

(c) Section 3.6(c) of the Company Disclosure Letter sets forth a true, correct and complete list, as of the Capitalization Date, of all outstanding Company Options, Company RSUs, Company PSUs, and other rights to purchase or receive Shares granted under the Stock Plans and the Company ESPP, any sub-plan thereto or otherwise, and, for each such Company Option, Company RSU, Company PSU and other right, the number of Shares subject thereto, the grant and expiration dates, the exercise price or purchase price, of an ongoing offering period, if applicable, the name of the holder thereof, the Stock Plan (including any sub-plan) or other governing document under which the grant was made, the portion that is vested as of the close of business on the Capitalization Date, and the vesting schedule of such Company Option, Company RSU, Company PSU or ESPP purchase right or other right. Each grant of a Company Option, Company RSU, Company PSU, ESPP purchase right and other right was properly approved by the Company Board (or a duly authorized committee or subcommittee thereof) in compliance in all material respects with Law, recorded on the Company’s financial statements in accordance with GAAP consistently applied, validly issued, and no such grants involved determining the purchase price per share other than as equal to the trading price of the Company’s Common Stock on the date the Company took action to approve the grant. There are no equity award plans, agreements, or similar arrangements other than the Stock Plans and the Company ESPP.

(d) There are no outstanding contractual obligations of the Company to redeem, purchase, otherwise acquire, or dispose of any outstanding shares of capital stock of the Company. Other than the Company Common Stock, there are no outstanding bonds, debentures, notes or other indebtedness or securities of the Company having the right to vote (or, other than the outstanding Company Options, convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote. Except as set forth in Section 3.6(a), Section 3.6(b) and Section 3.6(c) and except for Shares issued since the Capitalization Date pursuant to the exercise of Company Options and settlement of vested Company RSUs and Company PSUs outstanding on the Capitalization Date, (i) no shares of capital stock or other voting securities (including voting debt) of the Company are issued, reserved for issuance or outstanding, and (ii) there are no outstanding securities, options, restricted shares, stock appreciation rights, performance shares, performance share units, phantom stock, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company or any of its Subsidiaries is a party or by which any of them is bound obligating the Company or any of the its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities (including voting debt) of the Company or of any of its Subsidiaries or obligating the Company or any of its Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking.

(e) Except as contemplated by this Agreement or described in this Section 3.6, there are no (i) voting trusts or other agreements or understandings to which the Company or any of its Subsidiaries is a party or by which it or they are bound with respect to any equity security of any class of the Company, (ii) registration rights, preemptive rights, anti-dilutive rights or rights of first refusal with respect to any equity security of any class of the Company or (iii) rights agreement, “poison pill” anti-takeover plan or other similar agreement to which the Company or any of its Subsidiaries is a party or by which it or they are bound with respect to any equity security of any class of the Company.

3.7 Subsidiaries.

(a) Section 3.7(a) of the Company Disclosure Letter contains a complete and accurate list of the name, jurisdiction of organization, capitalization, entity classification for U.S. federal Tax purposes, list of directors and officers, and schedule of stockholders of each Subsidiary of the Company. Each of the Company’s Subsidiaries is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its respective organization (to the extent the “good standing” concept is applicable in the case of any jurisdiction outside the United States), except where the failure to be in good standing would not have, individually or in the aggregate, a Company Material Adverse Effect. Each of the Company’s Subsidiaries has the requisite corporate power and authority to carry on its respective business as it is presently being conducted and to own, lease or operate its respective properties and assets. Each of the Company’s Subsidiaries is duly qualified to do business and is in good standing in each jurisdiction where the character of its properties owned or leased or the nature of its activities make such qualification necessary (to the extent the “good standing” concept is applicable in the case of any jurisdiction outside the United States), except where the failure to be so qualified or in good standing would not have, individually or in the aggregate, a Company Material Adverse Effect. Other than the Subsidiaries of the Company listed in Section 3.7(a) of the Company Disclosure Letter, there are no other Persons that are material to the business of the Company through which the Company or any of its Subsidiaries conducts business and in which the Company or any of its Subsidiary owns, of record or beneficially, any direct or indirect equity or other interest or right (contingent or otherwise) to acquire the same. The Company has made available to Parent correct and complete copies of the certificates of incorporation and bylaws (or comparable organizational documents) of each of its Subsidiaries, in each case as amended as of the Agreement Date. None of the Company’s Subsidiaries is in violation of its certificate of incorporation, bylaws or other applicable constituent documents.

(b) All of the outstanding capital stock of, or other equity or voting interest in, each Subsidiary of the Company (i) have been duly authorized, validly issued, are fully paid and nonassessable and (ii) are owned, directly or indirectly, by the Company, free and clear of all Liens (other than Permitted Liens) and free of any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other equity or voting interest). No vote of the holders of any Subsidiary Securities is required in connection with this Agreement and the consummation of the transactions contemplated hereby. Neither the Company or any of its Subsidiaries is a participant in (nor is any part of their businesses conducted through) any joint venture, partnership, strategic alliance, or Contract the primary purpose of which is a profit, loss, risk or revenue sharing arrangement, that would reasonably be expected to result in a liability material to the Company and its Subsidiaries, taken as a whole.

(c) There are no outstanding (i) shares of capital stock of or other equity or voting interests in, or any securities of any Subsidiary of the Company convertible into or exchangeable for shares of capital stock of or other equity or voting interests in, any Subsidiary of the Company, (ii) options, warrants or other rights to acquire from any Subsidiary of the Company or from the Company, or that obligates any Subsidiary of the Company to issue, any capital stock of, or other equity or voting interest in, or any securities convertible into or exchangeable for shares of capital stock of, or other equity or voting interest in, any Subsidiary of the Company, (iii) obligations of any Subsidiary of the Company to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security or other similar Contract relating to any capital stock of, or other equity or voting interest (including any voting debt) in, any Subsidiary of the Company (the items in clauses (i), (ii) and (iii), together with the capital stock of the Subsidiaries of the Company, being referred to collectively as “Subsidiary Securities”), or (iv) other obligations by any Subsidiary of the Company to make any payments based on the price or value of any shares of any Subsidiary of the Company (including any share appreciation rights, performance units, contingent value rights, “phantom” shares or similar securities or rights). Neither the Company nor any of its Subsidiaries is a party to any Contract that obligates the Company or any of its Subsidiaries to repurchase, redeem, otherwise acquire, or dispose of any outstanding Subsidiary Securities.

(d) Other than with respect to its Subsidiaries, neither the Company nor any of its Subsidiaries owns any equity interests in any other Person, or has any obligation or has made any agreement to acquire any equity interests in, provide funds to, or make any investment (in the form of a loan, capital contribution, or otherwise) in any other Person.

3.8 Company SEC Reports and Listing Requirements. Since December 31, 2013, the Company has timely filed or otherwise furnished (as applicable) all forms, reports, schedules, statements, and documents with the SEC that have been required to be filed or furnished (as applicable) by it under applicable Laws (all such forms, reports, schedules, statements, and documents, as amended and supplemented, and together with all exhibits and schedules thereto, the “Company SEC Reports”). As of their respective effective dates (in the case of the Company SEC Report that is a registration statement filed pursuant to the requirements of the Securities Act) and as of their respective SEC filing dates (in the case of all other Company SEC Reports) (or, if amended or superseded by a filing prior to the Agreement Date, on the date of such amended or superseded filing), (a) each Company SEC Report complied as to form in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as the case may be, each as in effect on the date such Company SEC Report was filed, and (b) each Company SEC Report did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. None of the Company’s Subsidiaries is required to file any forms, reports or other documents with the SEC. No executive officer of the Company has failed to make the certifications required of him or her under Section 302 or Section 906 of the Sarbanes-Oxley Act with respect to any Company SEC Report, except as disclosed in certifications filed with the Company SEC Reports. Neither the Company nor any of its executive officers has received notice from any Governmental Authority challenging or questioning the accuracy, completeness, form or manner of filing of such certifications. The Company is in compliance in all material respects with all listing and governance requirements of the NYSE and all rules, regulations, and requirements of the Sarbanes-Oxley Act and the SEC. As of the date of this Agreement, no enforcement Action has been initiated or investigations threatened against the Company by the SEC and, to the Knowledge of the Company, none of the Company SEC Reports is the subject of ongoing SEC review or outstanding SEC comment.

3.9 Company Financial Statements.

(a) The consolidated financial statements of the Company and its Subsidiaries filed with the Company SEC Reports comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP consistently applied during the periods and at the dates involved (except as may be indicated in the notes thereto or, with respect to any unaudited interim financial statements, as permitted by the SEC’s rules and forms), and fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the dates thereof and the consolidated results of operations, cash flows, and stockholders’ equity for the periods then ended (subject, in the case of unaudited interim financial statements, to normal year-end adjustments, the effect of which, individually and in the aggregate, is not material).

(b) The Company has established and maintains disclosure controls and procedures (as such terms are defined in Rule 13a-15 or 15d-15, as applicable, under the Exchange Act), which are effective in ensuring that information required to be disclosed by the Company in the Company SEC Reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the SEC’s rules and forms.

(c) The Company has established and maintains a system of internal controls over financial reporting (as such term is defined in Rule 13a-15 or 15d-15, as applicable, under the Exchange Act), which are effective in providing reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with GAAP, including policies and procedures that (i) require the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company and its Subsidiaries, (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of the Company and its Subsidiaries are being made in accordance with appropriate authorizations of management and the Company Board in all material respects and (iii) provide assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the assets of the Company and its Subsidiaries.

(d) Since December 31, 2013, neither the Company nor, to the Knowledge of the Company, the Company’s independent auditors has identified or been made aware of (i) any significant deficiency or material weakness in the system of internal accounting controls utilized by the Company and its Subsidiaries, in each case which has not been subsequently remediated, (ii) any fraud that involves the Company’s management or other employees who have a role in the preparation of financial statements or the internal accounting controls utilized by the Company and its Subsidiaries or (iii) any substantive written, or to the Knowledge of the Company, oral, complaint, allegation, assertion or claim that the Company or any of its Subsidiaries has engaged in questionable accounting or auditing practices. To the Knowledge of the Company, no current or former attorney representing the Company or any of its Subsidiaries, whether or not employed by the Company or any of its Subsidiaries, has reported any evidence of any material violation of securities Laws, breach of fiduciary duty, or similar violation by the Company or any Subsidiary or any of their respective officers, directors, employees, or agents, in each case, in such capacities, to the Company Board or any committee thereof or to any director or officer of the Company or any of its Subsidiaries. To the Knowledge of the Company, no employee of the Company or any of its Subsidiaries has provided or is providing information to any law enforcement agency regarding the commission or possible commission of any crime or the violation or possible violation of any applicable legal requirements of the type described in Section 806 of the Sarbanes-Oxley Act by the Company or any of its Subsidiaries. Since December 31, 2013, none of the Company, any of its Subsidiaries, or, to the Knowledge of the Company, any director, officer, employee, contractor, subcontractor, or agent of the Company or any of its Subsidiaries, has discharged, demoted, suspended, threatened, harassed, or in any other manner discriminated against an employee, contractor, subcontractor, or agent of the Company or any of its Subsidiaries in the terms and conditions of his or her employment or engagement because of any lawful act of such employee, contractor, subcontractor, or agent described in Section 806 of the Sarbanes-Oxley Act.

(e) The Company has adopted a code of ethics, as defined by Item 406(b) of Regulation S-K under the Securities Act, for senior financial officers, applicable to its principal financial officer, controller or principal accounting officer, or Persons performing similar functions. The Company has promptly disclosed any change in or waiver of the Company’s code of ethics with respect to any such Persons, as required by Item 5.05 of Form 8-K. To the Knowledge of the Company, there have been no violations of provisions of the Company’s code of ethics by any such Persons.

(f) Neither the Company nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, partnership agreement, or any similar Contract (including any Contract relating to any transaction, arrangement or relationship between or among the Company or any of its Subsidiaries, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose, “off-balance sheet arrangement”, or limited purpose entity or Person, on the other hand (such as any arrangement described in Section 303(a)(4) of Regulation S-K under the Securities Act)) where the result, purpose or effect of such arrangement is to avoid disclosure of any material transaction involving, or material liabilities of, the Company or any of its Subsidiaries in the Company’s consolidated financial statements or any Company SEC Report.

3.10 No Undisclosed Liabilities. Neither the Company nor any of its Subsidiaries has any liabilities, other than (a) liabilities reflected or otherwise reserved against in the Company Balance Sheet (including the notes thereto), (b) liabilities arising under this Agreement or incurred in connection with the transactions contemplated by this Agreement, (c) liabilities incurred since the Company Balance Sheet Date in the ordinary course of business consistent with past practice, (d) liabilities under executory Contracts to which the Company or any of its Subsidiaries are bound, other than as a result of a breach thereof, and (e) liabilities that would not have, individually or in the aggregate, a Company Material Adverse Effect.

3.11 Absence of Certain Changes.

(a) Since the Company Balance Sheet Date through the Agreement Date, (i) except for the negotiation and entering into of this Agreement, the business of the Company and its Subsidiaries has been conducted, in all material respects, in the ordinary course consistent with past practice, and (ii) there has not been or occurred any Company Material Adverse Effect that is continuing.

(b) Since the Company Balance Sheet Date through the Agreement Date, neither the Company nor any of its Subsidiaries has taken any action that would be prohibited by clauses (i), (iv), (v), (vi), (vii), (x), (xi), (xii), (xiii), (xiv), (xv), (xix) or (xxi) (solely with respect to the foregoing clauses) of Section 5.1(b) if proposed to be taken after the Agreement Date.

3.12 Material Contracts.

(a) Section 3.12 of the Company Disclosure Letter contains a complete and accurate list of all Material Contracts to or by which the Company or any of its Subsidiaries is a party as of the Agreement Date, broken down by category in accordance with the descriptions below. True and complete copies of all such Material Contracts (including all exhibits, schedules and amendments thereto, and an accurate description of the material terms of any oral Material Contracts) have been (x) publicly filed with the SEC without redaction or (y) made available to Parent. For all purposes of and under this Agreement, a “Material Contract” shall mean any of the following to which the Company or any of its Subsidiaries is a party as of the Agreement Date:

(i) any “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K promulgated by the SEC);

(ii) any Contract that:

(A) limits, curtails, or restricts the freedom, right, or ability of the Company, any of its Subsidiaries, or any current or future Affiliates thereof, in each case, in any geographic area, to (1) compete, conduct activities or any line of business, (2) solicit any Person or group of Persons, (3) own, operate, or provide any asset, product, or service, (4) sell, supply, license, distribute, transfer, or pledge any asset, product, or service, or (5) collect, receive, derive, store, transmit, transfer (including cross-border transfers), disclose, or use personally identifiable information (other than end user names/addresses, electricity usage data and related information inherent in smart meter activity), in each case under clauses (A)(3) and (A)(4) in a manner that would reasonably be expect to result in a liability material to the Company and its Subsidiaries, taken as a whole; or

(B) in a manner that is material or reasonably would be expected to be material to the operations of the Company and its Subsidiaries taken as a whole, grants the other party or any third Person: (1) exclusive supply, distribution, purchase, or other similar rights; (2) “most favored nation” or similar status; (3) any type of special discount rights or rebates; (4) any right of first refusal, first notice or first negotiation; (5) material guaranteed availability of supply or services for a period greater than six months; (6) price guarantees for a period greater than six months; or (7) right to require the Company or any of its Subsidiaries to purchase all or any portion of the Company’s or any of its Subsidiaries’ requirements, or similar provision;

(iii) any Contract containing confidentiality clauses or use restrictions, other than (A) standard (i.e., having terms customary in the Company’s industry) non-disclosure, confidentiality, material transfer and consulting Contracts or standard confidentiality clauses or use restrictions contained in any Contracts entered into in the ordinary course of business, (B) any In-bound License, or (C) any Out-bound License;

(iv) any Contract listed in Section 3.15(b)(i) or Section 3.15(b)(ii) of the Company Disclosure Letter;

(v) any Contract with a Major Supplier;

(vi) any employment Contract with persons working in the United States that is not terminable at will or for convenience by the Company on less than 30 days’ notice, or any Contract under which the Company or any of its Subsidiaries has contractual severance, termination or post-termination payment obligations to a current or former service provider in excess of $225,000 per annum;

(vii) any Contract (A) relating to the disposition or acquisition by the Company or any of its Subsidiaries of assets or any business obligating the Company or any of its Subsidiaries to provide funds to, or make any investment (in the form of a loan, capital contribution, or otherwise) in any Person (including any Subsidiary of the Company), (x) whose value is in excess of $500,000 (other than inventory purchases and capital equipment purchases in the ordinary course of business consistent with past practices) or (y) that contains ongoing obligations that would reasonably be expected to result in a liability material to the Company and its Subsidiaries, taken as a whole, or (B) that involves original equipment manufacturing, joint marketing, material joint development, a joint venture, limited liability company, partnership, collaboration, strategic alliance or similar agreements with a third Person that includes the sharing of profits, losses, costs, or liabilities;

(viii) any Contract (A) involving Indebtedness of the Company or any of its Subsidiaries under which the Company and its Subsidiaries, taken as a whole, are liable for a principal amount in excess of $250,000 (which, for the avoidance of doubt, shall not include agreements between the Company and any wholly-owned Subsidiary of the Company or between wholly-owned Subsidiaries of the Company), (B) obligating the Company or any of its Subsidiaries to provide funds to, or make any investment (in the form of a loan, capital contribution, or otherwise) in any Person or (C) providing for future capital expenditures by the Company or any of its Subsidiaries in excess of $250,000 in the aggregate over the 18-month period following the Agreement Date;

(ix) any Government Contract, excluding standard insertion orders and standard non-disclosure agreements, or Contract terms and conditions of which or any information or data contained therein are deemed classified;

(x) any financial derivatives master agreement or confirmation, currency or interest rates hedging agreements, or futures account opening agreements and/or brokerage statements, evidencing financial, currency or interest rate hedging or similar trading activities;

(xi) any mortgage, pledge, security agreement, deed of trust or other Contract granting a Lien on any material property or assets of the Company or any of its Subsidiaries;

(xii) any Collective Bargaining Agreement;

(xiii) any Contract that restricts or otherwise limits the payment of dividends or other distributions on equity securities;

(xiv) any Contract providing for indemnification of any director or officer by the Company or any of its Subsidiaries;

(xv) any Lease involving payments in excess of $500,000 per annum and any Contract that is a lease of personal property involving payments in excess of $150,000 per annum;

(xvi) any Contract (other than Contracts granting or governing equity awards or employment or service relationships) giving the other party the right to terminate such Contract or exercise material rights with respect to such Contract as a result of this Agreement or the consummation of the Merger;

(xvii) [Intentionally omitted;]

(xviii) any Contract relating to the settlement of any civil, administrative or judicial Legal Proceeding or investigation within the past three years;

(xix) other than standard configuration, maintenance and support, or training services provided to end-customers in the ordinary course of business ancillary to sales of Company Products, each Contract that involves performance of Software development, consulting or other similar services commitments by the Company or any of its Subsidiaries, on its face explicitly providing for either (A) recurring annual payments to the Company or any of its Subsidiaries after the Agreement Date of $100,000 or more or (B) aggregate payments or potential aggregate payments to the Company and its Subsidiaries after the Agreement Date of $500,000 or more;

(xx) any Contract (other than Contracts of employment, consulting, or for individual independent contractors entered into in the ordinary course) providing for the development of any Software, content (including textual content and visual, photographic, or graphical content), technology, or Intellectual Property Rights for the Company or any of its Subsidiaries that is material to the Company and its Subsidiaries, taken as a whole;

(xxi) any Contract with (A) a Significant Customer and (B) any of the 25 largest distributors or resellers (including as an original equipment manufacturer or value-added reseller) of any of the Company Products (determined on the basis of aggregate sales made through such distributors or resellers over the four consecutive fiscal quarters period ended June 30, 2017);

(xxii)any Contract under which the Company or any of its Subsidiaries has agreed or is required to provide any third party with rights in or access to Company source code (including on a contingent basis), or to provide for Company source code to be put in escrow;

(xxiii) any Contract providing for indemnification of any Person (A) relating to any current or former business of the Company, any of its Subsidiaries, or any predecessor Person, other than indemnification obligations of the Company or any of its Subsidiaries pursuant to the provisions of a Contract entered into by the Company or any of its Subsidiaries in the ordinary course of business consistent with past practice or that would not reasonably be expected to result in a liability material to the Company and its Subsidiaries, taken as a whole, or (B) with respect to claims involving infringement or misappropriation of any Intellectual Property Rights of any third Person, which Contract does not provide the Company or any of its Subsidiaries with the right to (x) assume control of the defense and settlement of any such claim, (y) require the indemnified Person to implement a non-infringing substitute provided by the Company or any of its Subsidiaries for any Company Product that is the subject of any such claim, and (z) terminate the indemnified Person's right to use any Company Product that is the subject of any such claim if the Company or any of its Subsidiaries is unable to provide a non-infringing substitute or otherwise abate the infringement or alleged infringement;

(xxiv) any Contract under which the Company or any of its Subsidiaries is authorized to market, distribute, or resell any product, service, or Intellectual Property Rights of any third party, other than Contracts entered into in the ordinary course of business;

(xxv) any Contract requiring the Company or any of its Subsidiaries to (A) make any community investment or utilize local content or “value add” in a Company Product, (B) hire or retain employees or non-employee service providers from, or establish a physical presence in, a locality, or similar commitments; and

(xxvi) any Contract that (A) otherwise does not fit within any of the descriptions set forth in the foregoing clauses (i) through (xxv) above, and (B) by its terms, calls for aggregate payment or receipt by the Company or its Subsidiaries under such Contract of more than $500,000 over the remaining term of such Contract (other than payments between the Company and any wholly-owned Subsidiary of the Company or between wholly-owned Subsidiaries of the Company).

(b) Each Material Contract is valid, binding, and enforceable on the Company (and/or each such Subsidiary of the Company party thereto) and, to the Knowledge of the Company, each other party thereto, and is in full force and effect, in accordance with its terms, subject to the Enforceability Limitations, and neither the Company nor any of its Subsidiaries that is a party thereto, nor, to the Knowledge of the Company, any other party thereto, is in material breach of, or material default under, any such Material Contract, and no event has occurred that with notice or lapse of time or both would constitute such a breach or default thereunder by the Company or any of its Subsidiaries, or, to the Knowledge of the Company, any other party thereto. As of the Agreement Date, neither the Company nor any of its Subsidiaries has received any written notice of termination, cancellation, or non-renewal of or any intent or threat to terminate, cancel, or not renew any Material Contract or received any written notice of breach or default in any material respect under any Material Contract which breach has not been cured.

3.13 Real Property.

(a) Neither the Company nor any of its Subsidiaries owns any real property, nor has the Company or any of its Subsidiaries ever owned any real property.

(b) Section 3.13(b) of the Company Disclosure Letter contains a complete and accurate list of all of the existing leases, subleases, or other agreements (collectively, the “Leases”) under which the Company or any of its Subsidiaries, as of the Agreement Date, uses or occupies or has the right to use or occupy, now or in the future, any real property (such property, the “Leased Real Property”) the Lease for which is not terminable by the Company or its Subsidiary upon notice of 60 days or less, including the address for each parcel of Leased Real Property. With respect to each of the Leases listed or required to be listed in Section 3.13(b) of the Company Disclosure Letter:

(i) the Company and/or its Subsidiaries have and own valid leasehold estates in the Leased Real Property, free and clear of all Liens other than Permitted Liens, enjoy peaceful and undisturbed possession of the Leased Real Property and to the Knowledge of the Company, no Person other than the Company or its Subsidiaries has any right (whether by lease, sublease, license, or otherwise) to use or occupy all or any portion of the Leased Real Property;

(ii) neither the Company nor any of its Subsidiaries has received written notice of any actual or, to the Knowledge of the Company, threatened, condemnation, or eminent domain proceedings, or notice of termination or cancellation or material breach or default that affect any Leased Real Property or any part thereof, and neither of the Company nor any of its Subsidiaries has received any written notice of the intention of any Governmental Authority or other Person to take all or any part thereof pursuant to any such proceeding;

(iii) except for renewal and expansion provisions as set forth in the Leases, neither the Company nor any of its Subsidiaries owns, holds, is obligated under or is a party to, any option, right of first refusal or offer or other contractual right to purchase, acquire, sell, assign or dispose of any real estate or any portion thereof or interest therein; and

(iv) the Leased Real Property constitutes all of the real property used by the Company and its Subsidiaries in the operation of the business of the Company and its Subsidiaries, and such Leased Real Property is sufficient in all material respects for the conduct of the business of the Company and its Subsidiaries as currently conducted and as currently proposed to be conducted by the Company.

(c) Section 3.13(c) of the Company Disclosure Letter contains a complete and accurate list of all of the existing Leases granting to any Person, other than the Company or any of its Subsidiaries, any right to use or occupy, now or in the future, any portion of the Leased Real Property.

3.14 Personal Property and Assets. The machinery, equipment, furniture, fixtures and other tangible personal property and assets owned, leased or used by the Company or any of its Subsidiaries (the “Assets”) are, in the aggregate, sufficient and adequate to carry on their respective businesses in all material respects as presently conducted, and the Company and its Subsidiaries are in possession of and have good title to, or valid leasehold interests in or valid rights under Contract to use, such Assets that are material to the Company and its Subsidiaries, taken as a whole, free and clear of all Liens other than Permitted Liens, except as would not, individually or in the aggregate, reasonably be expected to result in a liability material to the Company and its Subsidiaries, taken as a whole. No representation is made under this Section 3.14 with respect to any real property, intellectual property, or Intellectual Property Rights.

3.15 Intellectual Property.

(a) Section 3.15(a) of the Company Disclosure Letter lists, as of the Agreement Date, (i) all Company Registered Intellectual Property Rights and listing for each the type of Intellectual Property Right, the jurisdiction in which each item of Company Registered Intellectual Property Rights has been issued, filed, or recorded, the application, filing, registration or grant numbers and dates, the current status (e.g., issued or pending); and (ii) any claims, suits, actions, or Legal Proceedings pending with respect to any Company

Registered Intellectual Property Rights (other than examination proceedings with respect to applications for Company Registered Intellectual Property Rights). Each of the Company Registered Intellectual Property Rights is subsisting and to the Company’s Knowledge has not been held invalid or unenforceable in any Legal Proceeding or by any Governmental Authority as of the Agreement Date.

(b) Section 3.15(b)(i) of the Company Disclosure Letter sets forth each Contract pursuant to which the Company or any of its Subsidiaries has received any licenses in, under, or to any Intellectual Property Rights incorporated into the Company Products (each an “In-bound License”); provided that In-bound Licenses will not include (i) non-exclusive licenses of commercially available Intellectual Property Rights, such as off-the-shelf Software agreements, (ii) non-exclusive licenses to Software and materials licensed on standard terms as Open Source Materials, (iii) licenses to content, Trademarks or other Intellectual Property Rights granted to the Company or any of its Subsidiaries by their customers that are incidental to the marketing, operation, licensing, sale or provision of the Company Products, or (iv) licenses as would not be material to a Company Product or line of business. The Company and each of its Subsidiaries are in compliance with all In-bound Licenses. Section 3.15(b)(ii) of the Company Disclosure Letter sets forth each Contract pursuant to which the Company or any of its Subsidiaries have granted licenses in, under, or to any Company-Owned Intellectual Property Rights (each an “Out-bound License”); provided that Out-bound Licenses will include any sales, transfers and covenants not to sue and any restrictions on the right of the Company or any of its Subsidiaries to use any Company-Owned Intellectual Property (except as would not, individually or in the aggregate, reasonably be expected to result in a liability material to the Company and its Subsidiaries, taken as a whole), but will not include (i) non-disclosure agreements entered into in the ordinary course of business that do not contain an express license grant by the Company or (ii) non-exclusive licenses, including terms of use, terms of service, Software as a service or “SaaS” licenses or end user license agreements, granted or entered into in the ordinary course of business or in connection with the marketing or sale of any Company Products or incidental to the provision of services to the Company or its Subsidiaries.

(c) The Company or its Subsidiaries own the Company-Owned Intellectual Property Rights free and clear of all Liens other than Permitted Liens, such Permitted Liens including non-exclusive licenses entered into the ordinary course of business, and the licenses, releases, covenants, authorizations, standstills, and other immunities under Intellectual Property Rights expressly granted pursuant to Out-bound Licenses listed in Section 3.15(b)(ii) of the Company Disclosure Letter. To the Knowledge of the Company, as of the Agreement Date, the Company or its Subsidiaries have sufficient rights to use all Intellectual Property Rights necessary and material to the conduct of the Company’s or its Subsidiaries’ business. No Person who has licensed Intellectual Property or Software to the Company or any of its Subsidiaries has ownership or license rights to any improvements, derivative works or other modifications made by the Company or any of its Subsidiaries that are included in any Company Products, except as would not impair the Company’s ability to develop, market, use, license, sell or otherwise distribute any Company Product.

(d) The Company and its Subsidiaries have taken commercially reasonable steps to protect their rights in (i) Company-Owned Intellectual Property, including material confidential information and Trade Secrets or (ii) any Trade Secrets or confidential information of third parties provided to them under obligations of confidentiality and, to the Knowledge of the Company, the Company and its Subsidiaries are not in material breach of the terms of any Contract with respect to the confidentiality or use of confidential information provided to them by third parties. Without limiting the foregoing, the Company and each of its Subsidiaries has a policy of requiring each Person engaged in the development of any Intellectual Property Rights for the Company or any of its Subsidiaries to execute a proprietary information and confidentiality agreement protecting such Trade Secrets and confidential information. The Company and its Subsidiaries have enforced such policy, except as would not, individually or in the aggregate, reasonably be expected to result in a liability material to the Company and its Subsidiaries, taken as a whole. No Company-Owned Intellectual Property has been permitted to lapse into the public domain, except as would not reasonably be expected to materially impair the Company’s ability to develop, market, use, license, sell, or otherwise distribute any Company Product or, individually or in the aggregate, reasonably be expected to result in a liability material to the Company and its Subsidiaries, taken as a whole; provided that this sentence shall not be deemed to refer to such events resulting from Company product releases that necessarily reveal the underlying trade secrets of the Company.

(e) To the Knowledge of the Company, the conduct of the Company’s or its Subsidiaries’ business does not infringe upon, misappropriate or otherwise violate the Intellectual Property Rights of a third Person. No present or former employee, officer or director of the Company or any of its Subsidiaries, or agents, consultants or (sub)contractors holds any right, title or interest, directly or indirectly, in whole or in part, in or to any material Company-Owned Intellectual Property Rights.

(f) As of the Agreement Date, no Legal Proceeding by any third party is pending and served against the Company or any of its Subsidiaries, nor, except as would not, individually or in the aggregate, reasonably be expected to result in a liability material to the Company and its Subsidiaries, taken as a whole, has any of them received any written claim or notice since December 31, 2014, in each case with respect to any warranty or indemnification claim relating to any Company Product or with respect to the breach of any Contract under which any such Company Product has been supplied or provided, in each case, which remains unresolved.

(g) Except as set forth in Section 3.15(g) of the Company Disclosure Letter, and except as would not be material to the Company and its Subsidiaries, taken as a whole, the execution and delivery of this Agreement by the Company, the performance of the Company of its obligations hereunder or the consummation of the Merger will not cause: (i) any loss, forfeiture, termination or impairment of, or creation of a right of termination with respect to the Company’s or any of its Subsidiaries’ ownership or right to use any Company-Owned Intellectual Property Rights; (ii) violate or result in the material breach, modification, cancellation, termination, or suspension of any material In-bound License or material Out-bound License; or (iii) result in the release of any source code or other proprietary confidential Software of the Company or any of its Subsidiaries or in the granting of any right or licenses to any Company-Owned Intellectual Property Rights to any third party.

(h) Except as would not reasonably be expected to result in a liability material to the Company and its Subsidiaries, taken as a whole (i) no Company-Owned Intellectual Property Right in a Company Product is subject to any Open Source License Terms and, to the Knowledge of the Company, the Company and its Subsidiaries are in material compliance with internal policies regarding Open Source Materials and their use; and (ii) to the Knowledge of the Company, neither the Company nor any of its Subsidiaries is subject to the “copyleft” provisions of the GNU General Public License or any similar Open Source License Term.

(i) To the Knowledge of the Company, with respect to the Company Products and all services provided by the Company or its Subsidiaries, (i) the Company is in compliance in all material respects with all applicable contractual commitments relating to any express or implied warranties relating thereto, and such Company Products and services comply in all material respects with the Company’s or its Subsidiaries’ published product specifications and with all regulations, certification standards and other requirements of any applicable Governmental Authority or Person, except for such non-conformities with the foregoing for which an adequate reserve has been made on the Company Balance Sheet (including making all disclosures to, and obtaining any necessary Consents from, users, customers, employees, contractors, and other applicable Persons, and filing any required registrations with the applicable data protection Governmental Authorities); and (ii) the Company has no liability for replacement or modification of any Company Products or other damages in connection therewith, other than in the ordinary course of business consistent with past practice.

(j) The Company and its Subsidiaries have taken commercially reasonable measures to ensure that Personal Information is protected against loss, damage, and unauthorized access, use, modification, or other misuse. To the Knowledge of the Company, except as would not, individually or in the aggregate, reasonably be expected to result in a liability material to the Company and its Subsidiaries, taken as a whole, (i) the Company and its Subsidiaries have been and are in compliance in all material respects with all applicable Laws, and the public-facing privacy policies posted on their websites relating to (A) the privacy of users of Company Products and all of the Company’s and its Subsidiaries’ websites, and (B) the collection, use, storage and disclosure of any personally identifiable information collected or stored by the Company or its Subsidiaries or by third parties acting on Company’s or its Subsidiaries’ behalf or having authorized access to the Company’s or its Subsidiaries’ records, including personally identifiable information with respect to the Company’s or its Subsidiaries’ employees, and (ii) since December 31, 2015, there has been no unauthorized access to, unauthorized disclosure of, or other misuse of any such personally identifiable information collected by the Company or its Subsidiaries.

(k) To the Knowledge of the Company, neither the Company nor any of its Subsidiaries has received any written notice from any third party in the since December 31, 2013, (i) claiming that the operation of the Company or any of its Subsidiaries or the sale or distribution of any Company Product (A) infringes or misappropriates the Intellectual Property Rights of any third party or (B) constitutes unfair competition or trade practices under applicable Laws, or (ii) expressly offering to license to the Company or any of its Subsidiaries third-party Patents in order to avoid infringement of those Patents. Neither the Company nor any of its Subsidiaries has, to the Knowledge of the Company, received, since December 31, 2013, any written notice of a Legal Proceeding challenging the legality, validity, enforceability, or ownership (excluding, for the avoidance of doubt, office actions issued with respect to Registered Intellectual Property Rights applications) of any material Company-Owned Intellectual Property. To the Knowledge of the Company, neither the Company nor any of its Subsidiaries has sent to a third party since December 31, 2013 any notice of any pending or threatened Legal Proceeding involving any Company-Owned Intellectual Property.

(l) To the Knowledge of the Company, neither the Company nor any of its Subsidiaries has any Contract that will, as a result of this Agreement, any of the agreements or documents contemplated hereby, or the consummation of the transactions contemplated hereby and thereby, cause: (i) Parent or any of its Subsidiaries to grant to any Person any material Intellectual Property Rights owned by, or licensed to, Parent or any Parent Subsidiary, the Company or any of its Subsidiaries, or (ii) Parent or any of its Subsidiaries, or the Company or any of its Subsidiaries to pay any royalties or other material amounts to any Person in excess of those payable by any of them, respectively, in the absence of this Agreement, the agreements and documents contemplated hereby, or the consummation of the transactions contemplated hereby and thereby, in each case of this clause (ii) that would reasonably be expected to, individually or in the aggregate, result in a liability material to the Company and its Subsidiaries, taken as a whole or liability to Parent or its Subsidiaries taken as a whole.

(m) To the Knowledge of the Company, Section 3.15(m) of the Company Disclosure Letter lists the only agreements with standards bodies under which the Company or any of its Subsidiaries is subject to any obligation to grant licenses, covenant not to assert Patents, or other similar obligation with respect to any material Company-Owned Intellectual Property Rights.

3.16 Tax Matters.

(a) The Company and each of its Subsidiaries (i) have timely filed (taking into account any valid extensions of time in which to file) all income Tax Returns and all other material Tax Returns required to be filed by any of them and all such Tax Returns are complete and accurate in all material respects, and (ii) have paid, or have adequately reserved the payment of, all material Taxes required to be paid through the Company Balance Sheet Date and not yet due (whether or not shown on any Tax Return). Neither the Company nor any of its Subsidiaries has executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any material Tax beyond the Closing Date.

(b) The Company and each of its Subsidiaries has timely withheld or collected and timely paid over to the appropriate Governmental Authority (or each is properly holding for such timely payment) all material Taxes required by Law to be withheld or collected by it in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

(c) Neither the Company nor any of its Subsidiaries has any material liability for Taxes of any other Person (other than the Company or any of its Subsidiaries), including any obligation to indemnify or otherwise succeed to the liability of any other Person for Taxes, as a transferee or successor, or pursuant to any Law (including Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or non-U.S. Law), Contract, or otherwise.

(d) The Company and its Subsidiaries have documented their transfer pricing methodology in substantial compliance with Section 6662 of the Code and any similar provision of applicable Law.

(e) Neither the Company nor any of its Subsidiaries will be required to include any item of income in, or exclude any material item of deduction from, Taxable income for any Taxable period ending after the Closing as a result of any (i) change in method of accounting under Section 481 of the Code (or any similar provision of state, local or foreign Law), (ii) intercompany transaction or excess loss account under

Section 1502 of the Code and the Treasury Regulations thereunder (or any similar provision of state, local or non-U.S. Law), (iii) closing agreement as described under Section 7121 of the Code (or any similar provision of state, local or non-U.S. Law), (iv) installment sale or open transaction disposition; (v) any prepaid amount, or (vi) an election under Section 108(i) of the Code.

(f) No audit of any material Tax Return of the Company or any of its Subsidiaries is presently in progress, nor has the Company or any of its Subsidiaries been notified in writing of any request for such an audit.

(g) Neither the Company nor any of its Subsidiaries has constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock intended to qualify for Tax-free treatment under Section 355 of the Code.

(h) Neither the Company nor any of its Subsidiaries has engaged in a “reportable transaction,” as set forth in Treasury Regulation § 1.6011-4(b).

(i) None of the Company nor any of its Subsidiaries is (i) a member of an affiliated group (within the meaning of Code §1504(a)) filing a consolidated federal income Tax Return (other than a group the common parent of which is the Company), or (ii) a party to any Tax sharing, indemnification or allocation agreement (other than any such agreement with service providers, customers, vendors, creditors or lessors entered into in the ordinary course of business, the principal purpose of which is not to address Tax matters).

(j) Neither the Company nor its Subsidiaries have received from any Governmental Authority any written notice of proposed adjustment, deficiency or underpayment with respect to a material amount of Taxes which has not since been satisfied by payment, been withdrawn or otherwise resolved, and there is no proceeding pending or threatened in writing against or with respect to the Company or any of its Subsidiaries in respect of any Tax.

(k) There are no Tax rulings or requests for Tax rulings relating to Taxes in effect or pending with any Governmental Authority relating to the Company or any of its Subsidiaries.

(l) Neither the Company nor any of its Subsidiaries is subject to any gain recognition agreement under Section 367 of the Code.

(m) To the Knowledge of the Company, neither the Company nor any of its Subsidiaries has, nor has it ever had (during any Taxable period remaining open for the assessment of Tax by any applicable Governmental Authority under its applicable statute of limitations) any or material permanent establishment (as defined in the applicable tax treaty) outside the jurisdiction of its organization.

(n) The Company has provided copies of all draft analyses regarding the application of Section 382 of the Code in its possession.

(o) There are no material Liens for Taxes (other than Permitted Liens) on any assets of the Company or any of its Subsidiaries.

(p) No written claim has ever been made by a Governmental Authority in a jurisdiction where the Company or any of its Subsidiaries do not file Tax Returns that the Company or any of its Subsidiaries is or may be subject to Tax by that jurisdiction.

3.17 Employee Plans.

(a) Section 3.17(a) of the Company Disclosure Letter sets forth a correct and complete list of each material Employee Plan. “Employee Plan” shall mean each (i) “employee benefit plan” (as defined in Section 3(3) of ERISA), whether or not subject to ERISA, and (ii) employment, consulting, bonus, stock option, stock purchase, equity, equity-based, benefit, incentive compensation, profit sharing, savings, retirement, disability, vacation, paid time off, deferred compensation, consulting, severance, termination, retention, change of control, sick leave, disability, death benefit, insurance, hospitalization, medical, dental, life, employee loan, educational assistance, and other similar fringe, welfare or other employee benefit plan, program, agreement, Contract, policy or binding arrangement (whether or not in writing and whether or not covering a single individual or group of individuals), in each case, which is sponsored, maintained, contributed to, or required to be contributed to for the benefit of any current or former employee, non-employee service provider, individual independent contractor, or director of the Company, any of its Subsidiaries or any of their ERISA Affiliates, or any of their dependents or beneficiaries, or with respect to which the Company or any of its Subsidiaries has any material liability (including contingent liability), but excluding in all cases, offer letters, employment letters and individual consulting agreements in each case on the Company’s standard form for the relevant jurisdiction that may be terminated for convenience by the Company with less than 35 days of advance notice, or by the Company without liability for advance notice or severance in excess of any statutory requirements. “International Employee Plans” shall mean each Employee Plan that is maintained in any non-U.S. jurisdiction or provides compensation or benefits primarily for the benefit of any current or former employee or non-employee service provider of the Company, any of its Subsidiaries, or any of their ERISA Affiliates. With respect to each Employee Plan, to the extent applicable, the Company has made available to Parent complete and accurate copies of (A) the two most recent annual reports on Form 5500 required to have been filed with the IRS or DOL for each Employee Plan, including all schedules thereto; (B) the most recent determination or opinion letter, if any, from the IRS for any Employee Plan that is intended to qualify under Section 401(a) of the Code; (C) the current plan documents, including all amendments thereto, summary plan descriptions, and summaries of material modifications, or a written description of the terms of any Employee Plan that is not in writing; (D) any related trust agreements, insurance Contracts, insurance policies or other documents of any funding arrangements; (E) the most recent audited financial statements and/or actuarial valuation report; and (F) any filings, communications, and notices to or from the IRS, DOL, or other Governmental Authority relating to any material compliance issues in respect of any such Employee Plan. With respect to each International Employee Plan, to the extent applicable, the Company has made available to Parent complete and accurate copies of (x) the most recent annual report or similar compliance documents required to be filed with any Governmental Authority with respect to such plan and (y) any document comparable to the determination letter referenced under clause (B) above issued by a Governmental Authority relating to the satisfaction of Law necessary to obtain the most favorable Tax treatment.

(b) No Employee Plan is, and none of the Company, any of its Subsidiaries, any of its or their ERISA Affiliates, or any of their respective predecessors has contributed to, contributes to, has been required to contribute to, or has otherwise participated in or has any liability, direct or indirect, with respect to (i) a “defined benefit plan” (as defined in Section 414 of the Code), (ii) a “multiemployer plan” (as defined in Section 3(37) of ERISA), (iii) a “multiple employer plan” (as defined in Section 4063 or 4064 of ERISA), (iv) a plan subject to Section 302 of ERISA, Section 412, 430 or 4971 of the Code or Title IV of ERISA, (v) a “multiple employer welfare arrangement” (as defined in Section 3(40) of ERISA) or (vi) a plan maintained in connection with any trust described in Section 501(c)(9) of the Code. None of the Company, any of its Subsidiaries, or any of their ERISA Affiliates has incurred, either directly or indirectly, any material liability under Title IV or Section 302 of ERISA or the penalty, excise Tax or joint and several liability provisions of the Code relating to employee benefit plans that has not been satisfied in full. No event has occurred, and no condition exists that would reasonably be expected to subject the Company or any of its Subsidiaries, including by reason of its affiliation with any current or former ERISA Affiliate, to any material (1) Tax, penalty, fine, (2) lien or (3) other liability imposed by applicable Law, including ERISA and the Code.

(c) Except as would not, individually or in the aggregate, reasonably be expected to result in a liability material to the Company and its Subsidiaries, taken as a whole, each Employee Plan has been established, maintained, operated and administered, in compliance with its terms and with all applicable Law, including the applicable provisions of ERISA and the Code. Since January 1, 2014, neither the Company nor any of its Subsidiaries has taken any corrective action or made a filing under any voluntary correction program of the IRS, the DOL, or any other Governmental Authority with respect to any Employee Plan, and neither the Company nor any of its Subsidiaries has any Knowledge of any plan defect that would qualify for correction under any such voluntary correction program.

(d) Each Employee Plan that is subject to Section 409A of the Code is and has been operated, documented, and administered, in all material respects, in compliance with Section 409A of the Code.

(e) There are no Legal Proceedings pending or, to the Knowledge of the Company, threatened on behalf of or against any Employee Plan, the assets of any trust under any Employee Plan, or the plan sponsor, plan administrator or any fiduciary or any Employee Plan, other than routine claims for benefits.

(f) None of the Company, any of its Subsidiaries, or, to the Knowledge of the Company, any of their respective directors, officers, employees or agents has, with respect to any Employee Plan, engaged in or been a party to any non-exempt “prohibited transaction,” as such term is defined in Section 4975 of the Code or Section 406 of ERISA, which could reasonably be expected to result in the imposition of a material penalty assessed pursuant to Section 502(i) of ERISA or a material Tax imposed by Section 4975 of the Code, in each case applicable to the Company, any of its Subsidiaries or any Employee Plan or for which the Company or any of its Subsidiaries has any indemnification obligation.

(g) No Employee Plan provides for any post-employment or post-retirement welfare benefits to former employees or service providers of the Company or its ERISA Affiliates (or their respective beneficiaries or dependents) beyond their retirement or other separation from service, other than pursuant to Section 4980B of the Code or any similar Law (and, except as set forth on Section 3.17(g) of the Company Disclosure Letter, with the participant bearing the premium costs). With respect to each Employee Plan that is subject to Section 4980B of the Code, the Company and its Subsidiaries have complied in all material respects with the continuation coverage requirements of Section 4980B of the Code and Part 6 of Subtitle B of Title I of ERISA. No Employee Plan that provides health insurance or medical coverage is self-funded or self-insured.

(h) Each Employee Plan that is intended to be “qualified” under Section 401 of the Code may rely on a prototype opinion letter or has received a favorable determination letter from the IRS and, to the Knowledge of the Company, no fact, circumstance, or event has occurred or exists since the date of such favorable prototype opinion letter or determination letter that would reasonably be expected to affect the qualified status of any such Employee Plan.

(i) Except as could not, individually or in the aggregate, result in a liability material to the Company and its Subsidiaries, taken as a whole, each International Employee Plan (1) that is intended to qualify for special Tax treatment, has met all requirements for such Tax treatment, (2) does not have unfunded liabilities or liabilities that could reasonably be imposed upon the assets of the Company or any Subsidiary by reason of such International Employee Plan, (3) is and has been operated in compliance with its terms, any applicable collective bargaining or other works council agreements, and all applicable Laws, and (4) if intended or required to be qualified, approved or registered with a Governmental Authority, is and has been so qualified, approved or registered and nothing has occurred that could reasonably be expected to result in the loss of such qualification, approval or registration, as applicable.

(j) Except as would not, individually or in the aggregate, reasonably be expected to result in a liability material to the Company and its Subsidiaries, taken as a whole, all contributions, premiums and other payments required to be made with respect to any Employee Plan by applicable Law or by any plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any Employee Plan, have been timely made or paid in full or, to the extent not required to be made or paid on or before the date hereof, have been accrued or reserved for on the books and records of the Company in accordance with GAAP.

(k) Except as set forth in Section 3.17(k) of the Company Disclosure Letter, the execution or delivery of this Agreement, all other agreements and documents contemplated hereby to which the Company is a party, and the consummation of the transactions contemplated hereby and thereby will not, either alone or in connection with any termination of employment (whether voluntary, involuntary, with or without good reason, or with or without cause, as a result of disability, death, retirement, or otherwise) or any other employment-related event (1) result in any severance or payment or benefit becoming due or payable, or required to be provided, to any current or former director, officer, employee, or individual independent contractor of the Company or any of its Subsidiaries, (2) trigger or accelerate the time of payment or vesting or increase the amount or value of any benefit or compensation otherwise payable or required to be provided to any such current or former director, officer, employee, or individual independent contractor, (3) accelerate the timing of any funding obligation under any Employee Plan, or (4) result in the forgiveness of Indebtedness for the benefit of any current or former director, officer, employee or individual independent contractor of the Company or any of its Subsidiaries.

(l) Neither the execution by the Company of this Agreement nor the consummation of the transactions contemplated hereby (either alone or upon the occurrence of any additional or subsequent event) could reasonably be expected to result in the payment of any amount that would, individually or in combination with any other payment, constitute an “excess parachute payment” within the meaning of Section 280G of the Code. No Employee Plan provides for, and no Person is entitled to receive any additional payment (including any Tax gross-up payment) from the Company or any of its Subsidiaries as a result of the imposition of additional Taxes under Sections 409A or 4999 of the Code.

3.18 Labor Matters.

(a) (i) Except as set forth in Section 3.18(a) of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement, labor union Contract, or works council or trade union agreement (each a “Collective Bargaining Agreement”), (ii) to the Knowledge of the Company, there are no activities or proceedings of any labor or trade union to organize any employees of the Company or any of its Subsidiaries; (iii) no Collective Bargaining Agreement is being negotiated by the Company or any of its Subsidiaries, and (iv) there is no strike, dispute, lockout, slowdown, walkout, work stoppage, picketing, hand billing, or slowdown against or affecting the Company or any of its Subsidiaries pending or, to the Knowledge of the Company, threatened that may interfere with the respective business activities of the Company or any of its Subsidiaries and no such strike, dispute, lockout, slowdown, walkout, work stoppage, picketing, hand billing, or slowdown has occurred since December 31, 2013.

(b) Except as would not, individually or in the aggregate, reasonably be expected to result in a liability material to the Company and its Subsidiaries, taken as a whole, (i) the Company and its Subsidiaries have complied in all respects with local applicable Laws and Orders with respect to employment (including applicable Laws regarding wage and hour requirements, correct classification of independent contractors and of employees as exempt and non-exempt, immigration status, discrimination in employment, employee health and safety, immigration, disability rights or benefits, equal opportunity, plant closures and layoffs, affirmative action, workers’ compensation, labor relations, collective bargaining, employee leave issues and unemployment insurance), and (ii) there are no unfair labor practice charges, claims, Legal Proceedings, charges, or other grievances currently pending relating to any current or former employee or individual independent contractor of the Company or any of its Subsidiaries).

(c) Neither the Company nor any of its Subsidiaries is liable for any material payment to any trust or other fund or to any Governmental Authority, with respect to unemployment compensation benefits, social security or other benefits for employees (other than routine payments to be made in the ordinary course of business consistent with past practice). None of the Company or any of its Subsidiaries has any material liability by reason of an individual who performs or performed services for the Company or any of its Subsidiaries in any capacity being improperly excluded from participating in an Employee Plan.

(d) To the Knowledge of the Company, no employee of the Company or any of its Subsidiaries is in any material respect in violation of any term of any employment agreement, nondisclosure agreement, common law nondisclosure obligation, fiduciary duty, noncompetition agreement, restrictive covenant or other obligation to any third party related to their employment with the Company or any Subsidiary.

(e) Since December 31, 2013, neither the Company nor its Subsidiaries has taken any action which would constitute a “plant closing” or “mass layoff” within the meaning of the WARN Act or similar foreign, state or local applicable Law, issued any notification of a plant closing or mass layoff required by the WARN Act or similar foreign, state or local applicable Law, or incurred any liability or obligation under WARN or any similar foreign, state or local applicable Law that remains unsatisfied.

(f) As of the Agreement Date, the Company has not received any notice from any officer or director of the Company that he/she intends to resign from the Company or its Subsidiaries.

3.19 Permits. The Company and its Subsidiaries possess and are in compliance with, and since December 31, 2014, have been in compliance with, the terms of all material permits, licenses, certificates, authorizations, Consents, franchises, filings, variances, exemptions, waivers, approvals, Orders, registrations, clearances, and approvals from Governmental Authorities required to conduct their businesses as currently conducted (“Permits”), and no suspension modification, revocation, or cancellation of any such Permits is pending or, to the Knowledge of the Company, threatened.

3.20 Compliance with Laws.

(a) Each of the Company and each of its Subsidiaries is and at all times since December 31, 2014 has been in compliance with all Laws and Orders applicable to the Company and its Subsidiaries, except for such violations or noncompliance that would not, individually or in the aggregate, reasonably be expected to result in a liability material to the Company and its Subsidiaries, taken as a whole.

(b) To the Knowledge of the Company, neither the Company nor any of its Subsidiaries has since December 31, 2013 received any written notice from any Governmental Authority alleging any violation or potential violation by the Company or any of its Subsidiaries of any applicable Law or Order and that remains outstanding or unresolved. To the Knowledge of the Company, no investigation by any Governmental Authority of the Company or any of its Subsidiaries is pending or threatened.

(c) None of the Company, any of its Subsidiaries, any of their respective officers, directors, employees, nor, to the Knowledge of the Company, any of their respective Affiliates, agents, consultants, sales representatives, distributors, resellers, or any other Person acting on behalf of the Company or any of its Subsidiaries have, since December 31, 2014, directly or indirectly, taken any action which would cause them to be in violation of (i) the Foreign Corrupt Practices Act of 1977, as amended, or any rules or regulations thereunder; (ii) the UK Bribery Act 2010; or (iii) any other applicable anti-corruption or anti-bribery Laws or Orders of any Governmental Authority (whether by virtue of jurisdiction or organization or conduct of business) (collectively, the “Applicable Anti-Corruption Laws”).

(d) None of the Company, any of its Subsidiaries, any of their respective officers, directors, employees, nor, to the Knowledge of the Company, any of their respective Affiliates, agents, consultants, sales representatives, distributors, resellers, or any other Person acting on behalf of the Company or any of its Subsidiaries, have, since December 31, 2014, directly or indirectly, offered, paid, promised to pay, or authorized a payment, of any money or other thing of value (including any fee, gift, sample, travel expense or entertainment) to any of the following Persons for the purpose of corruptly influencing any act or decision of such Person in his official capacity, inducing such Person to do or omit to do any act in violation of the lawful duty of such Person, securing any improper advantage, or inducing such Person to use his influence with a foreign Governmental Authority or instrumentality thereof to affect or to influence any act or decision of such Governmental Authority or instrumentality, in order to assist the Company in obtaining or retaining business for or with, or directing the business to, any Person: (i) any Person who is an agent, representative, official, officer, director, or employee of any non-U.S. Governmental Authority or any department, agency, or instrumentality thereof (including officers, directors, and employees of state-owned, operated or controlled entities) or of a public international organization; (ii) any Person acting in an official capacity for or on behalf of any such government, department, agency, instrumentality, or public international organization; (iii) any political party or official thereof; (iv) any candidate for political or political party office (such recipients in paragraphs (i), (ii), (iii) and (iv) of this subsection, collectively, “Government Officials”); or (v) any other individual or entity while knowing or having reason to believe that all or any portion of such money or thing of value would be offered, given, or promised, directly or indirectly, to any Government Official.

(e) Since December 31, 2014, the Company and its Subsidiaries have devised and maintained a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed and access to assets is permitted only in accordance with the Company’s or its Subsidiaries’ applicable policies and procedures and management’s general or specific authorization, and (ii) transactions have been recorded as necessary to permit preparation of periodic financial statements and to maintain accountability for assets and has otherwise established reasonable and adequate internal controls and procedures intended to ensure compliance with Applicable Anti-Corruption Laws.

(f) The books, records and accounts of the Company and its Subsidiaries have since December 31, 2014, accurately and fairly reflected, in reasonable detail, the transactions and dispositions of their respective funds and assets. Since December 31, 2014, there have been no false or fictitious entries made in the books, records or accounts of the Company or any of its Subsidiaries relating to any illegal payment or secret or unrecorded fund, and neither the Company nor any of its Subsidiaries has established or maintained a secret or unrecorded fund.

(g) None of the Company nor any of its Subsidiaries have, since December 31, 2014, engaged in commercial bribery, or acceptance of or acquiescence in kickbacks or other unlawful means of obtaining business.

(h) The Company and each of its Subsidiaries is, and at all times since December 31, 2014 has been, in compliance in all material respects with all applicable Export Control Laws. Without limiting the foregoing, (i) each of the Company and each of its Subsidiaries has obtained all licenses and other approvals required by any Export Control Law and all such licenses are or were in full force and effect at the relevant time; (ii) each of the Company and each of its Subsidiaries is in compliance in all material respects with the terms of such applicable export licenses or other approvals; (iii) as of the Agreement Date, there are no pending or, to the Knowledge of the Company, threatened claims against the Company or any of its Subsidiaries with respect to such export licenses or other approvals and (iv) to the Knowledge of the Company, there are no actions, conditions or circumstances pertaining to the Company’s or any of its Subsidiaries’ export transactions that would reasonably be expected to give rise to any future actions or material claims against the Company or any of its Subsidiaries. No approval is required under any Export Control Law for the transfer of any export licenses or approvals from the Company or any Subsidiary to Parent or any of its Affiliates, including Acquisition Sub, or otherwise in connection with the consummation of the transactions contemplated by this Agreement or by any other agreements contemplated hereby, other than export approvals that can be obtained expeditiously without material cost. Section 3.20(h) of the Company Disclosure Letter sets forth, for each of the Company Products and technology, the true, complete and accurate listing of the applicable export control classification number under the Commerce Control List (codified at 15 CFR Part 774), indicating the basis for each such classification. None of the Company Products, technology or activities of the Company or any of its Subsidiaries are subject to the International Traffic In Arms Regulations (set forth at 22 CFR Parts 121-130) (“ITAR”). Neither the Company nor any of its Subsidiaries is registered with the Directorate of Defense trade controls under ITAR or otherwise engaged in the production of any defense article or the provision of defense services as such terms are defined in the ITAR. Neither the Company nor any of its Subsidiaries is subject to the National Industrial Security Program administered by the Defense Security Service.

3.21 Environmental Matters.

(a) The Company and each of its Subsidiaries are now and have been in compliance in all material respects with all applicable Environmental Laws, and possess and are now and have at all times since December 31, 2015, been, in all material respects, in compliance with all applicable Environmental Permits necessary to operate the business as presently operated.

(b) Neither the Company nor any of its Subsidiaries has transported, produced, processed, manufactured, generated, used, treated, handled, stored, Released or disposed of any Hazardous Materials, except in compliance, in all material respects, with applicable Environmental Laws.

(c) Neither the Company nor any of its Subsidiaries has exposed any employee or any third party to Hazardous Materials in violation of any Environmental Law, except as would not, individually or in the aggregate, reasonably be expected to result in a liability material to the Company and its Subsidiaries, taken as a whole.

(d) Neither the Company nor any of its Subsidiaries has received from a Governmental Authority any written notification alleging that it is liable for any Release or threatened Release of Hazardous Materials at any location, except with respect to any such notification concerning any such Release or threatened Release, to the extent such matter has been resolved with the appropriate foreign, federal, state or local regulatory authority or otherwise with no ongoing corrective action liability or obligation on the part of the Company or any of its Subsidiaries.

(e) Except as would not, individually or in the aggregate, reasonably be expected to result in a liability material to the Company and its Subsidiaries, taken as a whole, there are no Legal Proceedings pending or, to the Knowledge of the Company, threatened relating to the Company’s or its Subsidiaries’ non-compliance with Environmental Laws.

3.22 Litigation. As of the Agreement Date, there is no Legal Proceeding pending, or, to the Knowledge of the Company, threatened in writing against the Company or any of its Subsidiaries, in either such case, seeking monetary damages of $100,000 or more or any non-monetary relief. As of the Agreement Date, neither the Company nor any of its Subsidiaries is subject to any outstanding Order that would, individually or in the aggregate, reasonably be expected to result in a liability material to the Company and its Subsidiaries, taken as a whole. As of the Agreement Date, to the Knowledge of the Company, no director or officer of the Company or any of its Subsidiaries is subject to any Order that prohibits such individual from engaging or continuing any conduct, activity or practice relating to the business of the Company or any of its Subsidiaries. There are no internal investigations or internal inquiries that, during the past four years, have been conducted by or at the direction of the Company Board (or any committee thereof) concerning any financial, accounting, or other misfeasance or malfeasance issues or that could reasonably be expected to lead to a voluntary disclosure or enforcement action.

3.23 Insurance. The Company and its Subsidiaries have all material policies of insurance covering the Company, its Subsidiaries or any of their respective employees, properties or assets, including policies of life, property, fire, workers’ compensation, products liability, directors’ and officers’ liability and other casualty and liability insurance, that is in a form and amount that is customarily carried by Persons conducting business similar to that of the Company and which the Company believes is adequate for the operation of its business. Section 3.23 of the Company Disclosure Letter contains a complete and accurate list of such insurance policy maintained by the Company and its Subsidiaries. All such insurance policies are in full force and effect, no notice of cancellation has been received, and there is no existing default or event which, with the giving of notice or lapse of time or both, would constitute a default, by any insured thereunder, except for such defaults that would not, individually or in the aggregate, reasonably be expected to result in a liability material to the Company and its Subsidiaries, taken as a whole. As of the Agreement Date, there is no material claim pending under any of such policies as to which coverage has been questioned, denied or disputed by the underwriters of such policies and there has been no threatened termination of, or material premium increase with respect to, any such policies.

3.24 Related Party Transactions. Except for indemnification, compensation, employment, or other similar arrangements between the Company or any of its Subsidiaries, on the one hand, and any director or officer thereof, on the other hand, there are no, and since March 12, 2013 there have been no, transactions, agreements, arrangements, or understandings between the Company or any of its Subsidiaries, on the one hand, and any other Person that would be required to be disclosed pursuant to Item 404 of Regulation S-K under the Securities Act in the Company’s Form 10-K or proxy statement pertaining to an annual meeting of stockholders.

3.25 Brokers. Except as set forth in Section 3.25 of the Company Disclosure Letter, there is no financial advisor, investment banker, broker, finder, agent or other Person that has been retained by or is authorized to act on behalf of the Company or any of its Subsidiaries who is entitled to any financial advisor’s, investment banking, brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement.

3.26 Opinion of Financial Advisor. The Company Board has received the opinion (the “Fairness Opinion”) of Evercore Group L.L.C., financial advisor to the Company, to the effect that, as of the date of such opinion, and subject to and based upon the various qualifications and assumptions set forth therein, the Merger Consideration is fair, from a financial point of view, to the holders of shares of Company Common Stock entitled to receive such Merger Consideration. The Company has obtained the authorization of the Evercore Group L.L.C. to permit the inclusion of the Fairness Opinion in its entirety (as well as a description of the Fairness Opinion) and references thereto in the Proxy Statement.

3.27 Anti-Takeover Statutes. Assuming that the representations of Parent and Acquisition Sub set forth in Section 4.7 are accurate, the Company Board has (a) taken all necessary actions so that the restrictions on business combinations set forth in Section 203 of the DGCL and any other similar applicable Law are not applicable to this Agreement and all other agreements contemplated hereby and the transactions contemplated hereby and thereby and (b) duly and unanimously adopted resolutions (i) determining that the terms of the Merger and the other transactions contemplated by this Agreement are fair to, and in the best interests of, the Company and its stockholders, (ii) determining that it is in the best interests of the Company and its stockholders, and declaring it advisable, to enter into this Agreement, (iii) approving the execution and delivery by the Company of this Agreement, the performance by the Company of its covenants and agreements contained herein, and the consummation of the Merger and the other transactions contemplated by this Agreement upon the terms and subject to the conditions contained herein and (iv) resolving to recommend that the holders of Shares adopt this Agreement in accordance with the DGCL. No other “fair price,” “moratorium,” “control share acquisition”, “business combination,” or other anti-takeover statute or similar statute or regulation applies to or purports to apply to the Merger, the Company, the Shares, or the other transactions contemplated hereby. None of the Company or any of its Subsidiaries has adopted a stockholder rights agreement, rights plan, “poison pill” or other similar agreement.

3.28 Proxy Statement. The proxy statement, letter to stockholders, notice of meeting and form of proxy accompanying the proxy statement that will be provided to the Company Stockholders in connection with the solicitation of proxies for use at the Company Stockholder Meeting (collectively, as amended or supplemented, and together with any other proxy materials relating to the Merger or the transactions contemplated by this Agreement and all other agreements and documents contemplated hereby, the “Proxy Statement”) will, when filed with the SEC, comply as to form in all material respects with the applicable requirements of the Exchange Act. The Proxy Statement will not, at the time the Proxy Statement is filed with the SEC, at the time the Proxy Statement is first sent to the Company Stockholders or at the time of the Company Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that notwithstanding the foregoing, no representation or warranty is made by the Company with respect to information supplied by Parent or Acquisition Sub or any of their directors, officers, employees, controlled Affiliates, or any investment banker, attorney, accountant, or other authorized agent or representative retained by any of them (collectively, “Representatives”) or supplied by any Affiliates of Parent or Acquisition Sub for inclusion or incorporation by reference in the Proxy Statement.

3.29 Absence of Indemnifiable Claims. As of the Agreement Date, there are no pending claims for any director or officer of the Company or any of its Subsidiaries to indemnification by the Company or any of its Subsidiaries under Law, the certificate of incorporation or bylaws of the Company, the governing documents of such Subsidiary of the Company, or any insurance policy or Contract maintained by the Company or such Subsidiary of the Company.

3.30 Customers and Suppliers.

(a) As of the Agreement Date, the Company has no Knowledge of any outstanding material disputes concerning any Company Products or any services provided by the Company or any of its Subsidiaries with respect thereto with any of the 15 largest customers of the Company or its Subsidiaries based in revenues received in the four consecutive quarters ended June 30, 2017 or revenues expected by the Company to be received in the four consecutive quarters ended June 30, 2018 (each, a “Significant Customer”). As of the Agreement Date, the Company has not received any written, or to the Company’s Knowledge, oral notice from any Significant Customer that such customer will not continue as a customer of the Company or any of its Subsidiaries after the Effective Time or that any such customer intends to terminate or materially modify existing Contracts or arrangements with Company or any of its Subsidiaries.

(b) As of the Agreement Date, the Company has no Knowledge of any outstanding material disputes with any supplier of the Company or any of its Subsidiaries who, in the four consecutive fiscal quarters period ended June 30, 2017 was one of the 15 largest recipients of payments by the Company and its Subsidiaries on a consolidated basis (each, a “Major Supplier”). As of the Agreement Date, neither the Company nor any of its Subsidiaries has received any written, or to the Company’s Knowledge, oral notice from any Major Supplier that it intends to terminate, not renew, or materially and adversely change the terms of (whether related to payment, price, or otherwise) its relationship with the Company or any of its Subsidiaries.

3.31 Privacy.

(a) Except as would not, individually or in the aggregate, reasonably be expected to result in a liability material to the Company and its Subsidiaries, taken as a whole, the Company and each of its Subsidiaries has (i) at all times since December 31, 2013 complied in all respects with its published privacy, marketing and security policies and internal privacy, marketing and security policies and guidelines and all Privacy and Security Laws, including with respect to (A) notice, consent and opt-out requirements related to all Personal Information and (B) the Processing of Personal Information and (ii) taken commercially reasonable measures to ensure that Personal Information and IT Systems are protected against loss, damage, and unauthorized access, use, modification, or other misuse. Except as would not, individually or in the aggregate, reasonably be expected to result in a liability material to the Company and its Subsidiaries, taken as a whole, there has been no loss, damage, or unauthorized access, use, modification, or other misuse of any such Personal Information by third parties or the Company, any of its Subsidiaries, or any of their respective employees or contractors.

(b) Except as would not, individually or in the aggregate, reasonably be expected to result in a liability material to the Company and its Subsidiaries, taken as a whole, the Company and each of its Subsidiaries have (i) complied in all respects with all third party privacy, marketing and security policies, procedures and guidelines and applicable contractual obligations related to privacy, marketing and security that are known to, and binding on, the Company or its Subsidiaries; and (ii) taken all commercially reasonable measures to ensure that all third-party service providers and clients have complied with (x) their privacy, marketing, and security contractual obligations to the Company or its Subsidiaries, (y) the Company’s disclosed privacy, marketing and security policies, procedures and guidelines, and (z) all applicable Privacy and Security Laws. The Company has implemented, maintained, and improves as reasonable, controls, policies, procedures and practices governing Personal Information and the Processing thereof that (x) comply with all applicable Privacy and Security Laws and Contracts of the Company or its Subsidiaries, and are commercially reasonable, (y) are consistently enforced and followed in the conduct of the business of the Company and its Subsidiaries, and (z) are the subject of routine training administered by the Company and its Subsidiaries to their respective officers, directors, employees, subcontractors, and agents.

(c) Except as would not, individually or in the aggregate, reasonably be expected to result in a liability material to the Company and its Subsidiaries, taken as a whole, no Person (including any Governmental Authority) has made any claim or commenced any Legal Proceeding with respect to loss, damage, or unauthorized access, use, modification, or other misuse of any Personal Information or IT Systems by third parties, the Company, any of its Subsidiaries, or any of their respective employees or contractors.

(d) The execution, delivery and performance of this Agreement and all other agreements and documents contemplated hereby and the consummation of the Merger and the other transactions contemplated hereby and thereby comply with the Company's and each of its Subsidiaries’ applicable privacy, marketing, and security policies, procedures, contractual obligations, and guidelines, and with all Privacy and Security Laws as they pertain to the Personal Information Processed by the Company (including any such Laws in the jurisdictions where the applicable information is Processed).

(e) Except as would not, individually or in the aggregate, reasonably be expected to result in a liability material to the Company and its Subsidiaries, taken as a whole, neither the Company nor its Subsidiaries has suffered a security breach which has compromised either the security, confidentiality or integrity of Personal Information or the physical, technical, administrative or organizational safeguards put in place by Company that relate to the protection of the security, confidentiality or integrity of Personal Information.

(f) The Company and its Subsidiaries (including their contractors) maintain disaster recovery and business continuity plans, procedures, and facilities that are reasonable and customary for a business of substantially similar size that Processes similar Personal Information and that satisfy the Company’s and its Subsidiaries’ contractual and legal obligations. The Company has implemented reasonable and appropriate plans, controls, and programs that (i) identify internal and external risks to the security of Personal Information; (ii) implement, monitor, and improve adequate and effective administrative, electronic, and physical safeguards to control those risks; (iii) maintain notification procedures in compliance with applicable Laws in the case of any breach of security compromising data, including data containing Personal Information; and (iv) provides for the prevention of data loss.

3.32 Government Contracts Matters.

(a) The Company and each of its Subsidiaries have complied in all material respects with Laws with respect to all Government Contracts and Government Bids.

(b) All facts set forth in or acknowledged by the Company or any of its Subsidiaries in any certification, representation or disclosure statement submitted by the Company or any of its Subsidiaries with respect to any Government Contract or, to the Knowledge of the Company, any Government Bid were current, accurate and complete in all material respects as of the date indicated in such submission or as of such other date as required by the Government Contract, or to the Knowledge of the Company, any Government Bid.

(c) None of the Company nor any of its Subsidiaries, and, to the Knowledge of the Company, no current employee of the Company or any of its Subsidiaries, has been excluded, debarred, or suspended from doing business with any Governmental Authority, or, to the Knowledge of the Company, threatened with exclusion, debarment or suspension by any Governmental Authority (or by the relevant contracting official of such authority), or been informed that any actions by the Company or any of its Subsidiaries could result in exclusion, debarment or suspension by any Governmental Authority, and, to the Knowledge of the Company, no circumstances exist that would warrant the institution of debarment or suspension proceedings against the Company, any of its Subsidiaries, or any employee of the Company or any of its Subsidiaries.

(d) No negative determination of responsibility has been issued, or, to the Knowledge of the Company, threatened or proposed against and provided to the Company or any of its Subsidiaries in connection with any Government Contract or Government Bid.

(e) In each case in which the Company or any of its Subsidiaries has delivered or otherwise provided any technical data, Software or other Intellectual Property Rights to any Governmental Authority in connection with any Government Contract, the Company or its Subsidiary, as applicable, has provided such technical data, computer Software and other Intellectual Property solely as a "commercial item" pursuant to the Company's commercial terms and conditions.

3.33 Exclusivity of Representations; Non-Reliance.

(a) Except for the representations and warranties expressly set forth in this Article III, (i) neither the Company nor any of its Subsidiaries (or any other Person) makes, or has made, any representation or warranty relating to the Company, its Subsidiaries or any of their businesses or operations or otherwise in connection with this Agreement or the transactions contemplated hereby, (ii) no Person has been authorized by the Company or any of its Subsidiaries to make any representation or warranty relating to the Company, its Subsidiaries or any of their businesses or operations or otherwise in connection with this Agreement or the transactions contemplated hereby, including as to the accuracy or completeness thereof, and if made, such representation or warranty must not be relied upon by Parent or any of its Affiliates or any Representatives of any of the foregoing as having been authorized by the Company or any of its Subsidiaries (or any other Person on their behalf), provided, that, such disclaimer of reliance in this clause (ii) shall not apply in the case of fraud, and (iii) except in the case of fraud, any estimate, projection, prediction, data, financial information, memorandum, presentation or any other materials or information provided or addressed to Parent or any of its Affiliates or the Representatives of any of the foregoing, including any materials or information made available in the electronic data room hosted by or on behalf of the Company in connection with the transactions contemplated hereby or in connection with presentations by the Company’s management, are not and shall not be deemed to be or include representations or warranties unless and to the extent any such materials or information is the subject of any express representation or warranty set forth in this Article III.

(b) Except for the representations and warranties set forth in Article IV, the Company acknowledges and agrees that (i) neither Parent nor Acquisition Sub nor any other Person on behalf of either of them has made or is making any express or implied representation or warranty with respect to Parent or Acquisition Sub or any of their Affiliates or any of their respective businesses, operations, condition (financial or otherwise) or any other matter or with respect to any other information provided to the Company or any of its Affiliates or Representatives; and (ii) any such other representations and warranties are expressly disclaimed by Parent and Acquisition Sub, and neither the Company nor any Person on its behalf is entitled to rely on, or has relied on or is relying on, any such representation or warranty, if made.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF PARENT AND ACQUISITION SUB

Parent and Acquisition Sub hereby represent and warrant to the Company as follows:

4.1 Organization; Good Standing. Parent is a corporation duly organized, validly existing and in good standing under the Laws of the State of Washington, and has the requisite corporate power and authority to conduct its business as it is presently being conducted and to own, lease or operate its properties and assets. Acquisition Sub is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware, and has the requisite corporate power and authority to conduct its business as it is presently being conducted and to own, lease or operate its respective properties and assets. Neither Parent nor Acquisition Sub is in violation of their respective organizational documents. Neither Parent nor Acquisition Sub is an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

4.2 Corporate Power; Enforceability. Each of Parent and Acquisition Sub has the requisite corporate power and authority to execute and deliver this Agreement and all other agreements and documents contemplated hereby to which they are parties, to perform their respective covenants and obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Parent and Acquisition Sub of this Agreement and all other agreements and documents contemplated hereby to which they are parties, the performance by Parent and Acquisition Sub of their respective covenants and obligations hereunder and thereunder and the consummation by Parent and Acquisition Sub of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action on the part of Parent and Acquisition Sub, and no additional corporate proceedings on the part of Parent or Acquisition Sub are necessary to authorize the execution and delivery by Parent and Acquisition Sub of this Agreement and all other agreements and documents contemplated hereby to which they are parties, the performance by Parent and Acquisition Sub of their respective covenants and obligations hereunder and thereunder or the consummation by Parent and Acquisition Sub of the transactions contemplated hereby and thereby. This Agreement and all other agreements and documents contemplated hereby to which they are parties have been duly executed and delivered by each of Parent and Acquisition Sub and, assuming the due authorization, execution and delivery by the Company, constitute legal, valid and binding obligations of each of Parent and Acquisition Sub, enforceable against each in accordance with their terms, subject to the Enforceability Limitations.

4.3 Non-Contravention. The execution and delivery by Parent and Acquisition Sub of this Agreement and all other agreements and documents contemplated hereby to which they are parties, the performance by Parent and Acquisition Sub of their respective covenants and obligations hereunder and thereunder and the consummation by Parent and Acquisition Sub of the transactions contemplated hereby and thereby, do not and will not (a) violate or conflict with any provision of the certificates of incorporation, bylaws or other organizational documents of Parent or Acquisition Sub, (b) violate, conflict with, or result in the breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of purchase, amendment, payment, cancellation, termination or acceleration under, or impair Parent’s or Acquisition Sub’s rights under, or alter their respective obligations or alter the material rights or obligations of any third party under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, Contract, agreement or other instrument or obligation to which Parent or Acquisition Sub is a party or by which Parent, Acquisition Sub or any of their properties or assets may be bound, (c) assuming the Consents referred to in Section 4.4 are obtained or made, violate or conflict with any Law, Order, or rule of the NASDAQ Global Select Market applicable to Parent or Acquisition Sub or by which any of their properties or assets are bound or (d) result in the creation of any Lien (other than Permitted Liens) upon any of the properties or assets of Parent or Acquisition Sub, except in the case of each of clauses (b), (c) and (d) above, for such violations, conflicts, defaults, terminations, accelerations or Liens which would not, individually or in the aggregate, prevent or materially delay the consummation by Parent or Acquisition Sub of the transactions contemplated hereby, or the performance by Parent or Acquisition Sub of their respective covenants and obligations hereunder.

4.4 Required Governmental Approvals. No Consent of any Governmental Authority is required on the part of Parent, Acquisition Sub or any of their Affiliates in connection with the execution and delivery by Parent and

Acquisition Sub of this Agreement and all other agreements and documents contemplated hereby to which they are parties, the performance by Parent and Acquisition Sub of their respective covenants and obligations hereunder and thereunder and the consummation by Parent and Acquisition Sub of the transactions contemplated hereby and thereby, except:

(a) the filing and recordation of the Certificate of Merger with the Secretary of State of the State of Delaware as required by the DGCL and such filings with Governmental Authorities to satisfy the applicable Laws of states in which the Company and its Subsidiaries are qualified to do business,

(b) such filings and approvals as may be required by any federal or state securities Laws, including compliance with any applicable requirements of the Exchange Act,

(c) Consents required under, and compliance with any other applicable requirements of the HSR Act and any other applicable Antitrust Laws, and

(d) such other Consents, the failure of which to obtain would not, individually or in the aggregate, prevent or materially delay the consummation by Parent or Acquisition Sub of the transactions contemplated hereby or the performance by Parent or Acquisition Sub of their respective covenants and obligations hereunder.

4.5 Litigation. There are no Legal Proceedings pending or, to the Knowledge of Parent, threatened against or affecting Parent or Acquisition Sub or any of their respective properties that would, individually or in the aggregate, prevent or materially delay the consummation by Parent or Acquisition Sub of the transactions contemplated hereby or the performance by Parent or Acquisition Sub of their respective covenants and obligations hereunder. Neither Parent nor Acquisition Sub is subject to any outstanding Order that would, individually or in the aggregate, prevent or materially delay the consummation by Parent or Acquisition Sub of the transactions contemplated hereby or the performance by Parent or Acquisition Sub of their respective covenants and obligations hereunder.

4.6 Proxy Statement. The information supplied by Parent, Acquisition Sub or any of their respective Affiliates, partners, members, stockholders, directors, officers, employees, agents or other representatives for inclusion or incorporation by reference in the Proxy Statement will not, at the time the Proxy Statement is filed with the SEC, at the time the Proxy Statement is first sent to the Company Stockholders or at the time of the Company Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

4.7 Ownership of Company Capital Stock. Neither Parent nor Acquisition Sub is, nor at any time during the last three years has it been, an “interested stockholder” of the Company as defined in Section 203(c) of the DGCL (other than as contemplated by this Agreement). Neither Parent nor Acquisition Sub owns any Shares.

4.8 Brokers. No agent, broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission payable by the Company prior to the Effective Time in connection with the transactions contemplated by this Agreement or any of the other agreements contemplated hereby based upon arrangements made by or on behalf of Parent or Acquisition Sub.

4.9 Operations of Acquisition Sub. Acquisition Sub has been formed solely for the purpose of engaging in the transactions contemplated hereby and, prior to the Effective Time, Acquisition Sub will not have engaged in any other business activities and will have incurred no liabilities or obligations other than as contemplated by this Agreement.

4.10 Financial Capacity.

(a) Parent has delivered to the Company a true, accurate and complete copy of the executed commitment letter, dated as of the Agreement Date, by and among Parent and the lenders party thereto (the “Lenders”), including all exhibits, schedules, annexes and amendments thereto (the “Financing Commitments”) and the related fee letters (the “Fee Letters”) with respect to fees and related arrangements with respect to the Financing Commitments (provided that the provisions in the Financing Commitments and Fee Letters relating to fee amounts, pricing caps, market flex provisions and related provisions may be redacted so long as no redaction covers terms that would reasonably be expected to adversely affect the amount or availability or conditionality of the Financing), pursuant to which, and subject to the terms and conditions of which, the Lenders have committed to lend the amounts set forth therein to Parent for the purpose of funding the Merger (such committed financing, together with (if applicable), unless the context otherwise requires, any debt securities issued in lieu thereof, the “Financing”).

(b) As of the Agreement Date, (i) the Financing Commitments are in full force and effect (subject to the Enforceability Limitations), and have not been withdrawn, rescinded or terminated, or otherwise amended or modified in any respect, and (ii) each of the Financing Commitments, in the form so delivered, constitutes a legal, valid and binding obligation of Parent and, to the Knowledge of Parent, the other parties thereto, enforceable against it or them, as the case may be, in accordance with its terms except as enforceability may be affected by the Enforceability Limitations. As of the Agreement Date there are, and, subject to the provisions of Section 6.16, as of the Closing there will be, no other agreements, side letters, or arrangements relating to the Financing Commitments that could affect the amount, availability or conditionality of the Financing other than as expressly set forth in the Financing Commitments and the Fee Letters.

(c) As of the Agreement Date, no event has occurred that, with or without notice, lapse of time or both, would constitute a material default or breach on the part of Parent under any term or condition of the Financing Commitments or, to the Knowledge of Parent, would (i) result in any of the conditions in the Financing Commitments not being satisfied by the Closing Date or (ii) otherwise result in the Financing not being available on the Closing Date. As of the Agreement Date, assuming satisfaction of the conditions set forth in Article VII, and based on facts and events that Parent has Knowledge of, Parent has no reason to believe that it will be unable to satisfy on a timely basis all material terms and conditions of the Financing Commitments to be satisfied by it or the Lenders, or that the Financing will not be available on the Closing Date. As of the Agreement Date, no Lender party to any Financing Commitment has notified Parent of its intention to terminate any of the Financing Commitments or not to provide the Financing.

(d) Parent has fully paid (or caused to be paid) any and all commitment fees or other fees required by the Financing Commitments to be paid on or before the Agreement Date. The aggregate net proceeds from the Financing constitute all of the financing required for the consummation of the Merger and, together with cash and cash equivalents of Parent, are sufficient in amount for Parent to (i) pay all amounts payable by it or Acquisition Sub pursuant to the Merger under this Agreement, (ii) pay all associated fees, costs and expenses in connection with the Merger, including the Financing, (iii) repay (or refinance pursuant to a credit facility that will permit the Merger and Financing) all outstanding borrowings and other payment obligations under the Existing Parent Credit Agreement if the consent or waiver described in Section 6.16(b) is not obtained, and (iv) repay, retire and redeem in full all Indebtedness of the Company and its Subsidiaries set forth in Section 3.12(a)(viii) of the Company Disclosure Letter (the “Required Amount”). The Financing Commitments and Fee Letters contain all of the conditions precedent to the obligations of the parties thereunder to make the Financing available to Parent on the terms set forth therein. Parent acknowledges that its obligation to consummate the Merger is not contingent on Parent’s ability to obtain any financing whether pursuant to the Financing Commitments or otherwise.

4.11 Non-Reliance; Exclusivity of Representations.

(a) In connection with the due diligence investigation of the Company by Parent and Acquisition Sub and their respective Affiliates, stockholders, Representatives, or advisors, Parent and Acquisition Sub and their respective Affiliates, stockholders, Representatives, and advisors have received and may continue to receive after the Agreement Date (including pursuant to Section 6.8) from the Company and its Affiliates, stockholders, Representatives, and advisors certain estimates, projections, forecasts and other forward-looking information, as well as certain business plan information, regarding the Company and its business and operations. Parent and Acquisition Sub hereby acknowledge that there are uncertainties inherent in attempting to make such estimates, projections, forecasts and other forward-looking statements, as well as in such business plans, that Parent and Acquisition Sub are making their own evaluation of the adequacy and accuracy of all estimates, projections, forecasts and other forward-looking information, as well as such business plans, so furnished to them (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, forward-looking information or business plans). Accordingly, Parent and Acquisition Sub hereby acknowledge and agree that none of the Company or any of its Subsidiaries, nor any of their respective Affiliates, stockholders, Representatives, or advisors, nor any other Person, has made or is making any express or implied representation or warranty with respect to such estimates, projections, forecasts, forward-looking statements or business plans (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, forward-looking statements or business plans).

(b) Except for the representations and warranties expressly set forth in this Article IV, (i) neither Parent nor Acquisition Sub (or any other Person) makes, or has made, any representation or warranty relating to Parent or Acquisition Sub or any of their Affiliates or any of their respective businesses or operations or otherwise in connection with this Agreement or the transactions contemplated hereby and (ii) no Person has been authorized by Parent or Acquisition Sub to make any representation or warranty relating to Parent or Acquisition Sub or any of their Affiliates or any of their respective businesses or operations or otherwise in connection with this Agreement or the transactions contemplated hereby, including as to the accuracy or completeness thereof, and if made, such representation or warranty must not be relied upon by the Company or any of its Affiliates or any Representatives of any of the foregoing as having been authorized by Parent or Acquisition Sub or any of their Affiliates (or any other Person on their behalf).

ARTICLE V
COVENANTS OF THE COMPANY

5.1 Interim Conduct of Business.

(a) Except (i) as expressly permitted by this Agreement, (ii) as set forth in Section 5.1(a) of the Company Disclosure Letter, or (iii) as approved by Parent (which approval will not be unreasonably withheld, conditioned or delayed), at all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company shall, and shall cause each of its Subsidiaries to, subject to the restrictions set forth in Section 5.1(b), (A) carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, and (B) use its commercially reasonable efforts, consistent with past practices and policies, to keep available the services of the current officers, key employees and consultants of the Company and each of its Subsidiaries, and preserve the current relationships of the Company and each of its Subsidiaries with customers, suppliers and other Persons whom the Company or any of its Subsidiaries has significant business relations as is reasonably necessary to preserve substantially intact its business organization.

(b) Except (x) as expressly permitted by this Agreement or as required by Law, (y) as set forth in Section 5.1(b) of the Company Disclosure Letter, or (z) as approved by Parent (which approval will not be unreasonably withheld, conditioned or delayed with respect to Section 5.1(b)(ii)(D), Section 5.1(b)(vii) through Section 5.1(b)(x), Section 5.1(b)(xv), Section 5.1(b)(xvi) and Section 5.1(b)(xviii)), at all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company shall not do any of the following and shall not permit any of its Subsidiaries to do any of the following):

(i) amend its certificate of incorporation or bylaws or comparable organizational documents;

(ii) issue, sell, deliver, pledge, dispose of, or agree or commit to issue, sell or deliver, pledge, dispose of (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise), or subject to any Lien, any securities of the Company or any Subsidiary Securities, or issue or commit to issue any equity interests of any class or issue or become a party to any subscriptions, warrants, rights, options, phantom units, convertible securities or other agreements or commitments of any character relating to the issued or unissued equity interests of the Company or any of its Subsidiaries (other than this Agreement and the agreements contemplated hereby), or grant any stock appreciation or similar rights, except for (A) the issuance and sale of Shares upon the exercise of Company Options outstanding as of the Agreement Date, solely in accordance with their terms as of the Agreement Date, or issued after the Agreement Date in compliance with the terms of this Section 5.1(b), (B) the issuance of Shares upon the vesting or settlement of Company RSUs or Company PSUs outstanding as of the Agreement Date, solely in accordance with their terms as of the Agreement Date, or issued after the Agreement Date in compliance with the terms of this Section 5.1(b), (C) the issuance and sale of Shares to participants in the Company ESPP at the end of the current offering period pursuant to the terms thereof as of the Agreement Date (except to the extent the same may be modified pursuant to Section 2.7(h)), and (D) the grant of Company RSUs to service providers in the ordinary course of business in compliance with the terms set forth in Section 5.1(b)(ii)(D) of the Company Disclosure Letter;

(iii) directly or indirectly repurchase or redeem or otherwise acquire, or authorize or propose the redemption or acquisition of, directly or indirectly, any securities of the Company (including any subscriptions, warrants, rights, options, phantom units, convertible securities or other agreements or commitments of any character relating to the issued or unissued equity interests of the Company) or any Subsidiary Securities, except (A) repurchases of Shares pursuant to the terms and conditions of Company Options, Company RSUs or Company PSUs outstanding as of the Agreement Date, or issued after the Agreement Date in compliance with the terms of this Section 5.1(b) and (B) in connection with Tax withholdings and exercise price settlements, as applicable, upon the exercise of Company Options or settlement of vested Company RSUs or vested Company PSUs in accordance with their terms as of the Agreement Date;

(iv) (A) split, combine, subdivide or reclassify, or adjust or amend the rights of any shares of capital stock or other equity interests of the Company of any of its Subsidiaries, (B) declare, set aside or pay any dividend or other distribution (whether in cash, shares or property or any combination thereof) in respect of any shares of capital stock, or other equity interests, or make any other actual, constructive or deemed distribution in respect of the shares of capital stock or other equity interests, except for cash dividends or other distributions made by any direct or indirect wholly-owned Subsidiary of the Company to the Company or one of its wholly-owned Subsidiaries, (C) adjust the exercise price of any options or make any other payment in respect of any option in connection with the declaration, setting aside or payment of any dividend or distribution or (D) enter into any Contract with respect to the voting or registration of its capital stock;

(v) merge or consolidate itself with any other Person or propose or adopt a plan or agreement of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries;

(vi) (A) except as required by applicable Law or this Agreement, convene any regular or special meeting of the Company Stockholders or of the holders of any Subsidiary Securities, or (B) take any action to exempt or make not subject to the provisions of Section 203 of the DGCL or any other similar Law, any Person (other than Parent, Acquisition Sub or any Subsidiary of Parent) or any action taken thereby, which Person or action would otherwise have been subject to the restrictive provisions thereof and not exempt therefrom;

(vii) (A) incur, assume or otherwise become liable for any Indebtedness, including through borrowings under any of the Company’s existing credit facilities, or issue or sell options, warrants, calls or other rights to acquire any Indebtedness of the Company or any of its Subsidiaries, except for (1) the incurrence of Indebtedness under letters of credit issued by the Company and outstanding on the Agreement Date as a result of changes in foreign currency exchange rates as compared to the U.S. dollar, and (2) loans or advances between the Company and any of its direct or indirect wholly-owned Subsidiaries, or between any of its direct or indirect wholly-owned Subsidiaries, (B) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person, except with respect to obligations of direct or indirect wholly-owned Subsidiaries of the Company, (C) make any loans, advances or capital contributions to or investments in any other Person (other than the Company or any direct or indirect wholly-owned Subsidiaries of the Company), except for travel or business expense advances in the ordinary course of business consistent with past practice to employees of the Company or any of its Subsidiaries, (D) sell, lease, mortgage or pledge or transfer or dispose of any of its or its Subsidiaries’ assets, tangible or intangible, or create or suffer to exist any Lien thereupon (other than Permitted Liens and except for sales of Company Products or Out-bound Licenses in the ordinary course of business), or (E) or take any action that would result in any amendment, modification or change of any term of any Indebtedness of the Company or any of its Subsidiaries; provided that the Company may, upon the expiration of the term of its existing credit facility negotiate a new credit facility with a term not to exceed 12 months but otherwise on terms no less favorable to the Company that the expired credit facility;

(viii) except (X) as may be required by applicable Law or the terms of any Employee Plan as in effect on the Agreement Date listed in Section 3.17(a) of the Company Disclosure Letter, or (Y) the treatment of equity awards as specifically provided by this Agreement: (A)(1) accelerate the vesting or payment of any compensation or benefits or the funding of any payment or benefit, payable or to become payable (including taking any action to amend or waive any performance or vesting criteria or accelerate vesting, exercisability or funding under any Employee Plan, Stock Plan or other documents governing the terms of equity awards) to be received by, (2) pay or agree to pay any retention, change in control, severance, or termination benefit to, or (3) increase or agree to increase the compensation or benefits payable or to become payable to, its current or former directors, officers, employees, or individual independent contractors (or any of their dependents or beneficiaries), except for (x) increases in salary in connection with the Company’s annual focal review which increases do not, in the aggregate, exceed the amount set forth in Section 5.1(b)(viii) of the Company Disclosure Letter for employees below the level of vice president or whose individual or target cash earnings are less than $225,000, (y) payments of bonuses for the Company’s 2017 fiscal year pursuant to current plans in place and the specific terms thereunder (provided that the Company shall be permitted to pay bonuses for the Company’s fiscal year ending December 31, 2017 pursuant to the applicable Employee Plan as if the applicable performance targets were fully achieved at target levels, and such payments may be made by the Company on the earlier of (i) the payroll date of the last regularly scheduled pay period of the 2017 calendar year or (ii) the payroll date of the last regularly scheduled pay period prior to the Closing), or (z) increases of salary, wages and target incentive compensation in connection with the promotion of an existing employee to a level below vice president and with annual base salary below $225,000; (B) terminate (other than termination for cause), promote or change the title of any director or any employee at the level of vice president or higher (retroactively or otherwise) or terminate more than five employees at a level below vice president without cause without prior consultation with Parent; (C) enter into any material agreement with respect to any labor dispute, organizing activity or proceeding, or any lockouts, slowdowns, strikes or work stoppages, or threats of any thereof; or (D) establish, adopt, enter into, or materially amend any material Employee Plan (or any arrangement that would be a material Employee Plan if in effect on the date hereof), other than (X) ordinary course annual renewals of or modifications to Employee Plans that are employee health and welfare benefit plans consistent with past practice; (Y) adoption of a fiscal year 2018 broad based annual cash bonus plan established on the same terms and conditions as the fiscal year 2017 annual cash bonus plan with the performance metrics to be established in consultation with Parent and consistent with past practice as to performance metrics and payout levels, or (Z) grants of Company RSUs in accordance with Section 5.1(b)(ii)(D) of the Company Disclosure Letter;

(ix) (x) hire or retain any Person for employment with or to be a consultant to the Company or any of its Subsidiaries, except for (A) the hiring or promotion of any employee who has an aggregate annual or target cash compensation that is not in excess of $225,000 (as may be converted from a foreign currency) and has a title below that of vice president, (B) with prior notification and consultation with Parent, the hiring or promotion of any non-U.S.-based employee, or (C) the hiring to fill any position that becomes vacant after the Agreement Date on terms no less favorable to the Company than the terms of employment of the Person whose position became vacant, in the case of each of (A) through (C), with rights to retention, change in control, severance, or equity-based compensation not greater than those set forth in Section 5.1(b)(ii) of the Company Disclosure Letter or as mandated by applicable Law, and with expatriate benefits no greater than those provided by Parent to similarly situated individuals, or (y) without prior consultation with Parent, assign to work from a location foreign to their ordinary course work location any employee or non-employee service provider of the Company, any of its Subsidiaries, or any of their ERISA Affiliates, or grant new or increased expatriation or repatriation compensation or benefits to any current or former employees;

(x) settle, compromise, pay, or satisfy any pending or threatened Legal Proceeding, dispute regarding performance under a Contract, or similar claims, grant any price concessions, credits or rebates not required by the terms of the applicable Contract, or commence any Legal Proceeding, in either case involving individually more than $500,000 or in the aggregate more than $1,000,000, except for the settlement by the Company or its directors of any Legal Proceeding, dispute regarding performance under a Contract, or similar claims, or the grant of any price concessions, credits or rebates not required by the terms of the applicable Contract, that are in the ordinary course of business and do not include any obligation to be performed by or on behalf of the Company or its Subsidiaries (including any obligation to refrain from taking or performing any activities or actions);

(xi) except as may be required as a result of a change in applicable Law or in GAAP, make any material change in any of the accounting methods, principles or practices used by it or write up, write down or write off the book value of any Assets in excess of $100,000 individually or $500,000 in the aggregate, except for depreciation and amortization in accordance with GAAP consistently applied;

(xii) (A) make, change or revoke any material Tax election, (B) settle, concede, or compromise or abandon any income or other material Tax claim or assessment, (C) amend any income or other material Tax Return, (D) consent to any extension or waiver of any limitation period with respect to any claim or assessment for material Taxes, (E) waive any right to claim a Tax refund, (F) change any annual Tax accounting period or any method of Tax accounting, (G) enter into any “closing agreement” as described in Section 7121 of the Code (or any comparable or similar provisions of applicable Law), or enter into any Tax allocation agreement, Tax sharing agreement or Tax indemnity agreement, or (H) consent to any extension or waiver of the limitations period applicable to any claim or assessment with respect to Taxes;

(xiii) (A) acquire (by merger, consolidation or acquisition of stock or assets or by purchasing a substantial portion thereof, or by any other manner) any other Person or going concern or any material equity interest therein or, except with respect to wholly owned Subsidiaries of the Company, make any capital contributions or other investments in any Person, (B) acquire any assets (other than acquisitions of assets in the ordinary course of business consistent with past practice), or (C) dispose of any properties or assets of the Company or its Subsidiaries with a fair market value exceeding $100,000 in the aggregate, except pursuant to the sale of inventory or Out-bound Licenses in the ordinary course of business consistent with past practice;

(xiv) establish or otherwise engage in the conduct of any new line of business material to the Company and its Subsidiaries, taken as a whole;

(xv) make any capital expenditure or expenditures which (A) involves the purchase of real property, (B) are pursuant to capital expenditure commitments entered into after the Agreement Date or otherwise are made after the Agreement Date (except to the extent described in clause (C) of this Section 5.1(b)(xv)) to the extent such expenditures are more than $1,000,000 in the aggregate, or (C) are pursuant to capital expenditure commitments existing as of the Agreement Date, to the extent such expenditures are made after the Agreement Date and together with expenditures under Section 5.1(b)(xv)(B) are less than $1,000,000 in the aggregate; provided that none of the Company nor any of its Subsidiaries shall collectively commit to make or make any new capital expenditure in excess of $250,000 individually without prior consultation with Parent;

(xvi) (A) enter into any Contract that would have been a Material Contract if entered into prior to the Agreement Date provided, that the Company and its Subsidiaries may, subject to compliance with the other provisions of this Section 5.1, enter into any Contract of the types described in Section 3.12(a)(iii), 3.12(a)(iv), 3.12(a)(v), 3.12(a)(vi), 3.12(a)(viii), 3.12(a)(ix), 3.12(a)(x), 3.12(a)(xii), 3.12(a)(xiv), 3.12(a)(xviii), 3.12(a)(xix), 3.12(a)(xxi) or 3.12(a)(xxiv) in the ordinary course of business or (B) enter into any Lease with a duration longer than 12 months or for an annual rent exceeding $100,000 without prior consultation with Parent, (C) enter into any Lease for more than 5,000 square feet, (D) amend, renew, extend, modify or terminate, or otherwise waive, release or assign any rights, claims or benefits of the Company or any of its Subsidiaries under, any Material Contract (or Contract that would have been a Material Contract if entered into prior to the Agreement Date) or (E) fail to comply with or breach in any material respect any Material Contract;

(xvii) enter into any Contract that, curtails or restricts the ability of the Company or any of its Subsidiaries to compete or conduct activities in any geographic area, line of business, or with any Person;

(xviii) (A) other than Out-bound Licenses entered into in the ordinary course of business, (1) grant to any third Person any license, sublicense, covenant not to sue, immunity, authorization, release or other right under any material Company Intellectual Property Rights, or (2) sell, assign, or transfer to any third Person any Company Intellectual Property Rights, (B) purchase or otherwise acquire ownership of, or a license to any material Intellectual Property Rights, except licensing of generally commercially available technology or otherwise in the ordinary course of business consistent with past practices, (C) abandon, permit to lapse, or fail to diligently maintain any Company-Registered Intellectual Property Rights or Intellectual Property Rights under In-bound Licenses where the Company has prosecution or maintenance rights or obligations, or (D) divulge, furnish to or make accessible any Trade Secrets to any Person who is not subject to an enforceable written obligation to maintain the confidentiality of such Trade Secrets, provided that neither clause (C) nor clause (D) of this sentence shall be deemed to refer to such events resulting from Company product releases that necessarily reveal the underlying trade secrets of the Company;

(xix) terminate or cancel, let lapse, or amend or modify in any material respect, other than renewals in the ordinary course of business after consultation with Parent, any material insurance policies maintained by the Company or any of its Subsidiaries which is not promptly replaced by a comparable amount of insurance coverage with reputable independent insurance companies or underwriters on terms no less favorable to the Company, or, without prior consultation with Parent, enter into an insurance policy that expires more than 12 months from the Agreement Date;

(xx) form any Subsidiary; or

(xxi) enter into a Contract, or otherwise resolve, authorize, commit, or agree in any legally binding manner, to take any of the actions prohibited by this Section 5.1(b).

(c) Notwithstanding the foregoing, nothing in this Agreement is intended to give Parent, directly or indirectly, the right to control or direct the business or operations of the Company or its Subsidiaries at any time prior to the Effective Time or in any matter that would violate applicable Law. Prior to the Effective Time, the Company and its Subsidiaries shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over their own business and operations.

5.2 No Solicitation.

(a) The Company and its Subsidiaries shall (i) immediately cease any and all existing discussions, negotiations and solicitations with any Persons conducted heretofore with respect to any Acquisition Proposal, (ii) immediately revoke or withdraw access of any Person (other than Parent, its Affiliates and its and their Representatives) to any data room (virtual or actual) containing any non-public information with respect to the Company in connection with an Acquisition Proposal, and (iii) within three Business Days following the execution of this Agreement, request from each Person (other than Parent, its Affiliates and its and their Representatives) the prompt return or destruction of all non-public information with respect to the Company previously provided to such Person in connection with an Acquisition Proposal (other than with respect to customary exceptions set forth in any applicable confidentiality agreement with such Person entered into by the Company) and use its commercially reasonable efforts to enforce the terms of any confidentiality agreement with the recipient of such information.

(b) Subject to Section 5.2(c), at all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of (A) the termination of this Agreement pursuant to Article VIII and (B) the Effective Time, the Company and its Subsidiaries shall not, and shall instruct (and shall use their respective reasonable best efforts to cause) their respective Representatives not to, directly or indirectly, (i) solicit, initiate, seek, knowingly encourage, knowingly facilitate or knowingly induce the making, submission or announcement of any inquiry, expression of interest, proposal or offer that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal, (ii) enter into, participate in, maintain or continue any communications (except solely to provide written notice as to the existence of these provisions) or negotiations regarding, or deliver, furnish or make available to any Person any non-public information or afford any Person access to the business, properties, assets, books, records or other non-public information, or the personnel, of the Company or any of its Subsidiaries with respect to, or take any other action regarding, any inquiry, expression of interest, proposal or offer that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal, (iii) agree to, accept, approve, adopt, endorse or recommend (or propose or announce any intention or desire to agree to, accept, approve, adopt endorse or recommend) any Acquisition Proposal or any inquiry, proposal or offer that would reasonably be expected to lead to an Acquisition Proposal, (iv) enter into any letter of intent, term sheet, agreement in principle, memorandum of understanding or similar document or agreement or any other Contract contemplating or otherwise relating to, or that would reasonably be expected to lead to, any Acquisition Proposal or enter into any Contract or agreement requiring the Company to abandon, terminate or fail to consummate the Merger or any of the transactions contemplated by this Agreement, or (v) submit any Acquisition Proposal to the vote of any Company Stockholders.

(c) Notwithstanding anything to the contrary set forth in this Section 5.2 or elsewhere in this Agreement, at any time following the Agreement Date and prior to the receipt of the Requisite Stockholder Approval, if the Company receives from any Person a bona fide, written and unsolicited Acquisition Proposal not involving a breach of Section 5.2(a) or (b) that the Company Board determines in good faith (after consultation with the Company’s financial advisor and outside legal counsel) either constitutes or is reasonably expected to lead to a Superior Proposal, the Company Board may, directly or indirectly through the Company’s Representatives, (i) participate or engage in discussions or negotiations with such Person and/or (ii) furnish to such Person any non-public information relating to the Company or any of its Subsidiaries and/or afford such Person access to the business, properties, assets, books, records or other non-public information, or the personnel, of the Company or any of its Subsidiaries, in each case under this clause (ii) pursuant to an Acceptable Confidentiality Agreement; provided that contemporaneously with furnishing any non-public information to such Person, the Company furnishes such non-public information to Parent to the extent such information has not been previously furnished by the Company to Parent; provided that in the case of each action taken pursuant to the preceding clauses (i) or (ii), prior to taking such action, (A) the Company Board and/or any authorized committee thereof determines in good faith (after consultation with its outside legal counsel) that the failure to take such action would be inconsistent with its fiduciary duties to the Company Stockholders under Delaware Law, and (B) the Company gives Parent written notice of the identity of such Person and the material terms of such Acquisition Proposal (unless such Acquisition Proposal is in written form, in which case the Company shall give Parent a copy thereof) and of the Company’s intention to participate or engage in discussions or negotiations with, or furnish non-public information to, such Person (and shall include with such notice copies of any written materials received from or on behalf of such Person in connection with or relating to such Acquisition Proposal).

(d) Notwithstanding anything to the contrary set forth in this Section 5.2 or elsewhere in this Agreement, prior to the Effective Time, neither the Company nor any of its Subsidiaries shall terminate, amend, modify or waive any rights under, or release any Person (other than Parent and Acquisition Sub) from, any “standstill” or other similar agreement between the Company or any of its Subsidiaries, on the one hand, and such Person, on the other, unless the Company Board and/or any authorized committee thereof determines in good faith (after consultation with its outside legal counsel) that the failure to take such action would be inconsistent with its fiduciary duties to the Company Stockholders under Delaware Law.

(e) In addition to the obligations of the Company set forth in Section 5.2(b), the Company shall promptly (and in any event within the earlier of one Business Day or 36 hours) notify Parent in writing of, and discuss with Parent to the extent requested by Parent, any receipt by the Company, any of its Subsidiaries or any of their Representatives of (i) any Acquisition Proposal, (ii) any request for information that would reasonably be expected to lead to an Acquisition Proposal, or (iii) any inquiry with respect to, or which would reasonably be expected to lead to, any Acquisition Proposal, including with such notice the material terms and conditions of such Acquisition Proposal, request or inquiry, and the identity of the Person or group making any such Acquisition Proposal, request or inquiry (and shall include with such notice copies of any written materials received from or on behalf of such Person in connection with or relating to such Acquisition Proposal (including any financial terms)). Commencing upon the provision of any notice referred to above until any such Acquisition Proposal, request or inquiry has been withdrawn, the Company (or its outside counsel) shall (A) keep Parent reasonably informed on a current basis of (and in any event no later than the earlier of one Business Day or 36 hours after) any material change in the status of discussions regarding the material terms (including all amendments) of any such Acquisition Proposal, request or inquiry and (B) promptly (and in any event not later than the earlier of one Business Day or 36 hours) after receipt or delivery thereof, provide Parent (or its outside counsel) with copies of all material documents exchanged between the Company, its Subsidiaries or any of its or their Representatives, on the one hand, and the

Person or group (or any of their Affiliates) making an Acquisition Proposal, or their respective Representatives, on the other hand. The Company shall provide Parent with at least 24 hours prior notice (or such shorter notice as may be provided to the Company Board) of a meeting of the Company Board at which the Company Board is reasonably expected to consider an Acquisition Proposal. The Company shall not, and shall cause its Subsidiaries not to, enter into any Contract with any Person subsequent to the Agreement Date that would prohibit the Company from providing the information described in Section 5.2(c) or this Section 5.2(e) to Parent.

(f) The Company agrees that any action taken by a Representative of the Company or any of its Subsidiaries that, if taken by the Company, would constitute a breach of the restrictions set forth in this Section 5.2 shall be deemed to be a breach of this Section 5.2 by the Company.

ARTICLE VI
ADDITIONAL COVENANTS

6.1 Reasonable Best Efforts. Upon the terms and subject to the conditions set forth in this Agreement, including Section 6.2, each of Parent and Acquisition Sub, on the one hand, and (without limiting the rights of the Company and Parent specifically provided under Section 6.2, Section 6.3, Section 6.4 and Section 6.5) the Company, on the other hand, shall use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other party or parties hereto in doing, all things reasonably necessary, proper or advisable under applicable Law or otherwise to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including using reasonable best efforts to, in all cases subject to Section 6.2: (i) cause the conditions to the Merger set forth in Article VII to be satisfied; (ii) obtain all necessary actions or non-actions, waivers, Consents, approvals, Orders and authorizations from Governmental Authorities and make all necessary registrations, declarations and filings with Governmental Authorities that are necessary to consummate the Merger and the other transactions contemplated by this Agreement; and (iii) obtain all necessary or appropriate Consents, waivers and approvals under any Material Contracts or material Permits of the Company or any of its Subsidiaries in connection with this Agreement and the consummation of the transactions contemplated hereby so as to maintain and preserve the benefits under such Material Contracts and material Permits following the consummation of the transactions contemplated by this Agreement provided that, the Company shall coordinate with Parent and reasonably cooperate in determining whether any actions, Consents, approvals or waivers are required to be obtained from third parties (including under any Material Contract) in connection with consummation of the Merger and the transactions contemplated by this Agreement and seeking any such actions, Consents, approvals or waivers. Notwithstanding anything to the contrary herein, neither Parent, the Company nor any of their respective Subsidiaries shall be required to (nor without the prior consent of Parent shall the Company or any of its Subsidiaries agree to) pay any consent or other similar fee (other than immaterial administrative fees or costs), “profit sharing” or other similar payment or other consideration (including increased rent or other similar payments or any amendments, supplements or other modifications to (or waivers of) the existing terms of any Contract), or the provision of additional security (including a guaranty) to obtain the Consent, waiver or approval of any Person under any Contract.

6.2 Regulatory Approvals.

(a) Each of Parent and Acquisition Sub (and their respective Affiliates, if applicable), on the one hand, and the Company (and its Subsidiaries, if applicable), on the other hand, shall, as promptly as practicable following the Agreement Date but in no event later than 15 Business Days following the execution and delivery of this Agreement file with the FTC and the Antitrust Division of the DOJ a Notification and Report Form relating to this Agreement and the transactions contemplated hereby as required by the HSR Act (the “Initial HSR Filing”).

(b) Each of Parent and the Company shall, to the extent permitted by applicable Law and not prohibited by the applicable Governmental Authority, and subject to all applicable privileges, including the attorney-client privilege, with respect to the filings described in Section 6.2(a):

(i) cooperate and coordinate with the other in the making of such filings (including providing copies, or portions thereof, of all such documents to the non-filing parties prior to filing and considering all reasonable additions, deletions or changes suggested in connection therewith (provided that highly confidential or sensitive documents may be provided on an outside counsel only basis) and in connection with resolving any investigation or other inquiry of any Governmental Authority under any applicable Laws (including Antitrust Laws) or Orders with respect to any such filing;

(ii) supply the other with any information that may be required in order to make such filings;

(iii) supply any additional information that reasonably may be required or requested by the FTC, the DOJ, and the Governmental Authorities of any other applicable jurisdiction in which any such filing is made under any other applicable Laws; and

(iv) use reasonable best efforts to take, or cause to be taken, or offer to take (and if such offer is accepted, commit to take), all actions and use reasonable best efforts to do, or cause to be done, and to assist and cooperate with the other parties hereto in doing, all things necessary, proper or advisable to cause the expiration or termination of the applicable waiting periods under the HSR Act or any other applicable Antitrust Law as soon as practicable, obtain any required Consents under any other Antitrust Laws applicable to the Merger as soon as reasonably practicable, and to avoid any impediment to the consummation of the Merger under any applicable Laws (including Antitrust Laws) or Orders, so as to enable the Closing to occur as promptly as practicable following the Agreement Date, including using reasonable best efforts to take all such action as reasonably may be necessary to resolve such objections, if any, as the FTC, the DOJ, or any other Governmental Authority may assert under any applicable Laws (including Antitrust Laws) or Orders or any other Person may assert under Antitrust Laws, in each case with respect to the Merger; provided that, notwithstanding anything in this Agreement to the contrary, neither Parent, Acquisition Sub, nor the Company shall be required to agree to any term or take any action in connection with the foregoing that is not conditioned upon consummation of the Merger, and neither Parent nor Acquisition Sub shall be required to (and none of the Company or any of its Subsidiaries shall, without Parent’s prior consent) propose, negotiate, or agree to any (i) sale, divestiture or exclusive license of assets, product lines, operations, or businesses of Parent, the Company, or any of their respective Subsidiaries, or to any hold separate order or to take any action (including a consent decree) in furtherance of any of the foregoing, (ii) non-exclusive license (other than an Acceptable Non-Exclusive License) or (iii) other operational restrictions or conduct-based remedy that would, after the Effective Time, limit Parent’s or any of its Affiliates’ freedom of action with respect to any of the assets, product lines, operations, or businesses of any of Parent or the Company or any of their respective Subsidiaries, in each case, if it would be reasonably likely to have a material adverse effect on the business, operations, financial condition, assets, or results of operations of the Company and its Subsidiaries, taken as a whole, or of Parent (any remedy that is contemplated by clause (i), (ii) or (iii) (excluding agreeing to an Acceptable Non-Exclusive License), a “Burdensome Condition”); provided, further, that the Company, if requested by Parent, shall agree to and effect any action, as specified by Parent and on terms and conditions specified by Parent, so long as such agreement is binding upon the Company only following the Effective Time.

(c) Each of Parent and Acquisition Sub (and their respective Affiliates, if applicable), on the one hand, and the Company, on the other hand, shall promptly (and in any event within 48 hours) inform the other of any material communication from any Governmental Authority regarding any of the transactions contemplated by this Agreement in connection with any filings or investigations with, by or before any Governmental Authority relating to this Agreement or the transactions contemplated hereby, including any proceedings initiated by a private party. If any party hereto or Affiliate thereof shall receive a request for additional information or documentary material from any Governmental Authority with respect to the transactions contemplated by this Agreement pursuant to the HSR Act or any other applicable Antitrust Laws with respect to which any such filings have been made, then such party shall use its reasonable best efforts to make, or cause to be made, as soon as reasonably practicable and after consultation with the other party, an appropriate response in compliance with such request. In connection with and without limiting the foregoing, to the extent reasonably practicable and unless prohibited by applicable Law or by the applicable Governmental Authority, the parties hereto agree to:

(i) give each other reasonable advance notice of all substantive discussions or meetings with any Governmental Authority relating to the Merger or any other transactions contemplated hereby;

(ii) give each other an opportunity to participate in each of such substantive discussions or meetings where permitted by Law and the relevant Governmental Authority;

(iii) keep the other party reasonably apprised with respect to any substantive communications with any Governmental Authority regarding the Merger or any other transactions contemplated hereby;

(iv) cooperate in the filing of any analyses, presentations, memoranda, briefs, arguments, opinions or other written communications explaining or defending the Merger or any other transactions contemplated hereby, articulating any regulatory or competitive argument and/or responding to requests or objections made by any Governmental Authority;

(v) provide each other with a reasonable advance opportunity to review and comment upon, and consider in good faith the views of the other with respect to, all written communications (including any analyses, presentations, memoranda, briefs, arguments and opinions) with a Governmental Authority regarding the Merger or any other transactions contemplated hereby; provided that materials may be withheld or redacted as necessary to comply with contractual arrangements and with Law;

(vi) provide each other (or counsel of each party, as appropriate) with copies of all written communications to or from any Governmental Authority relating to the Merger or any other transactions contemplated hereby; and

(vii) cooperate and provide each other with a reasonable opportunity to participate in, and consider in good faith the views of the other with respect to, all material deliberations with any Governmental Authority with respect to all efforts to satisfy the conditions set forth in Section 7.1(b) and Section 7.1(c).

Any such disclosures, rights to participate or provisions of information by one party to the other may be made on a counsel-only basis to the extent required under applicable Law or as appropriate to protect confidential business information.

6.3 Proxy Statement.

(a) As soon as practicable (and in any event within 30 Business Days) following the Agreement Date, the Company shall prepare and file with the SEC in preliminary form the Proxy Statement for use in connection with the solicitation of proxies from the Company Stockholders for use at the Company Stockholder Meeting. The Company shall also include the Fairness Opinion (in its entirety) in the Proxy Statement together with a summary thereof. The Company shall provide a true and complete signed copy of the Fairness Opinion to Parent for information purposes as soon as reasonably practicable after the Agreement Date. The Company shall cause the Proxy Statement to comply as to form in all material respects with the applicable requirements of the Exchange Act and the rules of the SEC and the NYSE. Parent and Acquisition Sub shall furnish in writing to the Company all information concerning Parent and Acquisition Sub as the Company may reasonably request in connection with the preparation and filing with the SEC of the Proxy Statement. If at any time prior to the Company Stockholder Meeting, any information relating to the Company, Parent or Acquisition Sub, or any of their respective directors, officers or other Affiliates, should be discovered by the Company, Parent or Acquisition Sub which should be set forth in an amendment or supplement to the Proxy Statement, so that the Proxy Statement would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other, and the Company shall prepare an appropriate amendment or supplement to the Proxy Statement describing such information and file such amendment or supplement with the SEC and, to the extent required by applicable Law or the SEC or its staff, disseminate such amendment or supplement to the Company Stockholders.

(b) Subject to applicable Law, the Company shall cause the Proxy Statement to be disseminated to the Company Stockholders as promptly as practicable (and in any event within five Business Days) following the earlier to occur of (i) the 10th Business Day after the filing thereof with the SEC if the SEC or its staff has not indicated that it will review the Proxy Statement and (ii) confirmation from the SEC that it will not comment on, or that it has no additional comments on, the Proxy Statement.

(c) Except for disclosures made that relate to a Company Board Recommendation Change made by the Company Board or any authorized committee thereof in accordance with the terms of Section 6.5, (i) the Company shall not file with the SEC the Proxy Statement or any amendment or supplement thereto, and (ii) the Company shall not correspond or otherwise communicate with the SEC or its staff with respect to the Proxy Statement, in any such case referenced in the preceding clause (i) or (ii) without providing Parent and Acquisition Sub a reasonable opportunity to review and comment thereon or participate therein, as the case may be, and the Company shall include in the Proxy Statement or any such amendment or supplement thereto all such reasonable comments proposed by Parent in good faith.

(d) The Company shall advise Parent and Acquisition Sub, promptly after it receives notice thereof, of any receipt of a request by the SEC or its staff for an amendment or revisions to the Proxy Statement, any receipt of comments from the SEC or its staff on the Proxy Statement, or any receipt of a request by the SEC or its staff for additional information in connection therewith, and shall as promptly as practicable provide Parent with copies of all written correspondence between the Company and its Representatives, on the one hand, and the SEC or the staff thereof, on the other hand, with respect to the Proxy Statement and as promptly as practicable provide Parent with a reasonably detailed description of any oral comments received in connection therewith. The Company also shall provide Parent with copies of any written comments or responses to be submitted by the Company in response to any comments or inquiries from the SEC or the staff thereof and shall provide Parent a reasonable opportunity to participate in the formulation of any written response to any such written comments of the SEC or its staff relating to the Proxy Statement and include in such response all reasonable comments proposed by Parent in good faith. The Company shall use its reasonable best efforts to resolve all SEC comments with respect to the Proxy Statement as promptly as practicable.

(e) Unless the Company Board or any authorized committee thereof shall have effected a Company Board Recommendation Change in accordance with Section 6.5, the Company shall include the Company Board Recommendation in the Proxy Statement.

6.4 Company Stockholder Meeting.

(a) The Company, acting through the Company Board, shall establish a record date for, call, give notice of, convene and hold a special meeting of the Company Stockholders (or any adjournment or postponement thereof, the “Company Stockholder Meeting”), for the purpose of obtaining the Requisite Stockholder Approval and approve the Merger in accordance with the DGCL. Once the Company has established the record date for the Company Stockholder Meeting, the Company shall not change such record date without the prior written consent of Parent, unless required by applicable Law. The Company shall consult with Parent regarding the date of the Company Stockholder Meeting, shall cooperate with Parent to initially schedule the Company Stockholder Meeting to be held no earlier than 30 days and no later than 50 days after the mailing of the definitive Proxy Statement to the stockholders of the Company, and shall not postpone or adjourn the Company Stockholder Meeting without the prior written consent of Parent; provided that nothing herein shall prevent the Company from postponing or adjourning the Company Stockholder Meeting:

(i) For sequential periods of up to five Business Days each, if there are holders of insufficient Shares present or represented by a proxy at the Company Stockholder Meeting to constitute a quorum at the Company Stockholder Meeting;

(ii) For so long as the Company is required to postpone or adjourn the Company Stockholder Meeting by applicable Law, or an Order from the SEC or its staff;

(iii) For up to five Business Days, if the Company Board or any authorized committee thereof shall have determined in good faith (after consultation with outside legal counsel) that it is necessary or appropriate to postpone or adjourn the Company Stockholder Meeting in order to give Company Stockholders sufficient time to evaluate any information or disclosure that the Company has sent to Company Stockholders or otherwise made available to Company Stockholders by issuing a press release, filing materials with the SEC or otherwise (including in connection with any Company Board Recommendation Change); or

(iv) For one time only, for up to 10 Business Days from the date on which the Company Stockholder Meeting was initially scheduled if, on a date for which the Company Stockholder Meeting is scheduled, the Company has not received proxies representing a sufficient number of Shares to obtain the Requisite Stockholder Approval.

(b) Without the prior written consent of Parent, a proposal for the adoption of this Agreement and approval of the Merger and the transactions contemplated hereby (including the Merger), and any matters related thereto, shall be the only matters which the Company shall propose to be acted on at the Company Stockholder Meeting.

(c) Unless this Agreement has been terminated in accordance with Section 8.1, the Company shall solicit from the Company Stockholders proxies in favor of the adoption of this Agreement and approval of the Merger in accordance with Delaware Law, submit this Agreement for adoption by the Company Stockholders at the Company Stockholder Meeting and, unless the Company Board or any authorized committee thereof shall have effected a Company Board Recommendation Change pursuant to Section 6.5(b), use its reasonable best efforts to secure the Requisite Stockholder Approval for the adoption of this Agreement at the Company Stockholder Meeting.

6.5 Company Board Recommendation.

(a) Subject to Section 6.5(c), the Company Board shall make the Company Board Recommendation.

(b) Neither the Company Board nor any committee thereof shall (x) withhold, withdraw, qualify, amend or modify in a manner adverse to Parent, or publicly propose to withhold, withdraw, qualify, amend or modify in a manner adverse to Parent, the Company Board Recommendation, (y) approve, endorse or recommend an Acquisition Proposal or (z) fail to recommend against acceptance of any tender offer or exchange offer for Shares within 10 Business Days after the commencement of such offer (each of clauses (x), (y) and (z), a “Company Board Recommendation Change”); provided that a “stop, look and listen” communication by the Company Board to the Company Stockholders pursuant to Rule 14d-9(f) of the Exchange Act, or any substantially similar communication, shall not be deemed to be a Company Board Recommendation Change.

(c) Notwithstanding the foregoing or anything to the contrary set forth in this Agreement, prior to the receipt of the Requisite Stockholder Approval, the Company Board and/or any authorized committee thereof may make a Company Board Recommendation Change if and only if:

(i) (A) the Company has received an unsolicited, bona fide written Acquisition Proposal that did not arise or result from a breach of Section 5.2, that constitutes a Superior Proposal and such Acquisition Proposal has not been withdrawn and continues to be a Superior Proposal;

(B) the Company Board and/or any authorized committee thereof shall have determined in good faith (after consultation with its financial advisor and outside legal counsel) that the failure to enter into a definitive agreement relating to such Superior Proposal would be inconsistent with its fiduciary duties to the Company Stockholders under Delaware Law;

(C) the Company shall have notified Parent in writing of the Superior Proposal and that it intends to effect a Company Board Recommendation Change, including providing Parent with the identity of the Person making such Superior Proposal and a copy of the then-current forms of all of the relevant proposed transaction documents related thereto, including definitive agreements (including financing agreements, if any) with respect to such Superior Proposal (a “Superior Proposal Notice”); provided that with respect to any amendment to the financial terms or other material terms of such Superior Proposal, Parent shall be entitled to a new written notice by the Company (a “Superior Proposal Amendment Notice”);

(D) if requested by Parent, the Company shall have made its Representatives available to discuss with Parent’s Representatives any proposed modifications to the terms and conditions of this Agreement during the period beginning as soon as practicable on the day of delivery by the Company to Parent of such Superior Proposal Notice or such Superior Proposal Amendment Notice, as applicable, and ending at 5:00 p.m. Pacific Time on, in the case of a Superior Proposal Notice, the fourth Business Day following the day of such delivery or, in the case of a Superior Proposal Amendment Notice, the second Business Day following the day of such delivery (provided that such two Business day period shall be extended if applicable through the end of the original four (4) Business Day period);

(E) the Company has during such four Business Day period or such two Business Day period, as applicable, negotiated, and caused its financial and legal advisors to negotiate, with Parent in good faith (to the extent Parent desires to negotiate) with respect to proposed adjustments to the terms and conditions of this Agreement so that such Superior Proposal ceases to constitute a Superior Proposal; and

(F) if Parent shall have delivered to the Company during such four Business Day period or such two Business Day period, as applicable, a written offer to modify the terms of this Agreement that if accepted by the Company in accordance with the terms thereof would be binding upon Parent, the Company Board and/or any authorized committee thereof shall have determined in good faith, after considering the terms of such offer by Parent, that the Superior Proposal giving rise to such Superior Proposal Notice or such Superior Proposal Amendment Notice, as applicable, still constitutes a Superior Proposal and that, in light of such Superior Proposal and the results of any negotiations with Parent and any offer from Parent, that the failure of the Company Board to effect a Company Board Recommendation Change with respect to such Superior Proposal would be inconsistent with its fiduciary duties to the Company Stockholders under Delaware Law; or

(ii) (A) an Intervening Event has occurred;

(B) the Company Board and/or any authorized committee thereof shall have determined in good faith (after consultation with its outside legal counsel) that the failure to make a Company Board Recommendation Change in light of such Intervening Event would be inconsistent with the Company Board members’ fiduciary duties under Delaware Law;

(C) the Company shall have notified Parent in writing of such Intervening Event, including a reasonable description of such Intervening Event, and that it intends to effect a Company Board Recommendation Change (an “Intervening Event Notice”);

(D) if requested by Parent, the Company shall have made its Representatives available to discuss with Parent’s Representatives the Intervening Event and any proposed modifications to the terms and conditions of this Agreement during the period beginning as soon as practicable on the day of delivery by the Company to Parent of such Intervening Event Notice and ending at 5:00 p.m. Pacific Time on the fourth Business Day following the day of such delivery;

(E) the Company has during such four Business Day period negotiated, and caused its financial and legal advisors to negotiate, with Parent in good faith (to the extent Parent desires to negotiate) with respect to proposed adjustments to the terms and conditions of this Agreement so that the failure to make such Company Board Recommendation Change is no longer a breach of the Company Board’s fiduciary duties; and

(F) if Parent shall have delivered to the Company during such four Business Day period a written offer to modify the terms of this Agreement that if accepted by the Company in accordance with the terms thereof would be binding upon Parent, the Company Board and/or any authorized committee thereof shall have determined in good faith, after considering the terms of such offer by Parent, that the failure to make a Company Board Recommendation Change in light of such Intervening Event would still be inconsistent with its fiduciary duties under Delaware Law.

(d) Nothing in this Agreement shall prohibit the Company Board and/or any authorized committee thereof from taking and disclosing to the Company Stockholders a position contemplated by Rule 14e-2(a) under the Exchange Act or complying with the provisions of Rule 14d-9 promulgated under the Exchange Act (including making any “stop, look and listen” communication to the stockholders of the Company pursuant to Rule 14d-9(f) under the Exchange Act pending disclosure of its position thereunder); provided that, (x) Section 6.5(d) shall not in and of itself permit the Company Board and/or any authorized committee thereof to make a Company Board Recommendation Change that would not otherwise be permitted pursuant to this Section 6.5, and (y) in any such case, any such statement(s) or disclosures made by the Company Board and/or any authorized committee thereof will be subject to the terms and conditions of this Agreement, including the provisions of Section 6.5 and Article VIII.

6.6 Public Statements and Disclosure. The initial press release with respect to the execution and delivery of this Agreement shall be a joint press release reasonably agreed upon by Parent and the Company prior to the Agreement Date. None of the Company, on the one hand, or Parent and Acquisition Sub, on the other hand, shall issue any public release or make any public announcement concerning this Agreement or the transactions contemplated by this Agreement without the prior written consent of the other (which consent shall not be unreasonably withheld, conditioned or delayed), except as such release or announcement may be required by applicable Law or the rules or regulations of any applicable United States securities exchange or regulatory or Governmental Authority to which the relevant party is subject or submits, wherever situated, in which case the party required to make the release or announcement shall use its reasonable best efforts to allow the other party or parties hereto reasonable time to comment on such release or announcement in advance of such issuance and shall give due consideration to such comments (it being understood that the final form and content of any such release or announcement, as well as the timing of any such release or announcement, shall be at the final reasonable discretion of the disclosing party); provided that the restrictions set forth in this Section 6.6 shall not apply to any release or announcement made or proposed to be made by the Company or Parent in connection with an Acquisition Proposal, a Company Board Recommendation Change or Superior Proposal.

6.7 Anti-Takeover Laws. In the event that any anti-takeover or other similar Law is or becomes applicable to this Agreement or any of the transactions contemplated by this Agreement, the Company, Parent and Acquisition Sub shall use their respective reasonable best efforts to ensure that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms and subject to the conditions set forth in this Agreement and otherwise to minimize the effect of such Law on this Agreement and the transactions contemplated hereby.

6.8 Access. At all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company shall afford Parent and its Representatives reasonable access during normal business hours, upon reasonable notice, to the properties, books and records and personnel of the Company and its Subsidiaries (and the Company’s outside accountant); provided that the Company may restrict or otherwise prohibit access to any documents or information (i) to the extent that any applicable Law requires the Company to restrict or otherwise prohibit access to such documents or information, (ii) to the extent that access to such documents or information would give rise to a material risk of waiving any attorney-client privilege, work product doctrine or other applicable privilege applicable to such documents or information, or (iii) pursuant to mutually agreed “clean team” procedures established by the parties, to the extent that access to such documents or information could potentially be used by Parent in a manner that would materially alter the competitive dynamic between Company and Parent if the Merger were not consummated; provided, further, that no information or knowledge obtained by Parent in any investigation conducted pursuant to the access contemplated by this Section 6.8 shall affect or be deemed to modify any representation or warranty of the Company set forth in this Agreement or otherwise impair the rights and remedies available to Parent and Acquisition Sub hereunder. In the event that the Company does not provide access or information in reliance on the preceding sentence, it shall use its reasonable best efforts to communicate the applicable information to Parent in a way that would not violate the applicable Law, Contract or obligation or to waive such a privilege, including, to the extent practicable, by providing such information in redacted form as necessary to preserve such a privilege or comply with such Law or otherwise make appropriate substitute disclosure arrangements, to the extent possible. Any investigation conducted pursuant to the access contemplated by this Section 6.8 shall be conducted in a manner that does not unreasonably interfere with the conduct of the business of the Company and its Subsidiaries or create a risk of damage or destruction to any property or assets of the Company or any of its Subsidiaries. Any access to the properties of the Company or any of its Subsidiaries shall be subject to the terms and conditions of any applicable Lease and the Company’s reasonable security measures and insurance requirements and shall not include the right to perform invasive Phase 1 or Phase 2 environmental assessments or other invasive testing. The terms and conditions of the confidentiality letter agreement dated May 8, 2017 between the Company and Parent (the “Confidentiality Agreement”), shall apply to any information obtained by Parent or any of its Representatives in connection with any investigation conducted pursuant to the access contemplated by this Section 6.8. Nothing in this Section 6.8 or elsewhere in this Agreement shall be construed to require the Company, any of its Subsidiaries or any Representatives of any of the foregoing to prepare any reports, analyses, appraisals, opinions or other information.

6.9 Section 16(b) Exemption. The Company shall take all actions reasonably necessary to cause the transactions contemplated by this Agreement and any other dispositions of equity securities of the Company (including derivative securities) in connection with the transactions contemplated by this Agreement by each individual who is a director or executive officer of the Company subject to the reporting requirements of Section 16(a) of the Exchange Act to be exempt under Rule 16b-3 promulgated under the Exchange Act.

6.10 Directors’ and Officers’ Indemnification and Insurance.

(a) For a period of six years after the Effective Time, the Surviving Corporation and its Subsidiaries shall (and Parent shall cause the Surviving Corporation and its Subsidiaries to) honor and fulfill in all respects the obligations of the Company and its Subsidiaries under any and all (i) indemnification agreements between the Company or any of its Subsidiaries identified in Section 3.12(a)(xiv) of the Company Disclosure Letter, and (x) any of their respective current or former directors and officers as of the Agreement Date pursuant to the terms of such agreements as in effect as of the Agreement Date, and (y) any person who becomes a director or officer of the Company or any of its Subsidiaries prior to the Effective Time and executes an indemnification agreement on terms no less favorable to the Company and no more favorable to such person than the current form of indemnification agreement with its directors that has been made available to Parent (the “Indemnified Persons”) and (ii) indemnification, expense advancement and exculpation provisions in any certificate of incorporation or bylaws or comparable organizational document of the Company or any of its Subsidiaries in effect on the Agreement Date. In addition, during the period commencing at the Effective Time and ending on the sixth anniversary of the Effective Time, the Surviving Corporation and its Subsidiaries shall (and Parent shall cause the Surviving Corporation and its Subsidiaries to) cause the certificates of incorporation and bylaws (and other similar organizational documents) of the Surviving Corporation and its Subsidiaries to contain provisions with respect to indemnification, exculpation and the advancement of expenses that are at least as favorable as the indemnification, exculpation and advancement of expenses provisions contained in the certificates of incorporation and bylaws (or other similar organizational documents) of the Company and its Subsidiaries as of the Agreement Date, and during such six-year period, such provisions shall not be repealed, amended or otherwise modified in any manner adverse to the Indemnified Persons except as required by applicable Law. Any claims for indemnification made under this Section 6.10 on or prior to the sixth anniversary of the Effective Time shall survive such anniversary until the final resolution thereof, and Parent shall cause the Surviving Corporation and its applicable Subsidiaries to maintain sufficient funds for the payment of their respective obligations to the Indemnified Persons under this Section 6.10(a).

(b) Prior to the Effective Time, the Company shall bind and purchase directors and officers runoff insurance coverage in respect of acts or omissions occurring at or prior to the Effective Time (“D&O Runoff Insurance”), which by its terms shall survive the Merger for not less than six years and covering each Person covered by the Company’s current directors’ and officers’ liability insurance policy in effect as of the Agreement Date (which has been made available to Parent) (the “Current D&O Insurance”). The D&O Runoff Insurance shall be on terms with respect to the coverage and amounts that are substantially equivalent to those of the Current D&O Insurance or, if substantially equivalent insurance is unavailable, the best available coverage. The Surviving Corporation shall (and Parent shall cause the Surviving Corporation to) maintain the D&O Runoff Insurance in full force and effect and continue to honor its obligations thereunder for so long as such D&O Runoff Insurance shall be maintained in full force and effect. Neither the Company nor the Surviving Corporation shall be permitted or required to pay an annual premium for the D&O Runoff Insurance in excess of 300% (the “Maximum Amount”) of the last annual premium paid prior to the Agreement Date for the Current D&O Insurance (it being understood and agreed that in the event the cost of such D&O Runoff Insurance exceeds the Maximum Amount, in the aggregate, the Company shall remain obligated to provide, and the Surviving Corporation shall be obligated to maintain, the broadest D&O Runoff Insurance coverage as may be obtained for the Maximum Amount). The Company and Indemnified Parties may be required to make reasonable application and provide reasonable and customary representations and warranties to applicable insurance carriers for the purpose of obtaining such D&O Runoff Insurance.

(c) If Parent or the Surviving Corporation or any of its successors or assigns shall (i) consolidate with or merge into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfer all or substantially all of its properties and assets to any Person, then, and in each such case, proper provisions shall be made so that the successors and assigns of the Surviving Corporation shall assume all of the obligations of Parent and the Surviving Corporation set forth in this Section 6.10.

(d) The obligations set forth in this Section 6.10 shall not be terminated, amended or otherwise modified in any manner that adversely affects any Indemnified Person (or any other Person who is a beneficiary under the D&O Runoff Insurance (and their heirs and Representatives)) without the prior written consent of such affected Indemnified Person or other Person who is a beneficiary under the D&O Runoff Insurance (and their heirs and Representatives). The rights of the Indemnified Persons (and other Persons who are beneficiaries under the D&O Runoff Insurance (and their heirs and Representatives)) under this Section 6.10 shall be in addition to, and not in substitution for, any other rights that such Persons may have under the certificates of incorporation, bylaws or other equivalent organizational documents, any and all indemnification agreements of or entered into by the Company or any of its Subsidiaries, or applicable Law (whether at law or in equity).

(e) Nothing in this Agreement is intended to, shall be construed to or shall release, waive or impair any rights to directors’ and officers’ insurance claims under any policy that is or has been in existence with respect to the Company or any of its Subsidiaries for any of their respective directors, officers or other employees, it being understood and agreed that the indemnification provided for in this Section 6.10 is not prior to or in substitution for any such claims under such policies.

(f) Each of the Indemnified Persons or other Persons who are beneficiaries under the D&O Runoff Insurance (and their heirs and Representatives) are intended to be third party beneficiaries of this Section 6.10, with full rights of enforcement as if a party thereto.

(g) This Section 6.10 shall survive the consummation of the Merger.

6.11 Employee Matters.

(a) Parent shall, and shall cause the Surviving Corporation or any Subsidiary thereof to, for a period ending on the date that is 12 months following the Effective Time (or, if earlier, the date of termination of the applicable Continuing Employee), provide the Continuing Employees with (i) at least the same level of base salary or base hourly wage levels, if applicable, that were provided to such Continuing Employees immediately prior to the Effective Time, (ii) target cash incentive compensation opportunities (excluding any one-time stay, retention, transaction or other discretionary bonuses) that are at least equal with respect to individual target bonus levels to that provided to such Continuing Employees immediately prior to the Effective Time, (iii) subject to the requirements of applicable Law in jurisdictions outside of the United States, employee health, welfare and tax-qualified defined contribution retirement benefits (excluding, for the avoidance of doubt, equity-based awards, defined benefit, and non-qualified arrangements) that are in the aggregate substantially comparable to either (A) the employee health, welfare and tax-qualified defined contribution retirement benefits (excluding, for the avoidance of doubt, equity-based awards, defined benefit, and non-qualified arrangements) offered to similarly situated employees of Parent or Parent’s Affiliates (each, a “Parent Plan”), or (B) the employee health, welfare and tax-qualified defined contribution retirement benefits (excluding, for the avoidance of doubt, equity-based awards, defined benefit, and non-qualified arrangements) offered to such Continuing Employees immediately prior to the Effective Time, as disclosed in Section 6.11(a)(iii)(B) of the Company Disclosure Letter, with the determination of the employee benefits and their comparability under this clause (iii) to be reasonably made by Parent from time to time, and (iv) upon an involuntary termination without cause of a Continuing Employee, severance benefits that are required by applicable Law, or, if none, that are no less favorable than those that would have been provided to each such Continuing Employee under the applicable Employee Plans that are severance benefit plans, programs, policies or arrangements as in effect immediately prior to the Effective Time, as disclosed in Section 6.11(a)(iv) of the Company Disclosure Letter (such payments and benefits, the “Transaction Severance Benefits”), in all cases (i) through (iv), as measured on an individual basis. In the event the Company has not then made a determination of bonus amounts to be paid and paid such amounts due under its 2017 annual bonus or incentive plan as of immediately prior to the Effective Time, Parent shall cause each employee of the Company or any of its Subsidiaries who is a participant in the Company’s

2017 annual bonus or incentive plan to be paid a bonus in respect of the fiscal year ending December 31, 2017 in accordance with the terms of such plan as in effect on the Agreement Date, as if the applicable performance targets were fully achieved at target levels, except that Parent reserves the right to cause such bonuses to be paid solely in cash.

(b) With respect to the employee health and welfare benefit plans and defined contribution retirement plans of Parent and its Subsidiaries in which Continuing Employees participate following the Closing, Parent shall, or shall cause the Surviving Corporation or one of its Subsidiaries to, cause to be granted to each Continuing Employee credit for all service with the Company and its Subsidiaries and any predecessor employer (to the extent the Company and its Subsidiaries recognized or provided such past service credit) prior to the Effective Time, to the same extent as such Continuing Employee was entitled, before the Effective Time, for purposes of eligibility to participate, vesting and, with respect to vacation, sick time or paid time off, accrual and severance pay entitlement); provided that such service will not be credited to the extent that it would result in duplication of coverage or benefits, or with respect to employees outside of the United States if applicable foreign Law would forbid the provision of such service credit. For purposes of each Parent Plan in which any Continuing Employee is eligible to participate after Closing, Parent shall use commercially reasonable efforts to, or shall cause the Surviving Corporation or one of its Subsidiaries to use commercially reasonable efforts to, cause its third party administrators or third party insurance providers to (x) cause all waiting periods, pre-existing condition exclusions, evidence of insurability requirements and actively-at-work or similar requirements of such Parent Plan to be waived for such Continuing Employee and his or her covered dependents to the extent it would have been waived under the comparable Company Employee Plan, and (y) cause any eligible expenses incurred by such Continuing Employee and his or her covered dependents under a comparable Company Employee Plan during the plan year of the Company Employee Plan in which the Closing Date occurs to be given full credit for amounts paid by such Continuing Employee and his or her covered dependents pursuant to such Parent Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such Continuing Employee and his or her covered dependents for the applicable Parent Plan year as if such amounts had been paid in accordance with such Parent Plan. Any vacation or paid time off that is accrued but unused by a Continuing Employee as of immediately prior to the Effective Time shall continue to be credited to such Continuing Employee following the Effective Time, and shall be subject to the terms of the vacation or paid time off policy of Parent or one of its Subsidiaries following the Effective Time.

(c) Notwithstanding anything to the contrary set forth in this Agreement, no provision of this Agreement shall be deemed to (i) guarantee employment for any period of time for, or preclude the ability of Parent, the Surviving Corporation or their Subsidiaries to terminate, any Continuing Employee for any reason; (ii) prevent the amendment, modification, or termination of any agreement with a Continuing Employee after the Effective Time; or (iii) constitute the establishment or adoption of or an amendment to any employee benefit or compensation plan, program, agreement, Contract, policy or arrangement or otherwise be treated as an adoption of, or amendment or modification of, any Employee Plan, Parent Plan or other benefit plan arrangement. No provision of this Agreement shall create any third party beneficiary rights in any employee, officer, director, consultant, or other service provider of the Company or any of its Subsidiaries, any beneficiary or dependents thereof, or any collective bargaining representative thereof, with respect to the compensation, terms and conditions of employment and benefits that may be provided to any officer, director, consultant, or other service provider of the Company or any of its Subsidiaries by Parent, the Surviving Corporation or any of the Affiliates or under any benefit plan which any of them may maintain, or otherwise, except that the Company may enforce these provisions on behalf of any impacted Continuing Employee.

(d) If directed in writing by Parent at least 10 Business Days prior to the Closing Date, the Company and any ERISA Affiliate of the Company shall take (or cause to be taken) all actions reasonably necessary or appropriate to terminate each Employee Plan that contains a cash or deferred arrangement intended to qualify under Section 401(k) of the Code (a “401(k) Plan”), with such termination effective as of the Business Day immediately prior to the Closing Date. The Company shall provide Parent with evidence that such 401(k) Plan(s) have been timely terminated pursuant to resolutions of the Company Board and, as applicable, any ERISA Affiliate of the Company. The form and substance of such resolutions shall be subject to the prior review and approval of Parent, which approval shall not be unreasonably withheld, conditioned or delayed. The Company also shall take such other actions in furtherance of terminating such 401(k) Plan(s) as Parent may reasonably request.

(e) In order to ensure or effect compliance of the Company’s Welfare Benefit Plans with the requirements of ERISA, the Company will take the actions set forth in Section 6.11(e) of the Company Disclosure Letter within the timeframes set forth therein.

(f) Parent shall (i) file with the SEC, no later than one Business Day after the Closing Date, a registration statement on Form S-8 and, if unavailable as to any Adjusted Options or Adjusted RSUs, another form of registration statement available therefor (or shall otherwise maintain the effectiveness of an existing registration statement on Form S-8 previously filed by Parent and, if applicable, such other appropriate form of registration statement) with respect to those shares of Parent Common Stock issuable with respect to the Adjusted Options and Adjusted RSUs, and (ii) shall use its reasonable best efforts to maintain the effectiveness of such registration statement for so long as such Adjusted Options and Adjusted RSUs remain outstanding; and (iii) deliver to each holder of an Adjusted Option and Adjusted RSU an appropriate notice setting forth such holder’s rights pursuant to such Adjusted Option or Adjusted RSU.

(g) Following the date hereof, each of Parent and the Company (and their respective Affiliates) will use their reasonable best efforts, and will use their reasonable best efforts to cause each of their respective Representatives, including legal, human resources and regulatory compliance personnel, to (i) cooperate and provide each other with all necessary and reasonable assistance and information to ensure that any works councils or committees, trade unions and/or employee representatives applicable to the Continuing Employees are provided with the information required in order for proper consultation, notification and other required processes under applicable Law to take place, (ii) exchange information and data relating to compensation and benefits, including reports prepared in connection with bonus plan participation and related data of Continuing Employees, relating to compensation, employee benefits and employee benefit plan coverages, including information and data that are necessary to support or perform any of the covenants in this Agreement or any compensation consultant process or that is otherwise reasonably requested in connection with any of the covenants in this Agreement or any compensation consultant process (in each case, except to the extent prohibited by applicable Law or to the extent that such information and data relates to performance ratings or assessments of employees of the Company and its Subsidiaries), and (iii) make any and all required filings and notices and any and all required communications with Company Employees and obtaining any governmental consents required hereunder. Such cooperation will include the provision of any information and consultation required by applicable Law, the terms of any Contract, or as reasonably requested by the other party. Each of Parent and the Company will make available its Representatives at such times and in such places as the other party may reasonably request for purposes of enabling the other party to comply with its obligations under this Section 6.11.

6.12 Obligations of Acquisition Sub. Parent shall take all action necessary to cause Acquisition Sub and the Surviving Corporation to perform their respective obligations under this Agreement and to consummate the transactions contemplated hereby upon the terms and subject to the conditions set forth in this Agreement.

6.13 Notification of Certain Matters.

(a) At all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, (i) subject to applicable Law, and upon Parent’s request, the executive officers of the Company shall consult in good faith on a regular basis with Parent to report material (individually or in the aggregate) operational developments, the status of relationships with customers, resellers, partners, suppliers, licensors, licensees, distributors, and others having material business relationships with the Company or any of its Subsidiaries, the status of ongoing operations and other matters reasonably requested by Parent under procedures reasonably requested by Parent, and (ii) the Company shall give prompt notice to Parent and Acquisition Sub upon becoming aware that any representation or warranty made by it in this Agreement has become untrue or inaccurate in any material respect, or of any failure of the Company to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, in any such case if and only to the extent that such untruth or inaccuracy, or such failure, would cause or reasonably be expected to cause any of the conditions to the obligations of Parent and Acquisition Sub to consummate the transactions contemplated hereby set forth in Section 7.2(a) and Section 7.2(b) to not be satisfied at the Closing; provided that no such information or notification shall affect or be deemed to modify any representation or warranty of the Company set forth in this Agreement or the conditions to the obligations of Parent and Acquisition Sub to consummate the transactions contemplated by this Agreement or the remedies available to the parties hereunder; provided, further, that the terms and conditions of the Confidentiality Agreement shall apply to any information provided to Parent pursuant to this Section 6.13(a).

(b) At all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, Parent shall give prompt notice to the Company upon becoming aware that any representation or warranty made by Parent or Acquisition Sub in this Agreement has become untrue or inaccurate in any material respect, or of any failure of Parent or Acquisition Sub to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, in any such case if and only to the extent that such untruth or inaccuracy, or such failure, would reasonably be expected to cause any of the conditions to the obligations of the Company to consummate the transactions contemplated hereby set forth in Section 7.3(a) and Section 7.3(b) to not be satisfied at the Closing; provided that no such notification shall affect or be deemed to modify any representation or warranty of Parent or Acquisition Sub set forth in this Agreement or the conditions to the obligations of the Company to consummate the transactions contemplated by this Agreement or the remedies available to the parties hereunder; provided, further, that the Company shall maintain the confidentiality of information provided to the Company pursuant to this Section 6.13(b) in the same manner as Parent would be required to maintain the confidentiality of such information under the Confidentiality Agreement if such information had been disclosed to it by the Company.

(c) No investigation pursuant to this Section 6.13 shall affect any representation or warranty in this Agreement of any party hereto or any condition to the obligations of the parties hereto.

6.14 M&A Litigation. The Company shall promptly advise Parent of the commencement of any M&A Litigation, shall give Parent the opportunity to participate in the defense, settlement, or compromise of any M&A Litigation or related investigation against the Company and/or its directors relating to the Merger or the transactions contemplated by this Agreement and will obtain the written consent of Parent prior to settling or satisfying any such M&A Litigation or investigation (such consent not to be unreasonably withheld). For purposes of this paragraph, “participate” means that Parent will be kept reasonably apprised of proposed strategy and other significant decisions with respect to M&A Litigation or any investigation by the Company (to the extent that attorney-client privilege between the Company and its counsel is not waived), and Parent may offer comments or suggestions with respect to M&A Litigation or such investigation but will not be afforded any decision-making power or other authority over M&A Litigation or such investigation, except for the settlement or compromise consent set forth above.

6.15 FIRPTA. Immediately prior to the Closing, the Company shall deliver to Parent a properly executed statement in a form reasonably acceptable to Parent that meets the requirements of Treasury Regulation Sections 1.897-2(h) and 1.1445-2(c)(3), along with written authorization for Parent to deliver such certificate to the IRS on behalf of the Company upon the Closing.

6.16 Parent Financing.

(a) Parent shall, and shall cause its Affiliates to, use its reasonable best efforts to obtain the Financing on the terms, and subject only to the conditions described in, the Financing Commitments (including, to the extent applicable, compliance with any market flex provisions), including using its reasonable best efforts to (i) negotiate and execute definitive agreements with respect to the Financing on the terms and subject only to the conditions contained in the Financing Commitments (including any market flex provisions) so that such agreements are in effect on the Closing Date, (ii) satisfy (or obtain a waiver to) or cause the satisfaction (or waiver) of all conditions to funding in the Financing Commitments and the definitive agreements for the Financing that are in the control of Parent, (iii) as promptly as practicable, provide the Lenders with such information as is required under the Financing Commitments to commence the Marketing Period (subject to the availability of the Required Information), (iv) consummate the Financing on the terms and subject only to the conditions contained in the Financing Commitments and the definitive documents on or prior to the Closing Date, (v) in the event that the conditions set forth in the Financing Commitments have been satisfied or, upon funding would be satisfied, enforce its rights under the Financing Commitments in the event of any breach thereof, (vi) maintain in effect the Financing Commitments in accordance with the terms and subject only to the conditions thereof until the earlier to occur of the Effective Time or the termination of this Agreement under Article VIII, and (vii) in the event that the conditions set forth in the Financing Commitments have been satisfied or, upon funding would be satisfied, use reasonable best efforts to cause the Lenders to fund the full amount of the Financing at or prior to the Closing (or if lesser, the Required Amount).

(b) Parent shall either (i) obtain the consent of the lenders under the $725,000,000 Amended and Restated Credit Agreement among Parent, the borrower parties thereto, the lenders party thereto, and Wells Fargo Bank National Association, as administrative agent, dated as of June 23, 2015 (as amended on June 13, 2016 and as further amended or otherwise modified prior to the date hereof, the “Existing Parent Credit Agreement”) to the Merger and the Financing, (ii) obtain a waiver by such lenders of any covenants or other provisions under the Existing Parent Credit Agreement that would conflict with, be breached by, or otherwise impede, the Merger and the Financing, or (iii) repay all outstanding borrowings and pay other payment obligations under the Existing Parent Credit Agreement (or refinance such outstanding borrowings and other payment obligations pursuant to a credit facility that will permit the Merger and Financing).

(c) In the event that, notwithstanding the use of reasonable best efforts by Parent to satisfy its obligations under Section 6.16(a), any portion of the Financing becomes unavailable on the terms (including any market flex provisions) and subject to the conditions contemplated in the Financing Commitments (unless such portion is not reasonably required to consummate the Transactions), Parent shall promptly notify the Company thereof and use its reasonable best efforts to obtain alternative financing for the Required Amount as promptly as reasonably practicable following the occurrence of such event; provided that such alternative financing shall not have any of the effects described in clause (d)(i) below. Parent shall deliver to the Company true and complete copies of all agreements pursuant to which any such alternative source shall have committed to provide Parent with any portion of such alternative financing substantially concurrently with the execution thereof.

(d) Parent shall have the right from time to time to amend, replace, supplement or otherwise modify, or waive any of its rights under, the Financing Commitments or definitive agreement relating to the Financing (including any amendments or modifications to the Financing pursuant to any market flex provisions, or to add lenders, arrangers, bookrunners, agents, managers or similar entities that have not executed the Financing Commitments as of the Agreement Date); provided that without the prior written consent of the Company, no such amendment, replacement, supplement, modification or waiver shall (A) reduce (or have the effect of reducing) the aggregate amount of the Financing (including by increasing the amount of fees to be paid or original issue discount in respect of the Financing) below the amount required to consummate the transactions contemplated by this Agreement, (B) add conditions precedent to the Financing or amend, replace, supplement or modify any existing conditions precedent to the Financing that could reasonably be expected to (1) prevent, impede or delay the Closing Date or (2) prevent, impede or materially delay the availability of the Financing or the satisfaction of the conditions to the Financing by the Closing Date, (C) adversely impact the ability of Parent to enforce or cause the enforcement of its rights under the Financing Commitments or the definitive agreements relating to the Financing or (D) impose additional obligations on the Company or its Affiliates prior to the Effective Time which are not already in effect. Parent shall deliver to the Company true, complete copies of any such amendment, replacement, supplement, modification, or waiver substantially concurrently with the execution thereof.

(e) To the extent Parent obtains alternative financing pursuant to Section 6.16(c) or amends, replaces, supplements, modifies or waives any of the Financing pursuant to Section 6.16(d), references to the “Financing” and “Financing Commitments” (and other like terms in this Agreement) shall be deemed to refer to such alternative financing, or the Financing as so amended, replaced, supplemented, modified or waived.

(f) Parent shall keep the Company reasonably informed on a reasonably timely basis and in reasonable detail of the status of Parent’s efforts to arrange and obtain the Financing. Without limiting the foregoing, Parent shall notify the Company promptly if at any time prior to the Closing Date: (i) the Financing

Commitments expire or are terminated for any reason, (ii) Parent obtains Knowledge of any material breach or default by any party to any Financing Commitment, (iii) Parent receives any written communication from any Person providing a Financing Commitment with respect to any actual, potential or threatened breach, default, termination or repudiation by any party to the Financing Commitments with respect to a material provision of the Financing Commitments, or (iv) any other event or development occurs that Parent expects to have a material and adverse impact on the ability of Parent to obtain all or any material portion of the Financings contemplated by the Financing Commitments sufficient to consummate the transactions contemplated by this Agreement on the terms, in the manner or from the sources contemplated by the Financing Commitments or the definitive documents related to the Financing, or Parent, for any reason, otherwise no longer believes in good faith that it will be able to obtain all or any portion of the Financing sufficient to consummate the transactions contemplated by this Agreement on the terms described in the Financing Commitments. As soon as reasonably practicable, Parent shall provide any information reasonably requested by the Company relating to any circumstance referred to in clause (i) through (iv) of the immediately preceding sentence. Notwithstanding anything in this Section 6.16(f) to the contrary, Parent is not required to disclose or provide any information the disclosure of which in Parent’s reasonable good faith judgment is prohibited by applicable Law or Order, is subject to attorney-client privilege, or would reasonably be expected to result in the disclosure of any Trade Secrets of third parties or violate any obligation of Parent with respect to confidentiality not entered into to avoid the disclosure obligations of this Section 6.16(f).

(g) The Company shall use its reasonable best efforts to, and shall cause each of its Subsidiaries to use their reasonable best efforts to, provide Parent with such cooperation as is reasonably necessary in connection with satisfying the conditions to the Financing Commitments or as may be reasonably requested by Parent, including (i) participating in a reasonable number of meetings, presentations, road shows, drafting sessions, due diligence sessions and sessions with the Parent’s Financing Sources (including with prospective Financing Sources) and ratings agencies, and their respective advisors, and reasonably cooperating with the marketing efforts of Parent and its Financing Sources, in each case in connection with the Financing, as may be reasonably requested by Parent or the Financing Sources in connection with the Financing, (ii) furnishing Parent and its Financing Sources with historical financial and other pertinent information regarding the Company (to the extent reasonably available to the Company) as may be reasonably requested by Parent or the Financing Sources in connection with the Financing, (iii) providing information regarding the Company and its Subsidiaries reasonably necessary to assist Parent in preparing pro forma financial statements (including in accordance with Regulation S-X under the Securities Act, if requested by Parent) if Parent determines such pro forma financial statements are legally required or customary in connection with the Financing or any SEC filing required to be made by the Parent, it being understood that the Company need only assist in the preparation thereof, but shall not be required to independently prepare any separate pro forma financial statements, it being understood that the Company shall not be responsible for any pro forma adjustments, (iv) assisting with the preparation of materials for rating agency presentations, bank information memoranda, offering documents, private placement memoranda, road show presentations and similar documents required in connection with the Financing, (v) taking such steps reasonably requested by Parent as may be necessary to perfect the liens and security interests to be granted as security for the Financing in the assets of the Company and its Subsidiaries; provided that any such liens or security interests do not attach or otherwise become effective prior to the occurrence of the Closing, (vi) assisting Parent with the timely preparation of, and executing and delivering, on behalf of the Company’s Subsidiaries, any necessary pledge and security documents and otherwise reasonably facilitating the granting of a security interest (and perfection thereof) in collateral, guarantees, mortgages and other definitive financing documents as may reasonably be requested by Parent; provided that any obligations contained in all such agreements and documents shall be subject to the occurrence of the Closing and effective no earlier than the Closing; (vii) obtaining and delivering any pay-off letters and other cooperation in connection with the repayment or other retirement of existing Indebtedness and the release and termination of any and all related Liens at least three Business Days prior to the Closing Date, (viii) providing customary authorization letters with respect to the information regarding the Company in the bank information memoranda, and using reasonable best efforts to obtain consents of accountants for use of their reports in any materials relating to the Financing, in each case as reasonably requested by Parent, (ix) using reasonable best efforts to cause the Company’s independent accountants to provide reasonable assistance to Parent in connection with the Financing consistent with their customary practice, including causing such independent accountants to (A) participate in a reasonable number of accounting due diligence sessions and (B) provide any customary comfort letters (including customary “negative assurance” comfort) (x) using reasonable best efforts to obtain surveys and title insurance at the expense of and as reasonably requested by Parent on behalf of the Financing Sources, (xi) taking all corporate and other actions, subject to the occurrence of the Closing, reasonably requested by Parent to permit the consummation of the Financing, and (xii) at least five Business Days prior to the Closing Date, providing all documentation and other information about the Company and each of its Subsidiaries as is reasonably requested in writing by a Financing Source at least 10 Business Days prior to the Closing Date which relates to applicable “know your customer” and anti-money laundering rules and regulations including without limitation the USA PATRIOT Act; provided that nothing herein shall require such cooperation to the extent it would require the Company or any of its Subsidiaries to take any action that would interfere unreasonably and materially with the operations of the Company or any of its Subsidiaries; provided, further, that the Company, its Subsidiaries and its and their respective officers, directors or employees shall not be required, prior to Closing, to (A) authorize, execute, deliver or perform under any agreement with respect to the Financing that is not contingent upon the Closing or that would be effective prior to the Closing, (B) disclose any confidential information to any party who is not subject to customary confidentiality undertakings with respect thereto, (C) deliver any assets to the possession of any other party as collateral prior to the Closing, (D) pay any commitment or other fees in connection with the Financing prior to the Closing, (E) execute or deliver any closing or officer’s certificate, solvency certificate or similar certificate that could reasonably be expected to result in any personal liability to such officer, director, or employee, (F) publicly disclose any projections or other forward-looking information (provided that projections and other forward-looking information may be disclosed to lenders or prospective lenders in connection with the Financing, subject to the last sentence of this Section 6.16(g) and to the rating agencies) or (G) require any corporate authorization or approval, or adoption of any resolutions, by the Company Board or the Board of Directors of any of its Subsidiaries (except that concurrently with the Closing, the Board of Directors of any of the Company’s Subsidiaries may be required to give corporate authorization or approval, or adopt resolutions, that do not become effective until the Effective Time, but that any such authorization, approval or adoption will only be required of the directors of the Board of Directors of any of the Company’s Subsidiaries who retain their respective position as of, and after the Closing). The Company hereby consents to the use of the Company’s logos in connection with the Financing; provided that such logos are used solely in a manner that is not intended to, nor reasonably likely to, harm or disparage the Company or its Subsidiaries. Parent shall be responsible for all fees and expenses related to the Financing and shall promptly reimburse upon request of the Company, all reasonable out-of-pocket costs and expenses (including reasonable fees and expenses of counsel) incurred by the Company or its Subsidiaries in connection with the cooperation of the Company as contemplated by this Section 6.16. Parent shall, and hereby agrees to, indemnify and hold harmless the Company, its Subsidiaries and their respective Representatives from and against any and all Liabilities suffered or incurred by them to the extent resulting from their cooperation in arranging the Financing pursuant to this Agreement or the provision of information utilized in connection therewith (other than information provided by or on behalf of the Company or any of its Subsidiaries), in each case, except for any liabilities to the extent resulting from the gross negligence, fraud, intentional misrepresentation, or willful misconduct of the Company or any of its Subsidiaries or any of their respective Representatives. All non-public or other confidential information provided by the Company or its Representatives pursuant to this Agreement will be kept confidential in accordance with the Confidentiality Agreement, except that Parent will be permitted to disclose such information to any Financing Sources or prospective Financing Sources and other financial institutions and investors that may become parties to the Financing (and, in each case, to their respective counsel and auditors) so long as such Persons (i) agree to be bound by the Confidentiality Agreement as if parties thereto; or (ii) are subject to other customary confidentiality undertakings.

(h) Notwithstanding anything to the contrary contained herein, Parent acknowledges and agrees that its obligations to consummate the Merger is not contingent upon Parent obtaining the Financing or any other third-party financing.

6.17 Company SEC Reports. From the date of this Agreement to the Effective Time, the Company shall timely file with the SEC all Company SEC Reports required to be filed or furnished, as applicable, by it under the Exchange Act or the Securities Act. As of its filing date, or if amended after the date of this Agreement, as of the date of the last such amendment, each such Company SEC Report shall comply with the applicable requirements of the Exchange Act and the Securities Act, as the case may be. As of its filing date or, if amended after the date of this Agreement, as of the date of the last such amendment, each such Company SEC Report filed pursuant to the Exchange Act shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Each Company SEC Report that is a registration statement, as amended or supplemented, if applicable, filed after the date of this Agreement pursuant to the Securities Act, as of the date such registration statement or amendment became effective after the date of this Agreement, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made in light of the circumstances under which they were made, not misleading.

6.18 Revenue Recognition and Accounting Matters. The Company shall use commercially reasonable efforts to (a) timely adopt and comply with the Revenue Recognition Rule and the provisions of the Sarbanes-Oxley Act, and (b) to the extent that further action by the Company is necessary or is requested by the Company’s auditors, remediate as promptly as practical each material weakness in the system of internal accounting controls utilized by the Company and its Subsidiaries that has not been remediated at or after the Agreement Date. The Company further agrees that it shall use commercially reasonable efforts to effect compliance with the covenants set forth in subclause (a) of this Section 6.18 in accordance with the plan and schedule set forth in Section 6.18 of the Company Disclosure Letter. Parent shall, at its sole cost and expense, have the right to participate in the implementation of such plan and schedule and the Company shall give Parent and its Representatives reasonable access to its and its Subsidiaries’ books, records, properties, systems, and personnel as Parent shall reasonably request in connection therewith and shall give due consideration to comments and input reasonably provided by Parent or its Representatives in connection therewith. Parent and its Representatives shall, at Parent’s sole cost and expense, also have the right to work with the Company to streamline the Company’s revenue accounting processes with the goal of reducing the cycle time to produce fully compliant GAAP financials each month.

6.19 Tax Matters.

(a) The Company shall provide drafts of all income Tax Returns that it proposes to file (or cause to be filed) between the Agreement Date and the Closing Date to Parent for Parent’s review and comment as promptly as practicable and in any event a reasonable period of time prior to the due date of such income Tax Return, and the Company shall consider in good faith any reasonable comments that are provided by Parent prior to the due date of such income Tax Return.

(b) Between the Agreement Date and the Closing Date, the Company shall, as promptly as practical, provide Parent with written notice of any material audits by any Taxing Authority relating to Taxes of the Company or any Subsidiary thereof.

ARTICLE VII
CONDITIONS TO THE MERGER

7.1 Conditions to Each Party’s Obligations. The respective obligations of Parent, Acquisition Sub and the Company to consummate the Merger shall be subject to the satisfaction or waiver (where permissible under applicable Law) at or prior to the Effective Time, of each of the following conditions:

(a) Requisite Stockholder Approval. The Company shall have received the Requisite Stockholder Approval, which shall be in full force and effect at the Effective Time.

(b) Antitrust Approvals and Government Approvals. Any waiting period (and extensions thereof) applicable to the transactions contemplated by this Agreement under the HSR Act shall have expired or otherwise been terminated.

(c) No Prohibitive Laws or Injunctions. No Governmental Authority of competent jurisdiction shall have enacted, issued or promulgated any Law or issued or granted any Order, in each case that is in effect and has the effect of making the Merger illegal or which has the effect of prohibiting or otherwise preventing the consummation of the Merger, or imposes, individually or together with other Orders or Laws, a Burdensome Condition; provided that in no event shall this paragraph be deemed to refer to any non-U.S. Antitrust Law or any non-U.S. Order issued under an Antitrust Law.

7.2 Conditions to the Obligations of Parent and Acquisition Sub. The obligations of Parent and Acquisition Sub to consummate the Merger shall be subject to the satisfaction or waiver (where permissible under applicable Law) prior to the Effective Time of each of the following conditions, any of which may be waived exclusively by Parent in its sole discretion:

(a) Representations and Warranties. Each of the representations and warranties of the Company set forth in:

(i) Section 3.1 (Organization; Good Standing), Section 3.2 (Corporate Power; Enforceability), Section 3.3 (Requisite Stockholder Approval), Section 3.7(a) (Subsidiaries) and Section 3.25 (Brokers) shall be true and correct in all material respects, without regard to any “materiality” or “Company Material Adverse Effect” or similar qualifications contained in them, at and as of the Agreement Date and at and as of the Effective Time as if made at and as of such time (other than such representations and warranties that by their terms address matters only as of another specified time, which shall be true only as of such time);

(ii) Section 3.6 (Company Capitalization) and Sections 3.7(b), 3.7(c), and 3.7(d) (Subsidiaries (capitalization)) shall be true and correct in all respects at and as of the Agreement Date and at and as of the Effective Time as if made at and as of such time (other than such representations and warranties that by their terms address matters only as of another specified time, which shall be true only as of such time) and except for any failures to be true and correct that would not, individually or in the aggregate, increase the aggregate Merger Consideration payable (including in respect of all Company Options, Company RSUs and Company PSUs) by more than one-half of one percent; and

(iii) Article III (other than the representations and warranties listed in clauses (i) and (ii) of this Section 7.2(a)) shall be true and correct in all respects, without regard to any “materiality,” “Company Material Adverse Effect,” “liability material to the Company and its Subsidiaries” or similar qualifications contained in them, at and as of the Agreement Date and at and as of the Effective Time as if made at and as of such time (other than such representations and warranties that by their terms address matters only as of another specified time, which shall be true only as of such time), except for any failure of such representations and warranties to be so true and correct which has not had, individually or in the aggregate, a Company Material Adverse Effect.

(b) Performance of Obligations of the Company. The Company shall have complied with or performed in all material respects the covenants and obligations that the Company is required to comply with or to perform under this Agreement prior to the Effective Time; provided, that, with respect to the covenants set forth in Section 6.18 and Section 6.19, respectively, the Company shall be deemed to be in compliance with the foregoing provisions of this Section 7.2(b) unless the Company has Willfully Breached its covenants set forth in Section 6.18 or Section 6.19.

(c) Company Material Adverse Effect. Since the Agreement Date, there shall not have occurred and be continuing any Company Material Adverse Effect.

(d) Officer’s Certificate. Parent and Acquisition Sub shall have received a certificate of the Company, validly executed for and on behalf of the Company and in its name by a duly authorized officer thereof, certifying that the conditions set forth in Section 7.2(a) and Section 7.2(b) have been satisfied.

7.3 Conditions to the Company’s Obligations to Effect the Merger. The obligations of the Company to consummate the Merger shall be subject to the satisfaction or waiver (where permissible under applicable Law) prior to the Effective Time of each of the following conditions, any of which may be waived exclusively by the Company:

(a) Representations and Warranties. The representations and warranties of Parent and Acquisition Sub set forth in this Agreement shall be true and correct at and as of the Agreement Date and at and as of the Effective Time as if made at and as of such time (other than such representations and warranties that by their terms address matters only as of another specified time, which shall be true only as of such time), except for any failure to be so true and correct would not, individually or in the aggregate, prevent the consummation of the transactions contemplated by this Agreement or the ability of Parent and Acquisition Sub to fully perform their respective covenants and obligations under this Agreement.

(b) Performance of Obligations of Parent and Acquisition Sub. Each of Parent and Acquisition Sub shall have complied with or performed in all material respects the covenants and obligations that it is required to comply with or to perform under this Agreement prior to the Effective Time.

(c) Officer’s Certificate. The Company shall have received a certificate of Parent and Acquisition Sub, validly executed for and on behalf of Parent and Acquisition Sub and in their respective names by a duly authorized officer thereof, certifying that the conditions set forth in Section 7.3(a) and Section 7.3(b) have been satisfied.

ARTICLE VIII
TERMINATION, AMENDMENT AND WAIVER

8.1 Termination. This Agreement may be terminated and the Merger and the other transactions contemplated hereby may be abandoned at any time prior to the Effective Time, whether before or after receipt of the Requisite Stockholder Approval:

(a) by mutual written agreement of Parent and the Company;

(b) by either Parent or the Company, if:

(i) the Effective Time shall not have occurred on or before the date that is the six month anniversary of the Agreement Date; provided, that upon the request of either Parent or the Company prior to such Termination Date (including as it may be extended pursuant to this proviso) the Termination Date shall be extended for all purposes under this Agreement until the date specified in such request that is not later than the nine month anniversary of the Agreement Date (the “Termination Date”); provided, further, that the right to terminate this Agreement pursuant to this Section 8.1(b)(i) shall not be available to any party hereto whose action or failure to act has been a principal cause of (A) the failure to satisfy any of the conditions to the obligations of the terminating party to consummate the Merger set forth in Article VII prior to the Termination Date and such action or failure to act constitutes a material breach of this Agreement, or (B) the failure of the Effective Time to have occurred prior to the Termination Date, and such action or failure to act constitutes a material breach of this Agreement;

(ii) any Governmental Authority of competent jurisdiction shall have (A) enacted, issued or promulgated any Law (other than a non-U.S. Antitrust Law) that is in effect, or (B) issued or granted any Order (other than an Order under a non-U.S. Antitrust Law) that is in effect and has become final and non-appealable, in each case that has the effect of permanently making the Merger illegal or which has the effect of permanently prohibiting or otherwise preventing the consummation of the Merger, or imposes a Burdensome Condition; or

(iii) the Company shall have failed to obtain the Requisite Stockholder Approval at the Company Stockholder Meeting (or any adjournment or postponement thereof) at which a vote on the adoption of this Agreement was taken;

(c) by the Company, in the event that (i) the Company is not then in material breach of this Agreement, (ii) the representations and warranties of Parent and/or Acquisition Sub contained in this Agreement shall have become inaccurate or been breached such that the condition set forth in Section 7.3(a) would not be satisfied, or the covenants or obligations of Parent and/or Acquisition Sub contained in this Agreement shall have been breached such that the condition set forth in Section 7.3(b) would not be satisfied, and (iii) such breach is not capable of being cured by the Termination Date or, if capable of being so cured, Parent and/or Acquisition Sub shall have failed to cure such breach within 20 Business Days after Parent and Acquisition Sub have received written notice of such breach from the Company (it being understood that the Company shall not be permitted to terminate this Agreement pursuant to this Section 8.1(c) in respect of the breach set forth in any such written notice (A) at any time during such 20 Business Day-period, and (B) at any time after such 20 Business Day-period if Parent and/or Acquisition Sub shall have cured such breach during such 20 Business Day-period);

(d) by Parent, in the event that (i) Parent and Acquisition Sub are not then in material breach of this Agreement, (ii) the representations and warranties of the Company contained in this Agreement shall have become inaccurate or been breached such that the condition set forth in Section 7.2(a) would not be satisfied, or the covenants or obligations of the Company contained in this Agreement shall have been breached such that the condition set forth in Section 7.2(b), would not be satisfied, and (iii) such breach is not capable of being cured by the Termination Date or, if capable of being so cured, the Company shall have failed to cure such breach within 20 Business Days after the Company has received written notice of such breach from Parent (it being understood that Parent shall not be permitted to terminate this Agreement pursuant to this Section 8.1(d) in respect of the breach set forth in any such written notice (A) at any time during such 20 Business Day-period, and (B) at any time after such 20 Business Day-period if the Company shall have cured such breach during such 20 Business Day-period);

(e) by the Company, at any time prior to receiving the Requisite Stockholder Approval, in the event that the Company Board shall have effected a Company Board Recommendation Change in compliance with the terms of Section 6.5(c)(i), to enter into a definitive agreement providing for the consummation of a Superior Proposal; provided that the Company has not violated Section 5.2 or Section 6.5 in any material respect; provided, further, that concurrently with such termination of this Agreement, the Company pays Parent the Termination Fee payable pursuant to Section 8.3(b)(ii) and enters into a binding definitive agreement with respect to such Superior Proposal;

(f) by Parent, at any time prior to receiving the Requisite Stockholder Approval, in the event that:

(i) the Company Board or any authorized committee thereof shall have effected a Company Board Recommendation Change (whether or not in compliance with Section 6.5) or failed to include the Company Board Recommendation in the Proxy Statement;

(ii) the Company Board shall have failed to publicly reconfirm the Company Board Recommendation as promptly as reasonably practicable (and in any event within 10 Business Days) after receipt of a written request from Parent that it do so if such request is made following (A) the making by any Person or group an Acquisition Proposal that has become publicly known or (B) any Person or Group having publicly announced an intention (whether or not conditional) to make an Acquisition Proposal or the existence of an intention to make an Acquisition Proposal shall have otherwise become publicly known;

(iii) a tender or exchange offer for Company Common Stock that constitutes an Acquisition Proposal (whether or not a Superior Proposal) is commenced by a Person unaffiliated with Parent and, within 10 Business Days after the public announcement of the commencement of such Acquisition Proposal, the Company shall not have filed a Schedule 14D-9 pursuant to Rule 14e-2 and Rule 14d-9 promulgated under the Exchange Act recommending that the Company Stockholders reject such Acquisition Proposal and not tender any Shares into such tender or exchange offer; or

(iv) the Company has breached the terms of Section 5.2 or Section 6.5 in any material respect;

(g) by the Company if (i) the Company is not in material breach of this Agreement, (ii) all the conditions set forth in Section 7.1 and Section 7.2 have been satisfied (other than those conditions that by their nature are to be satisfied at the Closing but provided such conditions are then capable of being fulfilled), (iii) the Company has thereafter confirmed in writing to Parent and Acquisition Sub that it is ready and able to consummate the Merger, and (iv) Parent and Acquisition Sub shall have failed (due to the failure of the Financing to have timely occurred in accordance with its terms and the terms of this Agreement) to consummate the Merger within 20 Business Days following the date the Closing should have occurred in accordance with Section 2.3; provided that during such period of 20 Business Days following the date the Closing should have occurred pursuant to Section 2.3 and for 24 hours thereafter, no party shall be entitled to terminate this Agreement pursuant to Section 8.1(b)(i).

8.2 Notice of Termination; Effect of Termination. Any proper and valid termination of this Agreement pursuant to Section 8.1 shall be effective immediately upon the delivery of written notice of the terminating party to the other party or parties hereto, as applicable. In the event of the termination of this Agreement pursuant to Section 8.1, this Agreement shall be of no further force or effect without liability of any party or parties hereto, as applicable (or any Affiliate or other Representative of such party or parties) to the other party or parties hereto, as applicable, except (a) for Section 6.6, this Section 8.2, Section 8.3 and Article IX, each of which provisions shall survive the termination of this Agreement and (b) that nothing herein shall relieve any party or parties hereto, as applicable, from any liability or damages resulting from fraud or any Willful Breach prior to such termination, in which case the aggrieved party shall be entitled to all remedies available at law or in equity. In addition to the foregoing, no termination of this Agreement shall affect the obligations of the parties hereto set forth in the Confidentiality Agreement, all of which obligations shall survive termination of this Agreement in accordance with their terms.

8.3 Fees and Expenses.

(a) General. Except as set forth in this Section 8.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party or parties, as applicable, incurring such expenses whether or not the Merger is consummated. Notwithstanding the foregoing, each of the Company and Parent shall pay one-half of the filing fees and the costs of filings made pursuant to Antitrust Laws and of printing and mailing the Proxy Statement.

(b) Company Payments.

(i) The Company shall pay to Parent $32,300,000 (the “Termination Fee”), within two Business Days after the satisfaction of the following conditions: (A) this Agreement is terminated by Parent or the Company pursuant to Section 8.1(b)(i), Section 8.1(b)(iii), or Section 8.1(d) (for Section 8.1(d), only if terminated as a result of a breach by the Company of its covenants or obligations, and not its representations or warranties, such that the condition set forth in Section 7.2(b) would not be satisfied); (B) following the execution and delivery of this Agreement and prior to any such termination of this Agreement, a Competing Acquisition Transaction shall have been publicly announced or shall have become publicly disclosed and was not publicly withdrawn at least 10 Business Days prior to such termination; and (C) concurrently with or within 12 months following any such termination of this Agreement, the Company or any of its Affiliates either (x) consummates a Competing Acquisition Transaction or (y) enters into a definitive agreement for a Competing Acquisition Transaction, in each case, whether or not the Competing Acquisition Transaction was the same Competing Acquisition Transaction referred to in clause (B) of this Section 8.3(b). For purposes of the foregoing provisions of this Section 8.3(b)(i) only, a “Competing Acquisition Transaction” shall have the same meaning as an “Acquisition Transaction” except that all references therein to “15%” shall be deemed to be references to “50%”.

(ii) In the event that this Agreement is terminated by the Company pursuant to Section 8.1(e), the Company shall pay to Parent the Termination Fee concurrently with and as a condition to the effectiveness of such termination.

(iii) In the event that this Agreement is terminated by Parent pursuant to Section 8.1(f), the Company shall pay to Parent the Termination Fee within two Business Days after such termination.

(iv) Notwithstanding anything to the contrary set forth in this Agreement, but subject to Parent’s rights set forth in Section 9.7, in any circumstance in which Parent receives payment of the Termination Fee pursuant to this Section 8.3(b), the receipt of the Termination Fee in such circumstance shall, except in the case of fraud or Willful Breach of this Agreement by the Company, constitute the sole and exclusive remedy of Parent, Acquisition Sub, Parent’s Subsidiaries and any of their respective former, current or future general or limited partners, stockholders, members, managers, directors, officers, employees, agents, Affiliates or assignees (“Parent Related Parties”) against the Company and its Subsidiaries or any of its or their former, current or future general or limited partners, stockholders, members, managers, directors, officers, employees, agents, Affiliates or assignees (collectively, the “Company Related Parties”) for any and all losses and damages suffered or incurred as a result of the failure of the transactions contemplated by this Agreement to be consummated or for a breach or failure to perform hereunder prior to the date of such termination, and, upon Parent’s receipt of the Termination Fee in such circumstance, none of the Company Related Parties shall have any further liability or obligation relating to or arising out of this Agreement, the transactions contemplated hereby or in respect of any other document, theory of law or equity or oral representations made or alleged to be made in connection herewith or therewith, in contract, in tort or otherwise (except that (x) the Company shall be obligated pursuant those provisions that expressly survive such termination in accordance with Section 8.2, (y) the obligations under the Confidentiality Agreement shall continue to survive, and (z) the Company shall also be obligated with respect to Section 8.3(e)). Except as expressly provided in this clause (iv), following the receipt of the

Termination Fee in such circumstance, and, except in the case of fraud or Willful Breach of this Agreement by the Company, (A) none of Parent, Acquisition Sub or any Parent Related Party shall be entitled to bring, maintain or support any Legal Proceedings against the Company or any Company Related Party arising out of or in connection with this Agreement, the negotiation, execution or performance hereof or the transactions contemplated hereby (or the abandonment or termination thereof) or any matters forming the basis for such termination, and (B) Parent and Acquisition Sub shall use their reasonable best efforts to cause any Legal Proceedings pending in connection with this Agreement, the negotiation, execution or performance hereof or the transactions contemplated hereby, to the extent maintained by Parent, Acquisition Sub or any Parent Related Party against the Company or any Company Related Party to be dismissed with prejudice promptly.

(v) The Company shall make any required payment of the Termination Fee by wire transfer of immediately available funds to an account or accounts designated in writing by Parent.

(c) Equitable Relief. Notwithstanding the foregoing or anything else in this Agreement, it is explicitly agreed that the Company shall be entitled to obtain an injunction, or other appropriate form of equitable relief, to cause Parent and Acquisition Sub to consummate the Merger at any time if, and only if, and the Company shall not otherwise be entitled to obtain any injunction or other form of equitable relief to cause Parent and Acquisition Sub to effectuate the Merger, unless, each of the following conditions has been satisfied: (A) all conditions in Section 7.1 and Section 7.2 (other than those conditions that by their nature cannot be satisfied until the Closing, but subject to the fulfillment or waiver of those conditions) have been satisfied, and remain satisfied, at the time when the Closing would have occurred, (B) Parent and Acquisition Sub fail to complete the Closing by the date the Closing is required to have occurred pursuant to Section 2.3 (taking into account any extension of the Termination Date in accordance with Section 8.1(b)(i)), and (C) the Company has irrevocably confirmed that if specific performance is granted, then the Closing will occur. For the avoidance of doubt, nothing in this Section 8.3(c) shall prohibit the Company from seeking an injunction, specific performance and/or other equitable relief pursuant to Section 9.7 prior to the conditions to Closing set forth in Section 7.1 and Section 7.2 being satisfied or waived.

(d) Single Payment Only. The parties hereto acknowledge and hereby agree that in no event shall the Company be required to pay the Termination Fee on more than one occasion, whether or not the Termination Fee may be payable under more than one provision of this Agreement at the same or at different times and the occurrence of different events.

(e) Liquidated Damages. Each of the Company, Parent and Acquisition Sub acknowledges and agrees that (i) the agreements contained in this Section 8.3 are an integral part of the transactions contemplated by this Agreement, (ii) the Termination Fee is not a penalty, but is liquidated damages, in a reasonable amount that will compensate Parent, in the circumstances in which such fee is payable, and which do not involve fraud or Willful Breach of this Agreement, for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the transactions contemplated hereby, which amount would otherwise be impossible to calculate with precision and (iii) without these agreements, the Parent would not have entered into this Agreement. Accordingly, if the Company fails to timely pay any amount due pursuant to this Section 8.3 and, in order to obtain such payment, Parent commences a suit that results in a judgment against the Company for the payment of any amount set forth in this Section 8.3, the Company shall pay Parent its costs and expenses in connection with such suit, together with interest on such amount at the annual rate of two percent plus the prime rate as published in The Wall Street Journal in effect on the date such payment was required to be made through the date such payment was actually received, or such lesser rate as is the maximum permitted by applicable Law.

(f) No Recourse. Notwithstanding anything in this Agreement to the contrary, the Company, on behalf of itself and its Affiliates, (i) agrees that none of the Financing Sources or their respective current, former, or future Affiliates and Representatives shall have any liability or obligation (whether at law or equity, in contract, in tort or otherwise) to the Company or its Subsidiaries or Affiliates relating to this Agreement or the breach, termination, or validity hereof or any transactions contemplated by this Agreement (including the Financing and the Financing Commitments) (ii) waives any rights or claims against any of the Financing Sources and their respective current, former, or future Affiliates and Representatives in any way relating to this Agreement or the breach, termination, or validity hereof or any transactions contemplated by this Agreement (including the Financing and the Financing Commitments), whether at law or equity, in contract, in tort or otherwise and (iii) agrees not to, and shall not, seek to enforce this Agreement against, make any claims for breach of this Agreement, or seek to recovery monetary damages (including, for the avoidance of doubt, any special, consequential, punitive, indirect, speculative, or exemplary damages or damages of a tortious nature) from, any Financing Source or any of their respective current, former. or future Affiliates and Representatives (in each case without limitation to any rights the Company may have against Parent and/or Acquisition Sub).

ARTICLE IX
GENERAL PROVISIONS

9.1 Survival of Representations, Warranties and Covenants. The representations, warranties and covenants of the Company, Parent and Acquisition Sub contained in this Agreement shall terminate at the Effective Time, and only the covenants that by their terms survive the Effective Time shall so survive the Effective Time in accordance with their respective terms. After the Effective Time, neither Parent nor Acquisition Sub shall be permitted to claim that any breach by the Company of any of its covenants or obligations under this Agreement results in a failure of a condition to consummate the Merger or excuses performance by Parent or Acquisition Sub of any of its obligations hereunder.

9.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly delivered and received hereunder (i) four Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid, (ii) one Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service, (iii) immediately upon delivery if delivered before 5:00 p.m. in the time zone of the receiving party on a Business Day and delivered by hand, by facsimile (with a written or electronic confirmation of delivery) or by e-mail (so long as a receipt with respect to such e-mail is requested and received) or (iv) on the next Business Day if delivered on a day other than a Business Day or after 5:00 p.m. in the time zone of the receiving party and delivered by hand, by facsimile (with a written or electronic confirmation of delivery) or by e-mail (so long as a receipt with respect to such e-mail is requested and received), in each case to the intended recipient as set forth below, or to such other address as any party shall provide by like notice to the other parties to this Agreement:

(a)	if to Parent or Acquisition Sub, to:
Itron, Inc.
2111 North Molter Road
Liberty Lake, WA 99019
Attention:	Shannon Votava, Senior Vice President, General Counsel
Email:	shannon.votava@itron.com

with a copy (which shall not constitute notice) to:

Jones Day
1755 Embarcadero Road,
Palo Alto, CA 94303
Attention:	Daniel Mitz and Jonn Beeson
Email:	drmitz@jonesday.com and jbeeson@jonesday.com
Facsimile:	(650) 739-3900
(b)	if to the Company, to:
Silver Spring Networks, Inc.
230 West Tasman Drive
San Jose, CA 95134
Attention:	Richard S. Arnold, Jr., General Counsel
Email:	rarnold@ssni.com
Facsimile:	(650) 521-5838

with a copy (which shall not constitute notice) to:

Fenwick & West LLP
801 California Street
Mountain View, CA 94041
Attention:	David W. Healy
Email:	dhealy@fenwick.com
Facsimile:	(650) 938-5200

9.3 Assignment. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties, except that (i) Parent may assign all or any portion of its rights and interests herein for collateral security purposes to any Financing Sources and (ii) each of Parent and Acquisition Sub may assign, in Parent’s sole discretion, any of or all Parent’s and/or Acquisition Sub’s rights, interests and obligations under this Agreement to any direct or indirect wholly owned Subsidiary of Parent or Acquisition Sub; provided that no such assignment shall relieve Parent or Acquisition Sub of any of their obligations hereunder. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

9.4 Entire Agreement. This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including the Company Disclosure Letter, the Annexes hereto, and the Confidentiality Agreement, constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; provided that the Confidentiality Agreement shall not be superseded, shall survive any termination of this Agreement and shall continue in full force and effect until the earlier to occur of (a) the Effective Time and (b) the date on which the Confidentiality Agreement expires in accordance with its terms or is validly terminated by the parties thereto.

9.5 No Third Party Beneficiaries. This Agreement is not intended to, and shall not, confer upon any other Person any rights or remedies hereunder, except (a) from and after the Effective Time, as set forth in or contemplated by the terms and provisions of Section 6.10, (b) from and after the Effective Time, the rights of holders of Shares and other securities of the Company to receive the consideration pursuant to the Merger, subject to and as set forth in Article II, (c) for the right of the Company to pursue damages and other relief (including equitable relief) in the event of Parent’s or Merger Sub’s Willful Breach of this Agreement (associated with a failure of the Financing to timely occur) (whether or not this Agreement has been terminated pursuant to Article VII), (d) the Financing Sources are express third-party beneficiaries of, and are entitled to rely on and enforce directly, Section 8.3(f), Section 9.3, Section 9.8, Section 9.9, Section 9.10, Section 9.11, this Section 9.5, and the definition of “Financing Sources,” and (e) this Article IX in respect of the Sections set forth under the foregoing clauses (a) through (d). The representations and warranties in this Agreement are the product of negotiations among the parties hereto and are for the sole benefit of the parties hereto. Any inaccuracies in such representations and warranties are subject to waiver by the parties hereto, without notice or liability to any other Person. The representations and warranties in this Agreement may represent an allocation among the parties hereto of risks associated with particular matters regardless of the Knowledge of any of the parties hereto. Accordingly, Persons other than the parties hereto may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.

9.6 Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable in such jurisdiction, such provisions in other jurisdictions will remain in effect and, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

9.7 Remedies.

(a) Subject to Section 8.3(b) and Section 8.3(c), and except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

(b) The parties hereto hereby agree that irreparable damage would occur in the event that any provision of this Agreement were not performed in accordance with its specific terms or were otherwise breached, and that money damages or other legal remedies would not be an adequate remedy for any such damages. Accordingly, the parties hereto acknowledge and hereby agree that, in the event of any breach or threatened breach by the Company, on the one hand, or Parent and/or Acquisition Sub, on the other hand, of any of their respective covenants or obligations set forth in this Agreement, the Company, on the one hand, and Parent and Acquisition Sub, on the other hand, shall be entitled to an injunction or injunctions to prevent or restrain breaches or threatened breaches of this Agreement, by the other (as applicable), and to specifically enforce the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of the other under this Agreement. The Company, on the one hand, and Parent and Acquisition Sub, on the other hand hereby agree not to raise any objections to the availability of the equitable remedy of specific performance to prevent or restrain breaches or threatened breaches of this Agreement by such party (or parties), and to specifically enforce the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of such party (or parties) under this Agreement. Any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with any such Order or injunction.

9.8 Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, regardless of the Laws that might otherwise govern under applicable principles of conflicts of law thereof. Notwithstanding the foregoing, without limiting anything set forth in Section 8.3(f), each party hereto agrees that any Legal Proceeding, cause of action, claim, cross-claim, or third-party claim of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Financing Sources in any way relating to this Agreement, the Financing, or any of the transactions contemplated hereby or thereby, including any dispute arising out of or relating in any way to the Financing Commitments or the performance thereof, are governed by, and construed in accordance with, the Laws specified therefor in the Financing Commitments.

9.9 Jurisdiction and Venue. Except as set out below, each of the Company, Parent and Acquisition Sub hereby irrevocably and unconditionally (i) consents to submit to the sole and exclusive jurisdiction of the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware) (“Delaware Courts”) for any litigation arising out of or relating to this Agreement, or the negotiation, validity or performance of this Agreement, or the transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in such courts), (ii) waives any objection to the laying of venue of any such litigation in the Delaware Courts and (iii) agrees not to plead or claim in any Delaware Court that such litigation brought therein has been brought in any inconvenient forum. Notwithstanding the foregoing, without limiting anything set forth in Section 8.3(f), each party hereto agrees that any Legal Proceeding, cause of action, claim, cross-claim, or third-party claim of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Financing Sources in any way relating to this Agreement, the Financing, or any of the transactions contemplated hereby or thereby, including any dispute arising out of or relating in any way to the Financing Commitments or the performance thereof, are subject to the jurisdiction, venue, and forum provisions specified therefor in the Financing Commitments.

9.10 WAIVER OF JURY TRIAL. EACH OF PARENT, ACQUISITION SUB AND THE COMPANY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF PARENT, ACQUISITION SUB OR THE

COMPANY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF OR THEREOF (INCLUDING ANY ACTION, PROCEEDING, OR COUNTERCLAIM INVOLVING THE FINANCING SOURCES (AND THEIR RESPECTIVE AFFILIATES AND REPRESENTATIVES)).

9.11 Amendment. Subject to applicable Law and subject to the other provisions of this Agreement, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of Parent, Acquisition Sub and the Company; provided that (a) in the event that this Agreement has been adopted by the Company Stockholders in accordance with Delaware Law, no amendment shall be made to this Agreement that requires the approval of such Company Stockholders under Delaware Law without such approval and (b) Section 8.3(f), Section 9.3, Section 9.8, Section 9.9, Section 9.10, this Section 9.11, and the definition of “Financing Sources” (in each case, together with any related definitions and other provisions of this Agreement to the extent an amendment thereof would serve to modify the substance or provisions of any such Section) shall not be amended in a manner that is adverse to any Financing Source or any of its Affiliates or Representatives without the prior written consent of such Financing Source.

9.12 Extension; Waiver. At any time and from time to time prior to the Effective Time, any party or parties hereto may, to the extent legally allowed and except as otherwise set forth herein, (a) extend the time for the performance of any of the obligations or other acts of the other party or parties hereto, as applicable, (b) waive any inaccuracies in the representations and warranties made to such party or parties hereto contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions for the benefit of such party or parties hereto contained herein. Any agreement on the part of a party or parties hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party or parties, as applicable. Any delay in exercising any right under this Agreement shall not constitute a waiver of such right.

9.13 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed by their respective duly authorized officers to be effective as of the date first above written.

SILVER SPRING NETWORKS, INC.

By:	/s/ Michael Bell
Name:	Michael Bell
Title:	Chief Executive Officer

[SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed by their respective duly authorized officers to be effective as of the date first above written.

ITRON, INC.

By:	/s/ Philip Mezey
Name:	Philip Mezey
Title:	President and Chief Executive Officer

[SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed by their respective duly authorized officers to be effective as of the date first above written.

IVORY MERGER SUB, INC.

By:	/s/ Tom Deitrich
Name:	Tom Deitrich
Title:	President

[SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER]

ANNEX B

EVERCORE OPINION

September 17, 2017

The Board of Directors of
Silver Spring Networks, Inc.
230 W. Tasman Drive
San Jose, California 95134

Members of the Board of Directors:

We understand that Silver Spring Networks, Inc., a Delaware corporation (the “Company”), proposes to enter into an Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”), with Itron, Inc., a Washington corporation (“Parent”), and a wholly owned subsidiary of Parent (“Acquisition Sub”). Pursuant to the Merger Agreement, among other things, (i) Acquisition Sub will merge with and into the Company, with the Company surviving the merger (the “Merger”); (ii) the Company will become a wholly owned subsidiary of Parent; and (iii) each outstanding share of common stock, par value $0.001 per share, of the Company (the “Company Common Stock”), other than Cancelled Company Shares and Dissenting Company Shares, will be converted into the right to receive $16.25 per share in cash, without interest (the “Merger Consideration”). The terms and conditions of the Merger are more fully set forth in the Merger Agreement and terms used herein and not defined shall have the meanings ascribed thereto in the Merger Agreement.

The Board of Directors has asked us whether, in our opinion, the Merger Consideration is fair, from a financial point of view, to the holders of shares of Company Common Stock entitled to receive such Merger Consideration.

In connection with rendering our opinion, we have, among other things:

(i)	reviewed certain publicly available business and financial information relating to the Company that we deemed to be relevant, including publicly available research analysts’ estimates;
(ii)	reviewed certain non-public historical financial statements and other non- public historical financial and operating data relating to the Company prepared and furnished to us by management of the Company;
(iii)	reviewed certain non-public projected financial data relating to the Company under alternative business assumptions prepared and furnished to us by management of the Company;
(iv)	reviewed certain non-public historical and projected operating data relating to the Company prepared and furnished to us by management of the Company;
(v)	discussed the past and current operations, financial projections and current financial condition of the Company with management of the Company (including their views on the risks and uncertainties of achieving such projections);
(vi)	reviewed the reported prices and the historical trading activity of the Company Common Stock;
(vii)	compared the financial performance of the Company and its stock market trading multiples with those of certain other publicly traded companies that we deemed relevant;
(viii)	compared the financial performance of the Company and the valuation multiples relating to the Merger with those of certain other transactions that we deemed relevant;
(ix)	reviewed the Merger Agreement; and
(x)	performed such other analyses and examinations and considered such other factors that we deemed appropriate.

EVERCORE GROUP L.L.C.   55 EAST 52ND STREET NEW YORK, NY 10055   TEL: 212.857.3100   FAX: 212.857.3101

Letter to the Board of Directors of
Silver Spring Networks, Inc.
September 17, 2017

For purposes of our analysis and opinion, we have assumed and relied upon, without undertaking any independent verification of, the accuracy and completeness of all of the information publicly available, and all of the information supplied or otherwise made available to, discussed with, or reviewed by us, and we assume no liability therefor. With respect to the projected financial data relating to the Company referred to above, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of management of the Company as to the future financial performance of the Company under the alternative business assumptions reflected therein. We express no view as to any projected financial data relating to the Company or the assumptions on which they are based.

For purposes of rendering our opinion, we have assumed, in all respects material to our analysis, that the representations and warranties of each party contained in the Merger Agreement are true and correct, that each party will perform all of the covenants and agreements required to be performed by it under the Merger Agreement and that all conditions to the consummation of the Merger will be satisfied without material waiver or modification thereof. We have further assumed that all governmental, regulatory or other consents, approvals or releases necessary for the consummation of the Merger will be obtained without any material delay, limitation, restriction or condition that would have an adverse effect on the consummation of the Merger or materially reduce the benefits to the holders of the Company Common Stock of the Merger.

We have not made nor assumed any responsibility for making any independent valuation or appraisal of the assets or liabilities of the Company, nor have we been furnished with any such appraisals, nor have we evaluated the solvency or fair value of the Company under any state or federal laws relating to bankruptcy, insolvency or similar matters. Our opinion is necessarily based upon information made available to us as of the date hereof and financial, economic, market and other conditions as they exist and as can be evaluated on the date hereof. It is understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise or reaffirm this opinion.

We have not been asked to pass upon, and express no opinion with respect to, any matter other than the fairness to the holders of the Company Common Stock, from a financial point of view, of the Merger Consideration. We do not express any view on, and our opinion does not address, the fairness of the proposed transaction to, or any consideration received in connection therewith by, the holders of any other securities, creditors or other constituencies of the Company, nor as to the fairness of the amount or nature of any compensation (other than the Merger Consideration in respect of Company Common Stock) to be paid or payable to any of the officers, directors or employees of the Company, or any class of such persons, whether relative to the Merger Consideration or otherwise. We have assumed that any modification to the structure of the transaction will not vary in any respect material to our analysis. Our opinion does not address the relative merits of the Merger as compared to other business or financial strategies that might be available to the Company, nor does it address the underlying business decision of the Company to engage in the Merger. This letter, and our opinion, does not constitute a recommendation to the Board of Directors or to any other persons in respect of the Merger, including as to how any holder of shares of Company Common Stock should vote or act in respect of the Merger. We are not legal, regulatory, accounting or tax experts and have assumed the accuracy and completeness of assessments by the Company and its advisors with respect to legal, regulatory, accounting and tax matters.

We will receive a fee for our services upon the rendering of this opinion. The Company has also agreed to reimburse our expenses and to indemnify us against certain liabilities arising out of our engagement. We will also be entitled to receive a success fee if the Merger is consummated. Prior to this engagement, we, Evercore Group L.L.C. and its affiliates, provided financial advisory services to the Company and had received fees for the rendering of these services including the reimbursement of expenses. During the two year period prior to the date hereof, no material relationship existed between Evercore Group L.L.C. and its affiliates and Parent pursuant to which compensation was received by Evercore Group L.L.C. or its affiliates as a result of such a relationship. We may provide financial or other services to the Company or Parent in the future and in connection with any such services we may receive compensation.

Letter to the Board of Directors of
Silver Spring Networks, Inc.
September 17, 2017

In the ordinary course of business, Evercore Group L.L.C. or its affiliates may actively trade the securities, or related derivative securities, or financial instruments of the Company, Parent and their respective affiliates, for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities or instruments.

This letter, and the opinion expressed herein is addressed to, and for the information and benefit of, the Board of Directors in connection with their evaluation of the Merger. The issuance of this opinion has been approved by an Opinion Committee of Evercore Group L.L.C.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Merger Consideration is fair, from a financial point of view, to the holders of the shares of Company Common Stock entitled to receive such Merger Consideration.

Very truly yours,

EVERCORE GROUP L.L.C.

By:	/s/ Jeffrey Reisenberg
Jeffrey Reisenberg
Senior Managing Director

ANNEX C

SECTION 262 OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

§ 262 Appraisal rights

(a)	Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.
(b)	Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title and, subject to paragraph (b)(3) of this section, § 251(h) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:
(1)	Provided, however, that, except as expressly provided in § 363(b) of this title, no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.
(2)	Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:
a.	Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;
b.	Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;
c.	Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or
d.	Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.
(3)	In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 251(h), § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.
(4)	In the event of an amendment to a corporation's certificate of incorporation contemplated by § 363(a) of this title, appraisal rights shall be available as contemplated by § 363(b) of this title, and the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as practicable, with the word “amendment” substituted for the words “merger or consolidation,” and the word “corporation” substituted for the words “constituent corporation” and/or “surviving or resulting corporation.”

(c)	Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d), (e), and (g) of this section, shall apply as nearly as is practicable.
(d)	Appraisal rights shall be perfected as follows:
(1)	If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or
(2)	If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e)	Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person's own name, file a petition or request from the corporation the statement described in this subsection.
(f)	Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.
(g)	At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder. If immediately before the merger or consolidation the shares of the class or series of stock of the constituent corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger or consolidation for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.

(h)	After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.
(i)	The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.
(j)	The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.
(k)	From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.
(l)	The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

ANNEX D

VOTING AGREEMENT

VOTING AGREEMENT (this “Voting Agreement”), dated as of September 17, 2017, by and among Itron, Inc., a Washington corporation (“Parent”), FC IV Active Advisors, LLC, Foundation Capital, LLC, Foundation Capital IV, L.P., Foundation Capital IV Principals Fund, LLC, and Warren M. Weiss (each, a “Stockholder”).

W I T N E S S E T H

WHEREAS, concurrently with the execution and delivery of this Voting Agreement, Silver Spring Networks, Inc., a Delaware corporation (the “Company”), Parent and Ivory Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Acquisition Sub”) are entering into an Agreement and Plan of Merger (as the same may be amended from time to time, the “Merger Agreement”), pursuant to which, among other things, Acquisition Sub will be merged with and into the Company, with the Company continuing as the surviving corporation and a wholly-owned subsidiary of Parent (the “Merger”);

WHEREAS, as of the date hereof, Stockholder is the record or beneficial owner of the number of shares of Company Capital Stock set forth opposite his, her or its name on Exhibit A; and

WHEREAS, as a condition to and inducement of Parent’s willingness to enter into the Merger Agreement, Stockholder has agreed to enter into this Voting Agreement.

NOW, THEREFORE, in consideration of the premises and of the mutual agreements and covenants set forth herein and in the Merger Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

1.1	Defined Terms. The following capitalized terms, as used in this Voting Agreement, shall have the meanings set forth below. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Merger Agreement.
(a)	“Beneficially Own”, “Beneficial Ownership” or “beneficial owner” with respect to any shares of Company Stock means having “beneficial ownership” of such securities (as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), including pursuant to any Contract, whether or not in writing. Without duplicative counting of the same securities by the same holder, securities Beneficially Owned by a Person shall include securities Beneficially Owned by all other Persons who are Affiliates of such Person and who together with such Person would constitute a “group” within the meaning of Section 13(d)(3) of the Exchange Act.
(b)	“Stockholder Shares” means all shares of Company Capital Stock held of record or Beneficially Owned by Stockholder, whether currently issued and outstanding or hereinafter acquired, including, without limitation, including by exercising or the vesting of any Company Option, or the vesting of any Company RSU or Company PSU held of record or Beneficially Owned by Stockholder.

ARTICLE II

TRANSFER AND VOTING OF SHARES

2.1	No Transfer of Stockholder Shares. Prior to the Expiration Time (as defined below), Stockholder shall not, directly or indirectly, (a) sell, pledge, encumber, assign, transfer or otherwise dispose of any or all of his or its Stockholder Shares or any interest in his or its Stockholder Shares (other than any pledge or encumbrance currently in existence), (b) deposit his or its Stockholder Shares or any interest in his or its Stockholder Shares into a voting trust or enter into a voting agreement or arrangement with respect to any of his or its Stockholder Shares or grant any proxy or power of attorney with respect thereto (other than as contemplated herein) or (c) enter into any Contract with respect to or otherwise agree to the direct or indirect acquisition or sale, pledge, encumbrance, assignment, transfer or other disposition (whether by actual disposition or effective economic disposition due to hedging, cash settlement or otherwise) of any of his or its Stockholder Shares (any such action in clause (a), (b) or (c) above, a “transfer”). Notwithstanding anything to the contrary in the foregoing sentence, this Section 2.1 shall not prohibit a transfer of Stockholder Shares by Stockholder (i) if Stockholder is an individual, (A) to any member of Stockholder’s immediate family or to a trust solely for the benefit of Stockholder or any member of Stockholder’s immediate family, (B) upon the death of Stockholder to Stockholder’s heirs or (C) to a charitable entity qualified as a 501(c)(3) organization under the Code or (ii) if Stockholder is not a natural person, to an Affiliate controlled by Stockholder or under common control with Stockholder, as applicable; provided, however, that in each case a transfer shall be permitted only if, and as a condition precedent to the effectiveness of such transfer, the transferee agrees in a writing, satisfactory in form and substance to Parent, to be bound by all of the terms of this Voting Agreement as though such transferee were the “Stockholder” hereunder. Stockholder shall and hereby does authorize Parent or its counsel to notify the Company’s transfer agent that there is a stop transfer order with respect to all of the Stockholder Shares (and that this Voting Agreement places limits on the voting and transfer of the Stockholder Shares); provided that if Parent or its counsel gives such notification, it shall following the Expiration Time (as defined below) further notify the Company’s transfer agent that the stop transfer order (and all other restrictions contained in this Voting Agreement) have terminated as of such date.

2.2	Vote in Favor of the Merger and Related Matters. Stockholder, solely in Stockholder’s capacity as a stockholder of the Company (and not, if applicable, in Stockholder’s capacity as an officer or director of the Company), irrevocably and unconditionally agrees that, from and after the date hereof and until the Expiration Time (as defined below), at any meeting of the stockholders of the Company or any adjournment thereof, or in connection with any action by written consent of the stockholders of the Company, Stockholder shall:
(a)	appear at each such meeting or otherwise cause all of his or its Stockholder Shares to be counted as present thereat for purposes of calculating a quorum; and
(b)	vote (or cause to be voted), in person or by proxy, or deliver a written consent (or cause a consent to be delivered) covering, all of his or its Stockholder Shares: (i) in favor of the adoption of the Merger Agreement and approval of the Merger and the other transactions contemplated by the Merger Agreement, (ii) in favor of any proposal to adjourn or postpone any meeting of the Company’s stockholders to a later date if there are not sufficient votes to adopt the Merger Agreement, (ii) in favor of any other matter reasonably relating to the consummation or facilitation of, or otherwise in furtherance of, the Merger and the other transactions contemplated by the Merger Agreement, (iii) against any Acquisition Proposal or Acquisition Transaction and (iv) against any other action, proposal, agreement, transaction or arrangement submitted for approval of the Company’s stockholders that is intended, or could reasonably be expected, to impede, interfere or be inconsistent with, delay, postpone, discourage or adversely affect the consummation of the Merger, including, without limitation, any extraordinary transaction, merger, consolidation, sale of assets, recapitalization or other business combination involving the Company or any other action, agreement or arrangement that could reasonably be expected to result in a material breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or that could reasonably be expected to result in any of the conditions to the obligations under the Merger Agreement not being fulfilled or satisfied.
2.3	Termination. This Voting Agreement and the obligations of the parties hereunder shall automatically terminate upon the earliest to occur of (a) such time as the Merger Agreement shall have been validly terminated pursuant to its terms, (b) the Effective Time, (c) the Termination Date and (d) such time as the Merger Agreement is amended to change the form or reduce the amount of Merger Consideration to be paid pursuant thereto (such earliest time, the “Expiration Time”); provided, however, that the provisions of Article V shall survive any termination of this Voting Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

Stockholder hereby represents and warrants to Parent, as of the date of this Voting Agreement, as follows:

3.1	Authorization; Binding Agreement. Stockholder has all legal right, power, authority and capacity to execute and deliver this Voting Agreement, to perform his, her or its obligations hereunder, and to consummate the transactions contemplated hereby. This Voting Agreement has been duly and validly executed and delivered by or on behalf of Stockholder and, assuming the due authorization, execution and delivery of this Voting Agreement by Parent, constitutes a legal, valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms (except as enforcement may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws of general applicability affecting creditors’ rights generally and by general principles of equity).
3.2	No Conflict; Required Filings and Consents.
(a)	The execution and delivery of this Voting Agreement to Parent by Stockholder does not, and the performance of this Voting Agreement will not, except where it would not interfere with Stockholder’s ability to perform Stockholder’s obligations hereunder (i) conflict with or violate any Law by which Stockholder is bound or affected, (ii) violate or conflict with the articles of incorporation or bylaws or other equivalent organizational documents of Stockholder, if applicable, or (iii) result in or constitute (with or without notice or lapse of time or both) any breach of or default under, or give to another party any right of termination, amendment, acceleration or cancellation of, or result in the creation of any lien or encumbrance on any of the property or assets of Stockholder pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Stockholder is a party or by which Stockholder or any of Stockholder’s properties or assets is bound or affected. There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which Stockholder is a trustee whose consent is required for the execution and delivery of this Voting Agreement or the consummation by Stockholder of the transactions contemplated by this Voting Agreement.
(b)	The execution and delivery of this Voting Agreement to Parent by Stockholder does not, and the performance of this Voting Agreement will not, require any consent, approval, authorization, waiver, order or permit of, or filing with or notification to, any third party or any Governmental Authority, except where the failure to obtain such consents, approvals, authorizations, waivers, orders or permits, or to make such filings or notifications, would not interfere with Stockholder’s ability to perform Stockholder’s obligations hereunder.
3.3	Title to Stockholder Shares. Stockholder is the record or beneficial owner of the shares of Company Capital Stock set forth opposite its name on Exhibit A. Stockholder has good title to the Stockholder Shares free and clear of all Liens other than pursuant to this Voting Agreement and applicable securities Laws. As of the date of this Voting Agreement, the Stockholder Shares constitute all of the shares of Company Capital Stock Beneficially Owned or owned of record by Stockholder. Except as otherwise set forth in this Voting Agreement, Stockholder has, and will have at all times through the Closing Date, sole voting power (including the right to control such vote as contemplated herein), sole power of disposition and sole power to agree to all of the matters set forth in this Voting Agreement, in each case with respect to all of his or its Stockholder Shares.
3.4	Acknowledgement of the Merger Agreement. Stockholder hereby acknowledges and agrees that Stockholder has received a draft of the Merger Agreement presented to Stockholder as in substantially final form and has reviewed and understood the terms thereof.

ARTICLE IV

COVENANTS OF THE STOCKHOLDERS

4.1	Further Assurances. From time to time and without additional consideration, Stockholder shall execute and deliver, or cause to be executed and delivered, such additional transfers, assignments,

endorsements, proxies, consents and other instruments, and shall take such further actions, as Parent may reasonably request for the purpose of carrying out and furthering the intent of this Voting Agreement.

4.2	Waiver of Appraisal Rights. Stockholder hereby irrevocably and unconditionally waives any rights of appraisal or rights to dissent from the Merger that Stockholder may have (including under Section 262 of the DGCL).
4.3	No Inconsistent Agreements. Except for this Voting Agreement, during the term of this Voting Agreement Stockholder shall not: (a) enter into any voting agreement, voting trust or similar agreement with respect to any of the Stockholder Shares, (b) grant any proxy, consent, power of attorney or other authorization or consent with respect to any of the Stockholder Shares or (c) knowingly take any action that would constitute a breach hereof, make any representation or warranty of Stockholder set forth in Article III untrue or incorrect or have the effect of preventing or disabling Stockholder from performing any of its obligations under this Voting Agreement.
4.4	Public Announcements. Stockholder shall not, shall cause its officers, directors, managers, partners or members to not, and shall instruct and use commercially reasonable efforts to cause its Affiliates and each of their respective officers, directors, managers, partners or members (in their capacity as such), as applicable, to not issue any press release with respect to the Merger Agreement, this Voting Agreement, the Merger or any other transactions contemplated by the Merger Agreement without the prior written consent of Parent, except as may be required by applicable Law. Stockholder further agrees to permit the Company and Parent to publish and disclose, including in filings with the SEC and in the press release announcing the transactions contemplated by the Merger Agreement (the “Announcement Release”), this Voting Agreement and the Stockholder’s identity and ownership of the Stockholder Shares and the nature of the Stockholder’s commitments, arrangements and understandings under this Voting Agreement, in each case, to the extent the Company or Parent reasonably determines that such information is required to be disclosed by applicable Law (or in the case of the press release announcing the transactions contemplated by the Merger Agreement, to the extent the information contained therein is consistent with other disclosures being made by the Company and Parent).
4.5	No Solicitation of Acquisition Proposals. Except as permitted by the Merger Agreement, neither Stockholder nor any of Stockholder’s officers, directors, managers, partners or members, as applicable, shall, and such Stockholder shall cause his, her or its employees, agents, consultants and representatives not to, directly or indirectly, (a) solicit, initiate, seek, knowingly encourage, knowingly facilitate or knowingly induce the making, submission or announcement of any inquiry, expression of interest, proposal or offer (including any inquiry, proposal, expression of interest, or offer to the Company Stockholders) which constitutes, or would be reasonably expected to lead to, an Acquisition Proposal, or (b) enter into, participate in, maintain or continue any communications or negotiations regarding, or deliver, furnish or make available to any Person any non-public information or afford any Person access to the business, properties, assets, books, records or other non-public information, or the personnel, of the Company or any of its Subsidiaries with respect to, or take any other action regarding, any inquiry, expression of interest, proposal or offer that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal (other than, solely in response to an unsolicited inquiry, to refer the inquiring Person to this Section 4.6 and to limit its conversation or other communication exclusively to such referral).
4.6	Fiduciary Duties. Notwithstanding anything in this Agreement to the contrary: (i) Stockholder makes no agreement or understanding herein in any capacity other than in Stockholder’s capacity as a record holder and beneficial owner of the Stockholder Shares, and not in Stockholder’s capacity as a director or officer of the Company or any of the Company’s Subsidiaries, and (ii) nothing herein will be construed to limit or affect any action or inaction by Stockholder or any representative of Stockholder, as applicable, serving on the board of directors of the Company or any of the Company’s Subsidiaries or as an officer of the Company or any of the Company’s Subsidiaries, acting in such person’s capacity as a director or officer of the Company or any of the Company’s Subsidiaries.

4.7	Additional Purchases. Stockholder agrees that any Company Capital Stock acquired or purchased by Stockholder after the execution of this Voting Agreement shall be subject to the terms of this Voting Agreement to the same extent as if they constituted Stockholder Shares as of the date of this Voting Agreement.

ARTICLE V GENERAL PROVISIONS

5.1	Entire Agreement; Amendments. This Voting Agreement constitutes the entire agreement of the parties hereto and supersedes all prior agreements and undertakings, both written and oral, between the parties hereto with respect to the subject matter hereof. This Voting Agreement may not be amended or modified except in an instrument in writing signed by, or on behalf of, the parties hereto.
5.2	Assignment. No party to this Voting Agreement may assign any of its rights or obligations under this Voting Agreement without the prior written consent of the other parties hereto, except that Parent may assign, in its sole discretion, all or any of its rights, interests and obligations hereunder to any assignee of Parent’s rights under the Merger Agreement. Any assignment contrary to the provisions of this Section 5.2 shall be null and void.
5.3	Severability. The provisions of this Voting Agreement shall be deemed severable and the invalidity or unenforceability of any provision hereof shall not affect the validity or enforceability or the other provisions hereof. If any provision of this Voting Agreement, or the application thereof to any person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision; and (b) the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.
5.4	Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Voting Agreement are not performed in accordance with their specific terms or were otherwise breached and that money damages or other legal remedies would not be an adequate remedy for any such damage. Stockholder agrees that, in the event of any breach or threatened breach by Stockholder of any covenant or obligation contained in this Voting Agreement, Parent shall be entitled to seek (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation, with Stockholder agreeing that it shall waive the defense of adequacy of a remedy at law in any such Legal Proceeding, and/or (b) an injunction restraining such breach or threatened breach. Stockholder further agrees that neither Parent nor any other party shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 5.4, and Stockholder irrevocably waives any right he, she or it may have to require the obtaining, furnishing or posting of any such bond or similar instrument. Stockholder shall not be liable for any money damages for any breach of this Voting Agreement that is not a Willful Breach.
5.5	Governing Law; Jurisdiction; Jury Trial.
(a)	This Voting Agreement and all actions (whether at law, in contract, in tort or otherwise) arising out of or relating to this Voting Agreement or the negotiation, validity or performance of this Voting Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws. All Legal Proceedings (whether at law, in contract, in tort or otherwise) arising out of or relating to this Voting Agreement or the negotiation, validity or performance of this Voting Agreement shall be heard and determined in the Court of Chancery of the State of Delaware, and the parties hereto irrevocably submit to the jurisdiction of such court (and, in the case of appeals, the appropriate appellate court therefrom), in any such Legal Proceeding and irrevocably waive the defense of an inconvenient forum to the maintenance of any such Legal Proceeding. The consents to jurisdiction set forth in this paragraph shall not constitute general consents to service of process in the State of Delaware and shall have no effect for any purpose except as provided in this paragraph and shall not be deemed to confer rights on any Person other than the parties hereto. The parties hereto agree that service of any court paper may be made in any manner as may be provided under the applicable Laws or court rules governing service of process in such court. The parties hereto agree that a final judgment in any such Legal Proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law.

(b)	EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS VOTING AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS VOTING AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (III) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS VOTING AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.5(B).
5.6	No Waiver. No failure or delay by any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Neither party shall be deemed to have waived any claim available to it arising out of this Voting Agreement, or any right, power or privilege hereunder, unless the waiver is expressly set forth in writing duly executed and delivered on behalf of such party. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.
5.7	Expenses. Each party shall bear their respective expenses, costs and fees (including attorneys’ fees, if any) in connection with the preparation, execution and delivery of this Agreement and compliance herewith, whether or not the Merger is effected.
5.8	Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission and electronic mail (“e-mail”) transmission and shall be given:

if to Parent:

Itron, Inc.
2111 North Molter Road
Liberty Lake, WA 99019
Attention:	Shannon Votava, Senior Vice President, General Counsel
Email:	shannon.votava@itron.com

with a copy to (for information purposes only):

Fenwick & West LLP
801 California Street
Mountain View, CA 94041
Attention:	David W. Healy
Facsimile:	(650) 938-5200
E-mail:	dhealy@fenwick.com

   and

Jones Day
1755 Embarcadero Rd. Palo Alto, CA 94303
Attention:	Daniel Mitz and Jonn Beeson
Facsimile:	(650) 739-3900
E-mail:	drmitz@jonesday.com
jbeeson@jonesday.com

if to Stockholder, to the address or facsimile number set forth on the signature page hereof or, if not set forth thereon, to the address reflected in the stock books of the Company,

or to such other address, or facsimile number or electronic mail address as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding business day in the place of receipt. In order to be deemed valid notice under this Section 5.8, e-mail notice must state that it constitutes notice under this Voting Agreement and must be followed by written notice delivered by overnight courier or hand-delivered via valid delivery pursuant to such method within two Business Days from the date of the original e- mail notice.

5.9	No Third-Party Beneficiaries. This Voting Agreement is for the sole benefit of, shall be binding upon, and may be enforced solely by, Parent and Stockholder and nothing in this Voting Agreement, express or implied, is intended to or shall confer upon any Person (other than Parent and Stockholder) any legal or equitable right, benefit or remedy of any nature whatsoever; provided, that the Company shall be a third party beneficiary of this Voting Agreement and shall be entitled to enforce any power, right, privilege or remedy of Parent hereunder.
5.10	Headings. The heading references herein are for convenience of reference only and do not form part of this Voting Agreement, and no construction or reference shall be derived therefrom.
5.11	Counterparts. This Voting Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Voting Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto. Until and unless each party has received a counterpart hereof signed by the other party hereto, this Voting Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). This Voting Agreement may be executed by facsimile or .pdf signature and a facsimile or .pdf signature shall constitute an original for all purposes.

[remainder of page left intentionally blank]

IN WITNESS WHEREOF, the parties hereto have caused this Voting Agreement to be duly executed as of the date first written above.

ITRON, INC.

By:	/s/ Philip Mezey
Name:	Philip Mezey
Title:	President and Chief Executive Officer

Signature Page to Voting Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Voting Agreement to be duly executed as of the date first written above.

STOCKHOLDER

FC IV ACTIVE ADVISORS, LLC
By Foundation Capital Management Co. IV, LLC

By:	/s/ Warren Weiss
Name:	Warren Weiss
Title:	Manager
Date:	9/15/2017
Address:	Foundation Capital
250 Middlefield Road
Menlo Park, CA 94025
Tel:	(650) 614-0500
Facsimile:	(650) 614-0505

Signature Page to Voting Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Voting Agreement to be duly executed as of the date first written above.

STOCKHOLDER

FOUNDATION CAPITAL IV PRINCIPALS FUND, LLC
By Foundation Capital Management Co. IV,LLC

By:	/s/ Warren Weiss
Name:	Warren Weiss
Title:	Manager
Date:	9/15/2017
Address:	Foundation Capital
250 Middlefield Road
Menlo Park, CA 94025
Tel:	(650) 614-0500
Facsimile:	(650) 614-0505

Signature Page to Voting Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Voting Agreement to be duly executed as of the date first written above.

STOCKHOLDER

FOUNDATION CAPITAL IV, L.P.
By Foundation Capital Management Co. IV, LLC

By:	/s/ Warren Weiss
Name:	Warren Weiss
Title:	Manager
Date:	9/15/2017
Address:	Foundation Capital
250 Middlefield Road
Menlo Park, CA 94025
Tel:	(650) 614-0500
Facsimile:	(650) 614-0505

Signature Page to Voting Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Voting Agreement to be duly executed as of the date first written above.

STOCKHOLDER

FOUNDATION CAPITAL, LLC

By:	/s/ Warren Weiss
Name:	Warren Weiss
Title:	Manager
Date:	9/15/2017
Address:	Foundation Capital
250 Middlefield Road
Menlo Park, CA 94025
Tel:	(650) 614-0500
Facsimile:	(650) 614-0505

Signature Page to Voting Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Voting Agreement to be duly executed as of the date first written above.

STOCKHOLDER

WARREN M. WEISS

/s/ Warren Weiss
Name:*	Warren M Weiss
Date:	9/15/2017
Address:	Foundation Capital
250 Middlefield Road
Menlo Park, CA 94025
Telephone:	(650) 614-0500
Facsimile:	(650) 614-0505

*Complete exactly as name appears on stock certificates

Signature Page to Voting Agreement

Exhibit A

Stockholder Name	Company Common Stock	Company PSUs	Company RSUs	Company Options
FC IV Active Advisors, LLC	84,866
Foundation Capital, LLC	686
Foundation Capital IV, L.P.	10,307,012
Foundation Capital IV Principals Fund, LLC	91,204
Warren M. Weiss	56,465		19,283	22,723

Signature Page to Voting Agreement

SILVER SPRING NETWORKS, INC.
230 WEST TASMAN DR.
SAN JOSE, CA 95134

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time one day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time one day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E33903-S64478

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SILVER SPRING NETWORKS, INC.

The Board of Directors recommends you vote FOR the following proposals:	**For**	**Against**	**Abstain**
1. To adopt the Agreement and Plan of Merger, dated as of September 17, 2017, among Silver Spring Networks, Inc., Itron, Inc. and Ivory Merger Sub, Inc., and thereby approve the transactions contemplated by the merger agreement, including the merger.	☐	☐	☐
2. To approve one or more adjournments of the special meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.	☐	☐	☐

NOTE: The proxies may vote in their discretion upon any and all other matters that may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice of Special Meeting of Stockholders and Proxy Statement
are available at www.proxyvote.com.

E33904-S64478

SILVER SPRING NETWORKS, INC.
Special Meeting of Stockholders
January 3, 2018 10:00 AM PST
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Catriona M. Fallon and Richard S. Arnold, Jr., or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of SILVER SPRING NETWORKS, INC. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at 10:00 AM PST on January 3, 2018, at the offices of Silver Spring Networks, Inc. at 230 W. Tasman Drive, San Jose, CA 95134, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side